As filed with the U.S. Securities and Exchange Commission on April 17, 2026.

Registration No. 333-294995

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GREENLAND ENERGY COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Texas	1381	39-4828593
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3400 East Bayaud Avenue, Suite 400

Denver, Colorado 80209

Tel: (918) 361-7000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Robert Price

Chief Executive Officer

3400 East Bayaud Avenue, Suite 400

Denver, Colorado 80209

Tel: (918) 361-7000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Michael J. Blankenship Winston & Strawn LLP 800 Capitol Street, Suite 2400 Houston, Texas 77002 Tel: (713) 651-2678	Brad L. Shiffman Blank Rome LLP 1271 Avenue of the Americas New York, NY 10020 Tel: (212) 885-5274

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains two prospectuses, as set forth below.

●	Public Offering Prospectus. A prospectus to be used for the public offering of shares of common stock, common warrants and pre-funded warrants of the registrant (the “Public Offering Prospectus”) through the placement agent named on the cover page of the Public Offering Prospectus acting on a best-efforts basis.

●	Resale Prospectus. A prospectus to be used for the resale by the selling stockholders set forth therein of up to 14,196,822 shares of common stock and up to 750,000 warrants of the registrant (the “Resale Prospectus”).

The Resale Prospectus is substantially identical to the Public Offering Prospectus, except for the following principal points:

●	they contain different front cover pages and back cover pages;

●	they contain different “The Offering” sections;

●	the number of issued and outstanding shares disclosed throughout the Resale Prospectus and the percentage ownership held by certain stockholders disclosed throughout the Resale Prospectus, will be updated to the total the number of issued and outstanding shares of common stock of the Company and applicable percentages of total outstanding shares held, immediately following the completion of the public offering;

●	the Resale Prospectus includes a separate “Securities Being Registered for Resale” section;

●	the section “Shares Eligible For Future Sale-Selling Stockholder Resale Prospectus” from the Public Offering Prospectus is deleted from the Resale Prospectus;

●	the Resale Prospectus includes a “Plan of Distribution” section that is different and separate from the “Plan of Distribution” section from the Public Offering Prospectus;

●	the “Capitalization” and “Dilution” sections are deleted from the Resale Prospectus;

●	a “Selling Stockholders” section is included in the Resale Prospectus; and

●	the “Legal Matters” section in the Resale Prospectus deletes the reference to counsel for the placement agent.

The registrant has included in this registration statement a set of alternate pages after the outside back cover page of the Public Offering Prospectus, which we refer to as the Alternate Pages, to reflect the foregoing differences in the Resale Prospectus as compared to the Public Offering Prospectus. The Public Offering Prospectus will exclude the Alternate Pages and will be used for the public offering by the registrant. The Resale Prospectus will be substantially identical to the Public Offering Prospectus except for the addition or substitution of the Alternate Pages and will be used for the resale offering by the selling stockholders.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities nor may we accept offers to buy these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED APRIL 17, 2026

Up to 8,101,852 Shares of Common Stock

Up to 8,101,852 Pre-funded Warrants to Purchase Shares of Common Stock

Up to 8,101,852 Shares of Common Stock Underlying such Pre-funded Warrants

Up to 8,101,852 Common Warrants to Purchase Shares of Common Stock

Up to 8,101,852 Shares of Common Stock Underlying such Common Warrants

Greenland Energy Company

We are offering          shares of our common stock, par value $0.0001 per share, and warrants to purchase up to          shares of common stock (the “Common Warrants”), pursuant to this prospectus. The combined public offering price for each share of our common stock, together with one Common Warrant, is $        . Each share of our common stock, or a Pre-funded Warrant in lieu thereof (as described below), is being sold together with one Common Warrant. Each Common Warrant will have an exercise price of $         per share, will be exercisable immediately and will expire on the fifth anniversary of the date of issuance. The shares of our common stock and the Common Warrants are immediately separable and will be issued separately, but will be purchased together in this offering. This prospectus also relates to the offering of the common stock issuable upon exercise of the Common Warrants.

We are also offering pre-funded warrants to purchase up to           shares of Common Stock (“Pre-funded Warrants”), in lieu of shares of Common Stock, exercisable at an exercise price of $0.0001, to those purchasers whose purchase of Common Stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Common Stock immediately following the consummation of this offering. Each Pre-funded Warrant is being issued together with the same Common Warrant described above being issued with each share of Common Stock. The combined purchase price of each Pre-funded Warrant, together with one accompanying Common Warrant, is $          . The Pre-funded Warrants are immediately exercisable and may be exercised at any time until all of the Pre-funded Warrants are exercised in full. The Pre-funded Warrants and the Common Warrants are immediately separable and will be issued separately, but they will be purchased together in this offering. This prospectus also relates to the offering of the Common Stock issuable upon exercise of the Pre-funded Warrants. In this prospectus, we sometimes refer to the Common Warrants and the Pre-Funded Warrants together as the “Warrants.”

At the same time as the offering set forth in this prospectus, we are registering the resale of 14,196,822 shares of Common Stock (13,401,822 of which are subject to lockup agreements), the prospectus of which was filed as part of the same registration statement of which this prospectus forms a part (the “Resale Prospectus”).

Shares of our Common Stock are listed on The Nasdaq Global Market (“Nasdaq”) under the symbol “GLND”. On April 8, 2026, the last reported sales price of our Common Stock was $8.64 per share. We will apply to list our Common Warrants on Nasdaq under the symbol “GLNDW.” There can be no assurance that our application will be approved or that the Common Warrants will be approved for listing. There is no established public trading market for the Pre-funded Warrants, and we do not expect a market to develop. We do not intend to list the Pre-funded Warrants on any securities exchange or nationally recognized trading system.

The offering price per share of Common Stock will be determined by us at the time of pricing, may be at a discount to the current market price, and the recent market price used throughout this prospectus may not be indicative of the final offering price.

We are an “emerging growth company” and a “smaller reporting company” under the applicable federal securities laws and will be subject to reduced disclosure and public company reporting requirements. See “Summary - Implications of Being an Emerging Growth Company and Smaller Reporting Company.”

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” beginning on page 21 of this prospectus before you make your decision to invest in our Common Stock, Pre-funded Warrants, or Common Warrants.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share and Accompanying Common Warrant	Per Pre-funded Warrant and Accompanying Common Warrant	Total
Public offering price	$	$	$
Placement agent fees(1)	$	$	$
Proceeds to us, before expenses	$	$	$

(1)	We have agreed to pay the placement agent fees equal to 3.0% of the aggregate gross proceeds from the sale of the shares of common stock as described in this prospectus. See “Plan of Distribution” beginning on page 118 of this prospectus for additional information regarding the placement agent’s compensation.

The delivery to purchasers of the securities in this offering is expected to be made on or about         , 2026, subject to the satisfaction of customary closing conditions.

ThinkEquity

The date of this prospectus is                , 2026

No dealer, salesperson or other individual has been authorized to give any information or to make any representation other than those contained in this prospectus in connection with the offer made by this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs or that information contained herein is correct as of any time subsequent to the date hereof.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission. We may also file a prospectus supplement to add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

You should rely only on the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus.

No dealer, salesperson or other individual has been authorized to give any information or to make any representation other than those contained in this prospectus in connection with the offer made by this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs or that information contained herein is correct as of any time subsequent to the date hereof.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

Unless the context otherwise requires, references in this prospectus to “we,” “us,” “our,” the “Registrant,” the “Company,” “PubCo,” and “Greenland Energy” refer to Greenland Energy Company.

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TRADEMARKS

This document contains references to trademarks, trade names and service marks belonging to other entities. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable Law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

iii

MARKET AND INDUSTRY DATA

The market data and certain other statistical information included in this prospectus are based on a variety of sources, including independent industry publications, government publications and other published independent sources. Some data is also based on our good faith estimates, which have been derived from management’s knowledge and experience in the industry in which we operate. Although we have not independently verified the accuracy or completeness of the third-party information included in this prospectus, based on management’s knowledge and experience, we believe that these third-party sources are reliable and that the third-party information included in this prospectus or in our estimates is accurate and complete. While we are not aware of any misstatements regarding the market, industry or similar data presented herein, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in this prospectus.

FREQUENTLY USED TERMS AND BASIS OF PRESENTATION

As used in this prospectus, unless otherwise noted or the context otherwise requires, references to:

●	“1U” means low estimates; there is a high degree of confidence that the actual quantities recovered will equal or exceed this estimate.

●	“2U” means best estimate; this is the most likely estimate of the quantity that will be recovered, assuming discovery and development.

●	“3U” means high estimate; there is a low degree of confidence that the actual quantities recovered will equal or exceed this estimate.

●	“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person.

●	“Business Combination” means, collectively, the SPAC Merger, the Greenland Merger and the March GL Merger, together with the other transactions contemplated by the Business Combination Agreement consummated on the Closing Date.

●	“Business Combination Agreement” means that certain agreement and plan of merger, dated as of September 9, 2025, by and among SPAC, March GL, Greenland, PubCo and the Merger Subs, as it may be amended, supplemented or otherwise modified from time to time.

●	“Bylaws” means the bylaws of the Company, as may be amended and/or restated from time to time.

●	“Cayman Islands Companies Act” means the Companies Act (as revised) of the Cayman Islands.

●	“Certificate of Formation” means the certificate of formation of PubCo.

●	“Closing” means the consummation of the Business Combination in accordance with the terms and conditions of the Business Combination Agreement.

●	“Closing Date” means March 25, 2026.

●	“Code” means the U.S. Internal Revenue Code of 1986, as amended.

●	“Common Stock” means the shares of common stock, par value $0.0001 per share, of PubCo.

●	“Conversion” means the transfer by way of continuation of SPAC from the Cayman Islands and its conversion to a corporation incorporated under the Laws of the State of Texas.

●	“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

●	“exploration prospect” means a specific geographic area or subsurface structural or stratigraphic feature identified through geological, geophysical, or other technical analysis as having the potential to contain accumulations of hydrocarbons that may be commercially recoverable, and which is targeted for further evaluation through exploration activities such as seismic surveys or exploratory drilling.

●	“exploratory well” means a well that is drilled to discover and evaluate potential hydrocarbon accumulations in an area or formation where there has been no previous drilling or production, with the objective of determining the presence of oil or natural gas reserves.

●	“GAAP” means generally accepted accounting principles as in effect in the United States of America.

●	“Governing Documents” means, collectively, the Bylaws and the Certificate of Formation.

●

“Governmental Authority” means any nation or government, any state, province, territory, county, city or other political subdivision thereof, and any supranational, national, federal, state, provincial, local or foreign governmental, regulatory or administrative authority, agency, department, board, bureau, commission, court, tribunal, arbitral body (public or, to the extent exercising compulsory powers, private), or other instrumentality, and any self-regulatory organization, stock exchange or market (including Nasdaq), or other quasi-governmental body exercising, or purporting to exercise, executive, legislative, judicial, regulatory, taxing or administrative authority or functions of or pertaining to government, and any subdivision, committee or representative of any of the foregoing.

●	“Greenland” means Greenland Exploration Limited, a Texas corporation and wholly-owned subsidiary of the Company since the consummation of the Business Combination.

●

“Greenland Merger” means the merger of Greenland Merger Sub with and into Greenland, with Greenland surviving as a wholly-owned subsidiary of PubCo, on the terms set forth in the Business Combination Agreement.

●	“Greenland Merger Sub” means Greenland Merger Sub, Inc., a Texas corporation and a wholly owned subsidiary of PubCo.

●	“gross acreage” means the total number of acres in which the reporting entity owns a working interest, regardless of the size of that interest.

●	“gross quantities of oil” means the total estimated quantities of oil attributable to a property or group of properties, without regard to the ownership interests of the reporting entity or any other parties.

●	“IRS” means the U.S. Internal Revenue Service.

●	“JOBS Act” means the Jumpstart Our Business Startups Act of 2012.

●	“Law” means any statute, law, ordinance, rule, regulation, code, order, constitution, treaty, common law, judgment, decree or other requirement of any Governmental Authority.

●

“Lock-up Agreement” means that certain lock-up agreement entered into in connection with the Business Combination pursuant to which certain holders agreed, during the Lock-up Period, to restrictions on transfers or other dispositions of their Lock-up Shares.

●	“Lock-up Period” means the period during which transfer restrictions set forth in the Lock-up Agreement apply.

●	“Lock-up Shares” means the shares and other equity securities of PubCo held by the parties to the Lock-up Agreement that are subject to the transfer restrictions therein.

●	“March GL” means March GL Company, a Texas corporation and wholly owned subsidiary of Greenland Energy Company.

●	“March GL Merger” means the merger of March GL Merger Sub with and into March GL, with March GL surviving as a wholly-owned subsidiary of PubCo, on the terms set forth in the Business Combination Agreement.

●	“March GL Merger Sub” means March GL Merger Sub, Inc., a Texas corporation and a wholly owned subsidiary of PubCo.

●	“Mergers” means, collectively, the SPAC Merger, the Greenland Merger and the March GL Merger.

●	“Nasdaq” means the Global Market of the Nasdaq Stock Market LLC.

●	“net acreage” means the sum of the working interests owned by the reporting entity in gross acreage, calculated by multiplying each gross acre by the percentage of working interest owned.

●	“net interest” means, with respect to a working interest owner, the share of production or reserves attributable to the owner after deducting all royalties, overriding royalties, and other burdens on production.

●

“net quantities of oil” means the portion of gross quantities of oil attributable to the reporting entity’s working interest in a property, after deducting all royalties, overriding royalties, and other burdens on production.

●	“Person” means any individual, corporation, company, partnership, limited liability company, joint venture, association, trust, unincorporated organization, estate, or other legal entity, and any Governmental Authority, as well as any receiver, trustee, executor, administrator, nominee or custodian of or for any of the foregoing, and shall include any “group” as defined in Section 13(d)(3) of the Exchange Act, in each case together with such Person’s successors and permitted assigns.

●	“possible reserves” means those additional reserves that are less certain to be recovered than probable reserves. Possible reserves are estimated using geoscience and engineering data and are attributed to known accumulations where analysis indicates a lower degree of confidence than for probable reserves.

●

“probable reserves” means those additional reserves that are less certain to be recovered than proved reserves but more certain to be recovered than possible reserves. Probable reserves are estimated using geoscience and engineering data and are attributed to known accumulations where analysis indicates a lower degree of confidence than for proved reserves.

●

“prospective resources” means those quantities of petroleum which are estimated, as of a given date, to be potentially recoverable from undiscovered accumulations by application of future development projects.

●	“proved reserves” means those reserves which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible from known reservoirs under existing economic conditions, operating methods, and government regulations prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain.

●	“PubCo” or “Company” means Greenland Energy Company (f/k/a Pelican Holdco, Inc.), a Texas corporation.

●	“PubCo Board” or “Board of Directors” or “Board” means the board of directors of PubCo.

●	“reserves” means those estimated quantities of crude oil, natural gas, and natural gas liquids that geological and engineering data demonstrate with reasonable certainty to be recoverable from known reservoirs under existing economic and operating conditions, as of the date of the estimate, in accordance with SEC regulations and industry standards.

●	“Rule 144” means Rule 144 promulgated under the Securities Act.

●	“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

●	“SEC” or the “Commission” means the U.S. Securities and Exchange Commission.

●	“Securities Act” means the U.S. Securities Act of 1933, as amended.

●	“SPAC” means Pelican Acquisition Corporation, a Cayman Islands exempted company prior to the Conversion and a Texas corporation thereafter, prior to the Closing.

●	“SPAC Merger” means the merger of SPAC Merger Sub with and into SPAC, with SPAC surviving as a wholly-owned subsidiary of PubCo, on the terms set forth in the Business Combination Agreement.

●	“SPAC Merger Sub” means Pelican Merger Sub, Inc., a Texas corporation and a wholly owned subsidiary of PubCo.

●	“Sponsor” means Pelican Sponsor LLC, a Delaware limited liability company, in its capacity as the Sponsor of SPAC.

●	“Tax” or “Taxes” means all federal, state, local and foreign taxes, assessments and similar charges (together with any interest, penalties or additions thereto) imposed by any Governmental Authority.

●	“TBOC” means the Texas Business Organization Code, as amended.

●	“technically recoverable resources” means the estimated quantities of hydrocarbons that can be produced using current technology, regardless of economic or commercial viability, from accumulations that have been discovered or are postulated to exist based on geological and geophysical evidence.

●

“uncertainty” means the range of possible outcomes in the estimation of reserves or resources, reflecting the inherent limitations of geological, geophysical, engineering, and economic data and interpretations, and expressed through categories such as 1U, 2U, and 3U for prospective resources.

●	“Warrants” means the Common Warrants and Pre-funded Warrants.

●	“working interest” means the percentage of ownership in an oil and gas lease granting the right to explore for, produce, and own hydrocarbons, and requiring the owner to bear a corresponding share of the costs of exploration, development, and production.

Unless specified otherwise, amounts in this prospectus are presented in U.S. dollars.

Defined terms in the financial statements contained in this prospectus have the meanings ascribed to them in the financial statements.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995, including statements regarding, among other things, the plans, strategies and prospects, both business and financial, of the Company. These statements are based on the beliefs and assumptions, whether or not identified in this prospectus, of the management of the Company. Although the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that it will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, and any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements may be preceded by, followed by or include the words “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “project,” “scheduled,” “seek,” “should,” “will” or similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements contained in this prospectus include, but are not limited to, statements about the ability of the Company to:

●	the failure to realize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, to maintain relationships with customers, logistics partners and suppliers and to retain key personnel;

●	the outcome of any legal proceedings or potential litigation that may be instituted in connection with the Business Combination;

●	the Company’s ability to company with all applicable Laws and regulations;

●	the impact of public perception of fossil fuel derived energy on the Company’s business;

●	our ability to successfully implement our exploration strategy in the Jameson Land Basin of East Greenland, a frontier exploration area with limited existing infrastructure and data;

●	the accuracy of our prospective resource estimates and our ability to convert those estimates into proved reserves through successful drilling and development;

●	the results, costs, and timing of our planned exploration and drilling activities, including the drilling of our first wells;

●	our ability to raise the significant capital required to fund our exploration and development program, and the availability and terms of future financing;

●	fluctuations in commodity prices for oil, natural gas, and NGLs, which may affect the economic viability of our projects;

●	our ability to secure and maintain necessary exploration and drilling permits, approvals, and licenses in Greenland and to comply with evolving environmental and regulatory requirements;

●	the performance of third-party contractors, strategic partners, and joint venture participants, and our ability to maintain these relationships;

●	operational risks inherent in oil and gas exploration and development, including drilling hazards, well control events, and equipment failure;

●	our ability to attract and retain key personnel with specialized technical expertise;

●	changes in political, economic, or regulatory conditions in Greenland or other jurisdictions where we may operate;

●	the Company’s success in retaining or recruiting its principal officers, key employees or directors;

●	intense competition and competitive pressures from other oil and gas companies and from alternative energy sources;

●	factors relating to the business, operations and financial performance of the Company and its subsidiaries, including market conditions and global and economic factors beyond the Company’s control;

●	changes in general economic conditions, including unemployment, inflation (including the impact of tariffs) or deflation, financial institution disruptions and geopolitical conflicts;

●	loss of a supplier or other supply chain disruptions;

●	the effect of legal, tax and regulatory changes, including the effects of future climate change policies, carbon regulation, and environmental Laws on our business;

●	impacts of climate change, changing weather patterns and conditions and natural disasters; and

●	each of the other factors detailed under the section entitled “Risk Factors.”

Forward-looking statements are provided for illustrative purposes only and are not guarantees of performance. You should not put undue reliance on these statements which speak only as of the date hereof. You should understand that the factors discussed under the heading “Risk Factors” and elsewhere in this prospectus, could affect the future results of the Company, and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements in this prospectus.

In addition, the risks described under the heading “Risk Factors” are not exhaustive. Other sections of this prospectus describe additional factors that could adversely affect the businesses, financial conditions, or results of operations of the Company. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can the Company assess the impact of all such risk factors on the business of the Company, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to the Company or persons acting on their behalf are expressly qualified in their entirety by the foregoing cautionary statements. The Company undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, this prospectus contains statements of belief and similar statements that reflect the beliefs and opinions of the Company on the relevant subject. These statements are based upon information available to the Company as of the date of this prospectus, and while the Company believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that the Company has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and you are cautioned not to unduly rely upon these statements.

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and may not contain all of the information that is important to you in making an investment decision. Before investing in our securities, you should read this entire document carefully, including our financial statements and the related notes included in this prospectus and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Some of the statements in this prospectus constitute forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

Business Overview

We are an exploration-stage oil and gas company led by a team of industry veterans and bolstered by a deep bench of consultants with decades of experience in the energy and natural resources industries. Our primary mission is to unlock the frontier hydrocarbon potential of the Jameson Land Basin in East Greenland, a 2-million-acre onshore licensed area through application of modern exploration technologies. With an estimated 13.03 billion barrels of gross un-risked recoverable oil, we are leveraging strategic partnerships to execute the first modern onshore drilling campaign in the region, slated for 2026. March GL, our wholly-owned subsidiary, holds rights under exclusive licenses held by third parties to an over 2-million-acre area located in the Jameson Land region of East Greenland, where its licenses cover the majority of the basin. As of October 2025, independent resource estimates prepared by Sproule ERCE indicate that March GL’s licenses hold the potential resources of 13 billion barrels of oil (an estimate of the 3U gross un-risked prospective recoverable oil). The Jameson Land Basin is located in central eastern Greenland, forming a large onshore sedimentary basin within the Jameson Land peninsula. This peninsula lies along the southeastern continental margin of East Greenland, primarily between approximately 70°N and 72°N latitude. The basin represents one of the last remaining undrilled North Atlantic Margin basins and covers a structurally complex area with significant sedimentary thickness. The Company is currently not operating any wells but is preparing to drill its first well in the basin. Through a series of partnerships and agreements under a farm-out structure with 80 Mile PLC and its subsidiary White Flame Energy A/S, we will earn up to a 70% working interest in the licenses covering the Jameson Basin after drilling the first two wells of the project. We plan to use proceeds from the offering for general corporate purposes and the proceeds from the Business Combination and other capital sources to fund our initial exploration and drilling program, including the drilling of three exploratory wells (OPW-1, OPW-6, and OPW-9).

The Jameson Land Basin is located in central eastern Greenland, forming a large onshore sedimentary basin within the Jameson Land peninsula. This peninsula lies along the southeastern continental margin of East Greenland, primarily between approximately 70°N and 72°N latitude. It is bounded to the southwest by Scoresby Sound, to the northwest by the Stauning Alps, to the north by Scoresby Land, and to the east by features such as Carlsberg Fjord and the smaller Liverpool Land peninsula. The basin represents one of the last remaining undrilled North Atlantic Margin basins and covers a structurally complex area with significant sedimentary thickness.

We hold rights under exclusive licenses held by third parties to an over 2-million-acre area located in the Jameson Land region of East Greenland, where its licenses cover the majority of the basin. As of October 2025, the independent resource estimates prepared by the Sproule ERCE indicate that our licenses hold the potential resources of 13 billion barrels of oil (an estimate of the 3U gross un-risked prospective recoverable oil). The Company is currently not operating any wells but is preparing to drill its first well in the basin. Through a series of complex series of partnerships and agreements, we will own 70% interest in the licenses covering the Jameson Basin after drilling the first 2 wells of the project.

References in this section to “we,” “our,” “us,” “the Company” or “March GL” generally refer to March GL Company.

Business Model

Our business model is based on exploration and resource development in the frontier basins of Greenland. The three core tenets of our business strategy are: (1) acquire and earn, (2) explore and de-risk, and (3) develop and monetize. Each core tenet is further detailed below.

Acquire and Earn

We focus on securing and developing large-scale, unexplored high-potential acreage through exclusive licenses, such as our rights under exclusive licenses held by third parties to 2-million acres of Greenland’s Jameson Land Basin. Our strategy is centered on the structure to earn up to 70% of the basin by funding the initial drilling for the first 2 wells.

Exclusive Licenses

In Greenland, petroleum rights are granted through exclusive licenses issued by the Government of Greenland under the Greenland Mineral Resources Act, rather than through private oil and gas leases. An exclusive license grants the license holder the sole right to conduct petroleum exploration activities within a defined geographic area during the exploration period. No other party may explore for petroleum within the licensed area during this period.

Upon the identification of a commercial discovery and receipt of the required approvals, an exclusive exploration license may be converted, in whole or in part, into an exploitation license, which grants the right to develop, produce, and sell petroleum from the approved exploitation area for the duration of the exploitation period.

Rights to Produce and Sell Petroleum

Exclusive licenses in Greenland provide the right, upon conversion to an exploitation license and receipt of the required approvals, to extract, produce, and sell all petroleum products from the approved exploitation area, including crude oil, natural gas liquids, and natural gas, subject to applicable fiscal terms, royalties, and regulatory requirements.

Jameson Land Basin Farm-Out Agreement

March GL is party to a Farm-Out Agreement with White Flame Energy A/S, a wholly owned subsidiary of 80 Mile plc, which holds the Jameson Land Basin licenses.

Ownership Interests Before and After Drilling

●	Prior to drilling: White Flame Energy A/S holds a 100% working interest in the Jameson Land Basin licenses. March GL holds no working interest prior to drilling.

●	After drilling the first exploration well: Upon completion of the first exploration well, March GL earns a 50% working interest in the licensed area.

●	After drilling the second exploration well: Upon completion of the second exploration well, March GL’s working interest increases to 70%, with White Flame Energy A/S retaining a 30% working interest.

The 50% working interest earned after the first well does not revert or terminate upon drilling the second well; rather, it increases to a 70% working interest upon completion of the second well.

Applicability of the Earned Interest

The 70% working interest, once earned applies to the entire licensed acreage covered by the Jameson Land Basin agreement and applies to subsequent wells drilled within the licensed area, subject to the terms of the agreement.

Well Success Criteria

The earn-in is based on the drilling and completion of the first two exploration wells. The agreement does not require that either well be commercially successful for the 50% and 70% working interests to be earned. The applicable interests are earned upon completion of the drilling obligations, regardless of whether a well is determined to be unsuccessful or a dry hole.

Nature of the Earned Interest

The 50% and 70% interests represent direct working interests in the licenses. The net revenue interest attributable to March GL’s working interest will be determined in accordance with the applicable fiscal terms of the licenses, including royalties and taxes imposed by the Government of Greenland.

Drilling Costs and Cost Sharing

March GL is responsible for 100% of the capital costs associated with drilling the initial exploration wells, including OPW-1, OPW-6 and OPW-9, as part of the earn-in obligations.

Following completion of the earn-in, costs associated with any subsequent drilling or development activities are expected to be shared in proportion to the parties’ respective working interests, unless otherwise agreed.

Explore and De-Risk

A core tenet of our strategy is innovative exploration using modern technologies to unlock Greenland’s hydrocarbon potential. We leverage previous investment and modern engineering to advance the drill-ready project. Our Phase I exploration program targets high-graded locations (OPW-1, OPW-6, OPW-9) where volumetric estimates exceed the economic levels required to support the drilling program. A By drilling the initial wells, which target multiple formations, we aim to de-risk several subsequent wells and horizons to inform future exploration decisions. We utilize a disciplined risk assessment approach, noting that our frontier exploration wells. The distinction between references to “OPW1” and “OPW2” versus “OPW-1,” “OPW-6,” and “OPW-9” relates to the specific purpose for which those identifiers were used: the former represents specific prospects utilized for the recent Business Combination’s fairness opinion provided by EntrepreneurShares LLC, while the latter represents the current operational sequencing of the Phase I exploration program.

Valuation Basis: References to “OPW1” and “OPW2” appear in the context of the fairness opinion conducted by EntrepreneurShares LLC, whereby “OPW” stands for “Optimally Positioned Wells.” These two specific prospects were selected for the valuation model to demonstrate the potential economic viability and scale of the basin. The valuation analysis relied on the resource potential of these specific geological targets.

Operational Execution Plan: References to “OPW-1,” “OPW-6,” and “OPW-9” refer to execution of the Phase I exploration program. While the Company has identified over 50 prospects, the Phase I budget is focused on high-grading specific locations for immediate drilling based on logistical accessibility and geological maturation. OPW-1 remains the primary target for the first well, scheduled to spud in Q3 2026. OPW-6 has been identified as the current expected location for the second well in the drilling sequence (expected Q4 2026). While OPW-2 remains a valid prospect within the license, the Company has prioritized OPW-6 for the second slot in the drilling campaign. Final selection of the second well location will be informed by operational learnings from OPW-1, as well as prevailing market and logistical conditions at the time of execution. OPW-9 has been identified as the third location for the Phase I program, subject to similar evaluation and sequencing conditions.

Develop and Monetize

Our focus is on conducting the necessary exploration, appraisal, and evaluation required to determine the existence of a significant quantity of potentially recoverable hydrocarbons and establish commercial viability of any accumulations. The Jameson Land Basin holds significant resource potential, with prospective oil volumes estimated by Sproule ERCE at over 13 billion barrels (3U Gross). The potential scale is analogous to Prudhoe Bay. We aim to use modern technology to leverage large scale exploration to potentially achieve competitive pricing. Proceeds from the Offering and Business Combination are specifically earmarked to fund the initial exploration wells.

To provide additional context regarding our core tenet “Acquire and Earn”, 80 Mile Plc (“80 Mile”), as the “farmor,” agreed under a farmout agreement entered into between 80 Mile and March GL dated September 9, 2025 (the “FOA”), to assign a portion of its legal and beneficial interest in the Jameson Concession Licenses (i.e. the three oil exploration licenses awarded by the government of Greenland, namely OEEL 2015-13, OEEL 2015-14 and OEEL 2018-40), to March GL, as the “farmee”. The assignment of such legal and beneficial interests held by 80 Mile under the Jameson Concession Licenses to March GL, grant March GL the exclusive right/license to extract and sell all petroleum products produced and sold from the Jameson Land Basin in accordance with the Jameson Concession Licenses. These rights are contained in Schedule 4 (Joint Venture Principles) of the FOA.

This exclusive right/license granted under the FOA is different from a standard oil and gas lease which is an agreement entered into between the mineral owner (e.g. the government) and the operating company (e.g. 80 Mile) and contains the drilling rights, royalty payments and other relevant business terms governing the exploration of minerals on the subject lands.

Pursuant to the FOA, 80 Mile has agreed to transfer to March GL 50% of the legal and beneficial interests held by 80 Mile under the Jameson Concession Licenses after the first well in the Jameson Land Basin has been drilled (“Jameson Project 1”). After the successful completion of Jameson Project 1, 80 Mile has also agreed to transfer to March GL an additional 20% of the legal and beneficial interests held by 80 Mile under the Jameson Concession Licenses after a second well in the Jameson Land Basin has been drilled (“Jameson Project 2”).

As detailed in the recitals of the FOA, 80 Mile owns 96.642% of the issued share capital of White Flame Energy Ltd, a company registered in England and Wales with registered number 08689690 (“White Flame”). White Flame owns 100% of the issued share capital of White Flame AS, a company registered in Greenland with registered number 12757565 (“White Flame AS”), which in turn is the 100% legal and beneficial owner of the Jameson Concession Licenses.

The working interests in 80 Mile’s interest in the Jameson Concession Licenses after the drilling of the first well (i.e. Jameson Project 1) are as follows:

80 Mile	50%
March GL	50%

The working interests in 80 Mile’s interest in the Jameson Concession Licenses after the drilling of the second well (i.e. Jameson Project 2) are as follows:

80 Mile	30%
March GL	70%

In other words, March GL will own 50% of the working interests in the Jameson Concession Licenses after the first well is drilled and 70% of the working interests in the Jameson Concession Licenses after the second well is drilled, in accordance with the terms of the FOA. The 70% ownership interest, once earned, applies to the Jameson Concession Licenses and therefore the geographic areas covered under those licenses (i.e. OEEL 2015-13, OEEL 2015-14 and OEEL 2018-40), which is applicable to the entire 2 million acres in the Jameson Land Basin. The total gross undeveloped acreage covering the basin is 2,082,320 acres. Upon completion of the full earn-in, March GL’s 70% working interest will correspond to 1,457,624 net acres. In terms of the rights and obligations associated with all subsequent wells, these will be contained in a joint operating agreement (“JOA”).

For the avoidance of doubt, the 50% and 70% working interests are still applicable even if the first and/or second well is determined to be unsuccessful or a “dry hole”, provided that March GL has achieved the Depth Trigger (i.e. depth of 3,500 metres having been drilled) or the drilling has reached the base of the Permian. These ownership interests represent a direct working interest, insofar as March GL will have the right to explore, drill and produce petroleum products, and will be entitled to a share of the profits after the deduction of any government taxes and royalties. The specifics of the profit share and any related net revenue interest will be detailed in the JOA.

A key point to note is that the transfer of ownership interests in the Jameson Concession Licenses is subject to, inter alia, the consent of the government of Greenland. If, for any reason, such consent is not obtained by 80 Mile with respect to Jameson Project 1 by December 31, 2026, there are “fall-back provisions” in the FOA which give March GL the option to acquire 50% of the issued share capital of White Flame from 80 Mile. Similarly, if Greenland government consent is not obtained by 80 Mile with respect to Jameson Project 2 by December 31, 2027, March GL has the option to acquire an additional 20% of the issued share capital of White Flame from 80 Mile. The intention of these fall-back provisions if for March GL to be able to drill the subject wells in the name of 80 Mile (through its control of White Flame) if the government of Greenland’s consent is not obtained.

In terms of capital costs, the FOA only deals with the Jameson Concession Licenses and the drilling of the first and the second well. In relation to these wells, we will be funding 100% of the costs, charges and expenses associated with drilling these wells, and also all costs related to the preparation of the drilling of the well, travel, compliance and maintaining the Jameson Concession Licenses in good standing, liaising with government/government authorities, insurance and security deposits, corporate overheads, accounting, book-keeping and auditing and legal costs.

Business History

Greenland Energy Company (f/k/a Pelican Holdco, Inc.) is a Texas corporation formed on September 5, 2025, formed for the purpose of effecting a business combination with Pelican Acquisition Corporation, a Cayman Islands exempted company, which we refer to as SPAC; March GL Company, a Texas corporation, which we refer to as March GL; and Greenland Exploration Limited, a Texas corporation, which we refer to as Greenland. As discussed in this section, we completed the business combination with SPAC, March GL and Greenland on March 25, 2026.

March GL is a Texas energy resources company headquartered in Denver, Colorado that is focused on unlocking Greenland’s vast hydrocarbon potential through application of modern exploration technologies. March GL’s primary asset and focus is its license at the Jameson Land Basin of Greenland. March GL is led by a team of industry veteran professionals and is bolstered by a deep bench of consultants with decades of experience in the energy and natural resources industries.

Greenland is a Texas-based entity focused on developing strategic positions in North American energy assets. Through its partnerships and future acquisitions, Greenland aims to deliver long-term shareholder value in a dynamic and evolving energy market.

As a result of the business combination, March GL is now a wholly-owned subsidiary of Greenland, and Greenland is now a wholly-owned subsidiary of PubCo.

Jameson Land Basin Asset

March GL, our wholly-owned subsidiary, holds rights under exclusive licenses held by third parties to an over 2-million-acre area located in the Jameson Land region of East Greenland, where its licenses cover a majority of the basin. The Jameson Land Basin is located in central eastern Greenland, forming a large onshore sedimentary basin within the Jameson Land peninsula. This peninsula lies along the southeastern continental margin of East Greenland, primarily between approximately 70°N and 72°N latitude. The basin represents one of the last remaining undrilled North Atlantic Margin basins and covers a structurally complex area with significant sedimentary thickness. As of October 2025, independent resource estimates prepared by Sproule ERCE indicate that March GL’s licenses hold the potential resources of 13 billion barrels of oil (an estimate of the 3U gross un-risked prospective recoverable oil). The Company is currently not operating any wells but is preparing to drill its first well in the basin. March GL, through a farm-out agreement with 80 Mile PLC and its subsidiary White Flame Energy A/S, will earn up to a 70% working interest in the licenses covering the Jameson Basin after drilling the first two wells of the project. The licenses comprise three exploration licenses (OEEL 2018/40, OEEL 2015/13 and OEEL 2015/14) held by White Flame Energy A/S. The current exploration period extends to December 31, 2028, with subsequent exploration periods extending to December 31, 2035/2036.

Government Regulation

Our operations in Greenland are subject to various laws and regulations administered by the Government of Greenland, including the Greenland Mineral Resources Act. In Greenland, petroleum rights are granted through exclusive licenses issued by the Government of Greenland under the Greenland Mineral Resources Act, rather than through private oil and gas leases. An exclusive license grants the license holder the sole right to conduct petroleum exploration activities within a defined geographic area during the exploration period. Operations will be conducted in accordance with Greenlandic regulatory requirements and under the oversight of the Mineral License and Safety Authority (MLSA).

Summary Risk Factors

You should carefully read this prospectus and especially consider the factors discussed in the section entitled “Risk Factors.” Some of the risks related to the Company are summarized below. Unless the context otherwise requires, all references in this subsection to the “we,” “us” or “our” refer to the business of the Company.

Risks Related to the Company’s Business

●	We are a development-stage company with a limited operating history and no revenues.

●	We have not drilled any wells to date, and our business model is unproven in the Jameson Land Basin.

●	We will require significant additional capital to fund our exploration and development activities, and we may not be able to obtain such funding on acceptable terms, or at all.

●	Our operations in Greenland are subject to unique regulatory, environmental, and political risks.

●	Our operations face risks inherent in the oil and gas industry.

●	We rely on strategic partnerships and third parties for significant aspects of our operations.

●	If we are unable to effectively manage the business of March GL and Greenland, our reputation and operating results may be harmed.

Risks Related to the Offering of Ownership of the Company’s Common Stock

●	The Company has incurred substantial costs in connection with the Business Combination and related transactions, such as legal, accounting, consulting, and financial advisory fees.

●	We incur significant costs as a result of operating as a public company.

●	Sales, or the perception of sales, of a substantial number of our securities in the public market by the selling securityholders and/or by our existing securityholders could cause the price of our shares of Common Stock to fall.

●	Nasdaq may delist the Company’s securities from trading on its exchange.

●	An active, liquid market for the Company’s securities may not develop, which would adversely affect the liquidity and price of the Company’s securities.

●	The market price of the Company’s Common Stock may decline as a result of the Business Combination.

●	If securities or industry analysts do not publish research or reports about the Company’s business, if they change their recommendations regarding the Company’s Common Stock or if the Company’s operating results do not meet their expectations, the Company’s Common Stock price and trading volume could decline.

●	The trading price of the Company’s Common Stock is likely to be volatile, which could result in a substantial loss to investors.

Nasdaq Global Market Listing

Our Common Stock is listed on the Nasdaq Global Market under the symbol “GLND”. We will apply to list our Common Warrants on Nasdaq under the symbol “GLNDW.” There can be no assurance that our application will be approved or that the Common Warrants will be approved for listing.

Implications of Being an Emerging Growth Company and Smaller Reporting Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in their periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. Pursuant to the JOBS Act, we have elected to take advantage of the benefits of this extended transition period for complying with new or revised accounting standards as required when they are adopted for public companies. As a result, our operating results and financial statements may not be comparable to the operating results and financial statements of other companies who have adopted the new or revised accounting standards.

The Company will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following December 31, 2030, (b) in which it has total annual gross revenue of at least $1.235 billion, or (c) in which the combined company is deemed to be a large accelerated filer, which means the market value of the combined Company’s common equity that is held by non-affiliates exceeds $700 million as of the last business day of its most recently completed second fiscal quarter; and (ii) the date on which the Company has issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

We are also a “smaller reporting company,” and we will continue to be a “smaller reporting company” if either (i) the market value of our stock held by non-affiliates is less than $250.0 million as of the last business day of our second fiscal quarter or (ii) our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700.0 million as of the last business day of our second fiscal quarter. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements and only two years of management’s discussion and analysis of financial condition and results of operations disclosures and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

Potential Resales of a Substantial Number of Shares

The market price of shares of our Common Stock could decline as a result of substantial sales of our Common Stock by the selling securityholders and/or by our existing securityholders, including the Sponsor, or the perception in the market that holders of a large number of shares intend to sell their shares. Sales of a substantial number of shares of our Common Stock in the public market could occur at any time. See “Risk Factors - Sales of a substantial number of our securities in the public market by the selling securityholders and/or by our existing securityholders could cause the price of our shares of Common Stock to fall.”

Recent Developments

The Business Combination and Related Transactions

The Conversion/Domestication

On March 25, 2026 the parties consummated the transactions contemplated by the Business Combination Agreement. Prior to the Closing, SPAC effected the Conversion under Part XII of the Cayman Islands Companies Act (Revised) and section 10.101-10 of the TBOC, pursuant to which SPAC discontinued as a Cayman Islands exempted company and domesticated as a Texas corporation. Upon the Conversion, each issued and outstanding SPAC security remained outstanding and automatically represented a corresponding security of SPAC as a Texas corporation, without any action required by the holders. SPAC’s governing documents were amended and restated as provided in the Business Combination Agreement. The legal existence and continuity of SPAC was preserved and was not deemed a dissolution or liquidation.

In connection with the Conversion, SPAC caused:

●	Each unit of SPAC that was issued and outstanding immediately prior to the Conversion to remain issued and outstanding and to automatically represent a unit of SPAC as a Texas corporation;

●	Each SPAC ordinary share that was issued and outstanding immediately prior to the Conversion to remain issued and outstanding and automatically represent an ordinary share of SPAC as a Texas corporation; and

●	Each SPAC public and SPAC private right that was outstanding immediately prior to the Conversion to remain issued and outstanding and automatically represent a right of SPAC as a Texas corporation (each right entitling the holder to receive one-tenth (1/10th) of one ordinary share upon consummation of the Business Combination).

Immediately prior to the SPAC Merger Effective Time, all outstanding units of SPAC (each of which consisted of one ordinary share and one right) separated into their individual components of SPAC ordinary shares and SPAC rights, and ceased separate existence and trading upon the consummation of the Business Combination. Each holder of SPAC rights was deemed to hold one-tenth (1/10th) of one SPAC ordinary share for each right so held.

The Mergers

Following the Conversion and on the terms and subject to the conditions of the Business Combination Agreement, the Business Combination was effected in three steps:

SPAC Merger

SPAC Merger Sub merged with and into SPAC, with SPAC surviving as a wholly-owned subsidiary of PubCo (the “SPAC Merger”). As a result of the SPAC Merger, each SPAC ordinary share issued and outstanding immediately prior to the SPAC Merger Effective Time was converted into the right to receive one share of PubCo Common Stock (subject to redemptions).

Greenland Merger

Immediately following the SPAC Merger, Greenland Merger Sub merged with and into Greenland, with Greenland surviving as a wholly-owned subsidiary of PubCo (the “Greenland Merger”). As a result of the Greenland Merger, each share of Greenland common stock issued and outstanding immediately prior to the Greenland Merger Effective Time was converted into the right to receive one share of PubCo Common Stock.

March GL Merger

Immediately following the Greenland Merger, March GL Merger Sub merged with and into March GL, with March GL surviving as a wholly-owned subsidiary of PubCo (the “March GL Merger,” and together with the SPAC Merger and the Greenland Merger, the “Mergers”). As a result of the March GL Merger, each share of March GL common stock issued and outstanding immediately prior to the March GL Merger Effective Time was converted into the right to receive a pro-rata number of an aggregate 20,000,000 shares of PubCo common stock.

Contribution

Immediately following the consummation of the March GL Merger, PubCo contributed all of the issued and outstanding capital stock of March GL to Greenland, resulting in March GL becoming a wholly-owned subsidiary of Greenland.

Merger Consideration

As consideration for the Mergers, the holders of March GL common stock immediately prior to the March GL Merger received from PubCo, in the aggregate, 20,000,000 shares of PubCo common stock (the “March GL Merger Consideration”). The holders of Greenland common stock immediately prior to the Greenland Merger received from PubCo, in the aggregate, 1,500,000 shares of PubCo common stock (the “Greenland Merger Consideration,” and together with the March GL Merger Consideration, the “Merger Consideration”). The aggregate value of the Merger Consideration was $215,000,000, based upon a per share value of $10.00. SPAC shareholders received one share of PubCo common stock for each SPAC ordinary share they held (subject to redemptions).

SPAC Shareholder Redemption

On March 19, 2026, Pelican Acquisition Corporation held an extraordinary general meeting of shareholders (the “Extraordinary General Meeting”) to vote and approve the Business Combination and related proposals. The record date for shareholders entitled to notice of, and to vote at, the Extraordinary General Meeting was February 19, 2026. In connection with the Extraordinary General Meeting, an aggregate of 7,562,123 SPAC Ordinary Shares were redeemed by shareholders of SPAC resulting in the payment to such holders of an aggregate of $77,979,252.

Post-Business Combination Structure

The following diagram illustrates the ownership structure of SPAC, PubCo, March GL, Greenland, March GL Merger Sub, and Greenland Merger Sub after the Business Combination.

Company Information

Our corporate headquarters and principal executive offices are located at 3400 East Bayaud Avenue, Suite 400, Denver, Colorado 80209. Our principal website address is www.GreenlandEnergyCo.com. The information on or accessible through our website is not part of this prospectus.

THE OFFERING

Common stock we are offering	shares of Common Stock at an aggregate offering price of $8.64 per share and accompanying Common Warrants, subject to reduction on a one-for-one basis for each Pre-funded Warrant sold in this offering.

Pre-funded Warrants we are offering

           Pre-funded Warrants at an aggregate offering price of $      per Pre-funded Warrant and accompanying Common Warrant.

This prospectus also relates to the offering of the shares of Common Stock issuable upon exercise of the Pre-funded Warrants sold in this offering. The exercise price and number of shares of Common Stock issuable upon exercise of each Pre-Funded Warrant will be subject to certain further adjustments as described herein. See the section of this prospectus titled “Description of Securities We Are Offering—Description of Pre-Funded Warrants.”

Each Pre-funded Warrant is exercisable to purchase one share of Common Stock at an exercise price of $0.0001 per share (subject to adjustment as provided therein) at any time at the option of the holder, provided that the holder will be prohibited from exercising its Pre-funded Warrant for shares of Common Stock if, as a result of such exercise, the holder, together with its affiliates, would own more than 4.99% (or, at the election of the purchaser, 9.99%) of the total number of shares of our Common Stock then issued and outstanding. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until the 61st day after such notice to us.

Common Warrants we are offering

           Common Warrants.

Each Common Warrant is exercisable to purchase one share of Common Stock at an exercise price of $       per share. Each Common Warrant will be immediately exercisable upon issuance for a five-year period after the date of issuance. The Common Warrants will be issued on a one-for-one basis with the shares of Common Stock and Pre-funded Warrants sold in this offering. The shares of our Common Stock (or Pre-funded Warrants) and the Common Warrants are immediately separable and will be issued separately, but they will be purchased together in this offering.

This prospectus also relates to the offering of the shares of Common Stock issuable upon exercise of the Common Warrants sold in this offering. For additional information regarding the terms of the Common Warrants, see the section of this prospectus titled “Description of Securities We Are Offering—Description of Common Warrants.”

Common stock outstanding immediately before this offering	26,155,232 shares

Common stock outstanding immediately after this offering	34,257,084 shares (assuming no exercise of the Common Warrants and full exercise of the Pre-funded Warrants issued in connection with this offering).

Public offering price	$8.64 per share.

Use of proceeds	We expect to receive gross proceeds from this offering of approximately $70 million, assuming a public offering price of $8.64 per share, and prior to deducting placement agent fees and estimated offering expenses. We currently intend to use the net proceeds we receive from this offering for general corporate purposes, including working capital and operating expenses. In addition, we may use a portion of the net proceeds of this offering to finance future acquisitions. However, we do not have any agreements or commitments with respect to any such acquisitions or investments at this time.

Risk Factors	The purchase of our Common Stock, Pre-funded Warrants, or Common Warrants involves a high degree of risk. Please refer to the section entitled “Risk Factors” before making an investment in our securities.

Trading symbols	Our common stock is listed on The Nasdaq Global Market under the symbol “GLND.” We will apply to list our Common Warrants on Nasdaq under the symbol “GLNDW.” There can be no assurance that our application will be approved or that the Common Warrants will be approved for listing. There is no established trading market for the Pre-funded Warrants, and we do not expect a trading market to develop. We do not intend to list the Pre-funded Warrants on any securities exchange or nationally recognized trading system.

Unless we indicate otherwise, all information in this prospectus:

● is based on 26,155,232 shares of common stock issued and outstanding as of April 8, 2026;

● assumes no awards under the Company’s 2026 Omnibus Incentive Plan (the “Plan”), of which 3,367,237 shares are reserved and available for issuance under the Plan; and.

● assumes no sale of any Pre-funded Warrants in this proposed offering.

SUMMARY HISTORICAL AND PRO FORMA FINANCIAL AND OTHER DATA

The following statement of operations and balance sheet data as of December 31, 2025 and for the year ended December 31, 2025 were derived from our audited consolidated financial statements included elsewhere in this prospectus.

The pro forma summary statement of operations data for the year ended December 31, 2025 is derived from the unaudited pro forma condensed combined financial information included in this prospectus and gives effect to the Business Combination as if it had occurred on January 1, 2026, as described in “Unaudited Pro Forma Condensed Combined Financial Information.”

Historical results are included for illustrative and informational purposes only and are not necessarily indicative of results we expect in future periods, and results of interim periods are not necessarily indicative of results for the entire year. You should read the following summary historical and pro forma financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes appearing elsewhere in this prospectus.

	Pro Forma		Historical
	(as of December 31, 2025)(1)	Pro Forma Adjustments	March GL Company	Greenland Exploration Limited	Pelican Holdco, Inc.	Pelican Acquisition Corporation
(in thousands)
Selected Statements of Operations Data:
Revenue	$-	-	$-	$-	$-	$-
Total revenues	$-	-	$-	$-	$-	$-
Operating expenses	$-	-	$-	$-	$-	$-
General and administrative	$17,413,346	(11,768,233)	$4,279,487	$176,575	$88,845	$1,100,206
Operating loss	$(17,413,346)	(11,768,233)	$-	$-	$-	$(1,100,206)
Net loss	$(17,413,346)	(14,117,486)	$(4,279,487)	$(176,575)	$(88,845)	$1,249,047

	Pro Forma		Historical
	(as of December 31, 2025)	As Adjusted	March GL Company	Greenland Exploration Limited	Pelican Holdco, Inc.	Pelican Acquisition Corporation
(in thousands)
Balance Sheet Data:
Cash and cash equivalents and restricted cash	$70,846,616	70,579,430	$231,058	$36,051	$-	$77
Total assets	$73,039,301	(17,844,075)	$1,671,928	$378,760	$59,740	$88,772,948
Total liabilities	$3,790,280	2,124,395	$398,795	$535,335	$148,585	$583,170
Total shareholders’ equity (deficit)	$69,249,021	(19,968,470)	$1,273,133	$(156,575)	$(88,845)	$(404,996)
Total liabilities and shareholders’ equity	$73,039,301	(17,844,075)	$1,671,928	$378,760	$59,740	$88,772,948

(1)	The pro forma summary financials assumes 8,101,852 common stock and/or Pre-funded Warrants of PubCo issued in registered offering at $8.64 per share based on the closing price reported by NASDAQ on April 8, 2026.

RISK FACTORS

You should carefully consider the risks described below with all of the other information included in this prospectus before deciding to invest in our shares of common stock, Pre-funded Warrants, or Common Warrants. Additionally, new risks may emerge at any time and we cannot predict those risks or estimate the extent to which they may affect financial performance. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected. In that case, the trading price of our shares of common stock could decline and our shareholders could lose all or part of their investment.

Risks Relating to the Company’s Operations

We are a development-stage company with a limited operating history and no revenues.

We were formed in 2025 and have not generated any revenues to date. Our business is subject to the risks inherent in the establishment of a new enterprise, including limited financial resources, lack of operating history, and unproven management systems. There can be no assurance that we will be successful in implementing our business plan, achieving commercial production, or generating positive cash flows. We have not drilled any wells to date, and our business model is unproven in the Jameson Land Basin. Our ability to generate revenues and achieve profitability depends on our success in discovering and developing oil and gas reserves.

We have not drilled any wells to date, and our business model is unproven in the Jameson Land Basin.

We have not yet drilled any exploratory or development wells in the Jameson Land Basin. Our business strategy is focused on unlocking the hydrocarbon potential of this frontier basin through modern exploration techniques. There is no assurance that our planned drilling activities will result in discoveries or commercially viable production. Our ability to generate revenues and achieve profitability depends on our success in discovering and developing oil and gas reserves. If our exploration and development activities are unsuccessful, or if we are unable to execute them in a timely and cost-effective manner, our business, financial condition, and results of operations could be materially and adversely affected.

Our prospective resource estimates are highly uncertain and may differ materially from actual results.

The evaluation of our license interests in the Jameson Land Basin is based on prospective resources, which represent estimates of quantities of petroleum that may potentially be recovered from undiscovered accumulations. Prospective resource estimates are inherently uncertain and involve numerous assumptions, including geological interpretation, reservoir quality, recovery factors, and future development plans. There is no certainty that any portion of these resources will be discovered, or that, if discovered, they will be economically viable to produce. Actual results may differ materially from our estimates, which could adversely affect our future development plans and valuation.

Geological complexity and data limitations in the Jameson Land Basin may impair our ability to identify commercially viable prospects.

The Jameson Land Basin is a frontier exploration area characterized by limited seismic data coverage and significant structural complexity. Current seismic data are reconnaissance-level only, with wide line spacing that limits the accuracy of trap definition and reservoir imaging. Pervasive igneous intrusions and faulting patterns may negatively affect trap integrity, migration pathways, and seismic interpretation. In addition, significant Tertiary uplift and erosion have created uncertainty around thermal maturity, increasing the risk that certain formations may be gas-prone or non-prospective. These factors may result in unsuccessful drilling or lower-than-expected hydrocarbon recoveries, materially affecting our exploration program.

We will require significant additional capital to fund our exploration and development activities, and we may not be able to obtain such funding on acceptable terms, or at all.

Our planned drilling and development activities will require substantial capital expenditures. We expect to fund our initial drilling program through a combination of equity financing, strategic partnerships, and other potential capital sources. Our ability to raise additional capital depends on many factors, including investor appetite for frontier exploration risk, prevailing commodity prices, financial market conditions, and our operational results. If we are unable to raise sufficient funds on favorable terms or in a timely manner, we may need to delay, scale back, or cancel our planned drilling program, which could adversely affect our business and prospects.

Our operations in Greenland are subject to unique regulatory, environmental, and political risks.

All of our license interests are located in Greenland, a jurisdiction with a developing regulatory framework for oil and gas exploration. Our operations are subject to local environmental and permitting regulations, including requirements related to exploration licenses, drilling approvals, and environmental protection. Changes in laws or regulations, delays in obtaining required permits, or increased environmental scrutiny could materially increase costs or delay our activities. In addition, Greenland’s political environment, while stable, may evolve in ways that affect foreign investment, taxation, or licensing terms. Any adverse regulatory or political developments could materially and adversely affect our business.

Our exploration licenses were grandfathered under Greenland’s 2021 moratorium on oil and gas drilling, and future regulatory changes could jeopardize our ability to operate.

In 2021, the Government of Greenland implemented a moratorium on new oil and gas exploration and drilling activities, citing climate change concerns and the environmental sensitivity of Greenland’s melting ice sheet. Our exploration licenses, originally issued to White Flame Energy A/S prior to the moratorium, were confirmed by the Government of Greenland to be grandfathered and remain valid under the existing regulatory framework. However, there can be no assurance that the Government of Greenland will not revoke, modify, or decline to extend these grandfathered licenses in the future, or that public or political pressure related to climate change will not result in additional restrictions on our activities. Any change in the regulatory treatment of our licenses, or the imposition of new environmental requirements, could materially and adversely affect our ability to conduct exploration and development activities, and could render our licenses worthless.

Geopolitical tensions involving Greenland, including proposals for U.S. annexation, could create uncertainty and adversely affect our operations.

Greenland is an autonomous territory within the Kingdom of Denmark that has been the subject of significant geopolitical attention in recent years. The United States government has expressed interest in acquiring or annexing Greenland for strategic and military purposes, which has been met with opposition from both Greenland and Denmark. These geopolitical tensions could create regulatory uncertainty, affect our relationships with Greenlandic authorities, or result in changes to the investment climate in Greenland. Additionally, Greenland’s internal political dynamics, including movements toward greater independence from Denmark, could result in changes to the regulatory framework governing natural resource extraction. Any significant geopolitical developments affecting Greenland could materially and adversely affect our business, operations, and the value of our licenses.

The Jameson Land Basin is a high-risk, frontier exploration area with no prior successful commercial discoveries, and historical exploration efforts have been unsuccessful.

Despite decades of geological study and exploration interest dating back to the 1970s, the Jameson Land Basin remains completely undrilled and no commercial oil or gas discoveries have been made in Greenland. Previous offshore exploration efforts by major oil companies, including Cairn Energy’s drilling campaign in 2011, produced mixed and mostly unsuccessful results. A 2008 U.S. Geological Survey report stated that the Jameson Land Basin was “considered to have less than a 10% chance of containing a technically recoverable hydrocarbon accumulation.” While we believe more recent assessments support a higher probability of success, investors should be aware that this is a high-risk, frontier exploration program with a significant possibility that our drilling efforts will not result in any commercial discoveries. If our exploration activities are unsuccessful, we may not be able to recover our investment, and the value of our securities could decline significantly or become worthless.

Operating in Greenland’s remote and harsh environment will result in significantly higher costs and logistical challenges compared to more developed oil and gas regions.

The Jameson Land Basin is located in a remote area of eastern Greenland with no existing oil and gas infrastructure, limited local labor, and no locally available equipment or services. All drilling equipment, personnel, and supplies must be transported to the site by barge during limited seasonal windows, and any oil or gas produced would need to be exported internationally as there is no domestic market. These factors are expected to result in significantly higher operating costs compared to more developed oil and gas regions. Energy industry analysts have noted that the high costs of establishing operations in a new, remote environment with harsh Arctic weather conditions, combined with the expenses of exporting production, present substantial economic challenges. Additionally, current global oil market conditions, including periods of low prices amid global oversupply, may further challenge the economic viability of our project. If we are unable to manage these costs effectively or if commodity prices remain depressed, our operations may not be economically viable.

Our operations in Greenland may be subject to increased scrutiny, opposition, and reputational risks due to concerns about climate change and environmental impacts of fossil fuel development in the Arctic.

Greenland’s rapidly melting ice sheet has become a prominent symbol of global climate change, and fossil fuel development in the Arctic region faces increasing opposition from environmental groups, institutional investors, and segments of the public. Our operations may be subject to protests, negative publicity campaigns, or other forms of opposition that could disrupt our activities, damage our reputation, or affect our ability to raise capital. Some institutional investors have adopted policies restricting or prohibiting investment in companies engaged in Arctic oil and gas exploration. Additionally, any environmental incident or perceived harm to Greenland’s environment could result in significant reputational damage, regulatory action, and potential legal liability. These factors could materially and adversely affect our business, our ability to attract investment, and the trading price of our securities.

Our business strategy is premised on the assumption that global oil demand will remain strong and that long-cycle conventional resources will be needed to offset declining production elsewhere, which may not prove correct.

Our exploration and development strategy is based on the view that global oil demand will continue to grow and that declining production from mature fields and short-cycle shale projects will create a need for new long-cycle conventional resources. However, these assumptions may not prove correct. The global energy transition, increased adoption of electric vehicles, government policies promoting renewable energy, and changing consumer preferences could result in lower-than-expected demand for oil. Additionally, technological advances could extend the productive life of existing fields or enable economically viable production from other sources. If global oil demand declines or stabilizes at levels lower than we anticipate, or if alternative supply sources prove sufficient to meet demand, the economic rationale for our high-cost frontier exploration project may be undermined, and we may not be able to attract investors or achieve commercial viability.

Global oil supply disruptions and geopolitical instability, while potentially beneficial to oil prices in the short term, could also create unpredictable market conditions that adversely affect our ability to operate and export production.

Global oil markets are subject to disruption from geopolitical events, including conflicts affecting key transit routes such as the Strait of Hormuz, through which approximately 20% of global seaborne oil flows. While such disruptions may result in higher oil prices that could benefit our project economics, they also create significant uncertainty and volatility in energy markets. Geopolitical instability could affect our ability to secure financing, obtain necessary equipment and services, arrange transportation for our production, or find willing purchasers for our oil. Additionally, any military conflict or heightened tensions in the Arctic region could directly affect our operations in Greenland. The unpredictable nature of geopolitical risks means that market conditions could change rapidly in ways that adversely affect our business, regardless of the direction of oil prices.

Our project requires a long development timeline, and oil market conditions at the time of potential production may differ significantly from current conditions.

As a long-cycle conventional exploration project, our development timeline from initial drilling to potential commercial production spans multiple years. Current oil prices, market conditions, and supply-demand dynamics may change significantly over this period. If oil prices decline substantially, if new supply sources emerge, or if demand weakens due to economic conditions or the energy transition, the project economics that justified our initial investment may no longer be valid by the time we are positioned to produce. Unlike short-cycle shale projects that can be brought online relatively quickly to capture favorable price environments, our long-cycle project is exposed to significant timing risk that could result in production coming online during unfavorable market conditions.

Our operations face risks inherent in the oil and gas industry.

Exploration and production operations involve numerous operational risks, including blowouts, equipment failures, well control issues, environmental releases, and accidents. These risks may result in personal injury, property damage, environmental harm, and significant financial liabilities. While we will seek to maintain insurance coverage typical for the industry, such coverage may not be sufficient to cover all potential liabilities, and insurance may not be available on commercially reasonable terms.

We will rely on strategic partnerships and third parties for significant aspects of our operations.

Under our current license arrangements, we will hold a 70% interest in the Jameson Basin licenses after drilling the first two wells, through a series of complex partnerships and agreements. Our ability to execute our exploration and development program depends on the performance of our partners and contractors. Disputes, delays, financial distress, or non-performance by these parties could materially disrupt our operations and plans.

Risks Related to Ownership of PubCo Common Stock

The Company has incurred substantial costs in connection with the Business Combination and related transactions, such as legal, accounting, consulting, and financial advisory fees.

The Company incurred significant, non-recurring costs in connection with consummating the Business Combination and related transactions. The Company also incurred additional costs to retain key employees. The Company incurred significant legal, financial advisor, accounting, banking and consulting fees, fees relating to regulatory filings and notices, SEC filing fees, printing and mailing fees and other costs associated with the Business Combination and related transactions. Additional unanticipated costs may be incurred in the course of conducting the business of the Company after the completion of the Business Combination.

Techniques employed by short sellers may drive down the market price of our Common Stock.

Short selling is the practice of selling securities that the seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the security to decline, many short sellers publish, or arrange for the publication of, negative opinions regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling a security short. These short sellers’ attacks have, in the past, led to selling of shares in the market.

Public companies often are the subject of short selling. Much of the scrutiny and negative publicity often centers on allegations of a lack of effective internal control over financial reporting resulting in financial and accounting irregularities and mistakes, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result, many companies are now conducting internal and external investigations into the allegations and, in the interim, are subject to shareholder lawsuits and/or SEC enforcement actions.

It is not clear what effect such negative publicity could have on the Company. If the Company were to become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, the Company could have to expend a significant amount of resources to investigate such allegations and/or defend itself. While the Company would strongly defend against any such short seller attacks, it may be constrained in the manner in which it can proceed against the relevant short seller by principles of freedom of speech, applicable state law or issues of commercial confidentiality. Such a situation could be costly and time-consuming and could distract the Company’s management from growing its business. Even if such allegations are ultimately proven to be groundless, allegations against the Company could severely impact its business operations, and any investment in the Company’s Common Stock could be greatly reduced or even rendered worthless.

We will incur significantly increased costs and devote substantial management time as a result of operating as a public company, particularly after we are no longer an “emerging growth company.”

We will incur significant legal, accounting and other expenses as a public company. For example, we are required to comply with certain of the requirements of the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as rules and regulations subsequently implemented by the SEC, including the establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices. We expect that compliance with these requirements will increase our legal and financial compliance costs and will make some activities more time consuming and costly. In addition, we expect that our management and other personnel will need to divert attention from operational and other business matters to devote substantial time to these public company requirements.

General Risks Applicable to the Company

Geopolitical conditions, including trade disputes and direct or indirect acts of war or terrorism, could have an adverse effect on our operations and financial results.

Since we operate on a global basis, our operations could be disrupted by geopolitical conditions, trade disputes, international boycotts and sanctions, political and social instability, acts of war, terrorist activity or other similar events. From time to time, we could have a large investment in a particular asset type, a large revenue stream associated with a particular customer or industry, or a large number of customers located in a particular geographic region. A discrete event impacting a specific asset type, customer, industry, or region in which we have a concentrated exposure could negatively impact our results of operations.

Our Operations in Greenland Expose Us to Additional Risks That Could Adversely Affect Our Business, Financial Condition and Results of Operations.

We conduct, and may in the future expand, operations in Greenland, which subject us to a variety of risks. These risks include, but are not limited to, fluctuations in foreign currency exchange rates, which may adversely affect our reported financial results and the comparability of our results between periods. Because a portion of our operating costs and capital expenditures in Greenland may be denominated in currencies other than the U.S. dollar, changes in the value of those currencies relative to the U.S. dollar could increase our costs and reduce our profitability. We may not be able to effectively hedge against all foreign currency risks, and our hedging strategies, if any, may not fully mitigate the impact of currency fluctuations on our financial performance.

Our operations in Greenland are subject to particularly challenging conditions. Greenland’s remote location, extreme Arctic climate, harsh weather patterns and difficult terrain present significant logistical and operational obstacles that could materially increase our costs and delay the timing of our exploration and development activities. Extended periods of severe cold, ice, heavy snowfall, high winds and limited daylight during winter months may restrict our ability to operate, transport equipment and supplies, and access our project sites for significant portions of the year. The limited availability of infrastructure, skilled labor and support services in Greenland may further compound these challenges and require us to incur substantial additional costs to mobilize personnel and equipment to and from the region.

In addition to the physical and logistical challenges, our operations in Greenland expose us to risks associated with differing and potentially more burdensome regulatory regimes, environmental standards and permitting requirements, political and economic instability, expropriation or nationalization of assets, changes in tax laws or treaties, and difficulties in enforcing contractual rights under Greenlandic or Danish law. Any of these factors, individually or in combination, could have a material adverse effect on our business, financial condition, results of operations and prospects.

Prices of oil, NGL and natural gas prices, have in the past, and will continue in the future, to be volatile and such volatility may adversely affect our business, financial condition or results of operations and our ability to meet our capital expenditure obligations or targets and financial commitments.

The prices we receive for our oil and, to a lesser extent, natural gas and NGLs, will heavily influence our revenue, profitability, cash flows, liquidity, access to capital, present value and quality of our reserves, the nature and scale of our operations and our future rate of growth. Oil, NGL and natural gas are commodities and, therefore, their prices are subject to wide fluctuations in response to relatively minor changes in supply and demand, as well as factors beyond our control, including global supply and demand dynamics, geopolitical developments, decisions by the Organization of the Petroleum Exporting Countries and its allies, currency exchange rates and broader macroeconomic conditions. In recent years, the markets for oil and natural gas have experienced significant volatility, including periods of sharp price increases followed by substantial declines. For example, oil prices have fluctuated significantly in recent years, rising from historic lows experienced during the COVID-19 pandemic to multi-year highs driven by supply disruptions, heightened geopolitical tensions and shifting global demand patterns. These markets will likely continue to be volatile in the future. Further, oil prices and natural gas prices do not necessarily fluctuate in direct relation to each other.

We believe our financial results will be particularly sensitive to movements in oil prices. Significant declines in commodity prices could reduce the economic viability of our exploration and development projects, affect our ability to raise capital and negatively impact potential future revenues. Prolonged periods of low prices could make it uneconomic to develop certain prospects or lead to impairment of our assets. Conversely, periods of rapid price increases may create operational cost pressures and supply chain constraints that could adversely affect our ability to execute our development plans on budget and on schedule.

The oil and natural gas reserves estimated pursuant to any resource and reserve reports we may rely upon may not reflect the actual volumes of oil and natural gas present or commercially recoverable, and significant inaccuracies in these reserve estimates or underlying assumptions will materially affect the quantities and present value of our future production.

The process of estimating accumulations of oil and natural gas is complex and is not exact, due to numerous inherent uncertainties. The process relies on interpretations of available geological, geophysical, engineering and production data. The extent, quality and reliability of this technical data can vary. The process also requires certain economic assumptions related to, among other things, oil and natural gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds. The accuracy of a reserves estimate is a function of:

●	the quality and quantity of available data;

●	the interpretation of that data;

●	the judgment of the persons preparing the estimate; and

●	the accuracy of the assumptions.

We have not obtained a reserve report or oil and gas property audit, prepared in accordance with SEC requirements and guidance for the Jameson Land Basin.

As part of our evaluation of the Jameson Land Basin, we have reviewed independent resource estimates prepared by Sproule ERCE, which indicate that March GL’s licenses hold the potential resources of 13 billion barrels of oil (an estimate of the 3U gross un-risked prospective recoverable oil). However, “prospective resources” estimates are not consistent with “proved reserves” as defined by the SEC, and we do not currently have, and may not have in the future, either proved reserves or production of oil or natural gas in commercial quantities or at all. Future SEC compliance reserve reports and audits may result in estimates of oil and gas properties significantly less than our current prospective resource estimates, which may have a material adverse effect on our estimated quantities of oil and gas, our projected future revenues and expenses, and management’s plans for future exploration and production activities, as well as the timeline and funding associated therewith. Any of the above may have a material adverse effect on our results of operation and cash flows.

We may need to raise additional funding to complete our planned drilling activities.

As described under “Use of Proceeds”, we plan to use the net proceeds we receive from this offering for general corporate purposes, including working capital and operating expenses. In addition, we may use a portion of the net proceeds of this offering to finance future acquisitions. However, we do not have any agreements or commitments with respect to any such acquisitions or investments at this time. Our Phase I Exploration Program involves drilling three exploratory wells (OPW-1, OPW-6, and OPW-9). The estimated cost for the first well is $40 million and the second well is $20 million. There is no guarantee that our exploration wells will be successful or that we will be able to establish the commercial viability of any hydrocarbon accumulations. If we are unable to successfully drill and complete our exploration wells, or if the results are not commercially viable, we may not be able to generate any revenues, may need to curtail or cease our business operations, and any investment in the Company could decrease in value or become worthless.

Our development plan contemplates our potential entry into future reserve-based lending facilities, which may not be available on favorable terms, if at all. To the extent we borrow funds under a future reserve-based lending facility we may not be able to generate sufficient cash to service all our indebtedness and may be forced to take other actions to satisfy our debt obligations that may not be successful.

Our exploration and development activities in the Jameson Land Basin require substantial capital. Future capital requirements will depend on the outcomes of our exploratory wells, potential follow-on appraisal activities, and the availability of financing sources. If our initial wells are successful, we expect to pursue additional equity or strategic partnerships to fund the appraisal and development phases. If commodity prices remain low for extended periods, our ability to access capital on acceptable terms will be impaired, which may affect the pace and scale of our exploration program.

Our operations are concentrated in the Jameson Land Basin in East Greenland.

The concentration of our assets in a single basin exposes us to regional risks, such as changes in Greenlandic regulatory requirements, environmental standards, and permitting processes. Such an event could have a material adverse effect on our future results of operations and financial condition. In addition, the Jameson Land Basin is a frontier basin with limited seismic data and no modern well control. Our ability to accurately interpret subsurface structures is critical to the success of our exploration program.

Drilling for and producing oil and natural gas are highly speculative and involve a high degree of risk, with many uncertainties that could adversely affect our business. We have not recorded proved reserves, and areas that we decide to drill may not yield oil or natural gas in commercial quantities or at all.

Exploring for and developing hydrocarbon reserves involves a high degree of operational and financial risk, which precludes us from definitively predicting the costs involved and time required to reach certain objectives. Our potential drilling locations in the Jameson Land Basin are in various stages of evaluation. The budgeted costs of planning, drilling, completing, and operating wells are often exceeded, and such costs can increase significantly due to various complications that may arise during the drilling and operating processes. Before a well is spudded, we may incur significant geological and geophysical costs, which are incurred whether a well eventually produces commercial quantities of hydrocarbons or is drilled at all. Exploration wells bear a much greater risk of loss than development wells. The Jameson Land Basin is a frontier basin with limited seismic data and no modern well control, and the analogies we draw from available data may not be applicable to our drilling locations. If our actual drilling and development costs are significantly more than our estimated costs, we may not be able to continue our operations as proposed and could be forced to modify our drilling plans accordingly.

If we decide to drill a certain location, there is a risk that no commercially productive oil or natural gas reservoirs will be found or produced. We may drill or participate in new wells that are not productive. We may drill wells that are productive, but that do not produce sufficient net revenues to return a profit after drilling, operating and other costs. There is no way to predict in advance of drilling and testing whether any particular location will yield oil or natural gas in sufficient quantities to recover exploration, drilling or completion costs or to be economically viable. Even if sufficient amounts of oil or natural gas exist, we may damage the potentially productive hydrocarbon-bearing formation or experience mechanical difficulties while drilling or completing the well, resulting in a reduction in production and reserves from the well or abandonment of the well. Whether a well is ultimately productive and profitable depends on a number of additional factors, including the following:

●	general economic and industry conditions, including the prices received for oil and natural gas;

●	shortages of, or delays in, obtaining equipment, including hydraulic fracturing equipment, and qualified personnel;

●	potential significant water production which could make a producing well uneconomic;

●	potential drainage by operators on adjacent properties;

●	loss of, or damage to, oilfield development and service tools;

●	problems with title to the underlying properties;

●	increases in severance taxes;

●	adverse weather conditions that delay drilling activities or cause producing wells to be shut down;

●	domestic and foreign governmental regulations; and

●	proximity to and capacity of transportation facilities.

If we do not drill productive and profitable wells in the future, our business, financial condition, and results of operations could be materially and adversely affected.

Our exploration, development and exploitation projects require substantial capital expenditures that may exceed cash on hand, cash flows from operations and potential borrowings, and we may be unable to obtain needed capital on satisfactory terms, which could adversely affect our future growth.

Our exploration and development activities are expected to be capital intensive. We make and expect to continue to make substantial capital expenditures in our business for the development, exploitation, production and acquisition of oil and natural gas reserves. Our cash on hand, our future operating cash flows and future potential borrowings may not be adequate to fund our future acquisitions or future capital expenditure requirements. The rate of our future growth may be dependent, at least in part, on our ability to access capital at rates and on terms we determine to be acceptable.

We may have accidents, equipment failures or mechanical problems while drilling or completing wells or in production activities, which could adversely affect our business.

While we are drilling and completing wells or involved in production activities, we may have accidents or experience equipment failures or mechanical problems in a well that cause us to be unable to drill and complete the well or to continue to produce the well according to our plans. We may also damage a potential geologic formation that has oil and gas reserves during drilling and completion operations. Such incidents may result in a reduction of our production and reserves from the well or in abandonment of the well.

Our operations will be subject to operational hazards and unforeseen interruptions for which we may not be adequately insured.

There are numerous operational hazards inherent in oil and natural gas exploration, development, production and gathering, including:

●	unusual or unexpected geologic formations;

●	natural disasters;

●	adverse weather conditions;

●	unanticipated pressures;

●	loss of drilling fluid circulation;

●	blowouts where oil or natural gas flows uncontrolled at a wellhead;

●	cratering or collapse of the formation;

●	pipe or cement leaks, failures, or casing collapses;

●	fires or explosions;

●	releases of hazardous substances or other waste materials that cause environmental damage;

●	pressures or irregularities in formations; and

●	equipment failures or accidents.

If we complete acquisitions or enter into business combinations in the future, they may disrupt or have a negative impact on our business.

If we complete acquisitions or enter into business combinations in the future, funding permitting, we could have difficulty integrating the acquired companies’ assets, personnel and operations with our own. Additionally, acquisitions, mergers, or business combinations we may enter into in the future could result in a change of control of the Company, and a change in the board of directors or officers of the Company. In addition, the key personnel of the acquired business may not be willing to work for us. We cannot predict the effect expansion may have on our core business. Regardless of whether we are successful in making an acquisition or completing a business combination, the negotiations could disrupt our ongoing business, distract our management and employees and increase our expenses. In addition to the risks described above, acquisitions and business combinations are accompanied by a number of inherent risks, including, without limitation, the following:

●	the difficulty of integrating acquired companies, concepts, and operations;

●	the potential disruption of the ongoing businesses and distraction of our management and the management of acquired companies;

●	change in our business focus and/or management;

●	difficulties in maintaining uniform standards, controls, procedures, and policies;

●	the potential impairment of relationships with employees and partners as a result of any integration of new management personnel;

●	the potential inability to manage an increased number of locations and employees;

●	our ability to successfully manage the companies and/or concepts acquired;

●	the failure to realize efficiencies, synergies, and cost savings; or

●	the effect of any government regulations which relate to the business acquired.

Our business could be severely impaired if and to the extent that we are unable to succeed in addressing any of these risks or other problems encountered in connection with an acquisition or business combination, many of which cannot be presently identified. These risks and problems could disrupt our ongoing business, distract our management and employees, increase our expenses, and adversely affect our results of operations.

Any acquisition or business combination transaction we enter into in the future could cause substantial dilution to existing stockholders, result in one party having majority or significant control over the Company or result in a change in business focus of the Company.

In the future we may incur increased indebtedness which could reduce our financial flexibility, increase interest expense, and adversely impact our operations and our unit costs.

We may incur significant amounts of indebtedness in the future in order to make acquisitions or to develop our properties. Our level of indebtedness could affect our operations in several ways, including the following:

●	a significant portion of our cash flows could be used to service our indebtedness;

●	a high level of debt would increase our vulnerability to general adverse economic and industry conditions;

●	any covenants contained in the agreements governing our outstanding indebtedness could limit our ability to borrow additional funds, dispose of assets, pay dividends, and make certain investments;

●	a high level of debt may place us at a competitive disadvantage compared to our competitors that are less leveraged and, therefore, may be able to take advantage of opportunities that our indebtedness may prevent us from pursuing; and

●	debt covenants to which we may agree may affect our flexibility in planning for, and reacting to, changes in the economy and in our industry.

A high level of indebtedness increases the risk that we may default on our debt obligations. We may not be able to generate sufficient cash flows to pay the principal or interest on our debt, and future working capital, borrowings or equity financing may not be available to pay or refinance such debt. If we do not have sufficient funds and are otherwise unable to arrange financing, we may have to sell significant assets or have a portion of our assets foreclosed upon which could have a material adverse effect on our business, financial condition, and results of operations.

We currently license only a limited amount of seismic and other geological data and may have difficulty obtaining additional data at a reasonable cost, which could adversely affect our future results of operations.

We currently license only a limited amount of seismic and other geological data to assist us in exploration and development activities. We may obtain access to additional data in our areas of interest through licensing arrangements with companies that own or have access to that data or by paying to obtain that data directly. Seismic and geological data can be expensive to license or obtain. We may not be able to license or obtain such data at an acceptable cost. In addition, even when properly interpreted, seismic data and visualization techniques are not conclusive in determining if hydrocarbons are present in economically producible amounts and seismic indications of hydrocarbon saturation are generally not reliable indicators of productive reservoir rock.

Competition in the oil and natural gas industry is intense, making it difficult for us to acquire properties, market oil and natural gas and secure trained personnel.

Our ability to acquire additional prospects and to find and develop reserves in the future will depend on our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment for acquiring properties, marketing oil and natural gas and securing trained personnel. Also, there is substantial competition for capital available for investment in the oil and natural gas industry. Many of our competitors possess and employ financial, technical and personnel resources substantially greater than ours, and many of our competitors have more established presences in the United States than we have. Those companies may be able to pay more for productive oil and natural gas properties and exploratory prospects and to evaluate, bid for and purchase a greater number of properties and prospects than our financial or personnel resources permit. In addition, other companies may be able to offer better compensation packages to attract and retain qualified personnel than we are able to offer. The cost to attract and retain qualified personnel has increased in recent years due to competition and may increase substantially in the future. We may not be able to compete successfully in the future in acquiring prospective reserves, developing reserves, marketing hydrocarbons, attracting and retaining quality personnel and raising additional capital, which could have a material adverse effect on our business, financial condition, and results of operations.

Our competitors may use superior technology and data resources that we may be unable to afford or that would require a costly investment by us in order to compete with them more effectively.

Our industry is subject to rapid and significant advancements in technology, including the introduction of new products and services using new technologies and databases. As our competitors use or develop new technologies, we may be placed at a competitive disadvantage, and competitive pressures may force us to implement new technologies at a substantial cost. In addition, many of our competitors will have greater financial, technical and personnel resources that allow them to enjoy technological advantages and may in the future allow them to implement new technologies before we can. We cannot be certain that we will be able to implement technologies on a timely basis or at a cost that is acceptable to us. One or more of the technologies that we will use or that we may implement in the future may become obsolete, and we may be adversely affected.

If we do not hedge our exposure to reductions in oil and natural gas prices, we may be subject to significant reductions in prices. Alternatively, we may use oil and natural gas price hedging contracts, which involve credit risk and may limit future revenues from price increases and result in significant fluctuations in our profitability.

In the event that we choose not to hedge our exposure to reductions in future oil and natural gas prices by purchasing futures and/or by using other hedging strategies, we may be subject to a significant reduction in prices which could have a material negative impact on our profitability. Alternatively, we may elect to use hedging transactions with respect to a portion of our future oil and natural gas production to achieve more predictable cash flow and to reduce our exposure to price fluctuations. While the use of hedging transactions limits the downside risk of price declines, their use also may limit future revenues from price increases. Hedging transactions also involve the risk that the counterparty may be unable to satisfy its obligations.

Prospects that we decide to drill may not yield oil or natural gas in commercially viable quantities.

Most of our prospects will require substantial seismic data processing and interpretation. There is no way to predict in advance of drilling and testing whether any particular prospect will yield oil or natural gas in sufficient quantities to recover drilling or completion costs or to be economically viable. This risk may be enhanced in our situation, due to the fact that a significant percentage of our prospects are undeveloped. The use of seismic data and other technologies and the study of producing fields in the same area will not enable us to know conclusively prior to drilling whether oil or natural gas will be present or, if present, whether oil or natural gas will be present in commercial quantities. We cannot assure you that the analogies we draw from available data obtained by analyzing other wells, more fully explored prospects, or producing fields will be applicable to our drilling prospects.

Our development and exploratory drilling efforts and our well operations may not be profitable or achieve our targeted returns.

We have acquired unproved properties and options to purchase unproved property in order to further our development efforts and expect to continue to undertake acquisitions in the future. Development and exploratory drilling and production activities are subject to many risks, including the risk that no commercially productive reservoirs will be discovered. We expect to acquire unproved properties and lease undeveloped acreage that we believe will enhance our growth potential and increase our results of operations over time. However, we cannot assure you that all prospects will be economically viable or that we will not abandon our investments. Additionally, we cannot assure you that unproved property acquired by us or undeveloped acreage leased by us will be profitably developed, that wells drilled by us in prospects that we pursue will be productive or that we will recover all or any portion of our investment in such unproved property or wells.

Risks Related to Management, Employees and Directors

We depend significantly upon the continued involvement of our present management.

We depend to a significant degree upon the involvement of our management, specifically, our Chief Executive Officer, Robert Price, and our Chief Financial Officer, Ashiq Merchant. Our performance and success are dependent to a large extent on the efforts and continued employment of Mr. Price and Mr. Merchant. We do not believe that Mr. Price and Mr. Merchant could be quickly replaced with personnel of equal experience and capabilities, and their successor(s) may not be as effective. If Mr. Price and Mr. Merchant, or any of our other key personnel resign or become unable to continue in their present roles and if they are not adequately replaced, our business operations could be adversely affected.

We also have an active board of directors consisting of seven members that anticipates meeting several times throughout the year and expects to be intimately involved in our business and the determination of our operational strategies. Our board is chaired by Larry G. Swets, Jr., and includes directors with experience in energy, finance, legal, and corporate governance matters. Members of our board of directors work closely with management to identify potential prospects, acquisitions, and areas for further development. If any of our directors resign or become unable to continue in their present role, it may be difficult to find replacements with the same knowledge and experience and as a result, our operations may be adversely affected.

Potential or actual conflicts of interest could arise for certain members of our management team that hold management positions with other entities, including those entities which we have entered into material agreements with.

Our officers and directors hold various other directorship and/or management positions with publicly-traded and privately-held companies, some of which are involved in the oil and gas industry or financial services. For example, Mr. Price is the founder and president of Brooks Energy Company and has held executive positions at various energy companies. Mr. Swets serves as Chief Executive Officer of multiple special purpose acquisition companies and has served in executive roles at various financial services companies. Other members of our board of directors also serve on the boards of other public and private companies. We believe those positions require only an immaterial amount of each officers’/directors’ time and will not conflict with their roles or responsibilities with our company. If any of these companies enter into one or more transactions with our company, or if the officers’ or directors’ position with any such company requires significantly more time than currently anticipated, potential conflicts of interests could arise from the officers or directors performing services for us and these other entities.

We have established an audit committee which reviews related party transactions to determine whether such transactions are fair to the Company and its stockholders. The audit committee of the Board of Directors of the Company is tasked with reviewing and approving any issues relating to conflicts of interests and all related party transactions of the Company (“Related Party Transactions”). The audit committee, in undertaking such review, will analyze the following factors, in addition to any other factors the audit committee deems appropriate, in determining whether to approve a Related Party Transaction: (1) the fairness of the terms for the Company (including fairness from a financial point of view); (2) the materiality of the transaction; (3) bids / terms for such transaction from unrelated parties; (4) the structure of the transaction; (5) the policies, rules and regulations of the U.S. federal and state securities laws; (6) the policies of the Committee; and (7) interests of each related party in the transaction.

The audit committee will only approve a Related Party Transaction if the audit committee determines that the terms of the Related Party Transaction are beneficial and fair (including fair from a financial point of view) to the Company and are lawful under the laws of the United States. In the event multiple members of the audit committee are deemed a related party, the Related Party Transaction will be considered by the disinterested members of the Board of Directors in place of the committee.

In addition, our Code of Business Conduct and Ethics (described above under “Management-Code of Business Conduct and Ethics”), which is applicable to all of our employees, officers and directors, requires that all employees, officers and directors avoid any conflict, or the appearance of a conflict, between an individual’s personal interests and our interests.

Notwithstanding the above, such involvement by management and members of our Board in other businesses may present an actual or perceived conflict of interest regarding decisions such persons make for us, or such counterparties, or with respect to the amount of time available for us. Such conflicts of interest could result in a material adverse effect on our prospects or operations, transactions and agreements, and require the conflicted officers and/or members of our Board to recuse themselves from Board decisions. Such conflicts of interest could also lead to future stockholder litigation against such conflicted officers and directors and/or the Company, which could force us to expend significant resources defending and could result in material damages being required to be paid by the Company.

To the extent any conflict of interest arises between, on the one hand, us and, on the other hand, any other company with whom our officers or directors are engaged or our officers and directors themselves, such persons will resolve such conflicts of interest in their sole discretion in accordance with their then existing fiduciary, contractual, and other duties, and there can be no assurance that such conflict of interest will be resolved in our favor.

Risks Relating to Government Regulations

SEC rules could limit our ability to book additional proved undeveloped reserves (“PUDs”) in the future.

SEC rules require that, subject to limited exceptions, PUDs may only be booked if they relate to wells scheduled to be drilled within five years after the date of booking. This requirement has limited and may continue to limit our ability to book additional PUDs as we pursue our drilling program. Moreover, we may be required to write down our PUDs if we do not drill or plan on delaying those wells within the required five-year timeframe. We do not currently have any PUDs as of the date of this prospectus.

Proposed changes to U.S. tax laws, if adopted, could have an adverse effect on our business, financial condition, results of operations, and cash flows.

From time to time, legislative proposals are made that would, if enacted, result in the elimination of the immediate deduction for intangible drilling and development costs, the elimination of the deduction from income for domestic production activities relating to oil and gas exploration and development, the repeal of the percentage depletion allowance for oil and gas properties, and an extension of the amortization period for certain geological and geophysical expenditures. Such changes, if adopted, or other similar changes that reduce or eliminate deductions currently available with respect to oil and gas exploration and development, could adversely affect our business, financial condition, results of operations, and cash flows.

Regulations could adversely affect our ability to hedge risks associated with our business and our operating results and cash flows.

Rules adopted by federal regulators establishing federal regulation of the over-the-counter (“OTC”) derivatives market and entities that participate in that market may adversely affect our ability to manage certain of our risks on a cost-effective basis. Such laws and regulations may also adversely affect our ability to execute our strategies with respect to hedging our exposure to variability in expected future cash flows attributable to the future sale of our oil and gas.

We expect that our potential future hedging activities will be subject to significant and developing regulations and regulatory oversight. However, the full impact of the various U.S. regulatory developments in connection with these activities will not be known with certainty until such derivatives market regulations are fully implemented and related market practices and structures are fully developed.

We will incur significant costs to ensure compliance with U.S. and Nasdaq Global Market reporting and corporate governance requirements.

We will incur significant costs associated with our public company reporting requirements and with applicable U.S. and Nasdaq Global Market corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the SEC and Nasdaq Global Market.

We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our Board of Directors or as executive officers.

Future litigation or governmental proceedings could result in material adverse consequences, including judgments or settlements.

From time to time, we may be involved in lawsuits, regulatory inquiries and may be involved in governmental and other legal proceedings arising out of the ordinary course of our business. Many of these matters raise difficult and complicated factual and legal issues and are subject to uncertainties and complexities. The timing of the final resolutions to these types of matters is often uncertain. Additionally, the possible outcomes or resolutions to these matters could include adverse judgments or settlements, either of which could require substantial payments, adversely affecting our results of operations and liquidity.

We may be subject in the normal course of business to judicial, administrative, or other third-party proceedings that could interrupt or limit our operations, require expensive remediation, result in adverse judgments, settlements or fines and create negative publicity.

Governmental agencies may, among other things, impose fines or penalties on us relating to the conduct of our business, attempt to revoke or deny renewal of our operating permits, franchises or licenses for violations or alleged violations of environmental laws or regulations or as a result of third-party challenges, require us to install additional pollution control equipment or require us to remediate potential environmental problems relating to any real property that we or our predecessors ever owned, leased or operated or any waste that we or our predecessors ever collected, transported, disposed of or stored. Individuals, citizens groups, trade associations or environmental activists may also bring actions against us in connection with our operations that could interrupt or limit the scope of our business. Any adverse outcome in such proceedings could harm our operations and financial results and create negative publicity, which could damage our reputation, competitive position, and stock price. We may also be required to take corrective actions, including, but not limited to, installing additional equipment, which could require us to make substantial capital expenditures. We could also be required to indemnify our employees in connection with any expenses or liabilities that they may incur individually in connection with regulatory action against us. These could result in a material adverse effect on our prospects, business, financial condition, and our results of operations.

Risks Associated with Our Governing Documents and Texas Law

Our Governing Documents provide, subject to limited exceptions, that the state and federal courts located in the State of Texas are the sole and exclusive forum for certain stockholder litigation matters, which could limit stockholders’ ability to obtain a favorable judicial forum for disputes with the Company or its directors, officers, employees or stockholders.

Our Certificate of Formation provides that unless the Company consents in writing to the selection of an alternative forum, the Business Court in the First Business Court Division of the State of Texas (or, if the Business Court determines that it lacks jurisdiction, the federal district court for the Northern District of Texas, Dallas Division) shall, to the fullest extent permitted by the TBOC, be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim for breach of a fiduciary duty owed by any current or former director, officer, employee or stockholder of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the TBOC, the Certificate of Formation or the Bylaws of the Company, or (iv) any action asserting a claim governed by the internal affairs doctrine; provided, however, that, in the event that the Business Court (or such other state or federal court located within the State of Texas, as applicable) lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Texas.

The choice of forum provision in our Certificate of Formation does not waive our compliance with our obligations under the federal securities laws and the rules and regulations thereunder. Moreover, although our Certificate of Formation states that unless we provide an alternative forum consent, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, the exclusive forum provisions do not apply to suits brought to enforce a duty or liability created by the Securities Act, the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder, and Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts with respect to suits brought to enforce a duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, while suits brought to enforce a duty or liability under the Exchange Act are subject to exclusive federal jurisdiction, both state and federal courts have jurisdiction to entertain claims under the Securities Act. Additionally, while the Texas courts have generally determined that choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in our exclusive forum provision. In such instance, to the extent applicable, we would expect to vigorously assert the validity and enforceability of our exclusive forum provision. This may require additional costs associated with resolving such action in other jurisdictions and there can be no assurance that the provisions will be enforced by a court in those other jurisdictions.

These exclusive forum provisions may limit the ability of the Company’s stockholders to bring a claim in a judicial forum that such stockholders find favorable for disputes with the Company or the Company’s directors or officers, which may discourage such lawsuits against the Company and the Company’s directors and officers. Alternatively, if a court were to find one or more of these exclusive forum provisions inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings described above, we may incur additional costs associated with resolving such matters in other jurisdictions or forums, which could materially and adversely affect our business, financial condition or results of operations.

Our Certificate of Formation provides for indemnification of officers and directors at our expense, which may result in a major cost to us and hurt the interests of our stockholders because corporate resources may be expended for the benefit of officers or directors.

Our Certificate of Formation provides for us to indemnify and hold harmless, to the fullest extent permitted by applicable law, each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan. These indemnification obligations may result in a major cost to us and hurt the interests of our stockholders because corporate resources may be expended for the benefit of officers or directors.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with our activities, we will (unless in the reasonable opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares.

Our Certificate of Formation contains a specific provision that limits the liability of our directors and officers for monetary damages to the Company and the Company’s stockholders and requires us, under certain circumstances, to indemnify officers, directors and employees.

The limitation of monetary liability against our directors, officers and employees under Texas law and the existence of indemnification rights to them may result in substantial expenditures by us and may discourage lawsuits against our directors, officers and employees.

Our Certificate of Formation contains a specific provision that limits the liability of our directors and officers for monetary damages to the Company and the Company’s stockholders. The foregoing indemnification obligations could result in us incurring substantial expenditures to cover the cost of settlement or damage awards against our directors and officers, which the Company may be unable to recoup. These provisions and resultant costs may also discourage us from bringing a lawsuit against our directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by our stockholders against our directors and officers, even though such actions, if successful, might otherwise benefit us and our stockholders.

Our board of directors can authorize the issuance of preferred stock, which could diminish the rights of holders of our common stock and make a change of control of our company more difficult even if it might benefit our stockholders.

Our board of directors is authorized to issue shares of preferred stock in one or more series and to fix the voting powers, preferences and other rights and limitations of the preferred stock. Shares of preferred stock may be issued by our board of directors without stockholder approval, with voting powers and such preferences and relative, participating, optional or other special rights and powers as determined by our board of directors, which may be greater than the shares of common stock currently outstanding. As a result, shares of preferred stock may be issued by our board of directors which cause the holders to have majority voting power over our shares, provide the holders of the preferred stock the right to convert the shares of preferred stock they hold into shares of our common stock, which may cause substantial dilution to our then common stock stockholders and/or have other rights and preferences greater than those of our common stock stockholders including having a preference over our common stock with respect to dividends or distributions on liquidation or dissolution. To date, our Board of Directors has not designated any series of preferred stock, but may do so in the future without stockholder approval.

Investors should keep in mind that the board of directors has the authority to issue additional shares of common stock and preferred stock, which could cause substantial dilution to our existing stockholders. Additionally, the dilutive effect of any preferred stock which we may issue may be exacerbated given the fact that such preferred stock may have voting rights and/or other rights or preferences which could provide the preferred stockholders with substantial voting control over us subsequent to the date of this prospectus and/or give those holders the power to prevent or cause a change in control, even if that change in control might benefit our stockholders. As a result, the issuance of shares of common stock and/or preferred stock may cause the value of our securities to decrease.

Anti-takeover provisions in our Certificate of Formation and Bylaws, as well as provisions of Texas law, might discourage, delay or prevent a change in control of our company or changes in our management and, therefore, depress the trading price of our securities.

Our Certificate of Formation and Bylaws and Texas law contain provisions that may discourage, delay or prevent a merger, acquisition or other change in control that stockholders may consider favorable, including transactions in which you might otherwise receive a premium for our securities. These provisions may also prevent or delay attempts by our stockholders to replace or remove our management. Our corporate governance documents include provisions:

●	a classified board of directors, as a result of which our board of directors is divided into three classes, with each class serving for staggered three-year terms;

●	the removal of directors only for cause;

●	limiting those persons who may call special meetings of stockholders;

●	requiring advance notice of stockholder proposals for business to be conducted at meetings of our stockholders and for nominations of candidates for election to our Board of Directors;

●	authorizing blank check preferred stock, which could be issued with voting, liquidation, dividend and other rights superior to our common stock; and

●	limiting the liability of, and providing indemnification to, our directors and officers.

As a Texas corporation, we are subject to provisions of the TBOC, including provisions that may limit the ability of stockholders holding shares representing more than a certain percentage of the voting power of our outstanding voting stock from engaging in certain business combinations with us. Any provision of our Certificate of Formation or Bylaws or Texas law that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our common stock and could also affect the price that some investors are willing to pay for our common stock.

The existence of the foregoing provisions and anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of our common stock and warrants. They could also deter potential acquirers of our company, thereby reducing the likelihood that you could receive a premium for your common stock in an acquisition.

Risks Related to Our Securities and this Offering

We may experience volatility that is seemingly unrelated to the underlying performance of our company, which may make it difficult for prospective investors to assess the value of our common stock.

Our common stock may be subject to extreme volatility that is seemingly unrelated to the underlying performance of our business. The trading price of our common stock is likely to be volatile, and our common stock may be subject to rapid and substantial price volatility. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our common stock. There have been recent instances of extreme stock price run-ups followed by rapid price declines, particularly among companies with relatively smaller public floats, and we expect that such instances may continue and/or increase in the future. Contributing to this risk of volatility are a number of factors. First, our common stock is likely to be more sporadically and thinly traded than that of larger, more established companies. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction, which may cause our stock price to deviate, potentially significantly, from a price that better reflects the underlying performance of our business. The price of our shares could, for example, decline precipitously in the event that a large number of our shares are sold in the market without commensurate demand as compared to a seasoned issuer that could better absorb those sales without an adverse impact on its stock price. Second, we are a speculative investment due to our limited operating history, not being profitable, and not expecting to be profitable in the near term. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a larger, more established company that has a relatively large public float.

Many of these factors are beyond our control and may decrease the market price of our securities. Such volatility, including any stock run-ups, may be unrelated or disproportionate to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our shares.

Furthermore, the stock market in general, and the market for companies in the oil and gas industry in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors, as well as general economic, political and market conditions such as recessions, or changes in inflation or interest rates, may seriously affect the market price of our securities, regardless of our actual operating performance. These fluctuations may be even more pronounced in the trading market for our securities shortly following this offering. As a result of this volatility, investors may experience losses on their investment in our common stock. A decline in the market price of our common stock also could adversely affect our ability to issue additional shares of common stock or other securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in our common shares will develop or be sustained. If an active market does not develop, holders of our common stock may be unable to readily sell the shares they hold or may not be able to sell their shares at all. If the market price of our shares after this offering does not exceed the per share offering price, you may not realize any return on your investment in us and may lose some or all of your investment.

This offering is being conducted on a “best efforts” basis.

The placement agent is offering the securities in this offering on a “best efforts” basis, and the placement agent is under no obligation to purchase any securities for its own account. The placement agent is not required to sell any specific number or dollar amount of securities in this offering but will use its reasonable best efforts to sell the securities offered under this prospectus. As a “best efforts” offering, there can be no assurance that the offering contemplated hereby will ultimately be consummated.

A significant number of our outstanding shares are subject to lock-up agreements entered into in connection with the Business Combination, but certain shares may be sold following the expiration of the applicable lock-up periods, which could cause the market price of our common stock to decline.

Certain of our stockholders are subject to transfer restrictions pursuant to agreements entered into in connection with our Business Combination. Concurrently with the execution of the Business Combination Agreement, on September 9, 2025, the Company, Pelican Acquisition Corporation, and certain Company shareholders entered into a Lock-up Agreement, pursuant to which such shareholders agreed, during the lock-up period, not to sell, pledge, assign, lend, offer, donate, hypothecate or otherwise transfer or dispose of, directly or indirectly, any of their shares, enter into any swap, hedge or other arrangement that transfers any of the economic consequences of ownership of such shares, or engage in any short sales with respect to such shares. Furthermore, the holders of Founder Shares agreed not to transfer, assign or sell any of their Founder Shares for a period ending 180 days after the completion of the Business Combination, and the holders of Private Placement Units agreed not to transfer any ownership interest in their Private Placement Units, except to permitted transferees, until 30 days following the completion of the Business Combination. In connection with this offering, we agreed to not amend, waive, release, cancel, terminate or otherwise modify any of the existing lock-up agreements without the consent of the Placement Agent.

Based on shares of our capital stock outstanding as of the date of this prospectus, we have approximately 26,155,232 shares of common stock outstanding. Of these shares, approximately 20,000,000 shares are held by former March GL shareholders and approximately 1,500,000 shares are held by former Greenland shareholders, each of which are subject to the Lock-up Agreement entered into in connection with the Business Combination. Our Sponsor and its affiliates hold approximately 2,390,000 shares that were subject to the 180-day Founder Share lock-up. Former SPAC public shareholders hold approximately 1,925,377 shares. In addition, we are (i) selling 8,101,852 shares of common stock and/or Pre-funded Warrants in this, and (ii) registering for resale 14,196,822 shares of Common Stock currently held by certain selling stockholders.

We have also adopted an Equity Incentive Plan providing for the issuance of awards covering up to 10% of the outstanding shares of common stock of the Company on a fully diluted basis, and shares issued under such plan will become eligible for sale in the public market to the extent permitted by the lock-up agreements and Rules 144 and 701 under the Securities Act.

Upon the expiration of the lock-up periods described above, a significant number of shares will become eligible for sale in the public market, subject to compliance with applicable securities laws. We have registered all shares of common stock that we may issue under our Equity Incentive Plan. Once issued, these shares can be freely sold in the public market, subject to volume limitations applicable to affiliates under Rule 144 and the lock-up agreements described above. The sale of a significant number of shares of our common stock in the public market, or the perception that such sales may occur, could significantly reduce the market price of our common stock. For more information, see “Shares Eligible for Future Sale.”

If our stockholders sell substantial amounts of our common stock in the public market, the market price of our common stock could decrease significantly. The perception in the public market that our stockholders might sell shares of our common stock could also depress the market price of our common stock. We cannot predict the effect, if any, of future sales of our common stock on the value of our common stock. Sales of substantial amounts of our common stock by large stockholders, or the perception that such sales could occur, may adversely affect the market price of our common stock.

The market price for shares of our common stock may drop significantly when such securities are sold in the public markets. A decline in the price of shares of our common stock might impede our ability to raise capital through the issuance of additional shares of our common stock or other equity securities.

The offering price per share of common stock offered under this prospectus may not accurately reflect the value of your investment.

The offering price per common stock share offered by this prospectus was negotiated between us, the placement agent and prospective investors and the.

The offering price may not accurately reflect the value of our common stock and may not be realized upon any subsequent disposition of the common stock.

Because of the speculative nature of investment risk, you may lose your entire investment.

An investment in the Company’s securities carries a high degree of risk and should be considered as a speculative investment. The Company has no history of earnings, limited cash reserves, a limited operating history, has not paid dividends and is highly unlikely to pay dividends in the immediate or near future. The likelihood of success of the Company must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the establishment of any business. An investment in the Company’s securities may result in the loss of an investor’s entire investment. Only potential investors who are experienced in high-risk investments and who can afford to lose their entire investment should consider an investment in the Company.

There is no guarantee that we will be able to comply with the Nasdaq Global Market’s continued listing standards in the future.

There is no guarantee that we will be able to maintain our listing on Nasdaq for any period of time. Among the conditions required for continued listing on The Nasdaq Global Market, Nasdaq requires us to maintain at least ‘$10 million in shareholders’ equity; or $50 million in total assets and total revenue in the prior year or two of the prior three years; or at least $50 million in market value of listed securities, to have a majority of independent directors, and to maintain a stock price over $1.00 per share. Our stockholders’ equity may not remain above Nasdaq’s $10 million minimum, we may not have over $50 million in total assets and total revenue, we may not have at least $50 million in market value of listed securities, we may not be able to maintain independent directors (to the extent required), and we may not be able to maintain a stock price over $1.00 per share. Our failure to meet the continued listing standards of Nasdaq may result in our securities being delisted from Nasdaq.

The absence of such a listing may adversely affect the acceptance of our common stock as currency or the value accorded by other parties. Further, if we are delisted, we would also incur additional costs under state blue sky laws in connection with any sales of our securities. These requirements could severely limit the market liquidity of our common stock and the ability of our stockholders to sell our common stock in the secondary market. If our common stock is delisted, our common stock may be eligible to trade on an over-the-counter quotation system, such as the OTCQB Market or OTC Pink Market, where an investor may find it more difficult to sell our securities or obtain accurate quotations as to the market value of our securities. In the event our common stock is delisted from the Nasdaq in the future, we may not be able to list our common stock on another national securities exchange or obtain quotation on an over-the counter quotation system.

We have broad discretion in how we use the proceeds of this offering and may not use these proceeds effectively, which could affect our results of operations and cause the value of our common stock to decline.

We will have considerable discretion in the application of the net proceeds of this offering. As a result, investors will be relying upon management’s judgment with only limited information about our specific intentions for the use of the net proceeds of this offering. We may use the net proceeds for purposes that do not yield a significant return or any return at all for our stockholders. In addition, pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

If our stock price fluctuates after the offering, you could lose a significant part of your investment.

The market price of our common stock could be subject to wide fluctuations in response to, among other things, the risk factors described in this prospectus, and other factors beyond our control, such as fluctuations in the valuation of companies perceived by investors to be comparable to us. Furthermore, the stock markets have experienced price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political, and market conditions, such as recessions, interest rate changes or international currency fluctuations, may negatively affect the market price of our common stock. In the past, many companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business.

Purchasers in this offering will experience immediate and substantial dilution in net tangible book value.

Because the price per share of our common stock being offered is higher than the book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on the public offering price of $8.64 per share and the pro forma as adjusted net tangible book value of the common stock of $2.02 per share following this offering, if you purchase common stock in this offering, you will suffer dilution of $6.62 per share in the net tangible book value of the common stock. See “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase our common stock in the offering.

Future sales of our common stock, other securities convertible into our common stock, or preferred stock could cause the market value of our common stock to decline and could result in dilution of your shares.

Our Board of Directors is authorized, without your approval, to cause us to issue additional shares of our common stock or to raise capital through the creation and issuance of preferred stock, other debt securities convertible into common stock, options, warrants and other rights, on terms and for consideration as our Board of Directors in its sole discretion may determine.

If our stockholders sell substantial amounts of our common stock in the public market, the market price of our common stock could decrease significantly. The perception in the public market that our stockholders might sell shares of our common stock could also depress the market price of our common stock.

We cannot predict the effect, if any, of future sales of our common stock, or the availability of our common stock for future sales, on the value of our common stock. Sales of substantial amounts of our common stock by large stockholders, or the perception that such sales could occur, may adversely affect the market price of our common stock.

We may not pay dividends to our stockholders in the foreseeable future, and any decision to pay dividends will be at the discretion of our Board of Directors.

Declaration and payment of any dividend will be subject to the discretion of our Board of Directors. The time and amount of dividends will be dependent upon our business prospects, results of operations, financial condition, cash requirements and availability, debt repayment obligations, capital expenditure needs, contractual restrictions, covenants in the agreements governing our current and future indebtedness, industry trends, the provisions of Texas law affecting the payment of distributions to stockholders and any other factors our Board of Directors may consider relevant. Because we are a holding company, our ability to pay cash dividends on our common stock depends on our receipt of cash distributions from our subsidiaries. Our ability to pay dividends may be restricted by the terms of any future credit agreement or any future debt or preferred equity securities of us or our subsidiaries. Investors in our common stock should not expect to receive dividend income on their investment, and investors will be dependent on the appreciation of our common stock to earn a return on their investment.

If we make any acquisitions, they may disrupt or have a negative impact on our business.

If we make acquisitions in the future, we could have difficulty integrating the acquired company’s assets, personnel and operations with our own. We do not anticipate that any acquisitions or mergers we may enter into in the future would result in a change of control of the Company. In addition, the key personnel of the acquired business may not be willing to work for us. We cannot predict the effect expansion may have on our core business. Regardless of whether we are successful in making an acquisition, the negotiations could disrupt our ongoing business, distract our management and employees and increase our expenses. In addition to the risks described above, acquisitions are accompanied by a number of inherent risks, including, without limitation, the following:

●	the difficulty of integrating acquired assets or operations;

●	the potential disruption of the ongoing businesses and distraction of our management and the management of acquired companies;

●	difficulties in maintaining uniform standards, controls, procedures and policies;

●	the potential impairment of relationships with employees and members and customers as a result of any integration of new management personnel;

●	liability associated with acquired assets;

●	the effect of any government regulations which relate to the business acquired;

●	potential unknown liabilities associated with acquired businesses, or the defense of any litigation, whether or not successful, resulting from actions of the acquired company prior to our acquisition; and

●	potential expenses under the labor, environmental and other laws of various jurisdictions.

Our business could be severely impaired if and to the extent that we are unable to succeed in addressing any of these risks or other problems encountered in connection with an acquisition, many of which cannot be presently identified. These risks and problems could disrupt our ongoing business, distract our management and employees, increase our expenses and adversely affect our results of operations.

We may apply working capital and future funding to uses that ultimately do not improve our operating results or increase the value of our securities.

In general, we have complete discretion over the use of our working capital and any new investment capital we may obtain in the future. Because of the number and variety of factors that could determine our use of funds, our ultimate expenditure of funds (and their uses) may vary substantially from our current intended operating plan for such funds. Our management has broad discretion to use any or all of our available capital reserves. Our capital could be applied in ways that do not improve our operating results or otherwise increase the value of a stockholder’s investment.

Claims, litigation, government investigations, and other proceedings may adversely affect our business and results of operations.

We may be subject to actual and threatened claims, litigation, reviews, investigations, and other proceedings, including proceedings relating to our operations or those of third parties, and other matters. Any of these types of proceedings, may have an adverse effect on us because of legal costs, disruption of our operations, diversion of management resources, negative publicity, and other factors. The outcomes of these matters are inherently unpredictable and subject to significant uncertainties. Determining legal reserves and possible losses from such matters involves judgment and may not reflect the full range of uncertainties and unpredictable outcomes. Until the final resolution of such matters, we may be exposed to losses in excess of the amount recorded, and such amounts could be material. Should any of our estimates and assumptions change or prove to have been incorrect, it could have a material effect on our business, consolidated financial position, results of operations, or cash flows. In addition, it is possible that a resolution of one or more such proceedings, including as a result of a settlement, could require us to make substantial future payments, prevent us from offering certain products or services, require us to change our business practices in a manner materially adverse to our business, requiring development of non-infringing or otherwise altered technologies, damaging our reputation, or otherwise having a material effect on our operations.

We may incur indebtedness in the future which could reduce our financial flexibility, increase interest expense and adversely impact our operations and our costs.

We may incur significant amounts of indebtedness in the future. Our level of indebtedness could affect our operations in several ways, including the following:

●	a significant portion of our cash flows is required to be used to service our indebtedness;

●	a high level of debt increases our vulnerability to general adverse economic and industry conditions;

●	covenants contained in the agreements governing our outstanding indebtedness limit our ability to borrow additional funds and provide additional security interests, dispose of assets, pay dividends and make certain investments;

●	a high level of debt may place us at a competitive disadvantage compared to our competitors that are less leveraged and, therefore, may be able to take advantage of opportunities that our indebtedness may prevent us from pursuing; and

●	debt covenants may affect our flexibility in planning for, and reacting to, changes in the economy and in our industry.

A high level of indebtedness increases the risk that we may default on our debt obligations. We may not be able to generate sufficient cash flows to pay the principal or interest on our debt, and future working capital, borrowings or equity financing may not be available to pay or refinance such debt. If we do not have sufficient funds and are otherwise unable to arrange financing, we may have to sell significant assets or have a portion of our assets foreclosed upon which could have a material adverse effect on our business, financial condition and results of operations.

Because we are a small company, the requirements of being a public company, including compliance with the reporting requirements of the Exchange Act and the requirements of the Sarbanes-Oxley Act and the Dodd-Frank Act, may strain our resources, increase our costs and distract management, and we may be unable to comply with these requirements in a timely or cost-effective manner.

As a public company with listed equity securities, we must comply with the federal securities laws, rules and regulations, including certain corporate governance provisions of the Sarbanes-Oxley Act and the Dodd-Frank Act, related rules and regulations of the SEC and the Nasdaq Global Market with which a private company is not required to comply. Complying with these laws, rules and regulations will occupy a significant amount of time of our board of directors and management and will significantly increase our costs and expenses, which we cannot estimate accurately at this time. Among other things, we must:

●	establish and maintain a system of internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the related rules and regulations of the SEC and the Public Company Accounting Oversight Board;

●	comply with rules and regulations promulgated by the Nasdaq Global Market;

●	prepare and distribute periodic public reports in compliance with our obligations under the federal securities laws;

●	maintain various internal compliance and disclosures policies, such as those relating to disclosure controls and procedures and insider trading in our common stock;

●	involve and retain to a greater degree outside counsel and accountants in the above activities;

●	maintain a comprehensive internal audit function; and

●	maintain an investor relations function.

In addition, being a public company subject to these rules and regulations may require us to accept less director and officer liability insurance coverage than we desire or to incur substantial costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee, and qualified executive officers.

Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud.

Upon the completion of this offering, we will become subject to the periodic reporting requirements of the Exchange Act. We designed our disclosure controls and procedures to reasonably assure that information we must disclose in reports we file or submit under the Exchange Act is accumulated and communicated to management, and recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC. We believe that any disclosure controls and procedures or internal controls and procedures, no matter how well-conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met.

These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. For example, our directors or executive officers could inadvertently fail to disclose a new relationship or arrangement causing us to fail to make any related-party transaction disclosures. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people or by an unauthorized override of the controls. Accordingly, because of the inherent limitations in our control system, misstatements due to error or fraud may occur and not be detected.

Securities analysts may not cover, or continue to cover, our common stock and this may have a negative impact on the market price of our securities.

The trading market for our common stock will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over independent analysts (provided that we have engaged various non-independent analysts). We currently only have a few independent analysts that cover our common stock, and these analysts may discontinue coverage of our common stock at any time. Further, we may not be able to obtain additional research coverage by independent securities and industry analysts. If no independent securities or industry analysts continue coverage of us, the trading price for our common stock could be negatively impacted. If one or more of the analysts who cover us downgrades our common stock, changes their opinion of our shares or publishes inaccurate or unfavorable research about our business, our stock price could decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our common stock could decrease and we could lose visibility in the financial markets, which could cause our stock price and trading volume to decline.

The Company does not insure against all potential losses, which could result in significant financial exposure.

The Company does not have commercial insurance or third-party indemnities to fully cover all operational risks or potential liability in the event of a significant incident or series of incidents causing catastrophic loss. As a result, the Company is, to a substantial extent, self-insured for such events. The Company relies on existing liquidity, financial resources and borrowing capacity to meet short-term obligations that would arise from such an event or series of events. The occurrence of a significant incident, series of events, or unforeseen liability for which the Company is self-insured, not fully insured or for which insurance recovery is significantly delayed could have a material adverse effect on the Company’s results of operations or financial condition.

Global economic conditions could materially adversely affect our business, results of operations, financial condition and growth.

Adverse macroeconomic conditions, including inflation, slower growth or recession, new or increased tariffs, changes to fiscal and monetary policy, tighter credit, higher interest rates, high unemployment and currency fluctuations could materially adversely affect our operations, expenses, access to capital and the market for oil and gas. In addition, uncertainty about, or a decline in, global or regional economic conditions could have a significant impact on our expected funding sources, suppliers and partners. A downturn in the economic environment could also lead to limitations on our ability to issue new debt; reduced liquidity; and declines in the fair value of our financial instruments. These and other economic factors could materially adversely affect our business, results of operations, financial condition and growth.

We might be adversely impacted by changes in accounting standards.

Our consolidated financial statements are subject to the application of U.S. GAAP, which periodically is revised or reinterpreted. From time to time, we are required to adopt new or revised accounting standards issued by recognized authoritative bodies, including the Financial Accounting Standards Board (“FASB”) and the SEC. It is possible that future accounting standards may require changes to the accounting treatment in our consolidated financial statements and may require us to make significant changes to our financial systems. Such changes might have a materially adverse impact on our financial position or results of operations.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of our common stock and/or Pre-funded Warrants and accompanying Common Warrants in this offering will be approximately $67.7 million, after deducting placement agent fees and estimated offering expenses payable by us, and excluding the proceeds we may receive from any exercises of the Common Warrants. We estimate that the net proceeds from this offering, together with our existing cash and cash equivalents, will be used for general corporate purposes, including working capital, operating expenses, advisory fees, placement fees, and other general expenses. In addition, we may use a portion of the net proceeds of this offering to finance future acquisitions. However, we do not have any agreements or commitments with respect to any such acquisitions or investments at this time.

We currently intend to use the net proceeds from the offering as follows:

Use of Proceeds	Estimated Amount	Percentage
General corporate purposes and working capital	$65,702,335	97.0%
Advisory Fees(1)	$2,000,000	3.0%
Total	$67,702,335	100.0%

(1)	Advisory fees represents $2,000,000 payable in connection with the advisory agreement, dated June 17, 2025 (the “M&A Advisory Agreement”), entered into by and between Greenland Exploration Limited and ThinkEquity LLC pursuant to which ThinkEquity LLC served as non-exclusive advisor to Greenland Exploration Limited for a 12-month term.

We will have broad discretion over how to use the net proceeds we receive from this offering. We intend to invest the net proceeds we receive from this offering that are not used as described above in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities.

This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. We may also use a portion of the net proceeds to acquire or invest in other areas of the energy industry.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. Declaration and payment of any dividend will be subject to the discretion of our Board of Directors. The time and amount of dividends will be dependent upon our business prospects, results of operations, financial condition, cash requirements and availability, debt repayment obligations, capital expenditure needs, contractual restrictions, covenants in the agreements governing our current and future indebtedness, industry trends, the provisions of Texas law affecting the payment of distributions to stockholders and any other factors our Board of Directors may consider relevant. Because we are a holding company, our ability to pay cash dividends on our common stock depends on our receipt of cash distributions from our subsidiaries. Our ability to pay dividends may be restricted by the terms of any future credit agreement or any future debt or preferred equity securities of us or our subsidiaries.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2025, on:

●	an actual basis;

●	a pro forma basis for the Company, giving effect to the Business Combination and related transactions; and

●	As adjusted basis to give effect to the 8,101,852 shares of common stock and/or Pre-funded Warrants sold in this offering at the public offering price of $8.64 (based on closing price of the common stock reported by Nasdaq on April 8, 2026) per share after deducting placement agent fees and estimated offering expenses payable by us, assuming the full exercise of the Pre-funded Warrants for cash, resulting in the issuance of shares of common stock, and after deducting placement agent fees and estimated offering expenses payable by us.

You should read this capitalization table together with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes appearing elsewhere in this prospectus.

	As of December 31, 2025
	Historical(1)	Pro Forma(2)	As Adjusted(3)
Cash and cash equivalents	$267,186	$2,877,095	$70,846,616
Trust Account	88,594,774	-	-
Stockholders’ equity:
Common stock, par value $0.0001 per share	$440	$2,687	$3,498
Additional paid-in capital	5,572,517	16,887,096	86,886,286
Accumulated deficit	(4,950,240)	(16,000,710)	(17,640,763)
Total stockholders’ equity	622,717	$889,074	69,249,021
Total capitalization	$89,484,677	$3,766,169	$140,095,637

(1)	Includes actual number includes reported numbers by March GL Company, Greenland Exploration Limited and Greenland Energy Company (f/k/a Pelican Holdco, Inc.) as of December 31, 2025, and Pelican Acquisition Corp. as of January 31, 2026.
(2)	Reflects the pro forma adjustments as of the closing date of Business Combination.
(3)	Reflects the pro forma adjustments post-closing of Business Combination including the sale of registered offering of 8,101,852 common stock and/or Pre-funded Warrants of PubCo issued at $8.64 per share which is based on the closing price per share reported by Nasdaq on April 8, 2026.

DILUTION

If you invest in our common stock or Pre-funded Warrants to purchase our common stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of our common stock immediately after this offering.

Net tangible book value per share represents our total tangible assets, less our total liabilities, divided by the number of outstanding shares of our common stock.

As of December 31, 2025, our adjusted net tangible book value (adjusted for the transactions contemplated by the Business Combination Agreement) was $889,074, or $0.03 per share of common stock.

Dilution in net tangible book value per share of common stock represents the difference between the public offering price per share of our common stock and/or Pre-funded Warrants and accompanying common warrants in this offering and the pro forma (assuming the full exercise of the Pre-funded Warrants for cash, resulting in the issuance of shares of common stock), and after deducting placement agent fees and estimated offering expenses payable by us, as adjusted net tangible book value per share of our common stock after giving effect to this offering. Our adjusted net tangible book value as of December 31, 2025, after giving effect to the sale of 8,101,852 shares of common stock and/or Pre-funded Warrants in this offering at a public offering price of $8.64 (based on closing price per share reported by Nasdaq on April 8, 2026) per share after deducting the estimated placement agent fees and estimated offering expenses payable by us, would have been $69,249,021, or $2.028 per share. This amount represents an immediate increase in as adjusted net tangible book value of $1.99 per share to our existing stockholders and an immediate dilution in as adjusted net tangible book value of $7.98 per share to new investors purchasing shares of common stock in this offering.

We determine dilution by subtracting the as adjusted net tangible book value per share after this offering from the amount of cash that a new investor paid for a share of common stock. The following table illustrates the dilution in net tangible book value per share to new investors:

Public offering price per share of common stock		$8.64
Net tangible book value per common stock share as of December 31, 2025, adjusted for Business Combination	0.03
Increase in as adjusted net tangible book value per share of common stock attributable to investors in this offering	1.99
As adjusted net tangible book value per share of common stock after this offering		$2.02
Dilution in as adjusted net tangible book value per share to new investors in this offering		$6.62

The foregoing calculation for the net tangible book value per share as of December 31, 2025, adjusted for the Business Combination, is based on 26,115,232 shares of common stock outstanding.

The foregoing calculation for the adjusted net tangible book value per share as of December 31, 2025, adjusted for sale of shares in this offering is based on 34,257,104 shares of common stock outstanding.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The following unaudited pro forma condensed combined balance sheet is presented as of December 31, 2025, and the pro forma condensed combined statement of operations is presented for the year ended December 31, 2025.

The following unaudited pro forma condensed combined financial information of Pelican Acquisition, Corp. (“SPAC” or “Pelican”), Pelican Holdco Inc. (“PubCo”), Greenland Exploration Limited (“Greenland”) and March GL Company (“March GL”), gives effect to the Business Combination and the proposed registered offering post Business Combination closing. The unaudited pro forma condensed combined balance sheet as of December 31, 2025, gives pro forma effect to the Business Combination and the registered offering as if it was completed on December 31, 2025. The unaudited pro forma condensed combined statement of operations for the twelve months ended December 31, 2025, gives effect to the Business Combination and registered offering as if they had occurred on January 1, 2025.

This information should be read together with Greenland, March GL, PubCo and SPAC’s audited financial statements and related notes, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information included elsewhere in this prospectus.

The unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of SEC Regulation S-X, as amended by the final rule, Release No. 33-10786, Amendments to Financial Disclosures about Acquired and Disposed Businesses. Release No. 33-10786 replaced the previous pro forma adjustment criteria with simplified requirements to depict the accounting for the Transactions (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Management has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is for illustrative and informational purposes only and is not necessarily indicative of the operating results that would have occurred if the Business Combination and the proposed registered offering had been completed as of the dates set forth above, nor is it indicative of the future consolidated results of operations of the Company. Further, pro forma adjustments represent management’s best estimates based on information available as of the date of this prospectus and are subject to change as additional information becomes available.

The unaudited pro forma condensed combined financial information should be read together with “Use of Proceeds,” “Capitalization,” “Dilution,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Certain Relationships and Related Party Transactions” and the historical audited financial statements and related notes thereto included elsewhere in this prospectus.

The unaudited pro forma condensed combined balance sheet and statement of operations as of December 31, 2025 has been prepared using the following:

●	Greenland’s audited condensed balance sheet and statement of operations as of December 31, 2025, as included elsewhere in this prospectus

●	March GL’s audited condensed balance sheet and statement of operations as of December 31, 2025, as included elsewhere in this prospectus

●	SPAC’s audited balance sheet and statement of operations as of January 31, 2026, as included elsewhere in this prospectus

●	PubCo’s audited balance sheet and statement of operations as of December 31, 2025, as included elsewhere in this prospectus

Description of the Business Combination Transactions

On September 9, 2025, SPAC entered into an Agreement and Plan of Merger, by and among Pelican Holdco, Inc., a Texas corporation, SPAC Merger Sub, Inc., a Texas corporation and wholly-owned subsidiary of PubCo, Greenland Exploration Limited, a Texas Corporation, Greenland Merger Sub, Inc., a Texas corporation and a wholly-owned subsidiary of PubCo, and March GL Company, a Texas corporation. The transaction includes a series of mergers whereby SPAC, Greenland, and March GL will each merge with subsidiaries of PubCo. At the closing of the transaction pursuant to the Business Combination Agreement, PubCo will operate under the name Greenland Energy Company. The Boards of Directors of SPAC, March GL, Greenland, and Merger Subs have unanimously approved the Business Combination Agreement and the transactions contemplated thereby.

The Business Combination was approved by SPAC shareholders at an extraordinary general meeting held on March 19, 2026. The SPAC shareholder redeemed 7,562,123 Ordinary Shares and received $77,979,123 from the trust account. Business Combination was successfully completed on March 25, 2026 (“Closing Date”).

As of the Closing Date of the Business Combination, SPAC’s Units separated into their component securities and the SPAC’s Ordinary Shares and Rights converted into shares of Surviving PubCo Common Stock. Each SPAC Right that was outstanding immediately prior to the Merger converted into one-tenth of one share of PubCo common stock. As a result, the SPAC Units, SPAC Ordinary Shares and SPAC Rights no longer trade.

At the Closing Date, the holders of March GL common stock immediately prior to the closing of Business Combination received from PubCo, in the aggregate, 20,000,000 shares of PubCo common stock (the “March GL Merger Consideration”). The holders of Greenland common stock immediately prior to the closing of Business Combination received from PubCo, in the aggregate, 1,500,000 shares of PubCo common stock (the “Greenland Merger Consideration, and together with the March GL Merger Consideration, the “Merger Consideration”), with the Merger Consideration being a number of shares of PubCo common stock with an aggregate value equal to $215,000,000, based upon a per share value of $10.00.

At the Closing date PubCo. was renamed to Greenland Energy Company.

Accounting for the Transactions

The Business Combination is accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, PubCo, who is the legal acquirer, is treated as the “acquired” company for accounting purposes and March GL and Greenland (together the “Companies”) is treated as the accounting acquirer. Accordingly, the Business Combination is treated as the equivalent of Companies issuing shares at the closing of the Business Combination for the net assets of SPAC as of the closing date, accompanied by a recapitalization. The net assets of SPAC will be stated at historical cost, with no goodwill or other intangible assets recorded.

Companies have been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

●	Companies have the majority voting interest in the PubCo.

●	The PubCo. board is composed as follows: Companies designate four (4) directors and SPAC sponsor have designate one (1) director (a majority of the board who qualify as independent directors under the Securities Act and the Nasdaq rules);

●	March GL senior management is the senior management of the PubCo. post-merger;

●	The business of PubCo. will comprise the ongoing operations of March GL

Proposed Registered Offering

Greenland Energy Company is conducting an a best-efforts offering of 8,101,852 shares of its common stock and/or Pre-funded Warrants and 8,101,852 accompanying Common Warrants at a public offering price of $8.64 per share and accompanying Common Warrant and $8.639 per Pre-funded Warrant and accompanying Common Warrant, respectively, for aggregate gross proceeds of approximately $70 million. ThinkEquity LLC is acting as the placement agent for the offering. The placement agent is entitled to a cash commission equal to 3.0% of the aggregate gross proceeds from the offering. The Company’s common stock is listed on the Nasdaq Global Market under the symbol “GLND.”

The Company intends to use the net proceeds from the offering for general corporate purposes, including working capital and operating expenses. In addition, a portion of the net proceeds may be used to finance future acquisitions, although the Company does not currently have any agreements or commitments with respect to any such acquisitions or investments. In a concurrent registration, the Company is also registering the resale of 14,196,822 shares of common stock by certain selling stockholders, from which the Company will not receive any proceeds.

Basis of Pro Forma Presentation

The historical financial information has been adjusted to give pro forma effect to events that are related and/or directly attributable to the Business Combination, are factually supportable and are expected to have a continuing impact on the results of the combined company. The adjustments presented on the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the Transaction.

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of December 31, 2025, and in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025 are based on the actual values as of the Closing Date. The differences that may occur between the presented value and the final purchase accounting could have a material impact on the accompanying unaudited pro forma condensed combined financial information.

The pro forma combined financial information takes into account the actual redemptions of SPAC Ordinary Shares that occurred as of the Closing Date of the Business Combination.

The pro forma combined financial information assumes the registered offering of 8,101,852 PubCo common stock and/or Pre-funded Warrants at public price of $8.64 per share based on closing stock price reported by NASDAQ on April 8, 2026.

The pro forma shares of the combined common stock issued and outstanding immediately after the Merger and registered offering of 8,101,852 common stock and/or Pre-Funded Warrants (assuming the full exercise of any Pre-funded Warrants sold in this offering) are as below:

Common Stock
Common stock of PubCo held by SPAC stockholders(1)	1,925,377
Common stock of PubCo held by SPAC sponsor and affiliates(2)	2,390,000
Common stock of PubCo held by IPO underwriter(3)	294,875
Common stock of PubCo held to March GL stockholders(4)	20,000,000
Common stock of PubCo held by Greenland stockholders(5)	1,500,000
Common stock and/or Pre-funded Warrants of PubCo issued in registered offering(6)	8,101,852
Common stock of PubCo issued to vendors(7)	45,000
Total	34,257,104

1.	Consists of 1,062,877 common stocks held by SPAC’s public shareholder that converted to PubCo shares on 1 for 1 basis. Also includes 862,500 common stocks underlying the SPAC public right that were converted into one-tenth common stocks of PubCo at Closing Date.
2.	Consists of 212,500 common stocks underlying private unit and 21,250 common stocks underlying private unit rights held by Sponsor that converted into PubCo common stock. Also includes 1,325,000 founder shares after 831,250 founder shares to FG Merchant Partners LP and other affiliates.
3.	Consists of 200,000 founder shares held by IPO underwriter that converted into PubCo common stocks. Also includes 86,250 common stocks underlying private unit and 8,625 common stocks underlying private unit rights held by the IPO underwriter that converted into PubCo common stocks.
4.	Represents 20,000,000 common stocks of PubCo issued to March GL stockholders as merger consideration pursuant to the Business Combination Agreement.
5.	Represents 1,500,000 common stocks of PubCo issued to Greenland stockholders as merger consideration pursuant to the Business Combination Agreement.
6.	Represents 8,101,852 common stock of PubCo and/or Pre-Funded Warrants (assuming the full exercise of any Pre-funded Warrants sold in this offering) issued in proposed registered public offering.
7.	Represents 35,000 and 10,000 common stocks of PubCo issued to FG Merchant Partners LP and Rubenstein Public Relations Inc, respectively.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2025

Actual Redemptions and sale of securities in registered offering
	PubCo (Historical)	Pelican (Historical)	Greenland (Historical)	March GL (Historical)	Pro Forma Adjustments		Pro Forma Combined
	(Audited)	(Audited)	(Audited)	(Audited)	(Unaudited)		(Unaudited)
(January 31, 2026)
ASSETS
Current assets:
Cash	$-	$77	$36,051	$231,058	300,000	A(1)	$70,846,616
					(152,737)	A(2)
					(31,000)	A(3)
					(30,000)	A(4)
					(79,393)	A(4)
					(18,720)	A(5)
					10,960,196	B(3)
					(5,690,319)	C
					(853,356)	G(1)
					(1,527,576)	G(2)
					70,000,000	H(1)
					(2,297,665)	H(2)
Due from Pelican Acquisition Corp.	59,740	-	-	-	30,000	A(4)	169,133
					79,393	A(4)
Loan receivable	-	-	232,519	-	31,000	(A3)	342,912
					79,393	(A4)
Prepaid expenses	-	165,048	110,190	1,194,883			1,470,121
TOTAL CURRENT ASSETS	$59,740	$165,125	$378,760	$1,425,941			$72,828,781

Deposit on Equipment	-	-	-	150,000	12,352	A(5)	162,352
Prepaid expenses	-	13,049	-	95,987	(60,868)	A(5)	48,168
Investments held in Trust Account	-	88,594,774	-	-	344,675	B(1)	-
					(77,979,252)	B(2)
					(10,960,196)	B(3)
TOTAL ASSETS	$59,740	$88,772,948	$378,760	$1,671,928	$(17,844,075)		$73,039,301

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accrued expenses	$16,066	$317,146	$60,335	$398,795	$(15,000)	A(3)	$2,502,958
					(45,320)	A(4)
					(258,089)	C
					(100,000)	C
					3,710,968	C
					(70,975)	A(5)
					(853,356)	G(1)
					(657,612)	H(3)
Due to related party – administrative fee	-	65,806	-	-	(65,806)	C	-
Due to related party	-	10,200	475,000	-	300,000	A(1)	775,000
					(10,200)	C
Due to target company (Greenland)	132,519	100,000	-	-	31,000	(A3)	342,912
					79,393	(A4)
Accrued offering costs	-	278		-			278
Due to Pelican HoldCo Inc.	-	89,740	-	-	79,393	(A4)	169,133
Total Current Liabilities	148,585	583,170	535,335	398,795	2,124,395		$3,790,280
Total Liabilities	$148,585	$583,170	$535,335	$398,795			$3,790,280

Commitments and Contingencies
Ordinary shares subject to possible redemption, 8,625,000 shares	-	88,594,774	-	-	344,675	B(1)	-
					(77,979,252)	B(2)
					(10,960,196)	B(4)
Shareholders’ Equity (Deficit)
Ordinary shares, $0.0001 par value	-	337	-	-	106	B(4)	443
Common stock	-	-	-	103	5	A(5)	3,054
					89	B(5)
					150	D
					2,000	E
					(103)	E
					810	H(1)
I
Additional paid-in capital		-	20,000	5,642,517	671,958	A(5)	86,886,286
					10,960,090	B(4)
					(89)	B(5)
					(150)	D
					(2,000)	E
					103	E
					(405,333)	F
					69,999,190	H(1)
I
Subscription receivable	-	-	-	(90,000)	90,000	A(5)	-
Retained earnings (Accumulated deficit)	(88,845)	(405,333)	(176,575)	(4,279,487)	(152,737)	A(2)	(17,640,763)
					(16,000)	A(3)
					(34,073)	A(4)
					(758,225)	A(5)
					344,675	B(1)
					(344,675)	B(1)
					(5,332,230)	C
					(3,710,968)	C
					76,006	C
					405,333	F
					(1,527,576)	G(2)
					(2,297,665)	H(2)
					657,612	H(3)
Total Shareholders’ Equity (Deficit)	(88,845)	(404,996)	(156,575)	1,273,133			69,249,021
Total Liabilities and Shareholders’ Equity (Deficit)	$59,740	$88,772,948	$378,760	$1,671,928	$(17,844,075)		$73,039,301

Transaction Adjustments:

A
A(1)	Represents the $300,000 promissory note between Greenland and its affiliate prior to the closing of Business Combination.
A(2)	Represents the payment of total $152,737 Greenland expenses paid prior to merger closing of Business Combination
A(3)	Represents the payment of $31,000 PubCo expenses paid by Greenland on behalf of PubCo prior to closing. This includes payment of $15,000 in expenses that were accrued by PubCo at Year end 2025
A(4)	Represents the payment of $109,393 Pelican expense that was paid by Greenland on behalf of Pelican under the PubCo promissory note. This includes payment of $45,320 expenses which was accrued by Pelican at their year end January 31, 2026
A(5)	Represents March GL activity from year end 2025 till merger Closing Date.
B
B(1)	Represent increase in trust account balance from Pelican year end, January 31, 2026 till merger date due to interest income earned in the trust. This includes increase in the shares subject to redemptions.
B(2)	Represent the redemptions of 7,562,123 Pelican shares for total payment of $77,979,252 from the trust account.
B(3)	Represents the movement of net cash remaining in trust account into operating bank account of PubCo at Closing Date.
B(4)	Represent the reclassification of remaining 1,062,877 SPAC ordinary shares from temporary equity to permanent equity.
B(5)	Represent the conversion of total 8,923,750 Pelican Rights into 892,375 PubCo common stocks at Closing Date.
C	Represents payment of 5,690,319 transaction expenses at closing and accrual of 3,710,968 expenses payable at closing. The payment of 5,690,319 includes $258,089 and $100,000 in expenses that were previously accrued by Pelican and March GL respectively at year end 2025. Also includes reversal of liabilities of $65,806 and $10,200 recorded by Pelican that were negotiated not to be paid.
D	Represents 1,500,000 common stock of PubCo issued to Greenland shareholders as merger consideration pursuant to the merger agreement.
E	Represents 2,000,000, common stocks of PubCo issued to March GL shareholders as merger consideration pursuant to the merger agreement.
F	Represents the elimination of Pelican's historical accumulated earnings.
G
G(1)	Represent expenses payment of 853,356 which is included in the 3,710,968 payable recorded in the pro forma adjustment number C.
G(2)	Represent expenses paid by Greenland Energy Company post-closing of Business Combination.
H
H(1)	Represents 8,101,852 common stock of PubCo issued in registered offering based on the $8.64 closing price per share reported by Nasdaq on April 8, 2026.
H(2)	Represents the transaction related expenses paid for the registered offering.
H(3)	Represent reversal of portion of fees previously recorded at Business Combination closing.
I	Represents 35,000 and 10,000 common stock of PubCo issued to FG Merchant Partners LP and Rubenstein Public Relations Inc., respectively

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF PROFIT OR LOSS

FOR THE YEAR ENDED DECEMBER 31, 2025

	PubCo For the period September 5, 2025 (inception) to December 31, 2025	Pelican For the twelve months ended January 31, 2026	Greenland For the period June 9, 2025 (inception) to December 31, 2025	March GL For the period March 31, 2025 (inception) to December 31, 2025	Actual Redemptions and sale of securities in registered offering
	(Historical)	(Historical)	(Historical)	(Historical)	Transaction Accounting Adjustments		Pro Forma Combined
	(Audited)	(Audited)	(Audited)	(Audited)	(Unaudited)		(Unaudited)
		(January 31, 2026)
General and administrative expenses	$88,845	$1,100,206	$176,575	$4,279,487	$(1,100,206)	A	$17,413,346
					$9,043,198	B
					$1,527,576	D
					$2,297,665	E
Loss from Operations	(88,845)	(1,100,206)	(176,575)	(4,279,487)	11,768,233		(17,413,346)

Other income:
Interest income	-	4,479	-	-	(4,479)	A	-
Interest earned on investments held in Trust Account	-	2,344,774	-	-	(2,344,774)	C	-
Total other income	-	2,349,253	-	-	(2,349,253)		-
Net income (loss)	$(88,845)	$1,249,047	$(176,575)	$(4,279,487)	$(14,117,486)		$(17,413,346)

Basic and diluted weighted average shares outstanding, ordinary shares subject to possible redemption	-	5,880,822	-	-
Basic and diluted net income per share, ordinary shares subject to possible redemption	-	$0.14	-	-
Basic and diluted weighted average shares outstanding, non-redeemable ordinary shares	-	3,158,538	1,441,463	69,438			34,257,104
Basic and diluted net income per share, non-redeemable ordinary shares	-	$0.14	$(0.12)	$(41.40)			$(0.51)

A	Represents the elimination of non-recurring expense of Pelican
B	Represents unrecorded transaction expenses of $9,043,198 upon the consummation of the Business Combination.
C	Represents the elimination of interest income generated from the investments held in the Trust Account after giving effect to the Business Combination as if it had occurred on January 1, 2025.
D	Represents previosuly unaccrued transaction expenses of $1,527,576 paid by PubCo after Business Combination
E	Represents unrecorded transaction expenses of $2,297,665 related to the registered offering of $70,000,000

Net Loss per Share

Net loss per share was calculated using the historical weighted average shares outstanding and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2025 for the year ended December 31, 2025. As the Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net income per share assumes the shares issuable in connection with the Business Combination have been outstanding for the entire periods presented.

The following unaudited pro forma condensed combined financial information for the year ended December 31, 2025 has been prepared to reflect the actual redemptions by SPAC public shareholders at the time of the Business Combination.

For the year ended December 31, 2025
Proforma net loss	$(17,413,346)
Pro forma basic and diluted net loss per share	$(0.51)

Common stock of PubCo held by Pelican stockholders	1,925,377
Common stock of PubCo held by Pelican sponsor and affiliates	2,390,000
Common stock of PubCo held by IPO underwriter	294,875
Common stock of PubCo held to March GL stockholders	20,000,000
Common stock of PubCo held by Greenland stockholders	1,500,000
Common stock of PubCo issued in registered offering(1)	8,101,852
Common stock of PubCo issued to vendors	45,000
Total	34,257,104

(1)	Assuming 8,101,852 shares and/or Pre-Funded Warrants (assuming the full exercise of any Pre-funded Warrants sold in this offering) will be issued in the registered offering at $8.64 per share based on closing stock price reported by NASDAQ on April 8, 2026.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Unless the context otherwise requires, all references in this section to “the Company”, “we”, “us” or “our” refer to the business and operations of March GL Company prior to the consummation of the Business Combination and Greenland Energy Company after the consummation of the Business Combination.

The following discussion should be read in conjunction with our financial statements and accompanying notes included elsewhere in this prospectus. The following discussion contains forward-looking statements regarding future events and the future results of the Company that are based on current expectations, estimates, forecasts, and projections about the industry in which the Company operates and the beliefs and assumptions of the management of the Company. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words, and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed elsewhere in this prospectus, particularly under “Risk Factors,” and in other reports we file with the SEC. See also “Cautionary Note Regarding Forward-Looking Statements.” The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason except as required by law. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus.

The following discussion is based upon our financial statements included elsewhere in this prospectus, which have been prepared in accordance with U.S. generally accepted accounting principles. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingencies.

Overview

March GL Company was incorporated in the State of Texas on March 31, 2025. The Company is an early-stage oil and gas exploration company headquartered in Denver, Colorado. We were formed to pursue exploration opportunities in frontier hydrocarbon basins, with an initial and exclusive focus on the Jameson Land Basin in East Greenland.

We hold the contractual right to earn up to a 70% working interest in three onshore exploration licenses covering over 2,000,000 acres in the Jameson Land Basin through our Exploration and Participation Agreement (the “80 Mile Agreement”) with 80 Mile PLC and its wholly owned subsidiary, White Flame Energy A/S. The Jameson Land Basin is one of the most significant undrilled onshore hydrocarbon basins in the Arctic. According to an independent resource estimate prepared by Sproule ERCE, the licenses hold gross un-risked prospective recoverable resources of up to 13 billion barrels of oil (3U estimate). These estimates are inherently uncertain and relate to undiscovered accumulations; they are not classified as proved or probable reserves under SEC rules and should not be interpreted as such.

As of December 31, 2025, we are a development-stage enterprise. We have not commenced drilling operations and have generated no revenues. All operating activities since inception reflect exploration planning, geological evaluation, logistics preparation, and organizational and compliance costs incurred in anticipation of our planned drilling program.

Business Combination

On September 9, 2025, we entered into an Agreement and Plan of Merger (the “Business Combination Agreement”) by and among Pelican Holdco, Inc. (“PubCo”), Pelican Acquisition Corporation, a Cayman Islands exempted company listed on the Nasdaq Stock Market under the ticker symbol “PELI” (“SPAC”), Greenland Exploration Limited, the Company, and certain merger subsidiaries of PubCo.

The Business Combination was approved by Pelican shareholders at an extraordinary general meeting held on March 19, 2026, and was successfully completed on March 25, 2026. In connection with the extraordinary general meeting, an aggregate of 7,562,123 SPAC Ordinary Shares were redeemed by shareholders of SPAC.

Pursuant to the Business Combination Agreement, the following transactions were consummated:

●	March GL Merger Sub, Inc., a wholly owned subsidiary of PubCo, merged with and into March GL Company, with the Company surviving as a wholly owned subsidiary of PubCo.

●	PubCo was renamed Greenland Energy Company, and its common stock commenced trading on the Nasdaq Stock Market under the ticker symbol “GLND” on March 26, 2026.

●	Existing March GL shareholders received, in the aggregate, 20,000,000 shares of Greenland Energy Company common stock as merger consideration.

●	Existing Greenland Exploration Limited shareholders received an aggregate of 1,500,000 shares of Greenland Energy Company common stock.

●	Pelican shareholders received one share of Greenland Energy Company common stock for each share of Pelican common stock held (after redemptions).

The implied enterprise valuation of Greenland Energy Company at the time of closing was approximately $215 million. Leadership of the combined company is led by Larry G. Swets, Jr. as Executive Chairman and Robert Price as Chief Executive Officer, with representation from each of the predecessor entities.

Proceeds from the Business Combination are being used to fund the Company’s initial exploration and drilling program in the Jameson Land Basin, including the planned drilling of three exploratory wells (OPW-1, OPW-6, and OPW-9). Field activity is progressing rapidly following the closing. The Government of Greenland has approved the mobilization and sealift landing of heavy equipment, including a D9 bulldozer, trucks, excavators, loaders, generators, and housing units. Once offloaded, this equipment will be used to build a three-mile road to the drilling site. Greenland Energy has secured Arctic logistics support with Desagnes Transarktik Inc., drilling services with Halliburton, and has engaged IPT Well Solutions as project manager. A 3,500-meter-capable drilling rig has been mobilized through a leading shipping company.

Exploration Licenses and Earn-In Structure

The Company holds its interest in the Jameson Land Basin through a drill-to-earn arrangement governed by the Farm-Out Agreement with 80 Mile PLC and White Flame Energy A/S (collectively, “80 Mile”). The licenses are held as Exclusive Exploration Licenses granted by the Government of Greenland. The earn-in structure is as follows:

Phase	Obligation	Result
Starting Position	None	White Flame Energy A/S holds 100% working interest; March GL holds 0%
Phase I	Fund and complete First Well (OPW-1); estimated cost ~$40 million	March GL earns 50% working interest in the entire licensed area
Phase II	Fund and complete Second Well (OPW-6); estimated cost ~$20 million	March GL’s interest increases to 70% (permanent); White Flame retains 30%

Importantly, the earn-in is based on the completion of the drilling obligations, not on commercial success. The working interest is earned even if a well results in a dry hole. As of December 31, 2025, no drilling operations have commenced and no working interest has been earned.

Key Factors Affecting Our Performance

Because we are a development-stage company with no revenue or production, our near-term performance will be driven primarily by our ability to advance exploration activities and access capital. Key factors include:

●	Exploration and Drilling Results. The discovery of commercial quantities of hydrocarbons through our planned drilling program will be the primary driver of long-term value creation. Drilling results are inherently uncertain.

●	Capital Availability. Exploration and development activities in frontier Arctic basins require substantial capital. The completion of the Business Combination on March 25, 2026 has provided initial access to public capital markets; however, our ability to access additional capital on acceptable terms will continue to influence the pace and scale of our exploration program.

●	Commodity Prices. Although we have no current production, sustained periods of low oil and natural gas prices could make future development uneconomic, reduce investor appetite for frontier exploration projects, and impair our ability to raise capital.

●	Regulatory Environment. Our operations are subject to the Greenlandic government’s exploration licensing requirements, environmental standards, and permitting processes. Delays in obtaining required permits could materially affect our drilling timeline.

●	Geological and Technical Uncertainty. The Jameson Land Basin has limited modern seismic data and no prior well control. Our ability to accurately interpret subsurface structures and identify drillable targets is critical.

●	Operating and Administrative Costs. While currently limited relative to anticipated drilling expenditures, overhead costs will increase materially as we commence field operations.

Market Conditions

The oil and gas industry is cyclical and significantly affected by commodity price volatility, global supply and demand dynamics, geopolitical events, and macroeconomic conditions. Prices for crude oil, natural gas, and natural gas liquids have historically been volatile and are expected to remain so. These fluctuations are driven by factors largely outside our control, including OPEC+ production decisions, global economic growth rates, the pace of the energy transition, U.S. and international sanctions regimes, and geopolitical developments in major producing regions.

Although we are not currently producing hydrocarbons, market conditions nonetheless materially affect our business in several ways:

●	Impact of Low Commodity Prices. Sustained periods of low oil and natural gas prices could make it uneconomic to develop any future discoveries we may make in the Jameson Land Basin, reduce investor appetite for frontier exploration projects of the type we are pursuing, and impair our ability to raise the capital necessary to fund our drilling obligations and ongoing operations.

●	Impact of High Commodity Prices. A sustained high commodity price environment, while potentially improving the economics of any future discovery, may also increase drilling costs, tighten the availability of oilfield services and equipment, and create supply chain and logistics constraints that could increase the cost and complexity of our planned exploration program.

●	Geopolitical and Arctic Energy Dynamics. Greenland occupies a strategically significant position in the global energy landscape. Heightened attention to Arctic energy security and the role of Greenland’s resources in the context of U.S. and allied energy policy may create both opportunity and increased regulatory or geopolitical scrutiny for companies operating in the region.

●	Investor Sentiment Toward Frontier Exploration. Capital flows into frontier and early-stage exploration companies are highly sensitive to broader commodity markets and investor risk appetite. Periods of market stress or sustained low prices may make it more difficult to attract the equity or partnership capital we require to advance our program.

We do not currently utilize derivative instruments to hedge commodity price exposure, as we have no production. We may consider implementing hedging strategies in the future if and when we commence production and have proved reserves to protect. There can be no assurance that hedging instruments will be available on acceptable terms or that any hedging program we may implement will be effective in mitigating commodity price risk.

Results of Operations

The following discussion covers the period from inception (March 31, 2025) through December 31, 2025 (the “Inception Period”). As this is the Company’s first fiscal period, there are no comparative prior-period results.

Key Operating Metrics

March GL is an exploration-stage energy company with no current production, proved reserves, or established revenue streams. As such, we do not presently rely on traditional operating metrics, such as daily production volumes, lifting costs, reserve replacement ratios, or production efficiency, that are commonly utilized by producing oil and gas companies. Until commercial operations commence, our performance will be measured primarily through the progress and results of our exploration activities.

Key indicators that management expects to monitor include: (i) the number of exploration wells drilled, completed, and evaluated within budgeted cost and schedule parameters; (ii) the percentage of wells meeting predefined geological and technical success criteria as outlined in our exploration program; and (iii) total capital deployed on exploration relative to our approved capital budget. These measures provide management with a framework to assess operational execution, capital efficiency, and the degree of de-risking achieved across our acreage position in the Jameson Land Basin. Upon the establishment of production and reserves, we anticipate that additional metrics—such as production volumes, development costs per barrel, and reserve growth—will become relevant measures of operating performance.

Revenues

We did not generate any revenues during the Inception Period. We are an exploration-stage enterprise and have not commenced drilling or production operations. We do not expect to generate revenues unless and until a commercial hydrocarbon discovery is made and developed, which may not occur for several years, if at all.

Operating Expenses

Total operating expenses for the Inception Period were $4,279,487. The Company expenses all costs incurred prior to the commencement of drilling operations and the establishment of a working interest in proved or unproved properties, in accordance with its accounting policy for exploration and evaluation expenditures.

Operating expenses during the Inception Period consisted primarily of:

●	Geological, geophysical, and technical evaluation costs, including early-stage data acquisition and license maintenance fees associated with the Jameson Land Basin;

●	Logistics and planning expenditures, including costs incurred under the Exploration and Participation Agreement with 80 Mile PLC prior to the commencement of drilling, non-cancellable project management agreements with Halliburton and IPT Well Solutions, and an Arctic sealift services agreement with Desagnes Transarktik Inc.;

●	General and administrative expenses, including management services fees, professional fees (legal, accounting, and consulting), and costs associated with establishing the Company’s corporate structure and preparing for the Business Combination; and

●	Transaction-related and regulatory compliance costs associated with the proposed Business Combination and Greenland licensing requirements.

The following table summarizes our results of operations for the Inception Period:

Period from Inception (March 31, 2025) through December 31, 2025
Revenue	$-
Total Operating Expenses	$(4,279,487)
Net Loss Before Income Taxes	$(4,279,487)
Income Tax Expense	-
Net Loss	$(4,279,487)
Net Loss Per Share – Basic and Diluted	$(41.40)
Weighted Average Shares Outstanding	69,438

Income Taxes

No provision for federal or state income taxes was recorded during the Inception Period. The Company incurred a net operating loss of approximately $4,279,000, resulting in a deferred tax asset of approximately $899,000 at the statutory corporate income tax rate. A full valuation allowance of approximately $899,000 has been recorded against the deferred tax asset, as management has determined that it is more likely than not that the asset will not be realized given the Company’s limited operating history and cumulative losses. Accordingly, the net deferred tax asset as of December 31, 2025 is $0.

Liquidity and Capital Resources

Our primary sources of liquidity since inception have been proceeds from private placements of our common stock. We have not generated any cash from operations and do not expect to do so until, if ever, we discover and develop commercial hydrocarbon resources.

As of December 31, 2025, we had cash and cash equivalents of $231,058, total assets of $1,671,928, and total stockholders’ equity of $1,273,133. Total assets consisted primarily of prepaid shipping fees of $1,194,883, deposits on equipment of $150,000, prepaid management fees of $68,487, prepaid expenses of $27,500, and cash of $231,058. Since inception, we have financed our operations through the issuance of 103,360 shares of common stock for gross proceeds of $5,552,620 ($5,462,620 net of the outstanding subscription receivable of $90,000). As of December 31, 2025, accounts payable of $398,795 represented our only outstanding liability, resulting in total liabilities of $398,795.

Subsequent to December 31, 2025, we completed an additional private placement of common stock, issuing 5,040 shares for gross proceeds of approximately $291,323.

Subsequent to December 31, 2025, the Business Combination was completed on March 25, 2026. The net proceeds from the Business Combination, together with the Company’s existing cash resources, are expected to fund a significant portion of our initial exploration and drilling program in the Jameson Land Basin. However, our longer-term capital requirements will be substantial, and we may need to seek additional capital through equity offerings, strategic partnerships, joint ventures, or other financing arrangements. There can be no assurance that such financing will be available on acceptable terms, if at all.

Cash Flow Summary

The following table summarizes our cash flows for the Inception Period:

Period from Inception (March 31, 2025) through December 31, 2025
Net cash used in operating activities	$(5,321,562)
Net cash used in investing activities	-
Net cash provided by financing activities	$5,552,620
Net Increase in Cash	$231,058
Cash – Beginning of Period	-
Cash – End of Period	$231,058

Operating Activities

Net cash used in operating activities was $5,321,562 for the Inception Period, consisting of the net loss of $4,279,487 and net increases in working capital of $1,042,075. Working capital changes reflected (i) payments of prepaid shipping fees of $1,194,883 (related to the Arctic sealift agreement with Desagnes Transarktik Inc.), (ii) prepaid management fees of $68,487, (iii) prepaid expenses of $27,500, and (iv) equipment deposits of $150,000, partially offset by (v) an increase in accounts payable of $398,795.

Investing Activities

We had no investing activities during the Inception Period. As of December 31, 2025, we have not initiated drilling, acquired proved or unproved oil and gas properties, or completed any capital asset transactions.

Financing Activities

Net cash provided by financing activities was $5,552,620, consisting entirely of proceeds from the private placement issuances of our common stock during the Inception Period.

Capital Resources and Outlook

We are an exploration-stage company with no revenues, no proved reserves, and no operating cash flows. Our future capital requirements will be significant and will depend on:

●	The deployment of proceeds from the Business Combination, which was completed on March 25, 2026;

●	The results of our initial exploratory wells (OPW-1, OPW-6, and OPW-9);

●	Regulatory timelines and permit approvals from Greenlandic authorities;

●	Prevailing commodity prices and their effect on the economics of frontier development; and

●	The pace of development activities and any required appraisal drilling following a discovery.

The Phase I well (OPW-1) is estimated to cost approximately $40 million, and the Phase II well (OPW-6) is estimated to cost approximately $20 million. These costs will require capital well in excess of our current resources. We expect to seek additional capital through equity offerings, strategic partnerships, joint ventures, or other financing arrangements. There can be no assurance that such financing will be available on acceptable terms, if at all.

Commitments and Contingencies

Exploration and Participation Agreement (80 Mile Agreement)

The Company has entered into an Exploration and Participation Agreement with 80 Mile PLC pursuant to which the Company has committed to fund two exploration wells in the Jameson Land Basin. Failure to meet the drilling milestones within the agreed-upon timeframe could result in the forfeiture of the Company’s right to earn the working interest. As of December 31, 2025, no drilling has commenced and no working interest has been earned.

Arctic Sealift Services Agreement

In July 2025, the Company entered into a booking and cancellation agreement with Desagnes Transarktik Inc. for Arctic sealift services. The Company made an initial deposit of approximately CAD $1.19 million (reflected as prepaid shipping fees of $1,194,883 on the balance sheet). Under the terms of the agreement, this deposit may be applied as a credit toward a 2026 voyage to the Jameson Land Basin. If a voyage does not occur during the 2026 shipping season, the deposit will be forfeited as full settlement of the 2025 cancellation, representing a potential loss contingency of approximately $1.2 million.

Service Contracts

The Company has executed project management agreements with Halliburton Energy Services, Inc. and IPT Well Solutions for drilling, engineering, logistics, and field operations support. The Halliburton consulting work order totals approximately $0.4 million for project planning and technical services. These contracts include non-cancellable provisions for the delivery of technical services, equipment mobilization, and exploration planning.

Environmental and Regulatory Obligations

The Company’s planned operations in Greenland are subject to extensive environmental reviews, regulatory approvals, and permitting requirements imposed by Greenlandic authorities. No asset retirement obligations have been recognized as of December 31, 2025, as drilling activities have not yet commenced. The Company will recognize such obligations in accordance with ASC 410 once estimable liabilities can be determined.

Future Liquidity Outlook

We expect that our existing cash resources, together with the net proceeds from this offering, will be sufficient to meet our operating needs, including geological and geophysical expenditures, license fees, permitting costs, and general administrative expenses, for at least the next twelve months.

Because we are an exploration-stage company with no current production or revenues, our future liquidity will depend primarily on the timing and amount of funds raised through equity offerings or other external financing. Over the longer term, our liquidity will also depend on the success of our planned exploration and drilling program, future commodity price realizations if commercial discoveries are made, and our ability to access capital markets to fund drilling and development activities.

Sustained changes in commodity prices, delays in drilling, or increased operating costs may influence our cash flow requirements and could require us to adjust our capital allocation priorities, including the pace of exploration activities or the timing of capital expenditures.

Quantitative and Qualitative Disclosures About Market Risk

We are an exploration-stage company with no revenues, no proved reserves, and limited operating history. Our exposure to market risks is currently minimal and relates primarily to the following:

Commodity Price Risk

Because we have not commenced production and do not hold proved or probable reserves, we have no direct exposure to crude oil or natural gas price fluctuations at this time. However, sustained changes in global commodity prices could adversely influence future capital availability, the economics of any potential development, and investor sentiment toward frontier hydrocarbon projects. We do not currently use derivative instruments to hedge commodity price risk.

Foreign Currency Risk

Certain expenditures, including consulting services and logistics costs associated with our Greenland exploration program, are denominated in Canadian dollars and Danish kroner. Because our functional currency is the U.S. dollar, fluctuations in foreign exchange rates could affect the U.S. dollar-equivalent cost of those expenditures. We monitor exchange rate movements but do not currently utilize currency-hedging instruments, given the limited volume of foreign-currency transactions to date.

Interest Rate Risk

Our cash balances are maintained in highly liquid accounts with major financial institutions. We have no outstanding debt obligations and, accordingly, are not exposed to interest rate risk related to borrowings.

Inflation Risk

Rising inflation in Canada, Denmark, or the United States could increase costs associated with technical services, transportation, and Arctic logistics. Because most of our current contracts are short-term in nature, our current exposure is limited; however, sustained inflation could increase future exploration and development costs.

Critical Accounting Estimates

Our financial statements have been prepared in accordance with U.S. GAAP. The preparation of these statements requires management to make estimates and assumptions that affect reported amounts of assets, liabilities, and expenses. Because we are in the early stage of operations, our most significant accounting judgments relate to the following:

Exploration and Development Cost Recognition

The Company expenses all costs incurred prior to the commencement of drilling operations and the acquisition of a legally enforceable interest in proved or unproved properties. This policy requires management to assess whether costs result in the acquisition of a tangible or legally enforceable interest. The determination that no such interest had been earned as of December 31, 2025 is critical to the recognition of $4,279,487 in operating expenses during the Inception Period.

Going Concern Assessment

The preparation of the financial statements on a going concern basis requires management to assess the Company’s ability to continue as a going concern within one year from the date the financial statements are issued. This assessment involved significant judgment regarding the probability of completing the Business Combination (which was subsequently consummated on March 25, 2026), obtaining additional financing, and meeting planned exploration milestones. Adverse outcomes in any of these areas could materially affect the Company’s ability to continue operations.

Prepaid Expense Amortization

Management makes judgments regarding the timing and method of amortizing prepaid expenses, including prepaid management fees, prepaid consulting services, and prepaid shipping fees. These estimates affect the timing of expense recognition and the carrying value of prepaid assets on the balance sheet. As of December 31, 2025, total prepaid assets were $1,290,870.

Income Tax Valuation Allowance

Management applies significant judgment in assessing whether it is more likely than not that deferred tax assets will be realized. Based on the Company’s limited operating history, cumulative losses, and the absence of a reliable source of future taxable income, a full valuation allowance of approximately $899,000 has been recorded against the Company’s net operating loss carryforward of approximately $4,279,000.

Recent Accounting Pronouncements

ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (issued November 2023) requires additional annual and interim disclosures of significant segment expenses regularly provided to the chief operating decision maker. The guidance is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. The Company currently operates as a single reportable segment and does not expect the adoption to have a material impact on its financial statements, though it may expand segment disclosures.

ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (issued December 2023) enhances annual disclosures related to the rate reconciliation and disaggregation of income taxes paid. The standard is effective for annual periods beginning after December 15, 2024. The Company does not expect a material impact on its financial statements other than expanded disclosures.

ASU 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40) (issued November 2024, as clarified by ASU 2025-01) requires specified disaggregations of expense line items and a definition and disclosure of selling expenses. The guidance is effective for public business entities for fiscal years beginning after December 15, 2026. The Company is evaluating the impact and expects the effect to be limited to enhanced disclosures.

ASU 2023-05 (ASC 805-60) requires a newly formed joint venture to recognize and initially measure its assets and liabilities at fair value on the formation date. The guidance is effective prospectively for joint ventures formed on or after January 1, 2025. The Company does not expect an impact unless a joint venture is formed in a future period.

SEC Final Rule on Climate-Related Disclosures (adopted March 6, 2024, subject to a stay issued April 4, 2024 pending judicial review): The rule would require registrants to disclose certain climate-related information in registration statements and annual reports. The Company is currently evaluating the potential impact on its financial statements and related disclosures.

Subsequent Events

The Company has evaluated subsequent events through the date these financial statements were available to be issued. The following material subsequent events have been identified:

Completion of Business Combination

On March 25, 2026, the Company successfully completed its previously announced Business Combination. The Business Combination was approved by shareholders of Pelican Acquisition Corporation at an extraordinary general meeting held on March 19, 2026. The transaction was structured as a series of mergers pursuant to which Pelican Acquisition Corporation, Greenland Exploration Limited, and March GL Company each merged with subsidiaries of Pelican Holdco, Inc., a newly formed Texas corporation subsequently renamed Greenland Energy Company.

The key terms of the completed transaction are as follows:

●	March GL Company merged into a wholly owned subsidiary of Greenland Energy Company and became a wholly owned subsidiary of the combined public company.

●	March GL shareholders received an aggregate of 20,000,000 shares of Greenland Energy Company common stock as merger consideration.

●	Greenland Exploration Limited shareholders received an aggregate of 1,500,000 shares of Greenland Energy Company common stock.

●	Pelican Acquisition Corporation shareholders received one share of Greenland Energy Company common stock for each share of Pelican common stock held (after redemptions).

●	The implied enterprise valuation of Greenland Energy Company at closing was approximately $215 million.

Greenland Energy Company common stock commenced trading on the Nasdaq Stock Market under the ticker symbol “GLND” on March 26, 2026. The combined company is led by Larry G. Swets, Jr. as Executive Chairman and Robert Price as Chief Executive Officer.

Operational Developments Following Closing

Following the completion of the Business Combination, Greenland Energy is actively advancing its exploration program in the Jameson Land Basin. The Government of Greenland has approved the mobilization and sealift landing of heavy equipment to the basin, including a D9 bulldozer, trucks, excavators, loaders, generators, and housing units. Upon offloading, this equipment will be deployed to construct a three-mile road to the planned drilling site. Arctic logistics support has been secured with Desagnes Transarktik Inc., drilling services are in place with Halliburton, and IPT Well Solutions has been retained as project manager. A 3,500-meter-capable drilling rig has been mobilized in connection with these preparations, marking a decisive step toward the commencement of drilling in the Jameson Land Basin.

BUSINESS

Overview

We are an exploration-stage oil and gas company led by a team of industry veterans and bolstered by a deep bench of consultants with decades of experience in the energy and natural resources industries. Our primary mission is to unlock the frontier hydrocarbon potential of the Jameson Land Basin in East Greenland, a 2-million-acre onshore licensed area through application of modern exploration technologies. With an estimated 13.03 billion barrels of gross un-risked recoverable oil, we are leveraging strategic partnerships to execute the first modern onshore drilling campaign in the region, slated for 2026. March GL, our wholly-owned subsidiary, holds rights under exclusive licenses held by third parties to an over 2-million-acre area located in the Jameson Land region of East Greenland, where its licenses cover the majority of the basin. As of October 2025, independent resource estimates prepared by Sproule ERCE indicate that March GL’s licenses hold the potential resources of 13 billion barrels of oil (an estimate of the 3U gross un-risked prospective recoverable oil). The Jameson Land Basin is located in central eastern Greenland, forming a large onshore sedimentary basin within the Jameson Land peninsula. This peninsula lies along the southeastern continental margin of East Greenland, primarily between approximately 70°N and 72°N latitude. The basin represents one of the last remaining undrilled North Atlantic Margin basins and covers a structurally complex area with significant sedimentary thickness. The Company is currently not operating any wells but is preparing to drill its first well in the basin. Through a series of partnerships and agreements under a farm-out structure with 80 Mile PLC and its subsidiary White Flame Energy A/S, we will earn up to a 70% working interest in the licenses covering the Jameson Basin after drilling the first two wells of the project. We plan to use proceeds from the offering and Business Combination and other capital sources to fund our initial exploration and drilling program, including the drilling of three exploratory wells (OPW-1, OPW-6, and OPW-9).

The Jameson Land Basin is located in central eastern Greenland, forming a large onshore sedimentary basin within the Jameson Land peninsula. This peninsula lies along the southeastern continental margin of East Greenland, primarily between approximately 70°N and 72°N latitude. It is bounded to the southwest by Scoresby Sound, to the northwest by the Stauning Alps, to the north by Scoresby Land, and to the east by features such as Carlsberg Fjord and the smaller Liverpool Land peninsula. The basin represents one of the last remaining undrilled North Atlantic Margin basins and covers a structurally complex area with significant sedimentary thickness.

We hold rights under exclusive licenses held by third parties to an over 2-million-acre area located in the Jameson Land region of East Greenland, where its licenses cover the majority of the basin. As of October 2025, the independent resource estimates prepared by the Sproule ERCE indicate that our licenses hold the potential resources of 13 billion barrels of oil (an estimate of the 3U gross un-risked prospective recoverable oil). The Company is currently not operating any wells but is preparing to drill its first well in the basin. Through a series of complex series of partnerships and agreements, we will own 70% interest in the licenses covering the Jameson Basin after drilling the first 2 wells of the project.

References in this section to “we,” “our,” “us,” “the Company” or “March GL” generally refer to March GL Company.

Business Model

Our business model is based on exploration and resource development in the frontier basins of Greenland. The three core tenets of our business strategy are: (1) acquire and earn, (2) explore and de-risk, and (3) develop and monetize. Each core tenet is further detailed below.

Acquire and Earn

We focus on securing and developing large-scale, unexplored high-potential acreage through exclusive licenses, such as our rights under exclusive licenses held by third parties to 2-million acres of Greenland’s Jameson Land Basin. Our strategy is centered on the structure to earn up to 70% of the basin by funding the initial drilling for the first 2 wells.

Exclusive Licenses

In Greenland, petroleum rights are granted through exclusive licenses issued by the Government of Greenland under the Greenland Mineral Resources Act, rather than through private oil and gas leases. An exclusive license grants the license holder the sole right to conduct petroleum exploration activities within a defined geographic area during the exploration period. No other party may explore for petroleum within the licensed area during this period.

Upon the identification of a commercial discovery and receipt of the required approvals, an exclusive exploration license may be converted, in whole or in part, into an exploitation license, which grants the right to develop, produce, and sell petroleum from the approved exploitation area for the duration of the exploitation period.

Rights to Produce and Sell Petroleum

Exclusive licenses in Greenland provide the right, upon conversion to an exploitation license and receipt of the required approvals, to extract, produce, and sell all petroleum products from the approved exploitation area, including crude oil, natural gas liquids, and natural gas, subject to applicable fiscal terms, royalties, and regulatory requirements.

Jameson Land Basin Farm-Out Agreement

March GL is party to a Farm-Out Agreement with White Flame Energy A/S, a wholly owned subsidiary of 80 Mile plc, which holds the Jameson Land Basin licenses.

Ownership Interests Before and After Drilling

●	Prior to drilling: White Flame Energy A/S holds a 100% working interest in the Jameson Land Basin licenses. March GL holds no working interest prior to drilling.

●	After drilling the first exploration well: Upon completion of the first exploration well, March GL earns a 50% working interest in the licensed area.

●	After drilling the second exploration well: Upon completion of the second exploration well, March GL’s working interest increases to 70%, with White Flame Energy A/S retaining a 30% working interest.

The 50% working interest earned after the first well does not revert or terminate upon drilling the second well; rather, it increases to a 70% working interest upon completion of the second well.

Applicability of the Earned Interest

The 70% working interest, once earned applies to the entire licensed acreage covered by the Jameson Land Basin agreement and applies to subsequent wells drilled within the licensed area, subject to the terms of the agreement.

Well Success Criteria

The earn-in is based on the drilling and completion of the first two exploration wells. The agreement does not require that either well be commercially successful for the 50% and 70% working interests to be earned. The applicable interests are earned upon completion of the drilling obligations, regardless of whether a well is determined to be unsuccessful or a dry hole.

Nature of the Earned Interest

The 50% and 70% interests represent direct working interests in the licenses. The net revenue interest attributable to March GL’s working interest will be determined in accordance with the applicable fiscal terms of the licenses, including royalties and taxes imposed by the Government of Greenland.

Drilling Costs and Cost Sharing

March GL is responsible for 100% of the capital costs associated with drilling the initial exploration wells, including OPW-1, OPW-6 and OPW-9, as part of the earn-in obligations.

Following completion of the earn-in, costs associated with any subsequent drilling or development activities are expected to be shared in proportion to the parties’ respective working interests, unless otherwise agreed.

Explore and De-Risk

A core tenet of our strategy is innovative exploration using modern technologies to unlock Greenland’s hydrocarbon potential. We leverage previous investment and modern engineering to advance the drill-ready project. Our Phase I exploration program targets high-graded locations (OPW-1, OPW-6, OPW-9) where volumetric estimates exceed the economic levels required to support the drilling program. A By drilling the initial wells, which target multiple formations, we aim to de-risk several subsequent wells and horizons to inform future exploration decisions. We utilize a disciplined risk assessment approach, noting that our frontier exploration wells. The distinction between references to “OPW1” and “OPW2” versus “OPW-1,” “OPW-6,” and “OPW-9” relates to the specific purpose for which those identifiers were used: the former represents specific prospects utilized for the recent Business Combination’s fairness opinion provided by EntrepreneurShares LLC, while the latter represents the current operational sequencing of the Phase I exploration program.

Valuation Basis: References to “OPW1” and “OPW2” appear in the context of the fairness opinion conducted by EntrepreneurShares LLC, whereby “OPW” stands for “Optimally Positioned Wells.” These two specific prospects were selected for the valuation model to demonstrate the potential economic viability and scale of the basin. The valuation analysis relied on the resource potential of these specific geological targets.

Operational Execution Plan: References to “OPW-1,” “OPW-6,” and “OPW-9” refer to execution of the Phase I exploration program. While the Company has identified over 50 prospects, the Phase I budget is focused on high-grading specific locations for immediate drilling based on logistical accessibility and geological maturation. OPW-1 remains the primary target for the first well, scheduled to spud in Q3 2026. OPW-6 has been identified as the current expected location for the second well in the drilling sequence (expected Q4 2026). While OPW-2 remains a valid prospect within the license, the Company has prioritized OPW-6 for the second slot in the drilling campaign. Final selection of the second well location will be informed by operational learnings from OPW-1, as well as prevailing market and logistical conditions at the time of execution. OPW-9 has been identified as the third location for the Phase I program, subject to similar evaluation and sequencing conditions.

Develop and Monetize

Our focus is on conducting the necessary exploration, appraisal, and evaluation required to determine the existence of a significant quantity of potentially recoverable hydrocarbons and establish commercial viability of any accumulations. The Jameson Land Basin holds significant resource potential, with prospective oil volumes estimated by Sproule ERCE at over 13 billion barrels (3U Gross). The potential scale is analogous to Prudhoe Bay. We aim to use modern technology to leverage large scale exploration to potentially achieve competitive pricing. Proceeds from the Offering and Business Combination are specifically earmarked to fund the initial exploration wells.

To provide additional context regarding our core tenet “Acquire and Earn”, 80 Mile Plc (“80 Mile”), as the “farmor,” agreed under a farmout agreement entered into between 80 Mile and March GL dated September 9, 2025 (the “FOA”), to assign a portion of its legal and beneficial interest in the Jameson Concession Licenses (i.e. the three oil exploration licenses awarded by the government of Greenland, namely OEEL 2015-13, OEEL 2015-14 and OEEL 2018-40), to March GL, as the “farmee”. The assignment of such legal and beneficial interests held by 80 Mile under the Jameson Concession Licenses to March GL, grant March GL the exclusive right/license to extract and sell all petroleum products produced and sold from the Jameson Land Basin in accordance with the Jameson Concession Licenses. These rights are contained in Schedule 4 (Joint Venture Principles) of the FOA.

This exclusive right/license granted under the FOA is different from a standard oil and gas lease which is an agreement entered into between the mineral owner (e.g. the government) and the operating company (e.g. 80 Mile) and contains the drilling rights, royalty payments and other relevant business terms governing the exploration of minerals on the subject lands.

Pursuant to the FOA, 80 Mile has agreed to transfer to March GL 50% of the legal and beneficial interests held by 80 Mile under the Jameson Concession Licenses after the first well in the Jameson Land Basin has been drilled (“Jameson Project 1”). After the successful completion of Jameson Project 1, 80 Mile has also agreed to transfer to March GL an additional 20% of the legal and beneficial interests held by 80 Mile under the Jameson Concession Licenses after a second well in the Jameson Land Basin has been drilled (“Jameson Project 2”).

As detailed in the recitals of the FOA, 80 Mile owns 96.642% of the issued share capital of White Flame Energy Ltd, a company registered in England and Wales with registered number 08689690 (“White Flame”). White Flame owns 100% of the issued share capital of White Flame AS, a company registered in Greenland with registered number 12757565 (“White Flame AS”), which in turn is the 100% legal and beneficial owner of the Jameson Concession Licenses.

The working interests in 80 Mile’s interest in the Jameson Concession Licenses after the drilling of the first well (i.e. Jameson Project 1) are as follows:

80 Mile	50%
March GL	50%

The working interests in 80 Mile’s interest in the Jameson Concession Licenses after the drilling of the second well (i.e. Jameson Project 2) are as follows:

80 Mile	30%
March GL	70%

In other words, March GL will own 50% of the working interests in the Jameson Concession Licenses after the first well is drilled and 70% of the working interests in the Jameson Concession Licenses after the second well is drilled, in accordance with the terms of the FOA. The 70% ownership interest, once earned, applies to the Jameson Concession Licenses and therefore the geographic areas covered under those licenses (i.e. OEEL 2015-13, OEEL 2015-14 and OEEL 2018-40), which is applicable to the entire 2 million acres in the Jameson Land Basin. The total gross undeveloped acreage covering the basin is 2,082,320 acres. Upon completion of the full earn-in, March GL’s 70% working interest will correspond to 1,457,624 net acres. In terms of the rights and obligations associated with all subsequent wells, these will be contained in a joint operating agreement (“JOA”).

For the avoidance of doubt, the 50% and 70% working interests are still applicable even if the first and/or second well is determined to be unsuccessful or a “dry hole”, provided that March GL has achieved the Depth Trigger (i.e. depth of 3,500 metres having been drilled) or the drilling has reached the base of the Permian. These ownership interests represent a direct working interest, insofar as March GL will have the right to explore, drill and produce petroleum products, and will be entitled to a share of the profits after the deduction of any government taxes and royalties. The specifics of the profit share and any related net revenue interest will be detailed in the JOA.

A key point to note is that the transfer of ownership interests in the Jameson Concession Licenses is subject to, inter alia, the consent of the government of Greenland. If, for any reason, such consent is not obtained by 80 Mile with respect to Jameson Project 1 by December 31, 2026, there are “fall-back provisions” in the FOA which give March GL the option to acquire 50% of the issued share capital of White Flame from 80 Mile. Similarly, if Greenland government consent is not obtained by 80 Mile with respect to Jameson Project 2 by December 31, 2027, March GL has the option to acquire an additional 20% of the issued share capital of White Flame from 80 Mile. The intention of these fall-back provisions if for March GL to be able to drill the subject wells in the name of 80 Mile (through its control of White Flame) if the government of Greenland’s consent is not obtained.

In terms of capital costs, the FOA only deals with the Jameson Concession Licenses and the drilling of the first and the second well. In relation to these wells, we will be funding 100% of the costs, charges and expenses associated with drilling these wells, and also all costs related to the preparation of the drilling of the well, travel, compliance and maintaining the Jameson Concession Licenses in good standing, liaising with government/government authorities, insurance and security deposits, corporate overheads, accounting, book-keeping and auditing and legal costs.

Our Properties and Assets

The Jameson Land Basin was initially first discovered by Atlantic Richfield Company (ARCO) in the 1970s, one of the top oil and gas procedures in the 20th century. For comparison, ARCO had also discovered the Alaska Prudhoe Bay in 1968 and the basin has produced about 12 - 13 billion barrels of oil and continues at a rate of 300,000 Boepd.

March GL is focused on the Jameson Land Basin because the Company’s geological thesis indicates that the Basin was left unexplored by ARCO due to macroeconomic and corporate restructuring challenges during 1985-1987 while still retaining its top resource potential.

Independent resource estimates prepared by Sproule ERCE dated September 1, 2025 indicates that March GL’s licenses at the Jameson Basin may contain between 1 billion and 13 billion barrels of oil (an estimate of the 3U gross un-risked prospective recoverable oil) with the March GL net 70% working interest in the license equating to 9.1 billion barrels of potential resources (an estimate of the net un-risked prospective recoverable oil).

While there are geological and operational challenges, assuming that every evaluated prospect is productive, the amount could represent one of the top producing basins in the world, hence making the exploration project a worthwhile effort for the Company.

Despite decades of evaluations and multiple prospects identified, there has yet to be a single exploration well drilled or commercial oil discovery in the Jameson Land Basin. No discoveries in the Jameson Land Basin may reflect industry timing and risk rather than poor geology. After early enthusiasm, confidence waned with a global oil price collapse, prompting major companies to exit frontier Arctic plays. Capital then shifted to deepwater after 3D seismic unlocked faster, lower risk opportunities, while rising environmental and litigation risks-and high Arctic upfront costs-made the Jameson Land Basin unattractive.

Licenses

March GL holds rights under exclusive licenses held by third parties to explore 2-million acres at the Jameson Basin through a cost-effective complex series of structured deals.

Prospective Resources (figures in millions)*	Gross Oil 1U	Gross Oil 2U	Gross Oil 3U	Net Oil 1U	Net Oil 2U	Net Oil 3U
100% Interest**	1,088.7	4,196.3	13,039.7	762.1	2,937.4	9,127.8

*	Prospective Resources are the estimated quantities of petroleum or other commercial gases that may potentially be recovered by the application of a future development project related to undiscovered accumulations. These estimates have both an associated risk of discovery and a risk of development. Further exploration, appraisal and evaluation are required to determine the existence of a significant quantity of potentially recoverable hydrocarbons.”
**	The figures shown are volumes of gross and net un-risked recoverable prospective oil from all fifty-eight identified prospects by 80 Mile PLC. The aggregated sum of all 58 Prospects is an assumption that every horizon on every prospect is productive. The gross oil estimate refers to the volumes on a 100% of the project basis, while the net oil estimate refers to the portion of those volumes attributable to March GL’s interests. 1U refers to a low estimate, 2U refers to the mean estimate and 3U refers to a high estimate.

See “Regulation of sales and transportation of liquids” and “Geological Uncertainties and Exploration Risks” for additional discussion of risks relating to our resource estimates and exploration activities.

The Jameson Land Basin comprises three exploration licenses (OEEL 2018/40, OEEL 2015/13 and OEEL 2015/14) held by White Flame Energy A/S, a wholly owned subsidiary of 80 Mile plc. All acreage is currently undeveloped. March GL is party to a farm-out agreement pursuant to which it will earn 50% working interest in the licenses after the drilling of the first well and 70% working interest in the licenses after the drilling of the second exploration well.

The licenses are structured into three sequential exploration sub-periods. The current exploration period extends to 31 December 2028, the second subsequent exploration period extending to 31 December 2031, and the third subsequent exploration period extending to 31 December 2035/2036. Together, these sub-periods define the full license term through 2035 or 2036.

Upon the identification of a commercially viable discovery, the licenses provide for conversion from exploration to exploitation. Under the terms of the license, the government of Greenland will grant an exploitation license for an initial period of up to 30 years for any part of the license area subject to development. The exploitation period may be extended for up to an additional 20 years, resulting in a maximum potential license term of 50 years.

The table below presents the gross and net undeveloped acreage associated with the licenses:

License	License Term End	Gross Acres	Net Acres (Post 70% Earn-in)
OEEL 2018/40	31 December 2036	714,996	500,497
OEEL 2015/13	31 December 2035	639,095	447,367
OEEL 2015/14	31 December 2035	728,229	509,760
Total	-	2,082,320	1,457,624

Development Plan and Capital Budget

Our business plan is exploration focused. It is centered on unlocking Greenland’s vast hydrocarbon potential, first through the Jameson Land Basin. This is in contrast with the exploitation of existing production assets of more established companies with existing operations.

We are currently an exploration-stage energy company with no current production and no proven reserves, but prospective resources. Our primary focus is drilling the first wells on our project to conduct the necessary exploration, appraisal and evaluation. We have identified 3 initial well locations across a vast acreage-holding where we could potentially drill many more wells, and through the data gathered from our initial drilling program, we will develop the necessary funding and development program for the commercial development of our entire acreage holding where we hold rights under exclusive licenses held by third parties.

Capital Budget and Funding

Funding for our initial, high-cost capital program is primarily provided by proceeds from the Offering and Business Combination, which are earmarked to drill the first two exploration wells. The total investment to bring the project to a drill-ready state.

Our initial exploration budget is focused on the Phase I Exploration Program, which targets 3 high-graded locations, OPW-1, OPW-6, and OPW-9. The volumetric estimates associated with these prospects promise, in the aggregate, high commercial viability, even though the individual commercial viability of any one reserve or prospect is uncertain and may yield no commercial success.

Estimated Costs for Phase I Exploration Program

As of the date of this registration statement, the Company estimates the total remaining costs required to execute the Phase I Exploration Program and meet our earn-in obligations as follows:

A)	Drill-Ready State (Infrastructure and Logistics): The Company has already mobilized key equipment, including a D9 bulldozer and housing units, which arrived via barge in October 2025. The remaining cost to bring the project to a “drill-ready” state - specifically the construction of a 3-mile road and drilling pad for the first well location (OPW-1) is approximately less than $2 million, which is included in the capital budget for the first well.

B)	Drilling and Testing of Required Earn-In Wells:

●	First Well (OPW-1): The estimated cost to drill and test the first well is $40 million. This amount includes the aforementioned road and pad construction costs necessary to access the site.

●	Second Well (OPW-6): The estimated cost to drill and test the second well is $20 million.

C)	The Company has identified OPW-9 as the third location. While the drilling of this well is contingent on the results of the first two wells and available capital, the Company estimates the cost to drill OPW-9 would be comparable to that of the second well, approximately $20 million, subject to inflation and operational adjustments.

Exploration Funding Commitment and Forfeiture Risk

Investors should be aware that our rights to the Jameson Land Basin are subject to specific performance milestones. As described in Note 4 to our Financial Statements (“Exploration Funding Commitment”) on page [F-22], the Company has entered into an Exploration and Participation Agreement with 80 Mile PLC. Under this agreement, we must fund 100% of the initial drilling costs for the first two exploration wells to earn our interest.

A)	Farm-Out Structure: We earn a 50% working interest in the basin after drilling the first well and a 70% working interest after drilling the second well.

B)	Forfeiture Risk: Failure to meet these drilling milestones within the agreed-upon timeframe could result in the forfeiture of the right to earn the interest. Please refer to the disclosure on page [F-22] for further details regarding these commitments.

C)	Agreed-Upon Timeframe and Specified Dates: Pursuant to the Exploration and Participation Agreement and our current operational schedule, the agreed-upon timeframe for the Phase I Exploration Program is as follows:

●	Q4 2025: Mobilization of heavy equipment (completed October 2025).

●	Q1 2026: Equipment in place to commence road and pad construction to the OPW-1 site, with construction to begin in Q3 2026.

●	Q3 2026: The Stampede drilling rig and Halliburton service equipment are scheduled to sail for Jameson Land and are expected to commence drilling for the first well, OPW-1.

●	Q4 2026: Commencement of drilling for the second well (OPW-6).

The Company believes that the proceeds from the Offering and Business Combination, assuming no redemptions, will be sufficient to fund the $60 million required for the first two wells.

Development Plan

Our development plan is structured around an initial drilling campaign during an operational window in an Arctic environment.

-	Mobilization (Q4 25/Q1 26): Equipment, including a D9 Bulldozer, housing for 40+ workers, generators, trucks, and cranes, mobilized via tugboat and barge, arrived in October 2025. Road and pad building equipment will be in place to begin constructing the 3-mile road to the OPW 1 location in Q1 26.

-	Drilling Commencement (Q3 2026): The Stampede drilling rig and related equipment, along with Halliburton services personnel, will sail for Jameson Land.

-	Initial Drilling Campaign (Q3 2026): The proceeds from the Offering and Business Combination will fund the drilling of the first two critical exploration wells.

-	OPW 1 is expected to be drilled starting in Q3 2026.

-	OPW 6 to be drilled in subsequent Q4 2026.

-	OPW 9 to be drilled only in the event that there are sufficient funds raised in a PIPE offering, which will be evaluated at a later date. The Company does not anticipate the drilling of OPW 9 in 2026.

-	The data gathered will be used to de-risk the subsequent wells and inform decision-making process for the future development plans.

Our Operations Oil and Gas Reserves

The evaluation of March GL’s license interests in the Jameson Land Basin and the assessment of prospective resources have been prepared by Sproule ERCE in accordance with the guidelines and classification standards set forth in the Society of Petroleum Engineers (SPE) Petroleum Resources Management System (PRMS) using the Prospective Resources methodology. Prospective resources represent the estimated quantities of petroleum that may potentially be recovered from undiscovered accumulations through the application of future development programs on the acreage. These estimates are inherently uncertain because they relate to undiscovered accumulations. There is no certainty that any portion of the prospective resources will be discovered, or that, if discovered, they will be economically viable or technically feasible to recover.

The assessment was prepared in accordance with PRMS evaluation standards. Sproule ERCE, an independent petroleum engineering firm, conducted the evaluation. Sproule ERCE was selected for this work based on its historical experience and geographic expertise in evaluating similar frontier basins.

Sproule ERCE’s review included analysis of four key geological reports:

●	The Gaffney Cline Associates (GCA) 2024 Independent Audit

●	The Arco 1987 Geological and Geophysical Interpretation

●	Greenland Geological Survey (GGS) 1987 archival data

●	The 80 Mile (80M) Resource Estimates, which defined 58 exploration prospects across the basin

Sproule ERCE validated three levels of prospective resource assessments:

●	Basin-Level Assessment - Evaluation of the Jameson Land Basin as a whole, encompassing all three licenses held by March GL.

●	Prospect Inventory Assessment - Review of the total prospective resource base identified in 58 prospects defined by 80M.

●	Initial Drilling Program Assessment - Review of the first three prospective wells identified by March GL (OPW-1, OPW-6, and OPW-9) in its planned drilling program.

Reserve and resource assessments are subject to numerous uncertainties inherent in the interpretation of geological and geophysical data. As such, these estimates should not be construed as exact quantities. Actual resource volumes recovered, if any, may differ materially from the estimates presented due to geologic, engineering, and economic factors. See “Risk Factors” for additional discussion of risks relating to our resource estimates and exploration activities.

Internal Controls

Our internal staff of petroleum engineers and geoscience professionals work closely with our independent reserve engineers to ensure the integrity, accuracy and timeliness of data furnished to our independent reserve engineers in their preparation of reserve estimates.

The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation. As a result, the estimates of different engineers often vary. In addition, the results of drilling, testing and production may justify revisions of such estimates. Accordingly, reserve estimates often differ from the quantities of oil, natural gas and NGLs that are ultimately recovered. The reserves engineering group reviews the estimates with our third-party petroleum consultants, Sproule ERCE, an independent petroleum engineering firm. As of the date of this prospectus, March GL holds no proved, probable, or possible oil and gas reserves. The Company currently only has highly promising commercially viable prospects.

Sproule ERCE is a professional consulting firm with experience in petroleum engineering, geology, reserves reporting and property evaluation.

Production and Price History

We are currently an exploration stage oil and gas company with no established reserves but prospective resources. The March GL Greenland project is characterized as an undrilled frontier basin. As of the date of the evaluation report prepared by Sproule ERCE (September 1, 2025), the Company holds no proved, probable, or possible oil and gas reserves. Hence, we do not have any production and price history established at the moment. The evaluation report prepared by Sproule ERCE is only for prospective resources.

Operating Data

Our primary focus is the Jameson Land Basin in East Greenland. The Company has not drilled any wells on its properties. The Company is actively moving toward its Phase I Exploration Program, which involves high-grading and proposing three drilling locations: OPW-1, OPW-6, and OPW-9. All estimates of potential future recovery are prospective in nature. Equipment mobilization, including a D9 bulldozer, generator, and housing for road and pad building, were scheduled to occur via beach landing on Jameson Land.

Pursuant to the earn-in and cooperation agreement between White Flame Energy A/S and March GL, March GL will act as the operator for drilling activities, including the planning and execution of drilling operations at OPW-1, OPW-6 and OPW-9, subject to the required regulatory approvals.

White Flame Energy A/S will remain the license holder of record, and operations will be conducted in accordance with Greenlandic regulatory requirements and under the oversight of the Mineral License and Safety Authority (MLSA).

Drilling Results

The Company has not commenced drilling any operated wells, nor has it participated in any non-operated wells. As of September 1, 2025, the Company has yet to establish the commercial viability of any hydrocarbon accumulations.

The proposed drilling campaign includes three wells that target multiple reservoirs. The first well, OPW 1, is expected to be drilled in Summer 2026, followed by OPW 6 (which is expected in September 2026). Halliburton, IPT, and Stampede Drilling are mobilizing personnel and equipment for the OPW 1 and OPW 6 wells.

Competition

Currently, according to our knowledge, we do not have any direct competition in the Jameson Basin. However, the oil and natural gas industry in general is competitive and we might have to compete with other resourceful companies in the future in exploration of other assets.

Seasonality of business

Generally, demand for hydrocarbons such as natural gas, oil and NGL decreases during the spring and fall months and increases during the summer and winter months. However, certain natural gas and NGL markets utilize storage facilities and purchase some of their anticipated winter requirements during the summer, which can lessen seasonal demand fluctuations. In addition, seasonal anomalies such as mild winters or mild summers can have a significant impact on prices. These seasonal anomalies can pose challenges for meeting our objectives and can increase competition for equipment, supplies and personnel during the spring and summer months, which could lead to shortages, increased costs or delayed operations.

Title to properties

We believe that we have satisfactory title to substantially all of our active properties in accordance with standards generally accepted in the oil and natural gas industry. Our properties are subject to customary royalty and overriding royalty interests, certain contracts relating to the exploration, development, operation and marketing of production from such properties, consents to assignment and preferential purchase rights, liens for current taxes, applicable laws and other burdens, encumbrances and irregularities in title, which we believe do not materially interfere with the use of or affect the value of such properties. Prior to acquiring producing wells, we endeavor to perform a title investigation on an appropriate portion of the properties that is thorough and is consistent with standard practice in the oil and natural gas industry. Generally, we conduct a title examination and perform curative work with respect to significant defects that we identify on properties that we operate. We believe that we have performed reasonable and protective title reviews with respect to an appropriate cross-section of our operated natural gas and oil wells.

Legislative and regulatory environment

Our oil, natural gas and NGL exploration, development, production and related operations and activities are subject to the regulations of the Government of Greenland. Failure to comply with such rules and regulations can result in administrative, civil or criminal penalties, compulsory remediation and imposition of natural resource damages or other liabilities. Although the regulatory burden on the natural gas and oil industry increases our cost of doing business and, consequently, affects our profitability, we believe these obligations generally do not impact us differently or to any greater or lesser extent than they affect other operators in the oil and natural gas industry with similar operations and types, quantities and locations of production.

The oil and natural gas sector in Greenland is governed by the Mineral Resources Act, administered by the Mineral Licence and Safety Authority (MLSA). Environmental oversight is provided by the Environmental Agency for Mineral Resources Activities (EAMRA) and the Greenland Institute of Natural Resources (GINR), under the overall authority of the Department of Industry, Climate, Nature and Research (DICNR).

Field activities are subject to MLSA-approved work programs, safety and waste-management plans, annual reporting obligations, and other license terms. Breaches of these requirements can result in financial penalties, suspension, or termination of a license.

The Jameson Land Project is covered by three exploration licenses held by White Flame Energy A/S, a wholly owned subsidiary of 80 Mile PLC, granted under the Greenland Mineral Resources Act and administered by the Mineral License and Safety Authority (MLSA). The licenses are in good standing, and all license fees, work commitments, and reporting obligations have been met.

Regulatory oversight of environmental and operational matters is administered by the Environmental Agency for Mineral Resource Activities (EAMRA). March GL is compliant with all current regulatory requirements applicable to the present stage of exploration.

Prior to commencing drilling activities, the project requires:

(i)	approval of an Environmental Impact Assessment (EIA) by EAMRA, in consultation with the Danish Centre for Environment and Energy (DCE); and

(ii)	approval of a Field Activities Application for drilling, including associated operational and environmental documentation.

These approvals are required before drilling can commence. All other regulatory, licensing, and reporting obligations applicable to the current phase of work have been satisfied, and March GL remains in good standing with the above-mentioned Greenlandic authorities.

Regulation of production

In Greenland as in many countries, oil and natural gas companies are generally required to obtain permits for drilling operations, provide drilling bonds, file reports concerning operations and meet other requirements related to the exploration, development and production of natural gas, oil and NGL. Such countries often have statutes and regulations addressing conservation matters, including provisions for unitization or pooling of natural gas and oil interests, rights and properties, the surface use and restoration of properties upon which wells are drilled and disposal of water produced or used in the drilling and completion process.

These regulations include the establishment of maximum rates of production from natural gas and oil wells, rules as to the spacing, plugging and abandoning of such wells, restrictions on venting or flaring natural gas and requirements regarding the ratability of production, as well as rules governing the surface use and restoration of properties upon which wells are drilled. All such activities are subject to MLSA oversight and periodic reporting obligations as part of the Company’s approved work programs.

These laws and regulations may limit the amount of natural gas, oil and NGL that can be produced from wells in which we own an interest and may limit the number of wells, the locations in which wells can be drilled, or the method of drilling wells. Additionally, the procedures that must be followed under these laws and regulations may result in delays in obtaining permits and approvals necessary for our operations and therefore our expected timing of drilling, completion and production may be negatively impacted. Because Greenland’s regulatory regime is comprehensive and site-specific, the process of securing the necessary approvals may extend operational timelines, particularly for activities requiring environmental review.

Any future production from our licenses will be governed by the terms established under the Mineral Resources Act, including government participation rights, royalty obligations, and post-production reporting requirements administered by DICNR.

Regulation of sales and transportation of liquids

In Greenland, the sale and transportation of oil and natural gas liquids are governed by the terms of the applicable licenses issued under the Mineral Resources Act and by related regulations administered by the MLSA and DICNR.

Because Greenland has no domestic refining or pipeline infrastructure, the transportation of produced hydrocarbons would occur via marine export facilities subject to environmental and safety approvals. Currently there are no marine export facilities for petroleum liquids or natural gas that have been constructed or are currently under construction. Prior to establishing any such infrastructure and related marketing of petroleum liquids or natural gas, March GL intends to drill and evaluate the commercial viability of the oil and gas resources. Any sale or export of crude oil or natural gas liquids must comply with the export and royalty provisions established under the Mineral Resources Act and the individual license terms.

We currently do not have production or sales of oil or natural gas liquids. Accordingly, no specific transportation or marketing arrangements are in place at this stage. Future marketing and sales strategies will depend on the development of production volumes and infrastructure, and on commercial arrangements negotiated under Greenlandic law.

Geological Uncertainties and Exploration Risks

Our exploration activities are subject to significant geological risks due to the frontier nature of the basin in which we operate. The current seismic data coverage is limited to reconnaissance-level 2D surveys, with line spacing ranging from 3-5 kilometers to 8-12 kilometers across our licensed areas. This sparse data density limits our ability to accurately define subsurface traps, assess reservoir quality, and plan future drilling operations with precision.

In addition, the basin exhibits structural complexity, including pervasive igneous intrusions and faulting patterns, which pose significant challenges to trap integrity, hydrocarbon migration pathways, and seismic imaging. These geological features may result in unanticipated drilling outcomes, reduced reservoir quality, or unsuccessful wells.

Further, there is considerable uncertainty regarding the thermal maturity of the basin due to the lack of well calibration data and evidence of substantial Tertiary uplift and erosion, estimated between 2,000 and 6,000 feet. This uncertainty increases the risk that mature portions of the basin may have exceeded the oil window, resulting in hydrocarbon generation that is predominantly gas-prone rather than oil-prone. In particular, Permian formations present elevated structural and maturity risk, making them among the highest-risk targets in our portfolio.

If these geological risks materialize, our exploration efforts may not lead to the discovery of commercial quantities of hydrocarbons, which could adversely affect our business, financial condition, results of operations, and prospects.

Regulation of environmental and occupational safety and health matters generally

Our operations are subject to numerous stringent federal and local statutes and regulations governing environmental protection, occupational safety and health, and the release, discharge or disposal of materials into the environment, some of which carry substantial administrative, civil and criminal penalties for failure to comply. Applicable environmental and safety laws are established under the Mineral Resources Act and related executive orders, administered by the MLSA. Environmental oversight is carried out by EAMRA and GINR, under the overall authority of the DICNR.

In addition, regulations issued under these authorities set forth specific standards for drilling wells, maintenance of financial guarantees and bonding requirements to conduct operations, the spacing and location of wells, the method of drilling and casing wells, the and for surface use and restoration of the lands properties upon which wells are drilled, the plugging and abandoning of wells, the prevention and cleanup of pollutants, and other matters. These laws and regulations may, among other things, require the acquisition of permits to conduct exploration, drilling, and production operations; restrict the types, quantities and concentrations of various substances that can be released into the environment in connection with drilling, production and transporting through pipelines; govern the sourcing and disposal of water used in the drilling and completion process; limit or prohibit construction or drilling activities in sensitive or protected areas; require investigatory or remedial actions to prevent or mitigate pollution conditions caused by our operations; impose obligations to reclaim and abandon well sites and pits; establish specific safety and health criteria addressing worker protection; and impose substantial liabilities for pollution resulting from operations or failure to comply with regulatory filings.

The Government of Greenland, through MLSA and EAMRA, periodically reviews and updates environmental and safety requirements applicable to mineral and petroleum activities. Any changes that result in delay or more stringent and costly permitting, waste handling, disposal and clean-up requirements for the oil and gas industry could have a significant impact on our operating costs. Although future environmental obligations are not expected to have a material impact on the results of our operations or financial condition, there can be no assurance that future developments, such as increasingly stringent environmental laws or enforcement thereof, will not cause us to incur material environmental liabilities or costs.

Failure to comply with these laws and regulations may result in the assessment of administrative, civil and criminal fines and penalties, revocation or suspension of licenses, the imposition of investigatory or remedial obligations and the issuance of orders enjoining some or all of our operations in affected areas. These laws and regulations may also restrict the rate of oil and natural gas production below the rate that would otherwise be possible. The regulatory burden on the oil and gas industry increases the cost of doing business in the industry and consequently affects profitability. It is possible that, over time, environmental regulation could evolve to place more restrictions and limitations on activities that may affect the environment, and thus, any changes in environmental laws and regulations or reinterpretation of enforcement policies that result in more stringent and costly well drilling, construction, completion or water management activities or waste handling, storage, transport, disposal, or remediation requirements could require us to make significant expenditures to attain and maintain compliance and may otherwise have a material adverse effect on our results of operations and financial position. We may be unable to pass on such increased compliance costs to our customers.

Moreover, accidental releases or spills may occur in the course of our operations, and we cannot be sure that we will not incur significant costs and liabilities as a result of such releases or spills, including any third-party claims for damage to property, natural resources or persons. Given the frontier and Arctic conditions in which we operate, spill response and remediation logistics may also be affected by weather, ice, and limited infrastructure. Although we believe that we are in substantial compliance with applicable environmental laws and regulations and that continued compliance with existing requirements will not have a material adverse impact on our business, there can be no assurance that this will continue in the future.

Climate change

The perceived threat of climate change continues to attract considerable attention in Greenland, Denmark and around the world. Numerous proposals have been made and could continue to be made at the international, national, and local levels of government to monitor and limit existing emissions of GHGs. These efforts have included consideration of cap-and-trade programs, carbon taxes, GHG disclosure obligations and regulations that directly limit GHG emissions from certain sources. As a result, our operations are subject to a series of regulatory, political, litigation and financial risks associated with the production and processing of fossil fuels and the emission of GHGs.

If more stringent laws and regulations relating to climate change and GHGs are adopted, it could cause us to incur material expenses to comply with such laws and regulations. These requirements could adversely affect our operations and restrict or delay our ability to obtain air permits for new or modified sources.

In Greenland, climate-related policy is developed by the Department of Industry, Climate, Nature and Research (DICNR), which coordinates national targets within the framework of Denmark’s obligations under the Paris Agreement. Greenland participates in the implementation of Denmark’s nationally determined contributions (NDCs) and emissions accounting through cooperation with the Danish Energy Agency and relevant EU reporting mechanisms. Any future Greenland-specific regulations addressing GHG emissions, energy efficiency, or carbon management would be adopted under this framework and enforced by the MLSA and EAMRA where applicable to mineral or petroleum activities.

For example, there are a number of state and regional efforts to regulate emissions of methane from new and existing sources within the oil and natural gas source category. Compliance with these rules will require enhanced record-keeping practices, the purchase of new equipment, and increased frequency of maintenance and repair activities to address emissions leakage at certain well sites and compressor stations, and also may require hiring additional personnel to support these activities or the engagement of third-party contractors to assist with and verify compliance.

Separately, many U.S. state leaders, the European Union and other jurisdictions have intensified or stated their intent to intensify efforts to support international climate commitments and treaties and have developed programs that are aimed at reducing GHG emissions, such as by means of cap and trade programs, carbon taxes, encouraging the use of renewable energy or alternative low-carbon fuels, or imposing new climate-related reporting requirements. Cap and trade programs, for example, typically require major sources of GHG emissions to acquire and surrender emission allowances in return for emitting those GHGs.

Any legislation or regulatory programs aimed at reducing GHG emissions, addressing climate change more generally, or requiring the disclosure of climate-related information could increase the cost of consuming, and thereby reduce demand for, the oil, natural gas or NGLs we produce or otherwise have an adverse effect on our business, financial condition and results of operations.

There are also increasing financial risks for fossil fuel producers as shareholders, bondholders and lenders currently may elect in the future to shift some or all of their investments into non-fossil fuel energy-related sectors. Certain institutional lenders who provide financing to fossil-fuel energy companies also have shifted their investment practices to those that favor “clean” power sources, such as wind and solar, making those sources more attractive, and some of them may elect not to provide funding for fossil fuel energy companies in the short or long term. There is also a risk that financial institutions will be pressured or required to adopt policies limiting funding for the fossil fuel sector. Although there has been recent political support to counteract these initiatives, these and other developments in the financial sector could lead to some lenders restricting access to capital for or divesting from certain industries or companies, including the oil and gas sector, or requiring that borrowers take additional steps to reduce their GHG emissions. Any material reduction in the capital available to us could make it more difficult to secure funding for exploration, development and production activities and have an adverse effect on our business, financial condition and results of operations.

Worker health and safety

We are subject to a number of Greenlandic and Danish laws and regulations governing occupational health and safety, including the Greenland Working Environment Act and its implementing executive orders. These laws are designed to protect the health and safety of workers in all phases of exploration, drilling, transport, and related field operations. Oversight is provided by the Greenland Working Environment Authority in cooperation with the MLSA, which enforces safety obligations applicable to mineral and petroleum license holders.

We intend to apply best international safety standards consistent with Arctic operations, drawing on established oil and gas industry practices and the safety management systems described in our operational manuals, including those developed in cooperation with IPT Well Solutions.

Under Greenland’s regulatory framework, companies must identify, document, and communicate potential workplace hazards to employees and contractors, maintain proper training and emergency preparedness procedures, and ensure compliance with safety inspections and reporting obligations administered by the relevant authorities.

Failure to comply with applicable occupational health and safety requirements may result in administrative fines, suspension of operational activities, or other enforcement actions by the MLSA or the Working Environment Authority.

Related permits and authorizations

Many environmental laws require us to obtain permits or other authorizations from federal agencies before initiating certain drilling, construction, production, operation or other oil and natural gas activities, and to maintain these permits and compliance with their requirements for ongoing operations. These permits are generally subject to protest, appeal or litigation, which can in certain cases delay or halt projects and cease production or operation of wells, pipelines and other operations.

March GL has received authorization to mobilize equipment to the license area in preparation for planned drilling activities.

As of the date of this registration statement, the remaining permits required to commence drilling of the first two exploratory wells include approval of an Environmental Impact Assessment (EIA) and approval of a field activities application covering drilling operations, both issued by the MLSA in collaboration with EAMRA.

The EIA process is currently underway, with approval anticipated in March 2026. Submission and approval of the field activities application is expected to follow, with approval anticipated in May 2026, after which drilling operations may commence.

Related insurance

We maintain insurance against some contamination risks associated with our development activities, including a coverage policy for gradual pollution events. However, this insurance is limited to activities at the well site and there can be no assurance that this insurance will continue to be commercially available or that this insurance will be available at premium levels that justify its purchase by us. The occurrence of a significant event that is not fully insured or indemnified against could have a materially adverse effect on our financial condition and operations.

Human Capital Resources

We aim to provide a safe, healthy, respectful, and fair workplace for all employees. We believe our employees’ talent and wellbeing is foundational to delivering on our corporate strategy, and that intentional human capital management strategies enable us to attract, develop, retain and reward our dedicated employees.

Employee Safety and Health

The health, safety, and well-being of our employees and contractors is a top priority. In addition to our commitment to complying with all applicable safety, health, and environmental laws and regulations, we are focused on minimizing the risk of workplace incidents and preparing for emergencies as a priority element of our culture. We work to reduce safety incidents in our business and actively seek opportunities to make safety culture and procedural improvements.

Legal proceedings

The Company may, from time to time, be involved in litigation and claims arising out of its operations in the normal course of business. The Company is not currently a party to any material legal proceedings. In addition, the Company is not aware of any material legal proceedings contemplated to be brought against the Company.

The Company, as an owner and operator of oil and gas properties, is subject to Greenlandic laws and regulations governing the discharge of materials into, and protection of the environment. These requirements are established under the Mineral Resources Act and administered by MLSA and EAMRA under the oversight of DICNR. These laws and regulations may, among other things, impose liability on the license holder for the cost of pollution cleanup resulting from operations and subject the lessee to liability for pollution damages. In some instances, the Company may be directed to suspend or cease operations in the affected area. The Company maintains insurance coverage that is customary in the industry, although the Company is not fully insured against all environmental risks.

The Company is not aware of any environmental claims existing as of the date of this prospectus. There can be no assurance, however, that current regulatory requirements will not change, or past non-compliance with environmental issues will not be discovered on the Company’s oil and gas properties.

MANAGEMENT

The following table provides information regarding our executive officers and members of the PubCo Board:

Name	Age	Position(s)
Robert Price	65	Chief Executive Officer and Director
Ashiq Merchant	48	Chief Financial Officer
Larry G. Swets, Jr.	51	Chairman of the Board
Daniel M. McCabe	75	Director
Melanie Furlan	60	Director
Roderick McIllree	52	Director
Scott D. Wollney	55	Director
Hassan R. Baqar	48	Director

Executive Officers

Robert Price

Robert B. Price, our Chief Executive Officer and director, is a seasoned energy executive and entrepreneur with more than three decades of experience developing exploration and production ventures, manufacturing operations, and strategic acquisitions. He has led multiple companies across the energy, real estate, and industrial sectors. Mr. Price since 1991 is also the founder and president of Brooks Energy Company, an oil and natural gas exploration and production company in the mid-Continent and Rocky Mountain regions in the U.S. Mr. Price was previously a founding member and majority owner of Escalante H2 Power, a hydrogen electrical generation business in New Mexico, which sold to Tallgrass Energy. From 2022 to 2025, Mr. Price served as managing partner of LN Energy, which owns a proven 68 BCF natural gas field in Italy. From 2021 to 2023, Mr. Price served as Chief Executive Officer of Total Helium (now Altura Energy Corp), a company engaged in helium exploration, production, and storage, serving as a domestic supplier of helium which was funded in part by The Linde Group. From 2015 to 2020, Mr. Price served as Chief Executive Officer of Highlands Natural Resources, which focused on developing horizontal oil and gas wells in the DJ Basin of Colorado through a development agreement with ConocoPhillips and funding from private equity groups including Siguler Guff and Halliburton. Highlands Natural Resources subsequently sold to the True Companies in Casper Wyoming. From 2007 to 2013, Mr. Price served as founder and chairman of Zeledyne, which acquired and operated Ford Motor Company’s glass division. From 2005 to 2008, Mr. Price also served as the owner and manager of S&R Compression, a natural gas compressor manufacturing and rental business. From 1989 to 2001, Mr. Price served as Vice President, Trust Officer, and Oil & Gas Trust Energy Department Manager at First National Bank & Trust Company in Tulsa (now JPMorgan Chase). In addition to his corporate roles, Mr. Price has served in public service and regulatory capacities. He has served on the U.S. Department of Interior’s Royalty Policy Committee (formerly Mineral Management Service) and on the Tulsa Technology Center governing board. He also served as a Commissioner of State of Colorado Economic Development Commission. Mr. Price holds a B.A. from the University of Colorado at Denver and a J.D. from the University of Tulsa.

Ashiq Merchant

Ashiq Merchant serves as our Chief Financial Officer. Mr. Merchant is a senior finance executive with over 25 years of experience in multinational, publicly listed energy companies. His professional expertise includes financial reporting and analysis, corporate governance, risk management, capital investment evaluation, and internal control frameworks applicable to companies listed on U.S. securities exchanges.

Since September 2025, Mr. Merchant has served as Assistant Director at Services Australia with leadership experience in financial governance, performance reporting, compliance, and executive advisory within a large, complex government organization. From September 2000 to September 2025, Mr. Merchant was employed by BP, where he held progressively senior finance leadership roles across upstream and downstream businesses in multiple international jurisdictions, including the Middle East and North America. During this period, Mr. Merchant held positions with responsibility for financial reporting, internal controls, budgeting and forecasting, performance management, capital allocation, and joint-venture financial oversight. His experience includes supporting strategic initiatives, transactions, restructurings, and complex operating environments, as well as maintaining financial discipline within regulated, publicly reported businesses.

Mr. Merchant has extensive experience working with Boards of Directors, Audit Committees, executive management teams, and external auditors and advisors, and has been involved in the preparation and review of materials supporting corporate governance, risk management, and regulatory compliance consistent with U.S. public company standards.

Mr. Merchant holds a Bachelor’s degree in Business and Accounting. He is a Certified Public Accountant (CPA- United States) and is also a member of the Association of Chartered Certified Accountants (ACCA).

Directors

Larry G. Swets, Jr.

Larry G. Swets Jr. serves as a member of our board of directors. Mr. Swets has over 25 years of experience within financial services encompassing both non-executive and executive roles.

Mr. Swets founded Itasca Financial LLC, an advisory and investment firm, in 2005 and has served as its managing member since inception. Mr. Swets also founded and is the President of Itasca Golf Managers, Inc., a management services and advisory firm focused on the real estate and hospitality industries, in August 2018 and director of GreenFirst Forest Products Inc. (TSXV: GFP), a public company focused on investments in the forest products industry, since June 2016. Since September 2023, Mr. Swets has served as Chief Executive Officer of FG Merger II Corp.(NASDAQ: FGMC), a special purpose acquisition company in the process of completing its business combination. Since Februaury 2024, Mr Swets has served as Head of Merchant Banking of FG Nexus Inc. (“FGNX”), formerly FG Financial Group Inc. (“FGF”) which operates as a Ethereum Treasury Company and previously as a reinsurance and asset management holding company. Mr. Swets has also served as a senior advisor to Aldel Financial II Inc. (NASDAQ: ALDF) since October 2024, a special purpose acquisition companies in the process of completing its business combination. From October 2021 to September 2024, Mr. Swets also served as Chief Executive Officer and a member of the board of directors of FG Acquisition Corp (TSX:FGAA.U), a special purpose acquisition company which merged with Strong/MDI Screen Systems, Inc. and was renamed as Saltire Capital Ltd. (TSX: SLT). Since March 2025, Mr. Swets serves as senior advisor of Innovative Digital Acquisition Corp. (previously known as FG Merger III Corp.), a special purpose acquisition company in the process of completing its IPO and is focused on searching for a target company in the financial services sector. Since September 2024, Mr. Swets serves as Executive Chairman of Saltire Capital Ltd. (TSX: SLT). Since September 29, 2025 Mr. Swets has served as Chief Executive Officer of FG Imperii Acquisition Corp. (NASDAQ: FGII), a special purpose acquisition company in the process of completing its IPO and is focused on searching for a target company in the financial services sector.

Previously, Mr. Swets served as a director of FG Merger Corp. (Nasdaq: FGMCU), a special purpose acquisition company which merged with iCoreConnect Inc. (Nasdaq: ICCT), a market leading, cloud-based software and technology company focused on increasing workflow productivity and customer profitability through its enterprise and healthcare workflow platform of applications and services, from February 2022 to August 2023, and as a director and Chief Executive Officer of FG New America Acquisition Corp. (NYSE: FGNA), a special purpose acquisition company which merged with OppFi Inc. (NYSE: OPFI), a leading financial technology platform that powers banks to help everyday consumers gain access to credit, from July 2020 to July 2021. From October 2021 to September 2024, Mr. Swets also served as Chief Executive Officer and a member of the board of directors of FG Acquisition Corp (TSX:FGAA.U), a special purpose acquisition company which merged with Strong/MDI Screen Systems, Inc. and was renamed as Saltire Capital Ltd. (TSX: SLT). Mr.Swets served as Senior Advisor to Aldel Financial Inc. (NYSE: ADF), a special purpose acquisition company which merged with Hagerty, Inc. (NYSE: HGTY), a leading specialty insurance provider focused on the global automotive enthusiast market, from April 2021 to December 2021.

Mr. Swets also served as Chief Executive Officer of FG Nexus (“FGNX”), formerly FG Financial Group Inc. (“FGF”). from November 2020 to February 2024, after having served as interim CEO from June 2020 to November 2020, Chief Executive Officer of GreenFirst Forest Products Inc. (TSXV: GFP) (formerly Itasca Capital Ltd.) from June 2016 to June 2021, Chief Executive Officer of Kingsway Financial Services Inc. (NYSE: KFS) from July 2010 to September 2018, including as its President from July 2010 to March 2017. He served as Chief Executive Officer and director of 1347 Capital Corp., a special purpose acquisition company which merged with Limbach Holdings, Inc. (Nasdaq: LMB), from April 2014 to July 2016. He was also a founder and served as Chairman of the Board of Unbounded Media Corporation from June 2019 to September 2023. Mr. Swets also previously served as a member of the board of directors of FG Nexus, formerly FG Financial Group Inc., from November 2013 to February 2024, FG Group Holdings, Inc. from October 2021 to February 2024, Harbor Custom Development, Inc. (Nasdaq: HCDI) from February 2020 to November 2023, Limbach Holdings, Inc. (Nasdaq: LMB) from July 2016 to August 2021, Kingsway Financial Services Inc. (NYSE: KFS) from September 2013 to December 2018, Atlas Financial Holdings, Inc. (OTC: AFHIF) from December 2010 to January 2018, FMG Acquisition Corp. (Nasdaq: FMGQ) from May 2007 to September 2008, United Insurance Holdings Corp. from 2008 to March 2012; and Risk Enterprise Management Ltd. from November 2007 to May 2012. Mr. Swets served as director of Insurance Income Strategies Ltd. from October 2017 to December 2021.

Prior to founding Itasca Financial LLC, Mr. Swets served as an insurance company executive and advisor, including the role of director of investments and fixed income portfolio manager for Lumbermens Mutual Casualty Company, formerly known as Kemper Insurance Companies. Mr. Swets began his career in insurance as an intern in the Kemper Scholar program in 1994. Mr. Swets earned a Master’s Degree in Finance from DePaul University in 1999 and a Bachelor’s Degree from Valparaiso University in 1997. He is a member of the Young Presidents’ Organization and holds the Chartered Financial Analyst (CFA) designation.

Daniel M. McCabe

Daniel M. McCabe serves as a member of our board of directors. Mr. McCabe has extensive experience in the legal sector. He began his legal career as an assistant clerk of the Superior Court at Stamford from 1974 to 1976. He has operated his own legal practice, Daniel McCabe LLC, a general practice law firm in Connecticut founded in 1982, where he advises individuals and business entities on commercial transactions, business organizations, and complex litigation. He also serves as an Adjunct Professor of Business Law at Sacred Heart University.

Since September 1985, Mr. McCabe has served as the Managing Partner of 1200 Summer Street Association. He currently serves on the boards of several special purpose acquisition companies, including Yotta (since April 2022), Quetta (since August 2023), Black Hawk Acquisition Corporation (since March 2024), Quartzsea Acquisition Corporation (since March 2025), Quantumsphere (since August 2025), and Pelican Acquisition Corporation (since May 2025). He will also serve as an independent director of GalaxyEdge Acquisition Corporation and QuasarEdge Acquisition Corporation upon the effectiveness of their respective registration statements.

Earlier in his career, Mr. McCabe held several public service and leadership positions, including Chairman of the Stamford Housing Authority, Co-chair of the Stamford Reapportionment Committee, Member of the Board of Parole for the State of Connecticut, Chairman of the Republican Town Committee of Stamford, and Counsel to the Stamford Water Pollution Control Authority. He also served as Corporation Counsel for the City of Stamford, acting as chief legal counsel and advisor to Mayor Stanley Esposito.

Melanie Furlan

Melanie Furlan serves as a member of our board of directors. Ms. Furlan is a seasoned executive with more than 30 years of leadership experience in healthcare, philanthropy, and nonprofit consulting. Since November 2021, Ms. Furlan has served as the Chief Philanthropy Officer for Ascension Illinois, a $3 billion 15 hospital health system. At Ascension Illinois, Ms. Furlan also served on the Executive Leadership Team and provided strategic oversight of the system’s foundation boards. She successfully guided the foundation through the dissolution of AMITA Health, restructuring governance and operations while maintaining board engagement, staff continuity, and donor confidence. Under her leadership, the foundation raised $27 million in fundraising during FY22, marking the most successful year in its history.

From October 2018 to October 2021, Ms. Furlan served as Chief Philanthropy Officer for AMITA Health Foundations, where she directed governance and fiduciary oversight for three foundation boards supporting 19 hospitals within a $4 billion system. She consolidated seven foundations into three legal entities, dissolved eight underperforming boards, and strengthened governance and fiduciary focus. During her tenure, she raised $200 million, including 13 transformational seven-ﬁgure gifts, while increasing return on investment by 63%.

From July 2007 to September 2018, Ms. Furlan served as Vice President of the Alexian Brothers Health System Foundation, where she recruited and engaged a new foundation board of more than 60 leaders, aligning governance with system strategy. She also held senior roles with Latz Bruni Partners, advising nonprofit boards on strategic planning and capital campaigns, and with the American Red Cross of Greater Chicago, where she staffed the Board of Governors and led a strategic planning process featured in a Board Source best practices video.

Ms. Furlan has also served on numerous boards, including the Ascension Philanthropy Leadership Council, Housing and Health Alliance, Gift of Adoption Fund National Board, Hinsdale Humane Society, Community Memorial Foundation Grant Committee, and United Way of Chicago Grant Committee. She has also been a mentor and faculty member at the Alexian Brothers Leadership Institute, supporting governance and leadership development.

Ms. Furlan holds a Master of Social Work in Management and Policy from the University of Illinois-Chicago and a Bachelor’s in Speech Communications from Elmhurst College.

Roderick McIllree

Roderick McIllree serves as a member of our board of directors. Mr. McIllree is a senior mining executive with 25 years of knowledge and experience in M&A, project generation, project management, logistic, finance, and mine production. Since June 2023, Mr. McIllree has served as executive chairman of White Cliff Minerals Ltd, where he manages large teams and complicated international logistic activities with budgets in the $10 million. Since December 2024, Mr. McIllree has served as executive director of the 80 Mile PLC, where he also manages large teams and oversees complicated international logistic activities. From June 2014 to 2022, Mr. McIllree served as managing director of the Bluejay Mining PLC. Mr. McIllree has held previous roles as founding management/investor of Medusa Gold Mining, Kingsrose Gold Mining, and Anvil Copper Mining. Mr. McIllree holds a graduate diploma in mineral economics from Curtin University. He is also a graduate of the Kalgoorlie School of Mines.

Scott D. Wollney

Scott D. Wollney serves as a member of our board of directors. Since March 30, 2015, Mr. Wollney has served as a director of FG Nexus Inc. (“FGNX”). Since December 2010, Mr. Wollney has served as the President, Chief Executive Officer and as a Director of Atlas Financial Holdings, Inc. (“Atlas”), a specialty commercial automobile insurance holding company and has served as an independent director and audit committee chairperson on other public company boards. Since October 2023, Mr. Wollney has served as director of Innovative Digital Acquisition Corp. (previously known as FG Merger III Corp.), a special purpose acquisition company in process of completing its IPO. since January 2025 of FG Merger II Corp (NASDAQ: FGMC), a special purpose acquisition company in process of completing its business combination. Since September 2025, Mr. Wollney has served as director and chairman of FG Imperii Acquisition Corp. (NASDAQ: FGII), a special purpose acquisition company in process of completing its business combination.

From July 2009 until December 2010, Mr. Wollney was President and Chief Executive Officer of Kingsway America Inc. (“KAI”), a property and casualty holding company and subsidiary of Kingsway Financial Services Inc. From May 2008 to March 2009, he was the President and Chief Executive Officer of Lincoln General Insurance Company (a subsidiary of KAI), a property and casualty insurance company. Mr. Wollney co-founded Avalon Risk Management, Inc., an insurance broker, in 1998, and served as its President, from 2002 to 2008. Mr. Wollney has more than 30 years of experience in property and casualty insurance. During his tenure in the industry, Mr. Wollney has held executive positions at both insurance companies, as well as brokerage operations. Mr. Wollney is an MBA graduate of Northwestern University’s Kellogg School of Management with a concentration in finance and management strategy and holds a Bachelor of Arts degree from the University of Illinois.

Hassan R. Baqar

Hassan R. Baqar will serves as a member of our board of directors. Mr. Baqar has over 20 years of experience within financial services and other industries focused on corporate development, mergers & acquisitions, capital raising, investments and real estate transactions. Mr. Baqar has served as the founder and managing member of Sequoia Financial LLC, a financial services and advisory firm, since January 2019. Mr. Baqar has also serves as a Chief Financial Officer of Aldel Financial II Inc. (NASDAQ: ALDF), a special purpose acquisition company in the process of completing its business combination since October 2024, as a Chief Financial Officer of FG Merger II Corp. (NASDAQ: FGMC), a special purpose acquisition company in the process of completing its business combination since October 2023,. Since November 2025, Mr. Baqar serves as Director of Capital Markets of Saltire Capital Ltd. (TSX: SLT). Since March 2026, Mr. Baqar has served as senior advisor of Innovative Digital Acquisition Corp. (previously known as FG Merger III Corp.), a special purpose acquisition company in the process of completing its IPO. Since September 2025, Mr. Baqar serves as Chief Financial Officer of FG Imperii Acquisition Corp. (NASDAQ: FGII), a special purpose acquisition company in the process of completing its IPO.

Previously, Mr. Baqar served as Chief Financial Officer from September 2024 to November 2025 of Saltire Capital Ltd. (TSX: SLT), Chief Financial Officer from August 2021 to February 2024 and Executive Vice President from December 2021 to February 2024 of FG Nexus Inc. (“FGNX”), formerly FG Financial Group Inc. (“FGF”)., which operates as a Ethereum Treasury Company and previously as a reinsurance and asset management holding company, as director of Fundamental Global Reinsurance Ltd., a Cayman Island reinsurance company from June 2020 till 2025, as Chief Financial Officer of FG New America Acquisition II Corp., a special purpose acquisition company in the process of going public and is focused on merging with a company in the InsureTech, FinTech, broader financial services and insurance sectors from February 2021 to October 2023, as Chief Financial Officer of Insurance Income Strategies Ltd., a former Bermuda based reinsurance company from October 2017 to December 2021, as a director of GreenFirst Forest Products Inc. (TSXV: GFP) (formerly Itasca Capital Ltd.), a public company focused on investments in the forest products industry from August 2019 to December 2021 and as Chief Financial Officer of GreenFirst Forest Products Inc. from June 2016 to December 2020, and as a director and Chief Financial Officer of Unbounded Media Corporation from June 2019 to September 2023, as a director, treasurer and secretary of Sponsor Protection Coverage and Risk, Inc., a South Carolina captive insurance company from October 2022 to April 2024. Mr. Baqar served as a director of FG Merger Corp. (Nasdaq: FGMCU) from December 2021 to August 2023, a special purpose acquisition company which merged with iCoreconnect Inc. (Nasdaq: ICCT), a market leading, cloud-based software and technology company focused on increasing workflow productivity and customer profitability through its enterprise and healthcare workflow platform of applications and services, and as Chief Financial Officer of Aldel Financial Inc. (NYSE: ADF) from January 2021 to December 2021, a special purpose acquisition company which merged with Hagerty, Inc. (NYSE: HGTY), a leading specialty insurance provider focused on the global automotive enthusiast market. From July 2020 to July 2021, Mr. Baqar served as Chief Financial Officer of FG New America Acquisition Corp. (NYSE: FGNA), a special purpose acquisition company, which merged with OppFi Inc. (NYSE: OPFI), a leading financial technology platform that powers banks to help everyday consumers gain access to credit. Previously, he served as Vice President of Kingsway Financial Services Inc. (NYSE: KFS) (“Kingsway”) from January 2014 to January 2019 and as a Vice President of Kingsway’s subsidiary Kingsway America Inc. from January 2010 to January 2019. Mr. Baqar also served as Chief Financial Officer and director of 1347 Capital Corp. from April 2014 to July 2016, a special purpose acquisition company which merged with Limbach Holdings, Inc. (Nasdaq: LMB). Mr. Baqar served as a member of the board of directors of FG Nexus Inc.from October 2012 to May 2015. He also served as the Chief Financial Officer of United Insurance Holdings Corp. (NYSE: UIHC), a publicly held property and casualty insurance holding company, from August 2011 to April 2012.

His previous experience also includes director of finance at Itasca Financial, LLC from 2008 to 2009 and positions held at Lumbermens Mutual Casualty Company (a Kemper Insurance company), a diversified mutual property-casualty insurance provider, from June 2000 to April 2008, where he most recently served as a senior analyst. Mr. Baqar earned a Master’s Degree in Business Administration from Northeastern Illinois University in 2009 and a Bachelor’s Degree in Accounting and Business Administration from Monmouth College in 2000. He also holds a Certified Public Accountant designation.

Composition of the PubCo Board

The business and affairs of PubCo are managed by or under the direction of the PubCo Board.

The Certificate of Formation provides that the number of directors on the PubCo Board shall be fixed exclusively by resolution adopted by the PubCo Board. The Certificate of Formation and the Bylaws provide that the PubCo Board is divided into three classes, as nearly equal in number as possible, with the directors in each class serving for a three-year term, and one class being elected each year by the stockholders.

When considering whether directors have the experience, qualifications, attributes or skills, taken as a whole, to enable the PubCo Board to satisfy its oversight responsibilities effectively in light of PubCo’s business and structure, the PubCo Board will focus primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above. We believe that the directors provide an appropriate mix of experience and skills relevant to the size and nature of PubCo’s business.

In accordance with the Certificate of Formation and the Bylaws, the PubCo Board is divided into three classes with staggered three-year terms. At each annual meeting of stockholders after the initial classification, the successors to the directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election. The directors are divided among the three classes as follows:

●	the Class I directors are Daniel M. McCabe and Roderick McIllree and their terms will expire at the annual meeting of stockholders to be held in 2027;

●	the Class II directors are Scott D. Wollney and Hassan R. Baqar and their terms will expire at the annual meeting of stockholders to be held in 2028; and

●	the Class III directors are Larry G. Swets, Jr., Robert Price, and Melanie Furlan and their terms will expire at the annual meeting of stockholders to be held in 2029.

Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. This classification of the PubCo Board may have the effect of delaying or preventing changes in control of PubCo. See “Description of PubCo Securities-Anti-Takeover Provisions.”

Director Independence

The PubCo Board has determined that each of the directors on the Board other than Robert Price qualify as an “independent director,” as defined under the Nasdaq rules. In making these determinations, the PubCo Board considered the current and prior relationships that each director has with PubCo and all other facts and circumstances the PubCo Board deems relevant in determining his or her independence, including the beneficial ownership of PubCo Common Stock by each director, and the transactions involving them described in the section titled “Certain Relationships and Related Person Transactions.”

Committees of the PubCo Board

The PubCo Board directs the management of PubCo’s business and affairs, as provided by Texas Law, and conducts its business through meetings of the PubCo Board and its standing committees. As further described below, the PubCo Board consists of two standing committees. In addition, from time to time, special committees may be established under the direction of the PubCo Board when necessary to address specific issues. Copies of the charters for each committee are available on PubCo’s website at www.GreenlandEnergyCo.com.

Audit Committee

Our audit committee is responsible for, among other things:

●	appointing, approving the fees of, retaining and overseeing our independent registered public accounting firm;

●	discussing with our independent registered public accounting firm their independence from management;

●	discussing with our independent registered public accounting firm any audit problems or difficulties and management’s response;

●	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

●	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;

●	reviewing our policies on risk assessment and risk management;

●	reviewing related person transactions; and

●	establishing procedures for the confidential, anonymous submission of complaints regarding questionable accounting, internal controls or auditing matters.

Our audit committee consists of Scott D. Wollney, Roderick McIllree, and Daniel M. McCabe with Scott D. Wollney serving as Chairperson. The PubCo Board has affirmatively determined that Scott D. Wollney, Roderick McIllree, and Daniel M. McCabe each meet the definition of “independent director” for purposes of serving on the audit committee under the Nasdaq rules and the independence standards under Rule 10A-3 of the Exchange Act and the Nasdaq rules. Each member of our audit committee meets the financial literacy requirements of the Nasdaq rules. In addition, the PubCo Board has determined that Scott D. Wollney qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. The PubCo Board has adopted a written charter for the audit committee, which is available on our principal corporate website at www.GreenlandEnergyCo.com. The information on our website is deemed not to be incorporated in this prospectus or to be a part of this prospectus.

Compensation Committee

Our compensation committee is responsible for, among other things:

●	reviewing and approving, or recommending that the PubCo Board approve, the compensation of our Chief Executive Officer and other executive officers;

●	making recommendations to the PubCo Board regarding director compensation; and

●	reviewing and approving incentive compensation and equity-based plans and arrangements and making grants of cash-based and equity-based awards under such plans.

Our compensation committee consists of Scott D. Wollney and Melanie Furlan, with Scott D. Wollney serving as Chairperson. The PubCo Board has affirmatively determined that Scott D. Wollney and Melanie Furlan each meet the definition of “independent director” for the purposes of the independence standards under the Nasdaq rules. The PubCo Board has adopted a written charter for the compensation committee, which is available on our principal corporate website at www.GreenlandEnergyCo.com. The information on our website is deemed not to be incorporated in this prospectus or to be a part of this prospectus.

Director Nominations

PubCo does not have a standing nominating committee. In accordance with Rule 5605(e)(1) of the NASDAQ Rules, a majority of the independent directors may recommend a director nominee for selection by the board of directors. The board of directors believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. As there is no standing nominating committee, PubCo does not have a nominating committee charter in place. In accordance with Rule 5605(e)(2), PubCo will via board resolutions address the nominations process and such related matters.

In addition to a recommendation by the majority of independent directors, the stockholders of PubCo who are entitled to vote for the election of directors at an annual or special meeting may also nominate persons for election to PubCo’s board of directors, provided that such stockholders comply with the notice procedures set forth in the Proposed Bylaws.

PubCo has not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, PubCo’s board of directors considers educational background, diversity of professional experience, knowledge of PubCo’s business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of PubCo’s stockholders.

Risk Oversight

The PubCo Board is responsible for overseeing the risk management process. The PubCo Board focuses on PubCo’s general risk management policies and strategy and the most significant risks facing PubCo and oversees the implementation of risk mitigation strategies by management. The PubCo Board is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee has ever been an executive officer or employee of PubCo. None of our executive officers currently serves, or has served during the last completed fiscal year, on the PubCo Board or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers expected to serve on the PubCo Board or compensation committee.

Code of Business Conduct and Ethics

PubCo has adopted a written code of business conduct and ethics that applies to its directors, officers and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code is posted on our website, www.GreenlandEnergyCo.com. In addition, PubCo has posted on its website all disclosures that are required by Law or the Nasdaq rules concerning any amendments to, or waivers from, any provision of the code. The information on our website is deemed not to be incorporated in this prospectus or to be part of this prospectus.

Non-Employee Director Compensation

We have adopted a non-employee director compensation policy in connection with the Closing. A description of that policy can be found in “Executive and Director Compensation – Executive and Director Compensation.”

EXECUTIVE AND DIRECTOR COMPENSATION

Executive and Director Compensation

Decisions with respect to the compensation of PubCo’s executive officers, including its named executive officers, will be made by the compensation committee of the PubCo Board. PubCo anticipates that compensation for its executive officers will have the following components: base salary, cash bonus opportunities, equity compensation, employee benefits and severance protections. Base salaries, employee benefits and severance protections will be designed to attract and retain senior management talent. PubCo will also use annual cash bonuses and equity awards to promote performance-based pay that aligns the interests of its executive officers with the long-term interests of its stockholders and enhances executive retention.

Omnibus Incentive Plan

Our Board of Directors adopted the Greenland Energy Company 2026 Omnibus Incentive Plan (the “2026 Plan”) effective upon the closing of the Business Combination.

The purposes of the 2026 Plan are to encourage the profitability and growth of the Company through short-term and long-term incentives that are consistent with the Company’s objectives, give participants an incentive for excellence in individual performance, promote teamwork among participants, and give the Company a significant advantage in attracting and retaining key employees, directors and consultants. To accomplish such purposes, the 2026 Plan provides that the Company may grant options, stock appreciation rights, restricted stock, restricted stock units, performance-based awards (including performance-based restricted stock and restricted stock units), other share-based awards, other cash-based awards or any combination of the foregoing.

Shares Subject to the 2026 Plan

A total of 3,367,237 shares of our Common Stock are reserved and available for issuance under the 2026 Plan. The maximum number of shares that may be issued pursuant to options intended to be incentive stock options is equal to 3,367,237 shares.

The total number of shares of our Common Stock that will be reserved and may be issued under the 2026 Plan will automatically increase on the first trading day of each calendar year, beginning with calendar year 2027, by a number of shares equal to five percent (5%) of the total number of shares of our common stock outstanding on the last day of the prior calendar year. The Administrator may act prior to January 1 of a given year to provide that there will be no increase in the share reserve for that year, or that the increase in the share reserve will be smaller than as provided in the 2026 Plan.

Shares issued under the 2026 Plan may, in whole or in part, be authorized but unissued shares or shares that have been or may be reacquired by the Company in the open market, in private transactions or otherwise. Any shares of Common Stock subject to an award under the 2026 Plan that, after the effective date, are forfeited, canceled, settled or otherwise terminated without a distribution of shares to a participant will thereafter be deemed to be available for awards.

In applying the foregoing, if shares otherwise issuable or issued in respect of any award are withheld to cover taxes or any applicable exercise price, such shares shall be treated as having been issued under the 2026 Plan and shall not be available for issuance. In addition, shares tendered to exercise outstanding options or other awards, withheld to cover applicable taxes on any awards, or repurchased on the open market using exercise price proceeds shall not be available for issuance under the 2026 Plan.

Administration

The 2026 Plan is administered by the Board of Directors or, if and to the extent the Board does not administer the 2026 Plan, a committee designated by the Board (the “Administrator”). The Administrator has the power to determine the terms of the awards granted under the 2026 Plan, including the exercise price, the number of shares subject to each award, and the exercisability and vesting terms of the awards. The Administrator also has the power to determine the persons to whom and the time or times at which awards will be made and to make all other determinations and take all other actions advisable for the administration of the 2026 Plan. All decisions made by the Administrator pursuant to the provisions of the 2026 Plan will be final, conclusive and binding.

Eligibility

Participation in the 2026 Plan is open to employees, non-employee directors, and consultants who have been selected as eligible recipients under the 2026 Plan by the Administrator. Awards of incentive stock options, however, are limited to employees eligible to receive such form of award under the Code. As of February 18, 2026, it is expected that approximately 30 employees, 20 consultants and 7 of our non-employee directors will be eligible to participate in the 2026 Plan.

Limit on Non-Employee Director Compensation

The maximum number of shares subject to awards granted during any fiscal year to any non-employee director, taken together with any cash fees paid to such non-employee director during the fiscal year with respect to such director’s service as a non-employee director, shall not exceed $1,000,000 (calculating the value of any such awards based on the grant date fair market value of such awards for financial reporting purposes).

Types of Awards

The types of awards that may be made under the 2026 Plan are described below. All of the awards described below are subject to the conditions, limitations, restrictions, vesting and forfeiture provisions determined by the Administrator, subject to the 2026 Plan. To the extent that an award contains a right to receive dividends or dividend equivalents while the award remains unvested, the dividends and dividend equivalents will be accumulated and paid once and to the extent that the underlying award vests.

Stock Options. The 2026 Plan provides for grants of both nonqualified and incentive stock options. A nonqualified stock option entitles the recipient to purchase our common stock at a fixed exercise price. The exercise price per share will be determined by the Administrator but such price will never be less than 100% of the fair market value of a share on the date of grant. An incentive stock option is designed to comply with the provisions of Section 422 of the Code. Incentive stock options may only be granted to our employees. No incentive stock option granted to a ten percent (10%) stockholder of the Company shall have an exercise price per share less than one-hundred ten percent (110%) of the fair market value of a share on such date.

The maximum term of each option shall be fixed by the Administrator, but in no event shall an option be exercisable more than ten (10) years after the date such option is granted, and an incentive stock option granted to a ten percent (10%) stockholder of the Company shall not be exercisable more than five (5) years after the date such option is granted.

Stock Appreciation Rights. A stock appreciation right (SAR) entitles the holder to receive an amount equal to the difference between the fair market value of a share of our Common Stock on the exercise date and the exercise price of the SAR (which may not be less than 100% of the fair market value of a share on the grant date), multiplied by the number of shares subject to the SAR (as determined by the Administrator). Unless otherwise determined by the Administrator, each vested and outstanding SAR granted under the 2026 Plan will automatically be exercised on the last business day of the applicable SAR term, to the extent that the exercise price of such SAR is less than the fair market value of a share and the holder remains actively in service.

Restricted Stock. A restricted stock award is an award of our Common Stock that vests in accordance with the terms and conditions established by the Administrator.

Restricted Stock Units. A restricted stock unit is a right to receive shares or the cash equivalent of our Common Stock at a specified date in the future, subject to forfeiture of such right. If the restricted stock unit has not been forfeited, then on the date specified in the restricted stock unit grant, the Company must deliver to the holder of the restricted stock unit unrestricted Common Stock (or, in the Administrator’s sole discretion, cash equal to the shares that would otherwise be delivered, or partly in cash and partly in shares). Participants holding restricted stock units will have no voting rights.

Other Share-Based Awards. We may grant or sell to any participant a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, our Common Stock, including unrestricted common stock under the 2026 Plan or a dividend equivalent. A dividend equivalent is a right to receive payments, based on dividends with respect to our common stock.

Other Cash-Based Awards. We may grant cash awards under the 2026 Plan, including cash awards as a bonus or upon the attainment of certain performance goals.

Performance-Based Awards. We may grant an award conditioned on satisfaction of certain performance criteria. Such performance-based awards include performance-based restricted stock and restricted stock units. Any dividends or dividend equivalents payable or credited to a participant with respect to any unvested performance-based award will be subject to the same performance goals as the shares or units underlying the performance-based award.

Performance Goals. If the Administrator determines that an award under the 2026 Plan will be earned subject to the achievement of performance goals, the Administrator may select one or more performance criteria upon which to grant such award, which may include, but are not limited to, any one or more of the following: earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; net operating profit after tax; cash flow; revenue; net revenues; sales; days sales outstanding; income; net income; operating income; net operating income; operating margin; earnings; earnings per share; return on equity; return on investment; return on capital; return on assets; return on net assets; total shareholder return; economic profit; market share; appreciation in the fair market value, book value or other measure of value of a share; expense/cost control; working capital; customer satisfaction; employee retention or employee turnover; employee satisfaction or engagement; environmental, health, or other safety goals; individual performance; strategic objective milestones; any other criteria specified by the Administrator in its sole discretion; or, as applicable, any combination of, or a specified increase or decrease in, any of the foregoing.

Vesting

The Administrator has the authority to determine the vesting schedule of each award, and to accelerate the vesting and exercisability of any award. However, no award shall vest in full earlier than the first anniversary of the applicable grant date, subject to certain exceptions including the Administrator’s discretion to provide for accelerated vesting in connection with a participant’s death, disability, or a change in control.

Change in Control

Unless otherwise expressly provided in an award agreement, awards shall not accelerate solely upon the occurrence of a change in control. In the event of any proposed change in control, the Administrator will take any action as it deems appropriate and equitable to effectuate the purposes of the 2026 Plan and to protect the participants who hold outstanding awards, which action may include, without limitation, the following: (i) the continuation of any award, if the Company is the surviving corporation; (ii) the assumption of any award by the surviving corporation or its parent or subsidiary; (iii) the substitution by the surviving corporation or its parent or subsidiary of equivalent awards for any award; or (iv) settlement of any award for the change in control price (less, to the extent applicable, the per share exercise or grant price), or, if the per share exercise or grant price equals or exceeds the change in control price or if the Administrator determines that the award cannot reasonably become vested pursuant to its terms, such award shall terminate and be canceled without consideration.

No Repricing Without Shareholder Approval

Except as permitted in connection with equitable adjustments for corporate transactions or changes in capitalization, the Administrator may not, without the approval of our stockholders, (i) reduce the exercise price of any outstanding option or stock appreciation right, (ii) cancel any outstanding option or stock appreciation right and replace it with a new option, stock appreciation right, other award, or cash, or (iii) take any other action that is considered a “repricing” under applicable stock exchange rules.

Recoupment Policy

Awards under the 2026 Plan are subject to any compensation recovery and/or recoupment policy adopted by the Company to comply with applicable law, including the Dodd-Frank Act and SEC rules.

Amendment and Termination

The Administrator may alter, amend, modify, or terminate the 2026 Plan at any time, provided that the approval of our stockholders will be obtained for any amendment to the 2026 Plan that requires stockholder approval under the rules of the stock exchange(s) on which our common stock is then listed or in accordance with other applicable law, including, but not limited to, an increase in the number of shares reserved for issuance, a reduction in the exercise price of options or other entitlements, an extension of the maximum term of any award, or an amendment that grants the Administrator additional powers to amend the 2026 Plan. In addition, no modification of an award will, without the prior written consent of the participant, adversely alter or impair any rights or obligations under any award already granted under the 2026 Plan, unless the Administrator expressly reserved the right to do so at the time of the award.

Transferability

Awards granted under the 2026 Plan are generally not transferable, and all rights with respect to an award granted to a participant generally will be available during a participant’s lifetime only to the participant. Under no circumstances will a participant be permitted to transfer an option or stock appreciation right to a third-party financial institution without prior stockholder approval.

Equitable Adjustments

In the event of any change in the outstanding shares of our common stock by reason of any stock dividend, stock split, spin-off, split-off, recapitalization, capital reorganization, liquidation, reclassification, combination or exchange of shares or similar corporate change, merger, consolidation, change in control, or similar corporate transactions or events, the Administrator will adjust the number of shares and class of shares available for issuance under the 2026 Plan, the number of shares and class of shares underlying each outstanding award, and the exercise price per share of each outstanding award, as applicable, to prevent dilution or enlargement of the rights of participants.

Term of the 2026 Plan

The 2026 Plan shall remain in effect until terminated by the Board of Directors; provided, however, that no awards may be granted under the 2026 Plan after the tenth (10th) anniversary of the earlier of (a) the date the 2026 Plan is adopted by the Board of Directors or (b) the effective date. Awards granted prior to such date shall remain outstanding in accordance with their terms.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following sets forth a summary of all transactions since the formation of the Company, and any currently proposed transaction, in which the Company was to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets, and in which any officer, director, or any stockholder owning greater than five percent (5%) of our outstanding voting shares, nor any member of the above referenced individual’s immediate family, had or will have a direct or indirect material interest. We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

Certain Relationships and Related Person Transactions – Greenland and March GL

Subscription Agreements

On June 17, 2025, Greenland entered into several subscription agreements with its directors, officers, and affiliates, pursuant to which such persons and entities subscribed for shares of common stock and warrants of Greenland as described below. Each subscription was made subject to Greenland’s Certificate of Formation, By-Laws, and the terms of a separate warrant agreement.

On June 17, 2025, D. Kyle Cerminara, a director of Greenland, entered into a subscription agreement with Greenland pursuant to which he subscribed for 300,000 shares of common stock and 375,000 warrants. The warrants have an exercise price of $15.00 per share and a 10-year expiration from the date of the Company’s business combination. In consideration for the issuance of the shares and warrants, Mr. Cerminara agreed to pay $2,000 and $2,500, respectively.

On June 17, 2025, Hassan Raza Baqar, an officer of Greenland, entered into a subscription agreement with Greenland pursuant to which he subscribed for 300,000 shares of common stock and 375,000 warrants. The warrants have an exercise price of $15.00 per share and a 10-year expiration from the date of the Company’s business combination. In consideration for the issuance of the shares and warrants, Mr. Baqar agreed to pay $2,000 and $2,500, respectively.

On June 17, 2025, Larry G. Swets, Jr., a director and Chief Executive Officer of Greenland, entered into a subscription agreement with Greenland pursuant to which he subscribed for 300,000 shares of common stock and 375,000 warrants. The warrants have an exercise price of $15.00 per share and a 10-year expiration from the date of the Company’s business combination. In consideration for the issuance of the shares and warrants, Mr. Swets agreed to pay $2,000 and $2,500, respectively.

On June 17, 2025, Fundamental Global Inc., an affiliate of D. Kyle Cerminara, entered into a subscription agreement with Greenland pursuant to which it subscribed for 300,000 shares of common stock. In consideration for the issuance of the shares, Fundamental Global Inc. agreed to pay $2,000. On June 17, 2025, Fundamental Global Inc. transferred its 300,000 shares of common stock to FG Merchant Partners, LP.

On June 17, 2025, FG Merchant Partners, LP, an affiliate of Fundamental Global Inc., entered into a subscription agreement with Greenland pursuant to which it subscribed for 300,000 shares of common stock and 375,000 warrants. The warrants have an exercise price of $15.00 per share and a 10-year expiration from the date of the Company’s business combination. In consideration for the issuance of the shares and warrants, FG Merchant Partners, LP agreed to pay $2,000 and $2,500, respectively.

Each of the foregoing subscriptions was authorized by Greenland’s board of directors and was entered into on arms’ length terms. The shares and warrants issued pursuant to these agreements are subject to Greenland’s organizational documents and the terms of the applicable warrant agreement.

Common Stock and Warrants Issuance

On June 17, 2025, Greenland issued an aggregate of 1,500,000 shares of common stock to its management, board of directors and affiliates for an aggregate purchase price of $10,000 in cash. On June 17, 2025, Greenland also issued an aggregate of 1,500,000 warrants (the $15 Exercise Price Warrants) to its management, board of directors and affiliates for an aggregate purchase price of $10,000 in cash.

Promissory Notes - Greenland

On July 17, 2025, Greenland borrowed $15,000 under a promissory note (the “FGF Note”) with Fundamental Global Inc. The FGF Note is non-interest bearing and due at the earlier of (i) January 31, 2026, or (ii) date Greenland closes its Business Combination.

On August 28, 2025, Greenland borrowed $160,000 under a promissory note (the “FGMP Note”) with FG Merchant Partners LP. The FGMP Note is non-interest bearing and due at the earlier of (i) January 31, 2026, or (ii) date Greenland closes its Business Combination.

On September 4, 2025, Greenland borrowed $100,000 under a promissory note (the “FGMP Note 2”) with FG Merchant Partners LP. The FGMP Note 2 is non-interest bearing and due at the earlier of (i) January 31, 2026, or (ii) date Greenland closes its Business Combination.

On October 27, 2025, Greenland borrowed $200,000 under a promissory note (the “FGMP Note 3”) with FG Merchant Partners LP. The FGMP Note 3 is non-interest bearing and due at the earlier of (i) March 31, 2026, or (ii) date Greenland closes its Business Combination.

On January 12, 2026, Greenland borrowed $150,000 under a promissory note (the “FGMP Note 4”) with FG Merchant Partners LP. The FGMP Note 4 is non-interest bearing and due at the earlier of (i) March 31, 2026, or (ii) date Greenland closes its Business Combination.

On February 25, 2026, Greenland borrowed $150,000 under a promissory note (the “FGMP Promissory Note”) with FG Merchant Partners LP. The FGMP Promissory Note is non-interest bearing and due at the earlier of (i) March 31, 2026, or (ii) date Greenland closes its Business Combination.

Management Services Agreement - March GL

On March 31, 2025, March GL entered into a management services agreement with Robert Price, a significant shareholder, to provide general management and executive services and certain reimbursable costs. Under this agreement, Mr. Price acted in the capacity of Chief Executive Officer and provided strategic, operational, and administrative support to March GL. The agreement was entered into on terms management believes are consistent with those that would have been negotiated with an unrelated third party. As of December 31, 2025, there were no outstanding payables or receivables related to this arrangement.

M&A Advisory Agreement

On June 17, 2025, Greenland Exploration Limited entered into an advisory agreement with ThinkEquity LLC, pursuant to which ThinkEquity LLC serves as the nonexclusive advisor to the Company to provide Mergers and Acquisitions advisory services in connection with a business combination for 12-month term (‘Term”). If the Business Combination was consummated during the Term or the 18-month period following the Term, Greenland Exploration Limited would pay ThinkEquity LLC a cash fee equal to $2,000,000. The cash fee would only be payable if the Business Combination successfully closed. This fee was deferred and will be paid upon the consummation of this offering.

Corporate and Financial Advisory Agreement

On November 15, 2025, Greenland Exploration Limited, Pelican Acquisition Corporation and ThinkEquity LLC entered into a letter agreement whereby ThinkEquity LLC provided advisory services in connection to the Business Combination. Pursuant to Corporate and Financial Advisory Agreement, as amended, the Company paid ThinkEquity $136,180 in meeting fees.

Letter Agreement

On December 4, 2025, March GL Company, Greenland Exploration Limited, and ThinkEquity LLC entered into a letter agreement, pursuant to which ThinkEquity LLC agreed to act solely as an introducing party to assist March GL in identifying and introducing potential investors. ThinkEquity LLC’s role under the letter agreement is expressly limited to introductions, and ThinkEquity LLC is not acting as a financial advisor, underwriter, placement agent, or fiduciary with respect to any such investments. As consideration for such services, March GL issued 2,000 shares of its common stock to ThinkEquity LLC (which were exchanged for 369,344 shares of common stock of the company in connection with the Business Combination) for an aggregate purchase price of $20,000.

Policy for Approval of Related Party Transactions

The audit committee of our Board of Directors has adopted a charter providing for the review, approval or ratification of “related party transactions,” which are those transactions required to be disclosed pursuant to Item 404 of Regulation S-K as promulgated by the SEC, by the audit committee. At its meetings, the audit committee is provided with the details of each new, existing, or proposed related party transaction, including the terms of the transaction, any contractual restrictions that the Company has already committed to, the business purpose of the transaction, and the benefits of the transaction to the Company and to the relevant related party.

Any member of the committee who has an interest in the related party transaction under review by the committee shall abstain from voting on the approval of the related party transaction, but may, if so requested by the chair of the committee, participate in some or all of the committee’s discussions of the related party transaction. Upon completion of its review of the related party transaction, the committee determines to permit or to prohibit the related party transaction.

We also require each of our directors and executive officers to annually complete a director’s and officer’s questionnaire that elicits information about related-party transactions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the actual beneficial ownership of our common stock, that upon consummation of this offering, will be owned by:

●	each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock on April ___, 2026;

●	each of our executive officers and directors; and

●	all of our executive officers and directors as a group; and

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership of our common stock is based on 26,155,232 shares of common stock outstanding as of April ___, 2026 (prior to the offering).

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all our common stock beneficially owned by them.

	Common Stock Beneficially Owned Prior to this offering			Common Stock Beneficially Owned After this offering
Name of Beneficial Owner	Common Stock	Percent of Common Stock (%)	Total Voting Power (%)	Common Stock	Percent of Common Stock (%)		Total Voting Power (%)
Robert Price(1)	7,386,889	28.2%	28.2%	7,386,889		%		%
Ashiq Merchant	-	-	-	-	-		-
Larry G. Swets Jr.(2)	800,000	3.1%	3.1%	800,000
Melanie Furlan(3)	14,774	*	*	14,774
Daniel M. McCabe	-	-	-	-	*		*
Roderick McIllree(4)	1,846,723	7.1%	7.1%	1,846,723
Scott Wollney	-	-	-	-	*		*
Hassan R. Baqar(5)	800,000	3.1%	3.1%	800,000
All directors and executive officers as a group (8 persons)	10,848,386	41.5%	41.5%	10,848,386		%		%

5% Holders of Common Stock
Pelican Sponsor LLC(6)	1,558,750	6.0%	6.0%	1,558,750				%
FG Merchant Partners LP(7)	1,910,594	7.3%	7.3%	1,910,594

*	Less than 1%

1	Represents 7,386,889 shares of common stock.
2	Represents (i) 425,000 shares of common stock, and (ii) 375,000 shares of common stock underlying warrants.
3	Represents 14,774 shares of common stock.
4	Represents 1,846,723 shares of common stock.
5	Represents (i) 425,000 shares of common stock, and (ii) 375,000 shares of common stock of underlying warrants.
6	Represents 1,558,750 shares of common stock.
7	Represents (i) 1,535,594 shares of common stock, and (ii) 375,000 shares of common stock underlying warrants.

Change of Control

The Company is not aware of any arrangements which may at a subsequent date result in a change of control of the Company.

Equity Compensation Plan Information

The Company adopted the Greenland Energy Company 2026 Omnibus Incentive Plan effective upon the closing of the Business Combination, which is discussed under “Executive and Director Compensation - Omnibus Incentive Plan.” There are not currently any awards outstanding under the 2026 Plan.

DESCRIPTION OF SECURITIES WE ARE OFFERING

The following description is a summary of some of the terms of our securities, our organizational documents and Texas law. The descriptions in this prospectus of our securities and our organizational documents do not purport to be complete and are subject to, and qualified in their entirety by reference to, our organizational documents, copies of which have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus form a part, and the applicable provisions of the TBOC.

We are offering 8,101,852 shares of our Common Stock and/or Pre-funded Warrants exercisable to purchase shares of our Common Stock, and 8,101,852 accompanying Common Warrants exercisable to purchase shares of our Common Stock.

Common Stock

Authorized Capitalization

The total number of authorized shares of our common stock is 500,000,000 shares, $0.0001 par value per share. The total number of authorized shares of our preferred stock is 10,000,000 shares, $0.0001 par value per share.

Voting Rights. Holders of shares of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders and on which the holders of common stock are entitled to vote.

Except for the election of directors, if a quorum is present (i.e., 33 and 1/3% of the voting stock), an action on a matter is approved if it receives the affirmative vote of the holders of a majority of the voting power of the shares of capital stock present in person or represented by proxy at the meeting and entitled to vote on the matter, unless otherwise required by applicable law. The election of directors will be determined by a plurality of the votes cast in respect of the shares present in person or represented by proxy at the meeting and entitled to vote, meaning that the nominees with the greatest number of votes cast, even if less than a majority, will be elected. The rights, preferences and privileges of holders of common stock are subject to, and may be impacted by, the rights of the holders of shares of any series of preferred stock that we have designated, or may designate and issue in the future.

Dividend Rights. Holders of shares of common stock are entitled to receive dividends when and if declared by our board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock.

Liquidation and Dissolution Rights. Upon our dissolution or liquidation, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of shares of common stock will be entitled to receive pro rata our remaining assets available for distribution.

No Preemptive, Conversion, or Redemption Rights. Holders of shares of common stock do not have preemptive, subscription, redemption or conversion rights. There will be no redemption or sinking fund provisions applicable to the common stock.

Fully Paid Status. All outstanding shares of the Company’s common stock are validly issued, fully paid and non-assessable.

Listing. Our common stock is listed on The Nasdaq Global Market under the symbol “GLND”.

Pre-funded Warrants

The following summary of certain terms and provisions of the Pre-funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-funded Warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Pre-funded Warrant for a complete description of the terms and conditions of the Pre-funded Warrants.

Duration and Exercise Price

Each Pre-funded Warrant offered hereby will have an initial exercise price per share equal to [$0.0001]. The Pre-funded Warrants will be immediately exercisable and may be exercised at any time until the Pre-funded Warrants are exercised in full. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price.

Exercisability

Each Pre-funded Warrant may be exercised, in cash or by a cashless exercise at the election of the holder at any time following the date of issuance and from time to time thereafter until the Pre-funded Warrants are exercised in full. The Pre-funded Warrants will be exercisable in whole or in part by delivering to us a completed instruction form for exercise and complying with the requirements for exercise set forth in the Pre-funded Warrant. Payment of the exercise price may be made in cash or pursuant to a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the Pre-funded Warrant.

Cashless Exercise

At the time a holder exercises its Pre-funded Warrants, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Pre-funded Warrants.

Exercise Limitation

In general, a holder will not have the right to exercise any portion of a Pre-funded Warrant if the holder (together with its affiliates and certain related parties would beneficially own in excess of 4.99% or 9.99%, at the election of the holder, of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-funded Warrant. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon notice to us, provided, that any increase in this limitation will not be effective until [61] days after such notice from the holder to us and such increase or decrease will apply only to the holder providing such notice.

Transferability

Subject to applicable laws, a Pre-funded Warrant may be transferred at the option of the holder upon surrender of the Pre-funded Warrant to us together with the appropriate instruments of transfer.

Fractional Shares

No fractional shares of Common Stock will be issued upon the exercise of the Pre-funded Warrants. Rather, the number of shares of Common Stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market

There is no trading market available for the Pre-funded Warrants on any securities exchange or nationally recognized trading system.

Right as a Stockholder

Except as otherwise provided in the Pre-funded Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the Pre-funded Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Pre-funded Warrants.

Governing Law

The Pre-funded Warrants are governed by New York law.

Common Warrants

The following summary of certain terms and provisions of the Common Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Common Warrant and the Warrant Agreement, the forms of which are filed as exhibits to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Common Warrant and the Warrant Agreement for a complete description of the terms and conditions of the Common Warrants.

Duration and Exercise Price

Each Common Warrant offered hereby will have an initial exercise price per share equal to $      . The Common Warrants will be immediately exercisable and may be exercised at any time until the fifth anniversary of the date of issuance, provided that the registration statement of which this prospectus forms a part or another registration statement is available for the issuance of the shares of Common Stock underlying the Common Warrants unless an exemption from registration is available.

Subject to the rules and regulations of the applicable trading market, we may, at any time during the term of the Common Warrants, reduce the then-current exercise price to any amount and for any period of time deemed appropriate by our Board of Directors. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications, or similar events affecting our shares of Common Stock, as well as upon any distribution of assets, including cash, stock, or other property, to our shareholders. The Common Warrants will be issued separately from the shares of Common Stock and Pre-funded Warrants and may be transferred separately immediately thereafter.

Exercisability

The Common Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise.

Exercise Limitation

Under the terms of the Common Warrants, the Company may not effect the exercise of any such warrant, and a holder will not be entitled to exercise any portion of any such warrant, if, upon giving effect to such exercise, the aggregate number of shares of our Common Stock beneficially owned by the holder (together with its affiliates, any other persons acting as a group together with the holder or any of the holder’s affiliates, and any other persons whose beneficial ownership of our Common Stock would or could be aggregated with the holder’s for purposes of Section 13(d) or Section 16 of the Exchange Act) would exceed 4.99% (or, at the election of the purchaser, 9.99%) of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such warrant. Such percentage may be increased or decreased by written notice by the holder of the Common Warrants to any other percentage not in excess of 9.99%. Any such increase will not be effective until the 61st day after such notice is delivered to us, provided that such percentage may in no event exceed 9.99%.

Transferability

Subject to applicable laws, a Common Warrant may be transferred at the option of the holder upon surrender of the Common Warrant to us together with the appropriate instruments of transfer and funds sufficient to pay any transfer taxes payable upon such transfer.

Exchange Listing

We will apply to list our Common Warrants on Nasdaq under the symbol “GLNDW.” There can be no assurance that our application will be approved or that the Common Warrants will be approved for listing.

No Rights as a Stockholder

Except by virtue of such holder’s ownership of shares of Common Stock, the holder of a Common Warrant does not have the rights or privileges of a holder of shares of our Common Stock, including any voting rights, until such holder exercises the Common Warrant.

Governing Law

The Common Warrants are governed by New York law.

Warrant Agent

The Common Warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The Common Warrants shall initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Transfer Agent and Registrar

The transfer agent and registrar for our securities is Continental Stock Transfer & Trust Company.

Anti-Takeover Effects of Our Certificate of Formation and Bylaws

Our Certificate of Formation and Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board of Directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our shareholders. However, they also give our board of directors the power to discourage acquisitions that some shareholders may favor.

Authorized but Unissued Shares. The authorized but unissued shares of our common stock are available for future issuance without shareholder approval, subject to any limitations imposed by the Nasdaq rules. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock could make it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Classified Board of Directors. In accordance with the terms of our Certificate of Formation, our Board of Directors is divided into three classes, Class I, Class II, and Class III, with members of each class serving staggered three-year terms. Under our Certificate of Formation, our Board of Directors consists of such number of directors as may be determined from time to time by resolution of the Board of Directors, but in no event may the number of directors be less than one or more than fifteen. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Our Certificate of Formation provides that any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by the affirmative vote of a majority of our directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy will hold office until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation, or removal. Our classified Board of Directors could have the effect of delaying or discouraging an acquisition of us or a change in our management.

Removal of Directors. Our Bylaws provide that directors may be removed only for cause and upon the affirmative vote of holders of at least a majority of the outstanding shares of common stock then entitled to vote at an election of directors.

Special Meetings of Stockholders; Action by Written Consent of Stockholders. Our Bylaws provide that only the chairperson of our board of directors, our chief executive officer or a majority of our board of directors may call special meetings of our shareholders. Our Certificate of Formation provides that our stockholders may not take action by consent without a meeting, but may only take action at a meeting of shareholders. These provisions may delay the ability of our stockholders to force consideration of a proposal or for shareholders controlling a majority of our capital stock to take any action, including the removal of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations. In addition, our Bylaws establish an advance notice procedure for shareholder proposals to be brought before an annual meeting of shareholders, including proposed nominations of candidates for election to our board of directors. In order for any matter to be “properly brought” before a meeting, a shareholder must comply with advance notice and duration of ownership requirements and provide us with certain information. Shareholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a qualified shareholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the shareholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying shareholder actions that are favored by the holders of a majority of our outstanding voting securities until the next shareholder meeting.

No Cumulative Voting. The TBOC provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of formation provides otherwise. Our Certificate of Formation does not provide for cumulative voting.

Vacancies on the Board of Directors. Our Certificate of Formation and Bylaws provide that, subject to the rights of the holders of any outstanding series of preferred stock and unless otherwise required by law or resolution of our board of directors, vacancies on the board of directors arising through death, resignation, retirement, disqualification or removal, an increase in the number of directors or otherwise may be filled by a majority of the directors then in office, though less than a quorum.

Amendment of Certificate of Formation or Bylaws. The TBOC provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of formation or bylaws, unless a corporation’s certificate of formation or bylaws, as the case may be, requires a greater percentage. Our Certificate of Formation provides that the board of directors may adopt, amend, alter, or repeal our bylaws. In addition, our Certificate of Formation provides that the shareholders may not adopt, amend, alter or repeal our bylaws unless such action is approved, in addition to any other vote required by our Certificate of Formation, by the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of our capital stock entitled to vote thereon.

Forum Selection Clause. Our Certificate of Formation provides that unless the Company consents in writing to the selection of an alternative forum, the Business Court in the First Business Court Division of the State of Texas (or, if the Business Court determines that it lacks jurisdiction, the federal district court for the Northern District of Texas, Dallas Division) shall, to the fullest extent permitted by the TBOC, be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim for breach of a fiduciary duty owed by any current or former director, officer, employee or stockholder of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the TBOC, the Certificate of Formation or the Bylaws of the Company, or (iv) any action asserting a claim governed by the internal affairs doctrine; provided, however, that, in the event that the Business Court (or such other state or federal court located within the State of Texas, as applicable) lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Texas.

The preceding provisions would not however apply to suits brought to enforce a duty or liability created by the Securities Act, the Exchange Act, or any other claim for which the U.S. federal courts have exclusive jurisdiction. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder and Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act, and an investor cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Notwithstanding the above, to prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, our Certificate of Formation provides that unless the Company gives an alternative forum consent, the U.S. federal district courts will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act and that the exclusive forum provisions do not apply to suits brought to enforce a duty or liability created by the Securities Act, the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. However, there is uncertainty as to whether a court would enforce such a provision. While the Texas courts have generally determined that choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions. In such instance, we would expect to vigorously assert the validity and enforceability of the exclusive forum provisions of our Certificate of Formation. This may require significant additional costs associated with resolving such action in other jurisdictions and there can be no assurance that the provisions will be enforced by a court in those other jurisdictions.

These exclusive forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees, which may discourage lawsuits against us and our directors, officers, and other employees. If a court were to find either exclusive-forum provision in our Certificate of Formation to be inapplicable or unenforceable in an action, we may incur further significant additional costs associated with resolving the dispute in other jurisdictions, all of which could seriously harm our business. See “Risk Factors - General Risks Applicable to the Company - Our Governing Documents provide, subject to limited exceptions, that the state and federal courts located in the State of Texas are the sole and exclusive forum for certain stockholder litigation matters.”

Limitations on Liability and Indemnification of Officers and Directors

Our Certificate of Formation provides indemnification for our directors and officers to the fullest extent permitted by the TBOC. We have entered into indemnification agreements with each of our directors and executive officers that may, in some cases, be broader than the specific indemnification provisions contained under Texas law. In addition, as permitted by Texas law, our Certificate of Formation includes provisions that eliminate the personal liability of our directors for monetary damages resulting from breaches of certain fiduciary duties as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duties as a director. These provisions may be held not to be enforceable for violations of the federal securities laws of the United States.

Dissenters’ Rights of Appraisal and Payment

Under the TBOC, and subject to statutory exceptions (including the market-out exception and certain affiliated-transaction exceptions), our shareholders may have dissenters’ rights in connection with certain fundamental business transactions, including mergers, interest exchanges, conversions, or sales of all or substantially all of our assets that require shareholder approval. Shareholders who properly exercise and perfect dissenters’ rights in connection with such a transaction are entitled to receive payment of the fair value of their shares, determined in accordance with the procedures set forth in the TBOC, including judicial determination by a court of competent jurisdiction if the amount of payment is not otherwise agreed.

Stockholders’ Derivative Actions

Under the TBOC, a shareholder may bring a derivative proceeding in the right of the corporation if the shareholder was a shareholder of the corporation at the time of the act or omission complained of (or acquired the shares by operation of Law from a person who was a shareholder at that time) and fairly and adequately represents the interests of the corporation in enforcing the right. Before commencing a derivative proceeding, the shareholder must make a written demand on the corporation to take suitable action and wait 90 days from the date the demand was made, unless the demand is rejected earlier or waiting would result in irreparable injury to the corporation. A court must dismiss the proceeding if a majority of independent and disinterested directors (or a committee of such directors), or a court-appointed panel, determines in good faith after a reasonable inquiry that maintenance of the derivative proceeding is not in the best interests of the corporation, all as provided in the TBOC.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of the material U.S. federal income tax consequences of the acquisition, ownership and disposition of our Common Stock, Pre-funded Warrants, and/or Common Warrants issued pursuant to this offering (“Offered Securities”). This discussion is not a complete analysis of all potential U.S. federal income tax consequences relating thereto, and does not address the effect of any U.S. federal non-income tax laws, such as the estate or gift tax laws, or any tax consequences arising under any state, local or foreign tax laws. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), all as in effect as of the date of this offering. These authorities may change or be subject to differing interpretations, possibly retroactively, resulting in U.S. federal income tax consequences different from those discussed below. We have not requested and will not request a ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions or that a court will not take a contrary position.

This discussion is limited to holders who purchase our Offered Securities and who hold our Offered Securities as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a particular holder in light of such holder’s particular circumstances, including the impact of the alternative minimum tax or the unearned income Medicare contribution tax. This discussion also does not address consequences relevant to holders subject to special rules under the U.S. federal income tax laws, including, without limitation:

●	U.S. expatriates and certain former citizens or long-term residents of the United States;

●	persons holding the Offered Securities as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

●	banks, insurance companies and other financial institutions;

●	brokers, dealers or traders in securities;

●	“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

●	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

●	tax-exempt organizations or governmental organizations;

●	persons deemed to sell our Offered Securities under the constructive sale provisions of the Code;

●	persons who hold or receive the Offered Securities pursuant to the exercise of any employee stock option or otherwise as compensation;

●	persons subject to special tax accounting rules as a result of any item of gross income with respect to our Offered Securities being taken into account in an “applicable financial statement” (as defined in the Code);

●	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds; and

●	tax-qualified retirement plans.

If a partnership or an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds our Offered Securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partnerships holding our Offered Securities and the partners in such partnerships are urged to consult their tax advisors as to particular U.S. federal income tax consequences to them of the acquisition, ownership and disposition of our Offered Securities.

PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING AND DISPOSING OF OUR OFFERED SECURITIES IN THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL OR FOREIGN TAX LAWS AND ANY OTHER U.S. FEDERAL TAX LAWS.

Treatment of Pre-funded Warrants

Although not free from doubt, a Pre-funded Warrant is expected to be treated as a share of our common stock for U.S. federal income tax purposes, and a holder of Pre-funded Warrants should generally be taxed in the same manner as a holder of common stock. The discussion below assumes the characterization described above is respected for U.S. federal income tax purposes. Holders should consult their tax advisors regarding the risks associated with the acquisition of Pre-funded Warrants pursuant to this offering (including alternative characterizations).

Tax considerations applicable to U.S. holders

Definition of a U.S. holder

For purposes of this discussion, a “U.S. holder” is any beneficial owner of our Offered Securities that for U.S. federal income tax purposes is, or is treated as, any of the following:

●	an individual citizen or resident of the United States;

●	a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust (1) whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or (2) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Distributions

We do not anticipate paying any cash dividends in the foreseeable future. However, if we do make cash or other property distributions on our Common Stock or Pre-funded Warrants, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital to the extent of the holder’s tax basis in our Common Stock or Pre-funded Warrants, and, thereafter, as gain on the sale or other disposition of our Common Stock or Pre-funded Warrants, which is taxed as described under “—Sale or other taxable disposition of our Offered Securities” below.

Dividends received by a corporate U.S. holder may be eligible for a dividends received deduction, subject to applicable limitations. Dividends received by certain non-corporate U.S. holders, including individuals, are generally taxed at the lower applicable capital gains rate provided certain holding period and other requirements are satisfied.

Sale or other taxable disposition of our Offered Securities

Upon the sale or other taxable disposition of our Common Stock or Pre-funded Warrants, a U.S. holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon the sale or other taxable disposition and (ii) such U.S. holder’s adjusted tax basis in the Common Stock or Pre-funded Warrants. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period in such Common Stock or Pre-funded Warrants is more than one year at the time of the sale or other taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, generally will be subject to reduced rates of U.S. federal income tax. The deductibility of capital losses is subject to certain limitations.

Constructive dividends on our Pre-Funded Warrants

If at any time during the period in which a U.S. holder holds Pre-funded Warrants, we were to pay a taxable dividend to our stockholders and, in accordance with the anti-dilution provisions of the Pre-funded Warrants, the exercise price of the Pre-funded Warrants were decreased, that decrease would be deemed to be the payment of a taxable dividend to a U.S. holder of the Pre-funded Warrants to the extent of our earnings and profits, notwithstanding the fact that such holder will not receive a cash payment. If the exercise price is adjusted in certain other circumstances or other adjustments are made (or in certain circumstances, there is a failure to make adjustments), such adjustments may also result in the deemed payment of a taxable dividend to a U.S. holder. U.S. holders should consult their tax advisors regarding the proper treatment of any adjustments to our Pre-funded Warrants.

Information reporting and backup withholding

A U.S. holder may be subject to information reporting and backup withholding when such holder receives payments on our Offered Securities (including constructive dividends) or receives proceeds from the sale or other taxable disposition of our Offered Securities. Certain U.S. holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and such holder:

●	fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

●	furnishes an incorrect taxpayer identification number;

●	is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

●	fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Tax considerations applicable to non-U.S. holders

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of our Offered Securities that is neither a U.S. holder nor an entity treated as a partnership for U.S. federal income tax purposes.

Distributions

We do not anticipate paying any cash dividends in the foreseeable future. However, if we do make cash or other property distributions on our Common Stock or Pre-funded Warrants, such distributions of cash or property on our Common Stock or Pre-funded Warrants will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a non-U.S. holder’s adjusted tax basis in its Common Stock or Pre-funded Warrants, but not below zero. Any excess will be treated as capital gain and will be treated as described below in the section relating to the sale or disposition of our Common Stock or Pre-funded Warrants. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of the withholding rules discussed below we or the applicable withholding agent may treat the entire distribution as a dividend.

Subject to the discussions below on backup withholding and foreign accounts, dividends paid to a non-U.S. holder of our Common Stock or Pre-funded Warrants that are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty).

Non-U.S. holders will be entitled to a reduction in or an exemption from withholding on dividends as a result of either (a) an applicable income tax treaty or (b) the non-U.S. holder holding our Common Stock or Pre-funded Warrants in connection with the conduct of a trade or business within the United States and dividends being effectively connected with that trade or business. To claim such a reduction in or exemption from withholding, the non-U.S. holder must provide the applicable withholding agent with a properly executed (a) IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming an exemption from or reduction of the withholding tax under the benefit of an income tax treaty between the United States and the country in which the non-U.S. holder resides or is established, or (b) IRS Form W-8ECI stating that the dividends are not subject to withholding tax because they are effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States, as may be applicable. These certifications must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

If dividends paid to a non-U.S. holder are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable), then, although exempt from U.S. federal withholding tax (provided the non-U.S. holder provides appropriate certification, as described above), the non-U.S. holder will be subject to U.S. federal income tax on such dividends on a net income basis at the regular graduated U.S. federal income tax rates. In addition, a non-U.S. holder that is a corporation may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year that are attributable to such dividends, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Sale or other disposition of our Offered Securities

Subject to the discussion below regarding backup withholding, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of our Securities, unless:

●	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States;

●	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of disposition, and certain other requirements are met; or

●	our Offered Securities constitute U.S. real property interests (“USRPIs”) by reason of our status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

Gain described in the first bullet point above will generally be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates. A non-U.S. holder that is a foreign corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain derived from the disposition, which may be offset by certain U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States) provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we are not currently and do not anticipate becoming a USRPHC. Because the determination of whether we are a USRPHC depends on the fair market value of our USRPIs relative to the fair market value of our other business assets and our non-U.S. real property interests, however, there can be no assurance we are not a USRPHC or will not become one in the future.

Non-U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Constructive dividends on our Pre-funded Warrants

If at any time during the period in which a non-U.S. holder holds our Pre-funded Warrants we were to pay a taxable dividend to our stockholders and, in accordance with the anti-dilution provisions of the Pre-funded Warrants, the exercise price of the common warrants were decreased, that decrease would be deemed to be the payment of a taxable dividend to a non-U.S. holder to the extent of our earnings and profits, notwithstanding the fact that such holder will not receive a cash payment. If the exercise price is adjusted in certain other circumstances or other adjustments are made (or in certain circumstances, there is a failure to make adjustments), such adjustments may also result in the deemed payment of a taxable dividend to a non-U.S. holder. Any resulting withholding tax attributable to deemed dividends may be collected from other amounts payable or distributable to the non-U.S. holder. Non-U.S. holders should consult their tax advisors regarding the proper treatment of any adjustments (or absence of adjustments) to the Pre-funded Warrants.

Information reporting and backup withholding

Subject to the discussion below on foreign accounts, a non-U.S. holder will not be subject to backup withholding with respect to distributions on our Common Stock or Pre-funded warrants we make to the non-U.S. holder (including constructive dividends with respect to Pre-funded Warrants), provided the applicable withholding agent does not have actual knowledge or reason to know such holder is a United States person and the holder certifies its non-U.S. status, such as by providing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or other applicable certification. However, information returns generally will be filed with the IRS in connection with any distributions (including deemed distributions) made on our Common Stock, Pre-funded Warrants and Warrants to the non-U.S. holder, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.

Information reporting and backup withholding may apply to the proceeds of a sale or other taxable disposition of our Common Stock or Pre-funded Warrants within the United States, and information reporting may (although backup withholding generally will not) apply to the proceeds of a sale or other taxable disposition of our Common Stock or Pre-funded Warrants outside the United States conducted through certain U.S.-related financial intermediaries, in each case, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder on IRS Form W-8BEN or W-8BEN-E, or other applicable form (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or such owner otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional withholding tax on payments made to foreign accounts

Withholding taxes may be imposed under the Foreign Account Tax Compliance Act (“FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends (including deemed dividends) paid on our Common Stock or Pre-funded Warrants, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of our Common Stock or Pre-funded Warrants paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends (including deemed dividends). Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules we or the applicable withholding agent may treat the entire distribution as a dividend. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of our Common Stock or Pre-funded Warrants on or after January 1, 2019, proposed Treasury regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Prospective investors should consult their tax advisors regarding the potential application of these withholding provisions.

SHARES ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of common stock in the public market after this offering could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities. We are unable to estimate the number of shares of common stock that may be sold in the future.

Future sales of substantial amounts of our common stock in the public market could adversely affect market prices prevailing from time to time.

Upon completion of this offering, we will have outstanding an aggregate of ____ shares of common stock. Of these outstanding shares of common stock,              the shares of common stock sold in this offering and the ____ shares being registered pursuant to a prospectus of which was filed as part of the same registration statement of which this prospectus forms a part (the “Resale Prospectus”) will be freely transferable without restriction or registration under the Securities Act, except for any shares purchased by any of our existing “affiliates,” as that term is defined in Rule 144 under the Securities Act. The remaining ______ shares of common stock are “restricted securities” as defined in Rule 144. Restricted securities may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144 of the Securities Act, as described below.

Rule 144

In general, under Rule 144, beginning 90 days after this offering, a person, or persons whose shares are aggregated, other than any affiliate of ours, who owns shares that were purchased from us or any affiliate of ours at least six months previously, is entitled to sell such shares as long as current public information about us is available. In addition, our affiliates who own shares that were purchased from us or any affiliate of ours at least six months previously are entitled to sell within any three-month period a number of shares that does not exceed the greater of (1) one percent of our then-outstanding shares of common stock, and (2) the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice of the sale on Form 144, or, if no such notice is required, the date of the receipt of the order to execute the sale. Sales under Rule 144 by our affiliates are also subject to manner of sale provisions, notice requirements in specified circumstances and the availability of current public information about us.

Furthermore, under Rule 144, a person who is not deemed to have been one of our affiliates at any time during the three months preceding a sale, and who owns shares within the definition of “restricted securities” under Rule 144 that were purchased from us, or any affiliate, at least one year previously, would be entitled to sell shares under Rule 144 without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements described above.

We are unable to estimate the number of shares that will be sold under Rule 144 since this will depend on the market price for our common stock, the personal circumstances of the stockholder and other factors.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is generally not available for the resale of securities initially issued by shell companies or issuers who have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

While we were formed as a shell company, since the completion of the Business Combination, we are no longer a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

Selling Stockholder Resale Prospectus

As described in the Explanatory Note to the registration statement of which this prospectus forms a part, the registration statement also contains the Resale Prospectus to be used in connection with the potential resale by certain selling stockholders of our common stock. These shares of common stock have been registered to permit public resale of such shares, and the selling stockholders may offer the shares for resale from time to time pursuant to the Resale Prospectus. The selling stockholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act or pursuant to another effective registration statement covering those shares.

PLAN OF DISTRIBUTION

We have engaged ThinkEquity LLC, or the placement agent, to act as our exclusive placement agent to solicit offers to purchase the shares of common stock and/or Pre-funded Warrants and accompanying Common Warrants offered by this prospectus. The placement agent is not purchasing or selling any such securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of such securities, other than to use its “reasonable best efforts” to arrange for the sale of such securities by us. Therefore, we may not sell all of the shares of common stock and/or Pre-funded Warrants and accompanying Common Warrants being offered. The terms of this offering are subject to market conditions and negotiations among us, the placement agent and prospective investors. The placement agent will have no authority to bind us by virtue of their placement agency agreement. This is a best efforts offering and there is no minimum offering amount required as a condition to the closing of this offering. The placement agent may retain sub-agents and selected dealers in connection with this offering.

Investors purchasing securities offered hereby will have the option to execute a securities purchase agreement with us. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus in connection with their purchase of our securities in this offering. In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, purchasers who enter into a securities purchase agreement may also be able to bring claims of breach of contract against us in certain events.

Delivery of the securities offered hereby is expected to occur on or about              , 2026, subject to the satisfaction of customary closing conditions.

Fees and Expenses

The following table shows the per share price and total cash fees we will pay to the placement agent in connection with the sale of the securities pursuant to this prospectus.

	Per Share and Accompanying Common Warrant	Per Pre-funded Warrant and Accompanying Common Warrant	Total
Public offering price	$	$	$
Placement agent fees (3.0%)	$	$	$
Proceeds, before expenses, to us	$	$	$

We have agreed to pay a non-accountable expense allowance to the placement agent in an amount up to 3.0% of the gross proceeds received at the closing of the offering, to the extent permitted by FINRA Rule 5110(g).

Our total estimated expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding placement agent fees, are approximately $197,665.

Lock-Up Agreement

Pursuant to “lock-up” agreements, we, have agreed, without the prior written consent of the placement agent, not to, directly or indirectly, offer to sell, sell, pledge or otherwise transfer or dispose of any of shares of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) our common stock, enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of our common stock, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of common stock or securities convertible into or exercisable or exchangeable for shares of common stock or any other of our securities or publicly disclose the intention to do any of the foregoing, subject to customary exceptions, for a period of 90 days from the date of this prospectus.

In connection with this offering, we agreed to not amend, waive, release, cancel, terminate or otherwise modify any of the existing lock-up agreements with our officers, directors or securityholders without the consent of the Placement Agent.

Additionally, we have agreed that for a period of 90 days from the date of this prospectus, we will not directly or indirectly offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock in any “at-the-market,” continuous equity transaction or variable rate transaction, without the prior written consent of the placement agent.

Regulation M Compliance

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the sale of our securities offered hereby by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in our placement agency agreement with the placement agent. We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

Nasdaq Global Market Listing

Our common stock is listed on Nasdaq under the symbol “GLND”. We will apply to list our Common Warrants on Nasdaq under the symbol “GLNDW.” There can be no assurance that our application will be approved or that the Common Warrants will be approved for listing. There is no established trading market for the Pre-funded Warrants and we do not intend to list the Pre-funded Warrants on any securities exchange or nationally recognized trading system.

Other Relationships and Affiliations

From time to time, the placement agent and/or their affiliates may in the future provide various investment banking and other financial services for us for which they may receive customary fees. In the course of their businesses, the placement agent and their affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the placement agent and their affiliates may at any time hold long or short positions in such securities or loans. Other than as described below, the placement agent has not provided any investment banking or other financial services to us during the 180-day period preceding the date of this prospectus.

M&A Advisory Agreement

On June 17, 2025, Greenland Exploration Limited entered into an advisory agreement with ThinkEquity LLC, pursuant to which ThinkEquity LLC serves as the nonexclusive advisor to the Company to provide Mergers and Acquisitions advisory services in connection with a business combination for 12-month term (‘Term”). If the Business Combination was consummated during the Term or the 18-month period following the Term, Greenland Exploration Limited would pay ThinkEquity LLC a cash fee equal to $2,000,000. The cash fee would only be payable if the Business Combination successfully closed. This fee was deferred and will be paid upon the consummation of this offering.

Corporate and Financial Advisory Agreement

On November 15, 2025, Greenland Exploration Limited, Pelican Acquisition Corporation and ThinkEquity LLC entered into a letter agreement whereby ThinkEquity LLC provided advisory services in connection to the Business Combination. Pursuant to Corporate and Financial Advisory Agreement, as amended the Company paid ThinkEquity LLC $136,180.

Letter Agreement

On December 4, 2025, March GL Company, Greenland Exploration Limited, and ThinkEquity LLC entered into a letter agreement, pursuant to which ThinkEquity LLC agreed to act solely as an introducing party to assist March GL in identifying and introducing potential investors. ThinkEquity LLC’s role under the letter agreement is expressly limited to introductions, and ThinkEquity LLC is not acting as a financial advisor, underwriter, placement agent, or fiduciary with respect to any such investments. As consideration for such services, March GL issued 2,000 shares of its common stock to ThinkEquity LLC (which were exchanged for 369,344 shares of common stock of the company in connection with the Business Combination) for an aggregate purchase price of $20,000.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Winston & Strawn LLP. Blank Rome LLP, New York, New York, has acted as counsel for the placement agent in connection with certain legal matters related to this offering.

EXPERTS

The financial statements of Pelican Acquisition Corporation, as of January 31, 2025 and for the period from July 23, 2024 (inception) through January 31, 2025 have been included herein in reliance upon the report of Marcum LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of such firm as experts in accounting and auditing.

The financial statements of Pelican Acquisition Corporation, as of January 31, 2026 and for the year then ended, have been included herein in reliance upon the report of CBIZ CPAs, P.C., independent registered public accounting firm, appearing elsewhere herein, and upon the authority of such firm as experts in accounting and auditing.

The audited consolidated financial statements of Greenland Exploration Limited included in this prospectus and elsewhere in the registration statement have been so included in reliance upon the report of Fruci & Associates II, PLLC, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The audited consolidated financial statements of March GL Company included in this prospectus and elsewhere in the registration statement have been so included in reliance upon the report of Fruci & Associates II, PLLC, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The audited consolidated financial statements of Greenland Energy Company included in this prospectus and elsewhere in the registration statement have been so included in reliance upon the report of Fruci & Associates II, PLLC, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and our common stock, reference is made to the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

You may read registration statements and certain other filings made with the SEC electronically are publicly available through the SEC’s website at https://www.sec.gov. The registration statement, including all exhibits and amendments to the registration statement, has been filed electronically with the SEC. If you do not have internet access, requests for copies of such documents should be directed to Robert Price, the Company’s Chief Executive Officer, at 3400 East Bayaud Avenue, Suite 400, Denver, CO 80209.

Upon completion of this offering, we will become subject to the information and periodic reporting requirements of the Exchange Act and, accordingly, will file annual reports containing financial statements audited by an independent public accounting firm, quarterly reports containing unaudited financial data, current reports, proxy statements and other information with the SEC. You will be able to inspect and copy such periodic reports, proxy statements and other information at the SEC’s public reference room, and the website of the SEC referred to above.

We maintain a corporate website at www.GreenlandEnergyCo.com. Information contained in, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. We will post on our website any materials required to be so posted on such website under applicable corporate or securities laws and regulations.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Pelican Holdco, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Pelican Holdco, Inc. (“the Company”) as of December 31, 2025, and the related consolidated statement of operations, changes in stockholder’s deficit, and cash flows for the period from September 5, 2025 (inception) through December 31, 2025, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025, and the results of its operations and its cash flows for the period from September 5, 2025 (inception) through December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has no cash, net losses and will need to raise additional financing to support ongoing and future operations. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.

Fruci & Associates II, PLLC – PCAOB ID #05525

We have served as the Company’s auditor since 2025.

Spokane, Washington

March 3, 2026

PELICAN HOLDCO, INC.
CONSOLIDATED BALANCE SHEET

AS OF DECEMBER 31, 2025

As of December 31, 2025
Assets	-
Due from Pelican Acquisition Corporation	$59,740
Total Assets	$59,740

Liabilities and stockholder’s deficit
Current liabilities
Accounts payable and accrued expenses	$16,066
Promissory note -Greenland	132,519
Total current liabilities	$148,585

Total Liabilities	$148,585

Commitments and contingencies

Stockholder’s deficit
Common stock, $0.01 par value; 500,000,000 shares authorized; none issued or outstanding as of December 31, 2025	-
Accumulated deficit	(88,845)
Total Stockholder’s deficit	$(88,845)
Total liabilities and Stockholder’s deficit	$59,740

The accompanying notes are an integral part of these consolidated financial statements.

PELICAN HOLDCO, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE PERIOD FROM SEPTEMBER 5, 2025 (INCEPTION) TO DECEMBER 31, 2025

For the Period from September 5, 2025 (Inception) to December 31, 2025
General and administrative expenses	$(88,845)
Loss before tax expense	$(88,845)
Income tax expense	-
Net loss	$(88,845)
Weighted average number of common stock outstanding, basic and diluted	-
Basic and diluted net loss per common share	$-

The accompanying notes are an integral part of these consolidated financial statements.

PELICAN HOLDCO, INC.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDER’S DEFICIT

FOR THE PERIOD FROM SEPTEMBER 5, 2025 (INCEPTION) TO DECEMBER 31, 2025

	Common Stock		Accumulated	Stockholder’s
	Shares	Amount	deficit	deficit
Balance, September 5, 2025 (incorporation)	-	$-	$-	$-
Net loss	-	-	(88,845)	(88,845)
Balance, December 31, 2025	-	$-	$(88,845)	$(88,845)

The accompanying notes are an integral part of these consolidated financial statements.

PELICAN HOLDCO, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM SEPTEMBER 5, 2025 (INCEPTION) TO DECEMBER 31, 2025

For the Period from September 5, 2025 (Inception) to December 31, 2025
Cash Flows from Operating Activities
Net loss	$(88,845)
Changes in operating assets and liabilities:
Due from Pelican Acquisition Corporation	(59,740)
Accounts payable and accrued expenses	16,066
Net cash used in operating activities	$(132,519)

Cash Flows from Financing Activities
Proceeds from promissory note - Greenland	$132,519
Net cash provided by operating activities	$132,519

Change in Cash	-
Cash, beginning of period	-
Cash, ending of period	$-

Supplemental disclosure for non-cash financing activities:
Income tax and interest paid	-

The accompanying notes are an integral part of these consolidated financial statements.

PELICAN HOLDCO, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Pelican Holdco, Inc. (“the Company” or “Holdco”) was incorporated on September 5, 2025 under the laws of the State of Texas. The Company has had no operations to date other than incurring organizational costs. The Company has selected December 31 as its fiscal year end.

The Company was formed solely for the purpose of completing the transactions contemplated by the Merger Agreement, dated as of September 9, 2025 (as may be amended from time to time, the “Merger Agreement”). The parties to the Merger Agreement include the Company, Pelican Acquisition Corporation (“Pelican”), Pelican Merger Sub, Inc., a Texas corporation and wholly-owned subsidiary of Holdco, Greenland Exploration Limited, a Texas Corporation (“Greenland”), Greenland Merger Sub, Inc., a Texas corporation and a wholly-owned subsidiary of Holdco, and March GL Company, a Texas corporation (“March GL”).

Prior to the closing, Pelican will effect a domestication pursuant to which Pelican will discontinue as a Cayman Islands exempted company and domesticate as a Texas corporation (the “Domestication”). Upon the Domestication, each issued and outstanding Pelican security will remain outstanding and automatically represent a corresponding security of Pelican as a Texas corporation, without any action required by the holders.

Following the Domestication, the transaction will include a series of mergers whereby Pelican, Greenland, and March GL will each merge with subsidiaries of Holdco, which will be renamed Greenland Energy Company and become publicly traded company on the Nasdaq.

The Merger consideration being a number of shares of the Company’s common stock with an aggregate value equal to $215,000,000, based upon a per share value of $10.00. Existing Greenland shareholders will receive an aggregate of 1,500,000 shares of the Company’s common stock and existing March GL shareholders will receive an aggregate of 20,000,000 shares of the Company’s common stock. Pelican shareholders will receive one share of the Company’s common stock for each share of Pelican common stock they currently hold (subject to redemptions).

Subsidiary

On September 4, 2025, Greenland Merger Sub, Inc., a Texas corporation and a wholly-owned subsidiary of Holdco was formed to be the Merger Sub in connection with a contemplated business combination.

NOTE 2 — GOING CONCERN CONSIDERATION

The Company’s financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liquidation of liabilities during the normal course of operations. As of December 31, 2025, the Company had no cash and cash equivalents and a working capital deficit of $88,845.

The Company’s operating results for future periods are subject ability to raise sufficient capital and/or obtaining the necessary financing to support ongoing and future operations. While the Company expects to obtain the capital and/or financing that is needed, there is no assurance that the Company will be successful in obtaining the necessary funds for future operations. to numerous uncertainties, and it is uncertain whether the Company will be able to reduce or eliminate its net losses for the foreseeable future. Accordingly, the Company will need to raise additional financing. If the Company is unable to raise additional capital when desired, the Company’s business, results of operations and financial condition would be materially and adversely affected. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

As a result of the above, in connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s (“FASB”) Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the Company’s liquidity condition raises substantial doubt about the Company’s ability to continue as a going concern through twelve months from the date these financial statements are available to be issued. These consolidated financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

PELICAN HOLDCO, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

Principles of consolidation

The consolidated financial statements include the financial statements of the Company and its wholly owned subsidiary. All transactions and balances between the Company and its subsidiary have been eliminated upon consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

Organization costs

Organization costs, that include legal fees, have been expensed as incurred according to ASC 720-15, “Start-Up Costs.”

Net Loss Per Common Share

Net loss per share is computed by dividing the net loss by the weighted-average number of common shares outstanding during the period. The diluted net loss per share of common stock is computed by dividing the net loss using the weighted-average number of common shares and, if dilutive, potential common shares outstanding during the period. As of December 31, 2025, the Company had no common shares issued and outstanding and no dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company.

Income Taxes

The Company accounts for income taxes under ASC 740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements.

PELICAN HOLDCO, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2025. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

Fair Value Measurement

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities.

Level 1: Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2: Observable inputs other than Level 1 inputs. Examples of Level 2 input include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3: Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The Company had no marketable securities; assets and liabilities are reflected at fair market value as of December 31, 2025.

Operating Segments

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s chief operating decision maker (“CODM”) has been identified as the Company’s Director, who reviews the assets, operating results, and financial metrics for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that there is only one reportable segment.

PELICAN HOLDCO, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The CODM assesses performance for the single segment and decides how to allocate resources based on net income or loss that also is reported on the statement of operations as net income or loss. The measure of segment assets is reported on the balance sheet as total assets. When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews several key metrics included in net income or loss and total assets, which include the following:

For the Period from September 5, 2025 (Inception) to December 31, 2025
General and administrative expenses	$88,845

General and administrative expenses are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete the Business Combination. The CODM also reviews general and administrative costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget. General and administrative costs, as reported on the statement of operations, are the significant segment expenses provided to the CODM on a regular basis.

Recent Accounting Pronouncements

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. ASU 2023-07, which is applicable to entities with a single reportable segment, will primarily require enhanced disclosures about significant segment expenses and enhanced disclosures in interim periods. The guidance in ASU 2023-07 will be applied retrospectively and is effective for annual reporting periods in fiscal years beginning after December 15, 2023 and interim reporting periods in fiscal years beginning after December 31, 2024, with early adoption permitted. The Company adopted this guidance as of September 5, 2025. The adoption resulted in disclosure changes only.

NOTE 4 — COMMITMENTS AND CONTINGENCIES

The Company may be subject to asserted and actual claims and lawsuits arising in the ordinary course of business. Company management reviews any such legal proceedings and claims on an ongoing basis and follows appropriate accounting guidance when making accrual and disclosure decisions. The Company recognizes accruals for those contingencies where the incurrence of a loss is probable and can be reasonably estimated, and disclose the amount accrued and the amount of a reasonably possible loss in excess of the amount accrued, if such disclosure is necessary for our financial statements not to be misleading. As of December 31, 2025, no loss contingencies have been accrued, as the Company cannot reasonably estimate either the probability of losses or their magnitude (if any) based on all information currently available to management.

NOTE 5 — STOCKHOLDER’S DEFICIT

The Company is authorized to issue 500,000,000 shares of common stock, $0.01 par value. As of December 31, 2025, there were no common stocks issued or outstanding.

PELICAN HOLDCO, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 — DUE FROM PELICAN

The Company paid certain Pelican’s transaction costs related to the business combination. As of December 31, 2025, $59,740 were outstanding, respectively; the amount is unsecured, interest-free and due on demand (see Note 7).

NOTE 7 — PROMISSORY NOTE GREENLAND

On November 24, 2025, the Company issued a promissory note to Greenland in the amount of $200,000 to be used, in part, for merger related transaction costs (the “Promissory Note”). The Promissory Note is unsecured, interest-free and due on the date on which Greenland closes its initial business combination. As of December 31, 2025, approximately $132,519 has been funded under this arrangement, with $59,740 used for Pelican and $72,779 for Holdco merger transaction costs.

NOTE 8 — INCOME TAX

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided against deferred tax assets when, based on all available evidence, it is considered more likely than not that some portion or all of the recorded deferred tax assets will not be realized in future periods. The Company cannot be certain that future taxable income will be sufficient to realize its deferred tax assets, and accordingly, a full valuation allowance has been provided on its deferred tax assets. The net deferred tax assets continue to require a valuation allowance until the Company can demonstrate their realizability through sustained profitability or another source of income.

Components of deferred tax assets and liabilities are:

For the Period from September 5, 2025 (Inception) to December 31, 2025
Deferred tax assets:
Deferred start-up and organizational expenditures	$(18,658)
Total deferred tax assets, net	(18,658)
Valuation allowance	18,658
Deferred tax assets, net of valuation allowance	$-

PELICAN HOLDCO, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 — INCOME TAX (cont.)

The reconciliation of the statutory federal income tax with the provision (benefit) for income taxes is as follows:

	For the Period from September 5, 2025 (Inception) to December 31, 2025
Income tax benefit at federal statutory rate	18,658	21.0%
Income tax (benefit) at state statutory rate	-	-
Change in valuation allowance	(18,658)	21.0%
Permanent differences	-	-
Total income tax provision (benefit)	$-	0%

NOTE 9 — SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheets date up to March 3, 2025. Based on this review, the Company identify the following subsequent event that would have required adjustment or disclosure in the consolidated financial statements.

In January 2026, the Company drew $30,000 and paid transaction costs for the Pelican business combination.

FINANCIAL STATEMENTS

DECEMBER 31, 2025

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
March GL

Opinion on the Financial Statements

We have audited the accompanying balance sheet of March GL (“the Company”) as of December 31, 2025, and the related statement of operations, stockholders’ equity, and cash flows for the period from March 31, 2025 (inception) to December 31, 2025, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025, and the results of its operations and its cash flows for the period from March 31, 2025 (inception) to December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has net losses, has not yet generated revenue, and is in its development stage. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.

Fruci & Associates II, PLLC – PCAOB ID #05525

We have served as the Company’s auditor since 2025

Spokane, Washington

March 2, 2026

March GL

Balance Sheet

Periods Ended June 30 and December 31, 2025

December 31, 2025
ASSETS
Current Asset
Cash	$231,058
Prepaid Shipping Fees	1,194,883
Deposits on Equipment	150,000
Prepaid Management Fees	68,487
Prepaid Expenses	27,500
Total Assets	1,671,928

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Accounts Payable	$398,795
Total Liabilities	398,795

Commitments and contingencies

Stockholders’ Equity
Common Stock, $0.001 par value per share; 5,000,000 shares authorized; 103,360 shares issued and outstanding as of December 31, 2025	103
Additional paid-in capital	5,642,517
Subscription receivable	(90,000)
Accumulated deficit	(4,279,487)
Total Stockholders’ Equity	1,273,133
Total Liabilities and Stockholders’ Equity	$1,671,928

See notes to financial statements

March GL

Statement of Operations

Period Ended December 31, 2025

From the period March 31, 2025 (inception) to
December 31, 2025
Revenue	$-
Total revenue	-

Expenses
Operating expenses	4,279,487
Total expenses	4,279,487

Net income (loss) before income taxes	$(4,279,487)
Income taxes	-
Net income (loss)	$(4,279,487)

Earnings per share – basic	$(41.40)
Earnings per share – diluted	$(41.40)

Weighted average common shares outstanding – basic	69,438
Weighted average common shares outstanding – diluted	69,438

See notes to financial statements

March GL

Statement of Stockholders’ Equity

For the Periods from Inception (March 31, 2025) through December 31, 2025

	Common Stock		Additional Paid-in	Subscription	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Receivable	Deficit	Equity
Balance – March 31, 2025 (inception)	-	$-	$-	$-	$-	$-
Issuance of Common Stock	103,360	103	5,642,517	(90,000)	-	5,552,620
Net loss	-	-	-	-	(4,279,487)	(4,279,487)
Balance – December 31, 2025	103,360	$103	$5,642,517	$(90,000)	$(4,279,487)	$1,273,133

See notes to financial statements

March GL

Statement of Cash Flows

For the Period from Inception (March 31, 2025) through December 31, 2025

Cash flows from operating activities
Net income (loss)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities	$(4,279,487)
Changes in assets and liabilities
Prepaid shipping expenses	(1,194,883)
Prepaid expenses	(27,500)
Prepaid management fees	(68,487)
Deposits on equipment	(150,000)
Accounts payable	398,795
(1,042,075)
Net cash provided by (used in) operating activities	(5,321,562)

Cash flows from financing activities
Proceeds from the issuance of common stock	5,552,620
Net cash (used in) provided by financing activities	5,552,620

Net increase (decrease) in cash	231,058
Cash - beginning of the period	-
Cash - end of the period	$231,058

Supplemental Cash Flow Information:
No cash was paid for interest or income taxes during the period from inception through December 31, 2025.	-

See notes to financial statements

March GL

Notes to Financial Statements

Period Ended December 31, 2025

1.	GENERAL INFORMATION

March GL Company (“the Company”) was incorporated in the State of Texas on March 31, 2025 as a privately held entity. The Company was formed to engage in the acquisition, exploration, and development of oil and gas resources with a particular focus on underexplored frontier basins. The Company’s fiscal year ends on December 31.

March GL Company is currently a development-stage enterprise with no revenues as of December 31, 2025. The Company’s principal business activity is the exploration of hydrocarbon prospects within the Jameson Land Basin in eastern Greenland. The Jameson Land Basin is considered to be a highly prospective but historically undrilled area. The Company has secured rights to explore approximately 2 million acres in this basin, subject to certain contingencies and milestones pursuant to the terms of the 80 Mile Agreement.

On September 9, 2025, the Company entered into an Agreement and Plan of Merger (the “Business Combination Agreement”) by and among Pelican Holdco, Inc. (“PubCo”), Pelican Acquisition Corporation, a Cayman Islands exempted company (“SPAC”), Greenland Exploration Limited, the Company, and certain merger subsidiaries of PubCo. Pursuant to the Business Combination Agreement, March GL Merger Sub, Inc., a wholly-owned subsidiary of PubCo, will merge with and into the Company, with the Company surviving as a wholly-owned subsidiary of PubCo, which is expected to be renamed Greenland Energy Company and become publicly traded on the Nasdaq Stock Market. As consideration for the merger, holders of the Company’s common stock will be entitled to receive, in the aggregate, 20,000,000 shares of PubCo common stock. As of the date these financial statements were available to be issued, the Business Combination had not yet been consummated.

2.	BASIS OF PREPARATION

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) as issued by the Financial Accounting Standards Board (“FASB”). These financial statements reflect the financial position and results of operations of March GL Company (the “Company”) as of and for the period ended December 31.

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include, but are not limited to, assumptions used in the evaluation of going concern, prepaid expense amortization schedules, and contingent obligations related to exploration activities.

3.	SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. As of the period ended December 31, the Company maintained all of its cash in U.S.-based financial institutions and had no cash equivalents.

March GL

Notes to Financial Statements

Period Ended December 31, 2025

Prepaid Expenses, Prepaid Management Fees, and Prepaid Shipping Fees

Prepaid expenses represent advance payments for services and costs that will be recognized as expenses in future periods when incurred. As of the period ended December 31, prepaid expenses primarily consist of prepaid consulting services, prepayments to our Chief Executive Officer, and prepaid shipping fees related to logistical support for the Company’s planned exploration activities in Greenland. These costs will be expensed as the related services are performed or as the benefit is consumed.

Income Taxes

The Company accounts for income taxes using the liability method under ASC 740, Income Taxes. Deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial statement carrying amounts and the tax bases of assets and liabilities. A valuation allowance is recorded when it is more likely than not that some portion or all of the deferred tax assets will not be realized. As of the period ended December 31, no provision for income taxes has been recorded due to the Company’s operating losses and the full valuation allowance on deferred tax assets.

Concentration of Risk

The Company maintains its cash balances in one financial institution, which at times may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to significant credit risk on its cash balances.

Fair Value of Financial Instruments

The Company’s financial instruments consist primarily of cash and accounts payable. The carrying amounts of these financial instruments approximate fair value because of their short-term nature.

Exploration and Development

The Company expenses all research and development costs as incurred. These include expenses related to geological studies, early-stage exploration planning, and technical evaluations. No research and development costs have been capitalized as of the periods ended December 31, 2025.

Related Party Transactions

During the period from inception (March 31, 2025) to December 31, 2025, the Company entered into a management services agreement with a significant shareholder to provide general management and executive services. Under this agreement, the shareholder acted in the capacity of Chief Executive Officer and provided strategic, operational, and administrative support to the Company.

The agreement was entered into on terms management believes are consistent with those that would have been negotiated with an unrelated third party. As of December 31, 2025, there were no outstanding payables or receivables related to this arrangement.

March GL

Notes to Financial Statements

Period Ended December 31, 2025

Related Party Transactions (continued)

As of December 31, 2025, the Company had prepaid management fees of $68,487. Subsequent to December 31, 2025, all prepaid management fees had either been applied to reimbursements, management fees, or been repaid by the shareholder.

No other related party transactions were identified during the reporting period.

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Since its inception on March 31, 2025, the Company has been engaged primarily in organizational activities and early-stage exploration planning. As of December 31, 2025, the Company has incurred a net loss of $4,279,487, has not generated any revenues, and is in the development stage.

The Company’s ability to continue as a going concern depends on its capacity to raise additional capital for planned exploration activities, meet future drilling commitments under its Exploration and Participation Agreement, and ultimately achieve profitable operations. The Company has funded its operations to date primarily through the issuance of common stock. While management believes it will be able to obtain the necessary financing, there can be no assurance that such financing will be available on terms acceptable to the Company, if at all.

These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year from the date the financial statements are issued. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Operating Segments

ASC Topic 280, Segment Reporting, establishes standards for companies to report financial statement information about operating segments, products and services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities from which they may earn revenues and incur expenses, and for which discrete financial information is available that is regularly reviewed by the Company’s chief operating decision maker (“CODM”) in deciding how to allocate resources and assess performance.

The Company’s CODM has been identified as the Chief Executive Officer, who reviews the Company’s assets, operating results, and financial metrics on a consolidated basis to make decisions regarding resource allocation and to assess overall financial performance. Based on this evaluation, management has determined that the Company operates as a single reportable segment.

The CODM assesses performance for the single operating segment and allocates resources based primarily on net income (loss), which is reported on the accompanying statement of operations, and total assets, which are reported on the balance sheet. Because the Company has not generated revenues and has not commenced drilling operations as of December 31, 2025, the CODM does not review discrete profitability measures or operating results by geographic area or activity.

March GL

Notes to Financial Statements

Period Ended December 31, 2025

Operating Segments (continued)

When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM regularly reviews certain financial metrics included in net income (loss) and total assets. These metrics include the following:

Metric	Period from Inception (March 31, 2025) through December 31, 2025
Operating expenses	$4,279,487

Operating expenses are reviewed and monitored by the CODM to manage cash utilization, forecast liquidity needs, and ensure sufficient capital is available to fund planned exploration activities and meet future drilling commitments. The CODM also reviews operating expenses to ensure costs are aligned with contractual obligations, regulatory requirements, and approved budgets. Operating expenses, as reported on the statement of operations, represent the significant segment expense regularly reviewed by the CODM.

Accordingly, the Company’s consolidated financial statements reflect the results of a single operating and reportable segment for all periods presented.

4.	COMMITMENTS AND CONTINGENCIES

Exploration Funding Commitment

The Company has entered into an Exploration and Participation Agreement with 80 Mile PLC, a publicly listed company on the AIM Exchange in London. Under the terms of the agreement, the Company will fund two exploration wells in the Jameson Land Basin in eastern Greenland. Upon successful completion of the drilling obligations, the Company will earn up to a 70% working interest in the basin. Failure to meet these drilling milestones within the agreed-upon timeframe could result in the forfeiture of the Company’s right to earn the interest.

Amounts paid under the agreement prior to the commencement of drilling activities consist primarily of planning, engineering, permitting, environmental, and logistics-related costs incurred in support of future exploration activities. The Company evaluates these costs in accordance with its accounting policy for exploration and evaluation expenditures.

Costs that do not result in the acquisition of a tangible or legally enforceable interest in proved or unproved properties are expensed as incurred. Accordingly, during the period from inception through December 31, 2025, the Company expensed all costs incurred under the agreement, as no drilling operations have commenced and no working interest has been earned as of that date. No capitalized oil and gas properties were recorded as of December 31, 2025.

As of December 31, 2025, the Company has incurred significant planning, engineering, and logistics-related expenditures in support of this obligation. The Company has not yet commenced drilling operations, but expects to initiate physical exploration activities in the fiscal year ending December 31, 2026.

March GL

Notes to Financial Statements

Period Ended December 31, 2025

Service Contracts and Prepaid Logistics

The Company has executed project management agreements with Halliburton and IPT Well Solutions to support drilling, engineering, logistics, and field operations. These contracts include non-cancellable provisions for the delivery of technical services, equipment mobilization, and exploration planning. These costs are expected to be amortized as services are rendered over the next fiscal year.

Environmental and Regulatory Risk

While the Company has not been subject to any claims or enforcement actions as of the reporting date, its planned operations in Greenland are subject to a wide range of regulatory approvals, environmental reviews, and permitting requirements imposed by Greenlandic authorities and other governing bodies. These regulations may impose future obligations for site restoration, remediation, and environmental compliance. The Company will recognize asset retirement obligations and related costs in accordance with ASC 410, Asset Retirement and Environmental Obligations, once drilling activities commence and estimable liabilities can be determined.

5.	INCOME TAXES

The Company was incorporated on March 31, 2025, and the accompanying financial statements reflect operations for the period from inception through December 31, 2025. The Company has not recognized any provision for federal or state income taxes for the period ended December 31, 2025, as it has incurred net operating losses and has no taxable income.

Deferred income taxes are provided for temporary differences between the financial reporting and tax basis of assets and liabilities using enacted tax rates in effect for the years in which the differences are expected to reverse. As of December 31, 2025, the Company had a net operating loss carryforward of approximately $4,279,000, which may be available to offset future taxable income.

A full valuation allowance has been recorded against the Company’s deferred tax asset as management has determined that it is more likely than not that the deferred tax asset will not be realized due to the Company’s limited operating history and cumulative losses. As of December 31, 2025, the Company had a deferred tax asset of approximately $899,000, primarily related to its net operating loss carryforward, against which a full valuation allowance of approximately $899,000 has been recorded, resulting in a net deferred tax asset of $0.

The Company has evaluated its tax positions and concluded that it has taken no uncertain tax positions as of December 31, 2025. The Company is subject to U.S. federal and state income tax examinations for all periods since inception.

March GL

Notes to Financial Statements

Period Ended December 31, 2025

6.	STOCKHOLDERS’ EQUITY

The Company was incorporated on March 31, 2025 and is authorized to issue 5,000,000 shares of common stock with a par value of $0.001 per share.

During the period from inception (March 31, 2025) through December 31, 2025, the Company issued an aggregate of 103,360 shares of common stock through private placement offerings for total gross proceeds of $5,552,620. Of these proceeds, $103 was recorded to common stock based on par value, and $5,642,517 was recorded as additional paid-in capital, and $90,000 as a subscription receivable.

As of December 31, 2025, the Company had 103,360 shares of common stock issued and outstanding, with additional paid-in capital of $5,642,517 and a subscription receivable of $90,000.

During the period from inception through December 31, 2025, the Company incurred a cumulative net loss of $4,279,487, resulting in an accumulated deficit of $4,279,487 as of December 31, 2025. Total stockholders’ equity as of December 31, 2025 was $1,273,133.

7.	SUBSEQUENT EVENTS

The Company has evaluated subsequent events through February 27, 2026, the date on which these financial statements were available to be issued.

Subsequent to December 31, 2025, the Company completed an additional private placement of common stock, issuing 5,040 shares for gross proceeds of approximately $291,323. The proceeds from this offering will be used to fund planned exploration activities and general working capital needs.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Greenland Exploration Limited

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Greenland Exploration Limited (“the Company”) as of December 31, 2025, and the related statements of operations, changes in stockholders’ equity, and cash flows for the year then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

As discussed in Note 1 to the financial statements, the Company has incurred and expects to continue to incur significant costs in pursuit of its business combination plan. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1 to the financial statements and the financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.

Fruci & Associates II, PLLC – PCAOB ID #05525

We have served as the Company’s auditor since 2025.

Spokane, Washington

March 2, 2026

Greenland Exploration Limited

Balance Sheet

December 31, 2025

(Audited)

ASSETS
Current assets
Cash	$36,051
Prepaid expense	$110,190
Loan receivable	$232,519
Total assets	$378,760

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$60,335
Loan payable	$475,000
Total liabilities	$535,335

Commitments & Contingencies	$-

Stockholders’ equity
Common stock, no par value; 10,000,000 shares authorized; 1,500,000 issued and outstanding	$-
Additional paid in capital	$20,000
Accumulated deficit	(176,575)
Total stockholders’ equity	(156,575)
Total liabilities and stockholders’ equity	$378,760

The accompanying notes are an integral part of the financial statements

Greenland Exploration Limited

Statement of Operations

(Audited)

For the Period June 9, 2025 (inception) to December 31, 2025
General and administrative expenses	176,575
Loss before taxes	$(176,575)
Income tax	-
Net loss	(176,575)

Weighted average common shares outstanding
Basic and diluted	1,441,463

Basic and diluted net loss per share	$(0.12)

The accompanying notes are an integral part of the financial statements.

Greenland Exploration Limited

Statement of Changes in Stockholders’ Equity

For the period ended June 9, 2025 (inception) to December 31, 2025

(Audited)

	Common Stock Shares	Common Stock Amount		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
Balance at June 9, 2025 (inception)	-		$-	$-	$-	$-
Issuance of 1,500,000 common shares, no par value	1,500,000		$-	$10,000	$-	$10,000
Issuance of $15 exercise price warrants	-	$		$10,000	$-	$10,000
Net loss	-		$-	$-	$(176,575)	$(176,575)
Balance at December 31, 2025	1,500,000		$-	$20,000	$(176,575)	$(156,575)

The accompanying notes are an integral part of the financial statements.

Greenland Exploration Limited

Statement of Cash Flows

(Audited)

For the period ended June 9, 2025 (inception) to December 31, 2025
Cash flows from operating activities
Net loss	$(176,575)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Accounts payable	60,335
prepaid expense	(110,190)
Net cash provided by operating activities	$(226,430)

Cash flows from investing activities
Loan receivable	(232,519)
Net cash provided by investing activities	(232,519)

Cash flows from financing activities
Common share issuance	10,000
$15 exercise price warrant issuance	10,000
Loan payable	475,000
Net cash provided by financing activities	495,000

Net increase in cash	$36,051
Cash at beginning of period	-
Cash at end of period	$36,051

Supplemental diclosure for non-cash financing activities
Income tax and interest	-

The accompanying notes are an integral part of the financial statements.

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Greenland Exploration Limited (“Greenland” or the “Company”) is a corporation incorporated in the state of Texas on June 9, 2025. The Company is focused on developing strategic positions in North American energy assets. Through its partnerships and future acquisitions, Greenland Exploration Limited aims to deliver long-term shareholder value in a dynamic and evolving energy market.

On June 23, 2025, the Company entered into a non-binding letter of intent with Pelican Acquisition Corporation (“Pelican”), a Cayman Islands exempted company formed as a special purpose acquisition company, for Pelican to acquire all outstanding equity securities of the Company. Simultaneously on June 23, 2025, the Company entered into a non-binding memorandum of understanding (the “March MOU”) with March GL Company, a Texas corporation (“March GL”), regarding Company’s proposed acquisition of a non-operating, non-expense bearing equity participation interest (the “Interest”) in certain oil and gas rights secured by March GL (the “Acquisition”) and the grant of certain exchange rights to March GL. Subsequently, on September 9, 2025, Pelican, Greenland, March GL and certain merger subsidiaries entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”). At the closing of the transaction pursuant to the Merger Agreement (the “Merger” or “Business Combination”), the combined company will operate under the name Greenland Energy Company (“Holdco”). As consideration for the Business Combination, the holders of March GL common stock immediately prior to the Merger will be entitled to receive from Holdco, in the aggregate, 20,000,000 shares of Holdco common stock (the “March GL Merger Consideration”), the holders of Greenland common stock immediately prior to the Merger will be entitled to receive from Holdco, in the aggregate, 1,500,000 shares of Holdco common stock (the “Greenland Merger Consideration, and together with the March GL Merger Consideration, the “Merger Consideration”), with the Merger Consideration being a number of shares of Holdco common stock with an aggregate value equal to $215,000,000, based upon a per share value of $10.00. Pelican shareholders will receive one share of Holdco common stock for each share of Pelican common stock they currently hold (subject to redemptions).

March GL has obtained the drilling rights from 80 Mile PLC and its subsidiary company, White Flame Energy A/S, pursuant to which March GL will own up to 70% of three onshore licenses, which include over 2,000,000 acres covering the entire petroleum basin in the Jameson Land Basin in Greenland.

As of December 31, 2025, the Company had not yet commenced any operations. All activity through December 31, 2025, related to Company’ formation and transaction described above.

Going Concern Consideration

At December 31, 2025, the Company had $36,051 cash and $232,519 in loan receivable and working capital deficit of $156,575. The Company has incurred and expects to continue to incur significant costs in pursuit of its Business Combination plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful or successful in a timely manner. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements are presented in U.S. Dollars and conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2025.

Income taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits as of December 31, 2025 and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception. Company’s year-end is December 31 and no statutory tax deadline has yet occurred.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided against deferred tax assets when, based on all available evidence, it is considered more likely than not that some portion or all of the recorded deferred tax assets will not be realized in future periods. The Company cannot be certain that future taxable income will be sufficient to realize its deferred tax assets, and accordingly, a full valuation allowance has been provided on its deferred tax assets. The net deferred tax assets continue to require a valuation allowance until the Company can demonstrate their realizability through sustained profitability or another source of income.

Components of deferred tax assets and liabilities are:

For the Period from June 9, 2025 (Inception) to December 31, 2025
Deferred tax assets:
Deferred start-up and organizational expenditures	$(37,081)
Total deferred tax assets, net	(37,081)
Valuation allowance	37,081
Deferred tax assets, net of valuation allowance	$-

The reconciliation of the statutory federal income tax with the provision (benefit) for income taxes is as follows:

	For the Period from June 9, 2025 (Inception) to December 31, 2025
Income tax benefit at federal statutory rate	37,081	21.0%
Income tax (benefit) at state statutory rate	-	-
Change in valuation allowance	(37,081)	21.0%
Permanent differences	-	-
Total income tax provision (benefit)	$-	0%

Net loss per share

The Company complies with the accounting and disclosure requirements of ASC 260, Earnings Per Share. Net loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding during the period. As of December 31, 2025 the Company reported a net loss, as a result, diluted loss per share is the same as basic loss per share of the period presented.

Net loss from June 9, 2025 (inception) to December 31, 2025	$(176,575)

For the Period June 9, 2025 (inception) to December 31, 2025
Total number of shares	1,500,000
Ownership percentage	100%
Total loss allocated	(116,575)
Total income (loss)	(116,575)

Weighted average shares	1,441,463
Earnings (loss) per share	(0.08)

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature.

Fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities.

Level 1: Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2: Observable inputs other than Level 1 inputs. Examples of Level 2 input include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3: Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The carrying value of Company’s financial instrument approximates its fair value as of December 31, 2025.

Operating Segments

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s chief operating decision maker (“CODM”) has been identified as the Chief Executive Officer and the Chief Financial Officer, who reviews the assets, operating results, and financial metrics for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that there is only one reportable segment.

The CODM assesses performance for the single segment and decides how to allocate resources based on net income or loss that also is reported on the statement of operations as net income or loss. The measure of segment assets is reported on the balance sheet as total assets. When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews several key metrics included in net income or loss and total assets, which include the following:

For the period June 9, 2025 (inception) to December 31, 2025
General and administrative expenses	$176,575
Cash	$36,051

General and administrative expenses are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete the Business Combination. The CODM also reviews general and administrative costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget. General and administrative costs, as reported on the statement of operations, are the significant segment expenses provided to the CODM on a regular basis.

Recently issued accounting standard

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. ASU 2023-07, which is applicable to entities with a single reportable segment, will primarily require enhanced disclosures about significant segment expenses and enhanced disclosures in interim periods. The guidance in ASU 2023-07 will be applied retrospectively and is effective for annual reporting periods in fiscal years beginning after December 15, 2023 and interim reporting periods in fiscal years beginning after December 31, 2024, with early adoption permitted. The Company adopted this guidance as of June 9, 2025 (inception). The adoption resulted in disclosure changes only.

NOTE 3. RELATED PARTY TRANSACTIONS

Common Stock

On June 17, 2025, the Company issued an aggregate of 1,500,000 shares of common stock (the “Common Share”) to the Company’s management, board of directors and affiliates for an aggregate purchase price of $10,000 in cash.

Warrants

On June 17, 2025, the Company issued an aggregate of 1,500,000 warrants (the $15 Exercise Price Warrant) to the Company’s management, board of directors and affiliates for an aggregate purchase price of $10,000 in cash.

Promissory Notes

On July 17, 2025, the Company borrowed $15,000 under a promissory note (the “FGF Note”) with Fundamental Global Inc. The FGF Note is non-interest bearing and due at the earlier of (i) January 31, 2026, or (ii) date the Company closes its Business Combination. There was $15,000 outstanding as of December 31, 2025 under the FGF Note.

On August 28, 2025, the Company borrowed $160,000 under a promissory note (the “FGMP Note”) with FG Merchant Partners LP. The FGMP Note is non-interest bearing and due at the earlier of (i) January 31, 2026, or (ii) date the Company closes its Business Combination. There was $160,000 outstanding as of December 31, 2025 under the FGMP Note.

On September 4, 2025, the Company borrowed $100,000 under a promissory note (the “FGMP Note 2”) with FG Merchant Partners LP. The FGMP Note 2 is non-interest bearing and due at the earlier of (i) January 31, 2026, or (ii) date the Company closes its Business Combination. There was $100,000 outstanding as of December 31, 2025 under the FGMP Note 2.

On September 9, 2025, Pelican Merger Sub, a subsidiary of Pelican, borrowed $100,000 from the Company under a promissory note (the “Pelican Note 1”) with no interest accruing and coming due upon the closing of a repayment/conversion trigger event. There was $100,000 receivable as of December 31, 2025 under the Pelican Note.

On October 27, 2025, the Company borrowed $200,000 under a promissory note (the “FGMP Note 3”) with FG Merchant Partners LP. The FGMP Note 3 is non-interest bearing and due at the earlier of (i) March 31, 2026, or (ii) date the Company closes its Business Combination. There was $200,000 outstanding as of December 31, 2025 under the FGMP Note 3.

From October 1, 2025 till December 30, 2025, Company had paid $98,529 in transaction related expenses on behalf of the Pelican pursuant to the Merger Agreement. Company will be reimbursed at the closing of Business Combination.

On November 24, 2025, Pelican Holdco Inc, a subsidiary of Pelican, agreed to borrow up to $200,000 from the Company under a promissory note (the “Pelican Note 2”) with no interest accruing and coming due upon the closing of a repayment/conversion trigger event. The $98,526 in transaction related expenses that Company has paid on behalf of the Pelican was captured under this Pelican Note 2. As such, Pelican Holdco can draw down $104,470 under the Pelican Note 2. On December 16, 2025, Pelican Holdco Inc. drew $33,990 under Pelican Note 2. There was $132,519 outstanding as of December 31, 2025, under Pelican Note 2.

NOTE 4. STOCKHOLDERS’ EQUITY

Common Stock — The Company is authorized to issue 10,000,000 shares of common stock, no par value. There were 1,500,000 common shares issued and outstanding as of December 31, 2025. The Company common shares will be exchanged into shares of Holdco common stock at the completion of the Business Combination.

Warrants — The $15 Exercise Price Warrants will entitle the holder to purchase one common share at an exercise price of $15.00 per each share, will be exercisable for a period of 10 years from the date of Business Combination, will be non-redeemable, and may be exercised on a cashless basis. Additionally, $15 Exercise Price Warrants and the shares issuable upon the exercise of the $15 Exercise Price Warrants will not be transferable, assignable or salable until after the completion of a Business Combination, subject to certain limited exceptions. The Company had 1,500,000 $15 Exercise Price Warrants outstanding as of December 31, 2025, which will be exchanged into warrants of Holdco at the closing of the Business Combination.

NOTE 5. COMMITMENTS AND CONTINGENCIES

Advisory Agreement

On June 17, 2025 Company entered into an agreement (the “Advisory Agreement”) with ThinkEquity LLC (“ThinkEquity”) whereby ThinkEquity will serve as non-exclusive advisor to the Company for 12-month term (‘Term”). If the Business Combination is consummated during the Term or the 18-month period following the Term, Company will pay ThinkEquity a cash fee equal to $2,000,000. The cash fee is only payable if the Business Combination is successfully closed.

Letter Agreement

On November 15, 2025, The Company, Pelican and ThinkEquity entered into a letter agreement (“Letter Agreement”) whereby ThinkEquity will provide advisory services in connection to the Business Combination. Pursuant to Letter Agreement, upon closing of the Business Combination, Pelican will pay ThinkEquity a cash fee (“Placement Fee”) which includes (i) 6% from the financing arranged through ThinkEquity and (ii) 6% of the amount not redeemed from the Trust Account that is facilitated by ThinkEquity efforts.

Company will pay in the amount equal to $650 per investor meter (“Meeting Fee”) arranged by ThinkEquity, Company will pay $60,000 to be credited towards the Meeting Fee upon signing of the Letter Agreement.

Additionally, ThinkEquity will receive Pelicans common stock warrants (“Placement Warrants”) which will be equal to 5% of the (i) common shares raised in financing arranged by Thinkequity including common shares that are not redeemed in the Trust Account via ThinkEquity efforts and (ii) 5% of aggregate proceeds received by Pelican from a debt financing, divided by the ten-day volume weighted average price (“VWAP”) immediately preceding the date of the closing of the financing. The Placement Warrants shall have an exercise price of $10, a term of 5 years and piggyback registration rights.

NOTE 6. SUBSEQUENT EVENT

The Company evaluated subsequent events after the balance sheet date up to March 2, 2026, the date that the financial statements were issued. Subsequent events have been summarized below.

On January 2, 2026, Pelican drew $17,000 under Pelican Note 2.

On January 12, 2026, Pelican drew $5,000 under Pelican Note 2.

On January 13, 2026, Pelican drew $23,000 under Pelican Note 2.

On January 12, 2026, the Company borrowed $150,000 under a promissory note (the “FGMP Note 3”) with FG Merchant Partners LP. The FGMP Note 3 is non-interest bearing and due at the earlier of (i) March 31, 2026, or (ii) date the Company closes its Business Combination. There was $150,000 outstanding as of March 2, 2026, 2026 under the FGMP Note 3.

On February 25, 2026, the Company borrowed $150,000 under a promissory note (the “FGMP Note 4”) with FG Merchant Partners LP. The FGMP Note 4 is non-interest bearing and due at the earlier of (i) March 31, 2026, or (ii) date the Company closes its Business Combination. There was $150,000 outstanding as of March 2, 2026 under the FGMP Note 3.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Pelican Acquisition Corporation

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Pelican Acquisition Corporation (the “Company”) as of January 31, 2026, the related statements of operations, shareholders’ deficit and cash flows for the year ended January 31, 2026, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of January 31, 2026, and the results of its operations and its cash flows for the year ended January 31, 2026, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company is a Special Purpose Acquisition Corporation that was formed for the purpose of completing a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses on or before August 27, 2026. The Company also has no approved plan in place to extend the business combination deadline and fund operations for any period of time after August 27, 2026, in the event that it is unable to complete a business combination by that date. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ CBIZ CPAs P.C.

CBIZ CPAs P.C.

We have served as the Company’s auditor since 2024 (such date takes into account the acquisition of the attest business of Marcum LLP by CBIZ CPAs P.C. effective November 1, 2024).

Morristown, NJ

March 19, 2026

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Pelican Acquisition Corporation

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Pelican Acquisition Corporation (the “Company”) as of January 31, 2025, the related statements of operations, changes in shareholders’ deficit and cash flows for the period from July 23, 2024 (inception) through January 31, 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of January 31, 2025 and the results of its operations and its cash flows for the period from July 23, 2024 (inception) through January 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company is a Special Purpose Acquisition Company that was formed for the purpose of completing a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses within an expected period of fifteen months from the date of a successful completed proposed initial public offering. The Company lacks the capital resources it needs to fund its operations for a reasonable period of time, which is generally considered to be one year from the issuance of the financial statements. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Marcum llp

Marcum llp

We have served as the Company’s auditor from 2024 to 2025.

Morristown, NJ

February 27, 2025; except for the Note 3, 4 and 5, as to which the date is April 9, 2025, April 30, 2025 and May 20, 2025, respectively, as it relates to the form of the public and private unit, number of founder shares and terms of the administrative services agreement.

PELICAN ACQUISITION CORPORATION

BALANCE SHEETS

	January 31,
	2026	2025
Assets:
Current Assets
Cash	$77	$59,073
Prepaid expenses	165,048	-
Total Current Assets	165,125	59,073

Deferred offering costs	-	149,313
Prepaid expenses	13,049	-
Investments held in Trust Account	88,594,774	-
Total Assets	$88,772,948	$208,386

Liabilities, Ordinary Shares Subject to Possible Redemption and Shareholders’ Deficit
Current Liabilities
Accrued expenses	$317,146	$18,539
Accrued offering costs	278	3,063
Due to related party – administrative fee	65,806	-
Due to related party	10,200	-
Due to target company (Greenland)	100,000	-
Due to Pelican Holdco	89,740	-
Promissory note – related party	-	200,000
Total Current Liabilities	583,170	221,602
Total Liabilities	583,170	221,602

Commitments and Contingencies – see Note 6
Ordinary shares subject to possible redemption, 8,625,000 shares and 0 shares at redemption value of $10.27 and $0 per share as of January 31, 2026 and 2025, respectively	88,594,774	-

Shareholders’ Deficit
Ordinary shares, $0.0001 par value; 500,000,000 shares authorized; 3,373,750 and 3,075,000 shares(1) issued and outstanding as of January 31, 2026 and 2025 (excluding 8,625,000 and 0 shares subject to possible redemption as of January 31, 2026 and 2025, respectively)	337	307
Additional paid-in capital	-	29,041
Accumulated deficit	(405,333)	(42,564)
Total Shareholders’ Deficit	(404,996)	(13,216)
Total Liabilities and Shareholders’ Deficit	$88,772,948	$208,386

(1)	Includes an aggregate of up to 375,000 ordinary shares subject to forfeiture if the over-allotment is not exercised in full or in part by the underwriters (see Note 5).

As a result of the underwriter’s full exercise of its over-allotment option to purchase 1,125,000 units on May 30, 2025, no shares were subject to forfeiture.

The accompanying notes are an integral part of these financial statements.

PELICAN ACQUISITION CORPORATION

STATEMENTS OF OPERATIONS

	For the Year Ended January 31, 2026	For the Period from July 23, 2024 (Inception) to January 31, 2025
General and administrative expenses	$1,100,206	$43,064
Loss from operations	(1,100,206)	(43,064)

Other income:
Interest income	4,479	500
Interest earned on investments held in Trust Account	2,344,774	-
Total other income	2,349,253	-
Net income (loss)	$1,249,047	$(42,564)

Basic and diluted weighted average shares outstanding, ordinary shares subject to possible redemption	5,880,822	-
Basic and diluted net income per share, ordinary shares subject to possible redemption	$0.14	$-
Basic and diluted weighted average shares outstanding, non-redeemable ordinary shares(1)	3,158,538	2,700,000
Basic and diluted net income (loss) per share, non-redeemable ordinary shares	$0.14	$(0.02)

(1)	Excludes an aggregate of up to 375,000 ordinary shares subject to forfeiture if the over-allotment is not exercised in full or in part by the underwriters (see Note 5).

As a result of the underwriter’s full exercise of its over-allotment option to purchase 1,125,000 units on May 30, 2025, no shares were subject to forfeiture.

The accompanying notes are an integral part of these financial statements.

PELICAN ACQUISITION CORPORATION

STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

For the Year Ended January 31, 2026

	Ordinary Shares		Additional Paid-in	Accumulated	Total Shareholders’
	Shares(1)	Amount	Capital	Deficit	Deficit
Balance – January 31, 2025(1)	3,075,000	$307	$29,041	$(42,564)	$(13,216)
Issuance of Private Placement Units	298,750	30	2,987,470	-	2,987,500
Issuance of Public Rights net of issuance costs	-	-	1,337,837	-	1,337,837
Issuance of representative shares	-	-	247,556	-	247,556
Remeasurement of carrying value to redemption value	-	-	(4,504,618)	-	(4,504,618)
Remeasurement of carrying value to redemption value	-	-	(888,798)	(820,304)	(1,709,102)
Accretion of additional paid-in capital to accumulated deficit	-	-	791,512	(791,512)	-
Net income	-	-	-	1,249,047	1,249,047
Balance – January 31, 2026	3,373,750	$337	$-	$(405,333)	$(404,996)

FOR THE PERIOD FROM JULY 23, 2024 (INCEPTION) TO JANUARY 31, 2025

	Ordinary Shares		Additional Paid-in	Accumulated	Total Shareholder’s Equity
	Shares(1)	Amount	Capital	Deficit	(Deficit)
Balance – July 23, 2024 (Inception)	-	$-	$-	$-	$-
Founder shares issued to the Sponsor(1)	2,875,000	287	24,713	-	25,000
Ordinary shares issued to underwriter	200,000	20	4,328	-	4,348
Net loss	-	-	-	(42,564)	(42,564)
Balance – January 31, 2025	3,075,000	$307	$29,041	$(42,564)	$(13,216)

(1)	Includes an aggregate of up to 375,000 ordinary shares subject to forfeiture if the over-allotment is not exercised in full or in part by the underwriters (see Note 5).

As a result of the underwriter’s full exercise of its over-allotment option to purchase 1,125,000 units on May 30, 2025, no shares were subject to forfeiture.

The accompanying notes are an integral part of these financial statements.

PELICAN ACQUISITION CORPORATION

STATEMENTS OF CASH FLOWS

	For the Year Ended January 31, 2026	For the Period from July 23, 2024 (Inception) to January 31, 2025
Cash Flows from Operating Activities:
Net income (loss)	$1,249,047		$(42,564)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Interest earned on investments held in Trust Account	(2,344,774)		-
Changes in operating assets and liabilities:
Prepaid expenses	(178,097)		-
Due to related party – administrative fee	65,806		-
Accrued expenses	295,822		18,539
Net cash used in operating activities	(912,196)		(24,025)

Cash Flows from Investing Activities:
Purchase of investments held in Trust Account	(86,250,000)		-
Net cash used in investing activities	(86,250,000)		-

Cash Flows from Financing Activities:
Proceeds from sale of public units	86,250,000
Proceeds from sale of Private Placements units	2,987,500
Payment of underwriter fees	(1,725,000)
Proceeds from issuance of founder shares to Sponsor	-		25,000
Proceeds from issuance of EBC founder shares to the underwriter	-		4,348
Payment of offering costs	(409,240)		(146,250)
Repayment of promissory note - related party	(700,000)		-
Proceeds from promissory note - related party	500,000		200,000
Due to Pelican Holdco	89,740		-
Due to target company	100,000		-
Due to related party	10,200		-
Net cash provided by financing activities	87,103,200		83,098

Net Changes in Cash	(58,996)		59,073
Cash - Beginning of period	59,073		-
Cash - End of period	$77		$59,073

Supplemental Disclosure of Non-cash Financing Activities:
Accretion of additional paid-in capital to accumulated deficit	$791,512		$-
Issuance of Public Rights net of issuance costs	$1,337,837		$-
Remeasurement of carrying value to redemption value	$6,213,720	$
Deferred offering costs included in accrued offering costs	$-		$3,063

The accompanying notes are an integral part of these financial statements.

PELICAN ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 1 — Description of Organization and Business Operations

Pelican Acquisition Corporation (the “Company” or “Pelican”) is a blank check company incorporated under the laws of the Cayman Islands with limited liability on July 23, 2024. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (“Business Combination”). The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination, although the Company intends to primarily focus on target businesses within the technology industry globally. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of January 31, 2026, the Company had not commenced any operations. All activities through January 31, 2026 relate to the Company’s formation, the initial public offering (“IPO”), and, subsequent to the IPO, the identification of a target company for an initial business combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of dividend and/or interest income from the proceeds derived from the IPO and sale of Private Placement Units (as defined below). The Company has selected January 31 as its fiscal year end.

The Company’s sponsor is Pelican Sponsor LLC (the “Sponsor”), a Delaware limited liability company. The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through the IPO (see Note 3) and Private Placement (as defined below) to the initial shareholder (see Note 4).

The registration statement for the IPO was declared effective on May 22, 2025. On May 27, 2025, the Company consummated its IPO of 7,500,000 units (the “Units” and, with respect to the ordinary shares included in the Units being offered, the “Public Shares”) at an offering price of $10.00 per Unit generating gross proceeds of $75,000,000. Simultaneously with the closing of the IPO, the Company sold 276,250 private placement units (each, a “Private Placement Unit”) at a price of $10.00 per Private Placement Unit to the Sponsor and EarlyBirdCapital, Inc. (“EBC”), the representative of the underwriters, in a private placement generating total gross proceeds of $2,762,500, which is described in Note 4.

The Company granted the underwriters a 45-day option to purchase up to an additional 1,125,000 Units (the “Option Units”) at $10.00 per unit to cover over-allotments, if any. On May 28, 2025, the underwriters notified the Company of their exercise of the over-allotment option in full to purchase 1,125,000 additional units (the “Option Units”) at $10.00 per unit. The closing of the issuance and sale of the Option Units occurred on May 30, 2025, generating total gross proceeds of $11,250,000. Simultaneously with the closing of the over-allotment option, the Company consummated the private placement of an aggregate of 22,500 Private Placement Units to the Sponsor and EBC, at a price of $10.00 per Private Placement Unit, generating gross proceeds of $225,000.

Upon the underwriters’ full exercise of the over-allotment option, transaction costs amounted to $2,635,148, consisting of $1,725,000 of underwriting commissions, which was paid in cash at the closing date of the IPO and $806,109 of legal and other offering costs. At the IPO date, cash of $507,955 was held outside of the Trust Account (as defined below) and is available for working capital purposes.

A total of $86,250,000 ($10.00 per Unit) of the net proceeds from the sales of Units in the IPO, the Option Units and the Private Placements on May 27, 2025 and May 30, 2025, were placed in a trust account (“Trust Account”) with Continental Stock Transfer& Trust acting as trustee. The funds held in the Trust Account will be invested only in U.S. government treasury bills with a maturity of 185 days or less, or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940 and which invest solely in U.S. Treasuries. The Trust Fund will be deposited into the Trust Account in the U.S. to be released only in the event of either: (i) the consummation of a Business Combination or (ii) the Company’s failure to complete a Business Combination within the applicable period of time.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the IPO and the sale of the Private Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete a Business Combination having an aggregate fair market value of at least 80% of the assets held in the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes payable on interest earned on the Trust Account) at the time of the agreement to enter into an initial Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act 1940, as amended (the “Investment Company Act”).

The Company will provide its holders of the outstanding Public Shares (the “Public shareholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially $10.00 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income tax obligations). The Public Shares subject to redemption was recorded at a redemption value and classified as temporary equity upon the completion of the IPO in accordance with the Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”

If the Company seeks shareholder approval in connection with a Business Combination, it will require approval by an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who vote at a general meeting of the Company. If a shareholder vote is not required by law and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Post-offering Memorandum and Articles of Association, conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, shareholder approval of the transaction is required by law, or the Company decides to obtain shareholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each public shareholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction or do not vote at all. If the Company seeks shareholder approval in connection with a Business Combination, the Company’s Sponsor and the Company’s officers or directors have agreed (a) to vote their Founder Shares (as defined in Note 5), Private Shares (as defined in Note 4) and any Public Shares purchased during or after the IPO in favor of approving a Business Combination and (b) not to convert any shares (including the Founder Shares) in connection with a shareholder vote to approve, or sell the shares to the Company in any tender offer in connection with, a proposed Business Combination.

Notwithstanding the foregoing, if the Company seeks shareholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the amended and restated memorandum and articles of association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.

The holders of the Founder Shares have agreed (a) to waive their redemption rights with respect to the Founder Shares, Private Shares, and Public Shares held by them in connection with the completion of a Business Combination and (b) not to propose, or vote in favor of, an amendment to the Post-offering Memorandum and Articles of Association that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the public shareholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

The Company have 15 months from the consummation of the IPO, or August 27, 2026, to consummate its initial business combination (“Combination Period”). If the Company anticipates that it may not be able to consummate initial business combination within the Combination Period, the Company may seek shareholder approval to amend its Post-offering Memorandum and Articles of Association to extend the date by which the Company must consummate its initial business combination. If the Company seek shareholder approval for an extension, holders of Public Shares will be offered an opportunity to redeem their shares, regardless of whether they abstain, vote for, or against, the initial Business Combination, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned thereon (which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares, subject to applicable law.

If the Company is unable to complete a Business Combination within the Combination Period or by such earlier liquidation date as the board of directors may approve, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest (which interest shall be net of taxes payable and less up to $50,000 of interest to pay liquidation and dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

The holders of the Founder Shares and Private Shares have agreed to waive their rights to liquidating distributions from the Trust Account liquidation rights with respect to the Founder Shares, and Private Shares if the Company fails to complete a Business Combination within the Combination Period. However, if they acquire Public Shares in or after the IPO, they will be entitled to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete a Business Combination within the Combination Period.

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below $10.00 per Public Share, except as to any claims by a third-party who executed an agreement with the Company waiving any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third-party, the Sponsor will not be responsible to the extent of any liability for such third-party claims.

Merger Agreement

On September 9, 2025, Pelican (or “Purchaser”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Pelican Holdco, Inc., a Texas corporation (“Holdco”), Pelican Merger Sub, Inc., a Texas corporation and wholly-owned subsidiary of Holdco, Greenland Exploration Limited, a Texas Corporation (“Greenland”), Greenland Merger Sub, Inc., a Texas corporation and a wholly-owned subsidiary of Holdco, and March GL Company, a Texas corporation (“March GL”).

Prior to the closing, Pelican will effect a domestication pursuant to which Pelican will discontinue as a Cayman Islands exempted company and domesticate as a Texas corporation (the “Domestication”). Upon the Domestication, each issued and outstanding Pelican security will remain outstanding and automatically represent a corresponding security of Pelican as a Texas corporation, without any action required by the holders.

Following the Domestication, the transaction will include a series of mergers whereby Pelican, Greenland, and March GL will each merge with subsidiaries of Holdco, which will be renamed Greenland Energy Company and become publicly traded company on the Nasdaq.

The Merger consideration being a number of shares of Holdco common stock with an aggregate value equal to $215,000,000, based upon a per share value of $10.00. Existing Greenland shareholders will receive an aggregate of 1,500,000 shares of Holdco common stock and existing March GL shareholders will receive an aggregate of 20,000,000 shares of Holdco common stock. Pelican shareholders will receive one share of Holdco common stock for each share of Pelican common stock they currently hold (subject to redemptions).

Transfer of Founder Shares

Prior to the Closing, Purchaser shall cause the Sponsor and any other party that holds Founder Shares (except for EarlyBirdCapital, Inc.), to (i) forfeit and cancel, in aggregate, 718,750 Founder Shares, and (ii) following such forfeiture, transfer to FG Merchant Partners LP (a shareholder of March GL), pursuant to a purchase and sale agreement, 20% of the total remaining Founder Shares (which, for the avoidance of doubt, shall be 431,250 Founder Shares representing 20% of 2,156,250 Founder Shares post-forfeiture), at the same purchase price per share as originally paid by the Sponsor for such Founder Shares. Following such transfer, the Sponsor and any other party that holds Founder Shares (excluding EarlyBirdCapital, Inc.) shall retain 1,725,000 Founder Shares, in addition to any private units acquired in connection with Pelican’s IPO.

Termination

The Merger Agreement may be terminated by Pelican or Greenland or March GL under certain circumstances, including, among others: (a) by mutual written consent of Holdco, Greenland and March GL; (b) by either Holdco or Greenland or March GL if the Closing of the Business Combination has not occurred on or before June 30, 2026, (c) by Holdco if any of the Companies shall have failed to obtain the necessary shareholder approvals; (d) by either Greenland or March GL or Pelican if the Pelican Special Meeting is held (including any adjournment or postponement thereof) and has concluded, the Pelican’s shareholders have duly voted, and the Required Pelican Shareholder Approval (as defined in the Merger Agreement) was not obtained.

In addition, if the Merger Agreement is terminated as a primary result of the actions or inactions of Pelican, Pelican shall, or shall cause the applicable Pelican shareholder to, transfer, convey and assign to Greenland one-third (1/3) of the issued and outstanding Founder Shares, free and clear of all Liens, as a termination fee (the “Termination Fee”). The Parties acknowledge and agree that the Termination Fee is intended to compensate Greenland for the time, expense and opportunity costs incurred in connection with the Merger Agreement and the transactions contemplated hereby and is not a penalty.

Pelican Merger Sub Promissory Note - Greenland

On September 9, 2025, Pelican Merger Sub issued a promissory note to Greenland in the amount of $100,000, to be used, in part, for merger related transaction costs (the “Promissory Note”). The Promissory Note is unsecured, interest-free and due on the date on which Greenland closes its initial business combination. On September 9, 2025, Greenland deposited $100,000 into Pelican’s operating account.

Certain Related Agreements

In connection with the execution of the Merger Agreement, (i) the sponsor of Pelican, entered into a support agreement pursuant to which it agreed to vote its shares of Pelican in favor of the transaction and take certain other actions in support of the Mergers (the “Sponsor Support Agreement”), and (ii) certain shareholders of Greenland and March GL entered into a support agreement pursuant to which they agreed to vote their shares of the company in favor of the transaction and take certain other actions in support of the Mergers (the “Company Support Agreement”). At Closing, all Greenland and March GL shareholders will enter into lock-up agreements (the “Form of Company Lock-Up Agreement”), restricting the transfer of certain shares for specified periods following the Closing. Pelican, Holdco, Robert Price (the “Subject Party”) entered into a non-competition and non-solicitation agreement (the “Non-Competition and Non-Solicitation Agreement”), to be effective as of the Closing, pursuant to which, among other things, the Subject Party may not, without the prior written consent of Pelican (which may be withheld in its sole discretion), directly or indirectly engage in the Business (as defined by the Non-Competition and Non-Solicitation Agreement), anywhere in Greenland.

Going Concern Consideration

As of January 31, 2026, the Company had $77 in cash and working capital deficit of $418,045. The Company has incurred and expects to continue to incur significant costs in pursuit of the consummation of an initial Business Combination. In addition, the Company currently has until August 27, 2026 (unless the Company extends such period by amending its Amended and Restated Memorandum and Articles of Association) to consummate the initial Business Combination. If the Company does not complete a Business Combination within the prescribed timeline, the Company will trigger an automatic winding up, dissolution and liquidation pursuant to the terms of the Amended and Restated Memorandum and Articles of Association. In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” the Company has determined that it has incurred and expects to continue to incur significant costs in pursuit of its acquisition plans. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful within the Combination Period. The Company lacks the financial resources it needs to sustain operations for a reasonable period of time, which is considered to be one year from the date of the issuance of the financial statements. Therefore, management has determined that such additional conditions raise substantial doubt about the Company’s ability to continue as a going concern until the earlier of the consummation of the Business Combination or the date the Company is required to liquidate. The financial statements do not include any adjustments that might result from the Company’s inability to continue as a going concern.

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation

The accompanying audited financial statements are presented in U.S. dollars and have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC. Accordingly, they include all of the information and footnotes required by U.S. GAAP. In the opinion of management, all adjustments considered necessary for a fair presentation have been included.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

In preparing these financial statements in conformity with U.S. GAAP, the Company’s management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $77 and $59,073 in cash and none in cash equivalents as of January 31, 2026 and 2025, respectively.

Investments Held in Trust Account

As of January 31, 2026, substantially all of the assets held in the Trust Account were held in money market funds which are invested primarily in U.S. Treasury securities. All of the Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of investments held in the Trust Account are included in interest earned on investments held in Trust Account in the accompanying statements of operations. The estimated fair values of investments held in Trust Account are determined using available market information. Fair values of these investments are determined by Level 1 input utilizing quoted prices (unadjusted) in active markets for identical assets.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operations, and cash flows. As of January 31, 2026 and 2025, the Company has not experienced losses on these accounts.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging.” For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date. The underwriter’s over-allotment option is deemed to be a freestanding financial instrument indexed on the contingently redeemable shares and will be accounted for as a liability pursuant to ASC 480 if not fully exercised at the time of the IPO. As of January 31, 2026 and 2025, there were no derivative financial instruments.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the Financial Accounting Standards Board (“FASB”) ASC 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Deferred Offering Costs

The Company complies with the requirements of FASB ASC Topic 340-10-S99-1, “Other Assets and Deferred Costs – SEC Materials” (“ASC 340-10-S99”) and SEC Staff Accounting Bulletin Topic 5A, “Expenses of Offering”. Deferred offering costs were $2,635,148 consisting principally of $1,725,000 underwriting fees and $806,109 legal and other expenses that were directly related to the IPO and the underwriters’ full exercise of the over-allotment option and charged to shareholder’s equity upon the completion of the IPO and the underwriters’ full exercise of the over-allotment option.

Ordinary Shares Subject to Possible Redemption

The Company accounts for its ordinary shares subject to possible redemption in accordance with the guidance in ASC Topic 480, “Distinguishing Liabilities from Equity” (ASC 480). Ordinary shares subject to mandatory redemption (if any) will be classified as a liability instrument and will be measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) will be classified as temporary equity. At all other times, ordinary shares will be classified as stockholders’ equity. In accordance with ASC 480-10-S99, the Company classifies ordinary shares subject to redemption outside of permanent equity as the redemption provisions are not solely within the control of the Company. Given that the 8,625,000 ordinary shares sold as part of the Units in the IPO and full excise of over-allotment option were issued with other freestanding instruments (i.e., rights), the initial carrying value of ordinary shares classified as temporary equity has been allocated to the proceeds determined in accordance with ASC 470-20. If it is probable that the equity instrument will become redeemable, the Company has the option to either (i) accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or (ii) recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company has elected to recognize the changes immediately. Immediately upon the closing of the IPO, the Company recognized the accretion from initial book value to redemption value. The change in the carrying value of redeemable shares will result in charges against additional paid-in capital (to the extent available) and accumulated deficit.

Accordingly, as of January 31, 2026, ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheet. As of January 31, 2026, the ordinary shares subject to redemption reflected in the balance sheet are reconciled in the following table:

	Shares	Amount
Gross proceeds from IPO	8,625,000	$86,250,000
Less:
Proceeds allocated to Public Rights	-	(1,380,000)
Reversal of proceeds allocated to over-allotment option	-	104,039
Ordinary shares issuance costs	-	(2,592,985)
Plus:
Remeasurement of carrying value to redemption value	-	6,213,720
Ordinary shares subject to possible redemption – January 31, 2026	8,625,000	$88,594,774

Net Income (Loss) Per Ordinary Share

The Company complies with accounting and disclosure requirements of FASB ASC 260, Earnings Per Share. The unaudited condensed statements of operations include a presentation of net income per redeemable share and net income per non-redeemable share following the two-class method of net income per ordinary share because redemption of the redeemable shares is not at fair value pursuant to the guidance in ASC 480-10-S99. Net income per ordinary share is computed by dividing net income by the weighted-average number of ordinary shares outstanding during the period. The Company has elected to treat only the portion of the periodic adjustment to the carrying amount of the redeemable shares that reflects a redemption in excess of fair value like a dividend. As such, income or loss allocable to each class of ordinary share is not adjusted for the accretion of carrying value to redemption value.

The calculation of diluted net income per ordinary share does not consider the effect of the rights issued in connection with the IPO and the Private Units since the exercise of the rights is contingent upon the occurrence of future events. As of January 31, 2025, the Company did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into ordinary shares that then share in the earnings of the Company. As a result, diluted net income per ordinary share is the same as basic net income per ordinary share for the periods presented.

The net income (loss) per ordinary share presented in the statements of operations is based on the following:

	For the Year Ended January 31, 2026	For the Period from July 23, 2024 (Inception) to January 31, 2025
Net income (loss)	$1,249,047	$(42,564)

	For the Year Ended January 31, 2026		For the Period from July 23, 2024 (Inception) to January 31, 2025
	Redeemable Ordinary Shares	Non-redeemable Ordinary Shares	Redeemable Ordinary Shares	Non-redeemable Ordinary Shares
Basic and diluted net income per ordinary share
Numerator:
Allocation of net income (loss)	$812,604	$436,443	$-	$(42,564)

Denominator:
Basic and diluted weighted average shares outstanding	5,880,822	3,158,538	-	2,700,000
Basic and diluted net income (loss) per ordinary share	$0.14	$0.14	$-	$(0.02)

Rights Accounting

The Company accounts for rights as either equity-classified or liability-classified instruments based on an assessment of the right’s specific terms and applicable authoritative guidance in ASC 480 and ASC 815. The assessment considers whether the rights are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the rights meet all of the requirements for equity classification under ASC 815, including whether the rights are indexed to the Company’s own ordinary shares and whether the right holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of right issuance and as of each subsequent quarterly period end date while the rights are outstanding.

For issued or modified rights that meet all of the criteria for equity classification, the rights are required to be recorded as a component of equity at the time of issuance. For issued or modified rights that do not meet all the criteria for equity classification, the rights are required to be recorded as liabilities at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the rights are recognized as a non-cash gain or loss on the statements of operations.

As the rights to be issued upon the closing of the IPO and sale of Private Placement Units meet the criteria for equity classification under ASC 815, therefore, the rights are classified as equity.

Income Taxes

The Company accounts for income taxes under ASC 740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of January 31, 2026 and 2025. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman Islands federal income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statement.

Recent Accounting Pronouncements

In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, which requires the disclosure of additional segment information. ASU No. 2023-07 is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. The Company adopted this guidance as of January 31, 2026 (see Note 8).

Management does not believe that any other recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

Note 3 — Initial Public Offering

On May 27, 2025 and May 30, 2025, the Company sold 7,500,000 Units and 1,125,000 Option Units, respectively, at a price of $10.00 per Unit. Each Unit consists of one ordinary share, par value $0.0001 per share and one right (the “Public Right”). Each Public Right entitles the holder to convert one-tenth (1/10) of one ordinary share upon the consummation of the Company’s initial Business Combination. The Company will not issue fractional shares.

Note 4 — Private Placement

Simultaneously with the closing of the IPO and the over-allotment option, the Sponsor and EBC purchased an aggregate of 212,500 Private Placement Units and 86,250 Private Placement Units, respectively, at a price of $10.00 per Private Placement Unit for an aggregate purchase price of $2,987,500.

Each Private Placement Unit consists of one ordinary share (“Private Share”) and one right (“Private Right”). Each Private Right will convert into one-tenth (1/10) of one ordinary share upon the consummation of a Business Combination. The proceeds from the Private Units were added to the proceeds from the IPO which were deposited in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Units and all underlying securities will expire worthless. Private Placement Units and all underlying securities will not be transferable, assignable, or salable until the completion of a Business Combination, subject to certain exceptions.

Note 5 — Related Party Transactions

Founder Shares

In August 2024, the Sponsor purchased an aggregate of 2,875,000 founder shares (the “Founder Shares”) for an On August 22, 2024, the Company issued to the Sponsor 2,875,000 ordinary shares for an aggregated consideration of $25,000, or approximately $0.0087 per ordinary share, among which, up to 375,000 shares subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full, so that the Sponsor will beneficially own 25% of the Company’s issued and outstanding shares after the IPO (excluding the Private Shares and the EBC founder shares and assuming they do not purchase any Public Shares in the IPO).

As a result of the underwriter’s full exercise of its over-allotment option on May 30, 2025, no shares are subject to forfeiture. As of January 31, 2026 and 2025, there were 2,875,000 Founder Shares issued and outstanding.

The holders of the Founder Shares have agreed, subject to certain limited exceptions, not to transfer, assign or sell any of their Founder Shares for a time period ending on the date that is 180 days after the completion of the Company’s initial business combination. The holders of the Private Placement Units also agreed not to transfer any ownership interest in, except to permitted transferees, their Private Placement Units until 30 days following the completion of the business combination.

Promissory Note — Related Party

On August 22, 2024 and April 28, 2025, the Sponsor agreed to loan the Company up to an aggregate amount of $200,000 and $500,000, respectively, to be used, in part, for transaction costs incurred in connection with the IPO (the “Promissory Notes”). The Promissory Notes are unsecured, interest-free and due the date on which the Company closes the IPO. The outstanding loan balance was repaid upon the closing of the IPO out of the offering proceeds not held in the Trust Account on May 27, 2025. As of January 31, 2026 and 2025, the Company had $0 and $200,000 outstanding loan balance under the Promissory Note, respectively.

Due to Related Party

The Sponsor funded the Company’s transaction costs related to the business combination. As of January 31, 2026 and 2025, $10,200 and nil were outstanding, respectively; the amount is unsecured, interest-free and due on demand.

Working Capital Loans

In addition, in order to finance transaction costs in connection with an intended initial Business Combination, the Sponsor, the Company’s officers and directors, or their affiliates/designees may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. If the Company completes the initial Business Combination, it would repay such loaned amounts. In the event that the initial Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from the Trust Account would be used for such repayment. Up to $1,500,000 of such working capital loans (“Working Capital Loans”) may be convertible into private units, at a price of $10.00 per unit at the option of the lender, upon consummation of its initial Business Combination. The units would be identical to the Private Placement Units.

As of January 31, 2026 and 2025, the Company had no borrowings under the Working Capital Loans.

Administrative Services Agreement

The Company entered into an Administrative Services Agreement with the Sponsor on August 22, 2024, commencing on the effective date of the registration statement through the earlier of the initial business combination or the liquidation of the Company, to pay the Sponsor a total of $15,000 per month for office space and administrative and support services. On April 4, 2025, the Company and the Sponsor entered into the First Amendment to the Administrative Services Agreement, pursuant to which the monthly fee was increased to $20,000. The Company incurred $165,806 for each of the year ended January 31, 2026, of which $65,806 was unpaid and accrued in the administrative fees due to the Sponsor on the accompanying balance sheets as of January 31, 2026. The Company did not incur any administrative fees during fiscal year ended January 31, 2025.

Other

On August 13, 2024, the Company engaged Celine & Partners PLLC (“Celine”) to represent it in connection with the IPO for a fee of $350,000. Celine is controlled by Mr. Hui Chen, who is the husband of Ms. Chen Chen, who controls the Sponsor. Retainer payments totaling $100,000 are payable upon meeting each milestone: (i) an initial retainer fee of $50,000 and (ii) $50,000 upon the initial filing with the SEC of the registration statement for the IPO. The balance of $250,000 will be paid upon the closing of IPO. On January 10, 2025, the Company revised its engagement agreement with Celine to include $100,000 legal fees for additional legal services. The outstanding balance of $350,000 was paid prior to the closing of the IPO.

Additionally, the Company engaged Celine to represent it for all U.S. corporate and securities compliance matters. A flat fee of $10,000 per month is charged for the ongoing public reports such as Form 10-Qs, 10-Ks, Form 8-Ks and press releases. On January 10, 2025, the Company and Celine amended the engagement letter to increase the monthly fee to $20,000.

The Company incurred $160,000 legal fees for the year ended January 31, 2026, of which $80,000 was paid. The unpaid $80,000 was included in the accrued expenses on the accompanying balance sheets as of January 31, 2026.

On May 5, 2025, the Company engaged Celine to represent it in all corporate and securities compliance matters in connection with its initial business combination and agrees to pay the following fees: (i) an initial retainer fee of $50,000; (ii) $50,000 upon execution of the Business Combination Agreement (BCA) related to the SPAC merger; (iii) $50,000 upon filing Form F-4 with the SEC; (iv) $50,000 upon receipt of SEC comments and providing corresponding responses; and (v) an closing fee of $50,000. As of January 31, 2026, the Company incurred $200,000 in legal fees, of which $100,000 was paid and unpaid $100,000 was included in the accrued expenses on the accompanying balance sheets as of January 31, 2026.

Note 6 — Commitments and Contingencies

Risks and Uncertainties

Various social and political circumstances in the U.S. and around the world (including tariffs, rising trade tensions between the U.S. and China, and other uncertainties regarding actual and potential shifts in the U.S. and foreign, trade, economic and other policies with other countries), may contribute to increased market volatility and economic uncertainties or deterioration in the U.S. and worldwide.

As a result of these circumstances and the ongoing Russia/Ukraine, Hamas/Israel conflicts and/or other future global conflicts, the Company’s ability to consummate a Business Combination, or the operations of a target business with which the Company ultimately consummates a Business Combination, may be materially and adversely affected. In addition, the Company’s ability to consummate a transaction may be dependent on the ability to raise equity and debt financing which may be impacted by these events, including as a result of increased market volatility, or decreased market liquidity in third-party financing being unavailable on terms acceptable to the Company or at all. The impact of this action and potential future sanctions on the world economy and the specific impact on the Company’s financial position, results of operations or ability to consummate a Business Combination are not yet determinable. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Registration Rights

The holders of the Founder Shares, Private Placement Units (and underlying securities), EBC founder shares and any units the insiders or their affiliates may be issued in payment of working capital loans made to the Company, will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effectiveness of the registration statement relating to the IPO requiring the Company to register such securities for resale. The holders of a majority of these securities are entitled to make demands that the Company register such securities. Both the holders of the Founder Shares and the holders of the Private Placement Units as well as units issued in payment of working capital loans made to the Company, if applicable, will have the ability to elect to exercise these registration rights at any time after the consummation of an initial Business Combination. In addition, the holders will have certain “piggyback” registration rights with respect to registration statements filed subsequent to the consummation of the initial Business Combination. Notwithstanding the foregoing, the underwriters may not exercise its demand and “piggy-back” registration rights after five and seven years, respectively, after the commencement of sales in this offering and may not exercise its demand rights on more than one occasion. The Company will pay the expenses incurred in connection with the filing of any such registration statements.

Right of First Refusal

The Company has granted EBC a right of first refusal for a period commencing from the consummation of the IPO until the consummation of the initial business combination or the liquidation of the trust account in the event that the Company fails to consummate its initial Business Combination within the prescribed time period (but in no event longer than three years from the consummation of the IPO) to act as book running manager, placement agent and/or arranger for all financings where the Company seeks to pursue any equity-linked financings relating to or in connection with a business combination and to receive at least 45% of the aggregate gross spread or fees from any and all such financings.

Subject to certain conditions, the Company has also granted EBC, for a period commencing from the consummation of the IPO until 12 months after the date of the consummation of an initial Business Combination or the liquidation of the Trust Account in the event the Company fails to consummate an initial Business Combination within the prescribed time (but in no event longer than three years from the consummation of the IPO), a right of first refusal to act as lead underwriter for any U.S. registered public offering of securities undertaken by the officer for the purpose of raising capital and placing 90% or more of the proceeds in a trust account (or other similar account) to be used to acquire one or more operating businesses that have not been identified at the time of the public offering.

Underwriting Agreement

The Company granted EBC, the representative of the underwriters, a 45-day option from the effective date of the IPO to purchase up to 1,125,000 additional Units to cover over-allotments, if any, at the IPO price less the underwriting discounts and commissions. The underwriter fully excised its over-allotment option on May 30, 2025.

The underwriters were entitled to a cash underwriting discount of 2.0% of the gross proceeds of the IPO and over-allotment, or $1,725,000 which was paid upon the closing of the IPO and the underwriters’ full exercise of the over-allotment option.

Business Combination Marketing Agreement

The Company has engaged EBC as an advisor in connection with its Business Combination to assist in holding meetings with the Company stockholders to discuss the potential Business Combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing its securities in connection with its initial Business Combination and assist with press releases and public filings in connection with the Business Combination. The Company will pay EBC a service fee for such services upon the consummation of its initial business combination in an amount equal to 3.5% of the gross proceeds of the IPO (or $3,018,750), except that one percentage point (out of the 3.5%) shall be payable pro-rata on the amount remaining in the Trust Account following the Business Combination in relation to the amount following the closing of the over-allotment option. The remaining fee shall be payable as follows: (i) 1.5% of the gross proceeds of the offering shall be payable in cash and (ii) 1.0% of the gross proceeds of the offering shall be payable in convertible notes, containing customary terms, convertible into Ordinary Shares six months after the completion of initial Business Combination.

As of January 31, 2026, the Company had not expensed, paid or accrued any amounts under this Business Combination Marketing Agreement, as the fees thereunder are contingent upon the consummation of the Company’s initial business combination.

In addition, the Company will pay EBC a service fee in an amount equal to 1.0% of the total consideration payable in the initial Business Combination if it introduces the Company to the target business with whom it completes an initial Business Combination; provided that the foregoing fee will not be paid prior to the date that is 60 days from the effective date of the IPO, unless FINRA determines that such payment would not be deemed underwriters’ compensation in connection with the IPO pursuant to FINRA Rule 5110.

ThinkEquity

On November 15, 2025, Greenland, Pelican and ThinkEquity entered into a letter agreement (“Letter Agreement”) whereby ThinkEquity will provide advisory services in connection to the Business Combination. Pursuant to Letter Agreement, upon closing of the Business Combination, Pelican will pay ThinkEquity a cash fee (“Placement Fee”) which includes (i) 6% from the financing arranged through ThinkEquity and (ii) 6% of the amount not redeemed from the Trust Account that is facilitated by ThinkEquity efforts.

Additionally, ThinkEquity will receive Pelicans common stock warrants (“Placement Warrants”) which will be equal to 5% of the (i) common shares raised in financing arranged by ThinkEquity including common shares that are not redeemed in the Trust Account via ThinkEquity efforts and (ii) 5% of aggregate proceeds received by Pelican from a debt financing, divided by the ten-day volume weighted average price (“VWAP”) immediately preceding the date of the closing of the financing. The Placement Warrants shall have an exercise price of $10, a term of 5 years and piggy back registration rights.

Note 7 — Shareholders’ Deficit

Ordinary shares — The Company is authorized to issue up to 500,000,000 ordinary shares, par value $0.0001 per share. Holders of ordinary shares are entitled to one vote for each share held on all matters to be voted on by the shareholders, except as required by law.

On September 30, 2024, EBC entered into a securities subscription agreement with the Company to purchase an aggregate of 500,000 shares (“EBC founder shares”) for an aggregate purchase price of approximately $4,348, or approximately $0.0087 per share. On January 10, 2025, EBC agreed to reduce the subscription amount by 300,000 EBC founder shares for no consideration, resulting in EBC holding 200,000 EBC founder shares.

EBC (and/or its designees) has agreed (i) to waive its redemption rights with respect to such shares in connection with the completion of the initial Business Combination and (ii) to waive its rights to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete an initial Business Combination within the Combination Period. None of the EBC founder shares may be transferred, assigned or sold (except to the same permitted transferees as the Founder Shares and provided the transferees agree to the same terms and restrictions as the permitted transferees of the Founder Shares must agree to, each as described herein) until the consummation of an initial Business Combination.

As of January 31, 2026 and 2025, there were 3,373,750 and 3,075,000 ordinary shares issued and outstanding, respectively, of which an aggregate of up to 375,000 shares are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full. As a result of the underwriter’s full exercise of its over-allotment option on May 30, 2025, no shares are subject to forfeiture.

Rights — Each holder of a right will receive one-tenth (1/10) of one ordinary share upon consummation of a Business Combination, even if the holder of such right redeemed all shares held by it in connection with a Business Combination. No fractional shares will be issued upon conversion of the rights. No additional consideration will be required to be paid by a holder of rights in order to receive its additional shares upon consummation of a Business Combination, as the consideration related thereto has been included in the Unit purchase price paid for by investors in the IPO. If the Company enters into a definitive agreement for a Business Combination in which the Company will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per ordinary share consideration the holders of the ordinary shares will receive in the transaction on an as-converted into ordinary shares basis and each holder of a right will be required to affirmatively covert its rights in order to receive one share underlying each right (without paying additional consideration). The shares issuable upon conversion of the rights will be freely tradable (except to the extent held by affiliates of the Company).

If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such rights, and the rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of a Business Combination. Additionally, in no event will the Company be required to net cash settle the rights. Accordingly, holders of the rights might not receive the ordinary shares underlying the rights.

Note 8 — Fair Value Measurements

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following tables present information about the Company’s assets, liability and equity that are measured at fair value on a recurring basis as of January 31, 2026 and as of May 27, 2025; and indicate the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value.

	January 31, 2026	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets
Investments held in Trust Account	$88,594,774	$88,594,774	-	-

	May 27, 2025	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Liability:
Over-allotment option liability	$104,039			$104,039
Equity
Fair value of Public Rights for ordinary shares subject to possible redemption allocation	$1,200,000	-	-	$1,200,000

The over-allotment option was accounted for as a liability in accordance with ASC 815-40 and was presented within liabilities on the balance sheet. The over-allotment option liability is measured at fair value as of May 27, 2025 and on a recurring basis, with changes in fair value presented within change in fair value of over-allotment option liability in the statement of operations. The over-allotment option was extinguished as a result of the underwriter’s full exercise of its over-allotment option to purchase 1,125,000 units on May 30, 2025.

The Company used a Black-Scholes model to value the over-allotment option. The over-allotment option liability was classified within Level 3 of the fair value hierarchy at the measurement dates due to the use of unobservable inputs inherent in pricing models are assumptions related to expected share-price volatility, expected life and risk-free interest rate. The Company estimates the volatility of its ordinary share based on historical volatility that matches the expected remaining life of the option. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the option. The expected life of the option is assumed to be equivalent to their remaining contractual term.

The key inputs into the Black-Scholes model were as follows at initial measurement of the over-allotment option:

May 27, 2025
Risk-free interest rate	4.14%
Expected term (years)	0.12
Expected volatility	4.60%
Exercise price	$10.00
Fair value of over-allotment Unit	$0.091

The fair value of the rights upon IPO on May 27, 2025 was determined using an iterative analysis based on market comparable. The Public Rights have been classified within shareholders’ equity and will not require remeasurement after issuance. The following table presents the quantitative information regarding market assumptions used in the valuation of Public Rights:

May 27, 2025
Fair value of common share	$9.84
Market implied business combination likelihood	16.5%
Fair value per share right	$0.16

Note 9 — Due to target company (Greenland)

On September 9, 2025, Pelican Merger Sub issued a promissory note to Greenland in the amount of $100,000, to be used, in part, for merger related transaction costs (the “Promissory Note”). The Promissory Note is unsecured, interest-free and due on the date on which Greenland closes its initial business combination. On September 9, 2025, Greenland deposited $100,000 into Pelican’s operating account; Pelican recorded this as an amount as due to target company (Greenland) on the accompanying balance sheets as of January 31, 2026.

On November 24, 2025, Pelican Holdco, Inc. issued a promissory note to Greenland in the amount of $200,000 to be used, in part, for merger related transaction costs (the “Promissory Note 2”). The Promissory Note 2 is unsecured, interest-free and due on the date on which Greenland closes its initial business combination. The Company recorded a total of $89,740 as due to Pelican Holdco on the accompanying balance sheets as of January 31, 2026.

Note 10 — Segment Information

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s chief operating decision maker has been identified as the Chief Executive Officer (“CODM”), who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one operating and reportable segment.

The CODM assesses performance for the single segment and decides how to allocate resources. The measure of segment assets is reported on the balance sheet as total assets. When evaluating the Company’s performance and making key decisions regarding resource allocation the CODM reviews several key metrics, which include the following:

	For the Year Ended January 31, 2026	For the Period from July 23, 2024 (Inception) to January 31, 2025
General and administrative expenses	$1,100,206	$43,064
Interest earned on investments held in Trust Account	$2,344,774	$-

The key measures of segment profit or loss reviewed by the CODM are interest earned on investments held in Trust Account and general and administrative expenses. General and administrative expenses include accounting expenses, printing expenses, and regulatory filing fees, none of which are deemed to be significant segment expenses and are reviewed in aggregate to ensure alignment with budget and contractual obligations. These expenses are monitored to manage and forecast cash available to complete a business combination within the required period.

Note 11 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after January 31, 2026 through the date the financial statements were issued. Based upon this review, the Company identified the following subsequent events requiring disclosure.

On February 17, 2026, the Registration Statement on Form S-4 relating to the proposed business combination among the Company, Greenland, March GL and PubCo was declared effective by the SEC. The Company filed its definitive proxy statement/prospectus on February 18, 2026 and began mailing the proxy materials to shareholders on or about February 20, 2026.

On March 17, 2026, the Company, without conducting any business, adjourned the Extraordinary General Meeting in order to finalize matters relating to the proposed transaction listed in the notice of extraordinary general meeting and the proxy statement. The Extraordinary General Meeting has been adjourned to Thursday, March 19, 2026 at 10:00 a.m. Eastern Time and will continue to be held virtually.

On March 19, 2026, the Company held the extraordinary general meeting of shareholders, at which shareholders approved the Business Combination and related proposals, including the approval of the Business Combination Agreement. The Business Combination Proposal was approved by approximately 92.53% of the votes cast. The completion of the Business Combination remains subject to the satisfaction or waiver of customary closing conditions. The closing of the Business Combination is currently expected to occur on or about March 24, 2026.

On February 27, 2026, Greenland paid certain expenses totaling $67,465 on behalf of the Company. As of the date the financial statements were issued, approximately $158,000 has been funded under this arrangement on behalf of the Company.

Shares of Common Stock

Pre-funded Warrants to Purchase Shares of Common Stock

Shares of Common Stock Underlying such Pre-funded Warrants

Common Warrants to Purchase Shares of Common Stock

Shares of Common Stock Underlying such Common Warrants

Greenland Energy Company

PROSPECTUS

ThinkEquity LLC

___________, 2026

[Alternate Page for Resale Prospectus]

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities nor may we accept offers to buy these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED APRIL [ ], 2026

UP TO 14,196,822 SHARES OF COMMON STOCK

UP TO 750,000 WARRANTS

GREENLAND ENERGY COMPANY

This prospectus relates to the resale from time to time by the selling stockholders named in this prospectus of (a) up to an aggregate of 14,196,822 shares of common stock, par value $0.0001 per share, of Greenland Energy Company, including (i) 13,446,822 shares of common stock held by the selling stockholders, and (ii) 750,000 shares of common stock underlying the warrants held by certain selling stockholders, and (b) up to an aggregate of 750,000 warrants.

This prospectus also relates to the issuance by us of up to an aggregate of 750,000 shares of common stock that may be issued upon exercise of the warrants. This prospectus also covers any additional securities that may become issuable by reason of share splits, share dividends or other similar transactions.

We will not receive any proceeds from the sales of outstanding common stock by the selling stockholders. We will receive the proceeds from any exercise of any warrants for cash.

We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, Nasdaq Global Market listing fees and fees and expenses of our counsel and our independent registered public accounting firm. Each selling stockholder will pay any underwriting discounts and commissions and expenses incurred by the selling stockholder for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholder in disposing of its securities.

Our common stock began trading on the Nasdaq Global Market on March 26, 2026, under the symbol “GLND”, and the closing sales price of our common stock on April 8, 2026, was $8.64 per share. We will apply to list our warrants on Nasdaq under the symbol “GLNDW.” There can be no assurance that our application will be approved or that the warrants will be approved for listing.

The selling stockholders may offer and sell the common stock being offered by this prospectus from time to time in public or private transactions, or both. Sales will occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. The selling stockholders may sell shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders, the purchasers of the shares, or both. Any participating broker-dealers and any selling stockholders who are affiliates of broker-dealers may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, and any commissions or discounts given to any such broker-dealer or affiliates of a broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act of 1933, as amended. See “Plan of Distribution” for a more complete description of the ways in which the shares may be sold.

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At the same time as the offering set forth in this prospectus (the “Resale Prospectus”), on April __, 2026, we entered into an Placement Agency Agreement for the sale of our securities, through a separate prospectus (the “Public Offering Prospectus”) through the placement agent named on the cover page of the Public Offering Prospectus, each of which prospectuses were filed as part of the same registration statement of which this prospectus forms a part.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

We are an “emerging growth company” and a “smaller reporting company” under the applicable federal securities laws and will be subject to reduced disclosure and public company reporting requirements. See “Summary - Implications of Being an Emerging Growth Company and Smaller Reporting Company.”

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” beginning on page [21] of this prospectus before you make your decision to invest in our Common Stock, Pre-funded Warrants, or Common Warrants.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April ____, 2026.

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[Alternate Page for Resale Prospectus]

The Offering

Issuer:	Greenland Energy Company

Shares of Common Stock offered by us:	Up to 750,000 shares of Common Stock that may be issued upon the exercise of the warrants.

Shares of Common Stock offered by the selling stockholders:	Up to an aggregate of 14,196,822 shares of common stock that may be sold from time to time by the selling stockholders named in this prospectus, consisting of: (i) 13,446,822 shares of common stock held by the selling stockholders, and (ii) 750,000 shares of common stock underlying the warrants held by certain selling stockholders.

Warrants offered by the selling stockholders:	Up to 750,000 warrants.

Exercise price of the Warrants:	$15.00 per share, subject to adjustment as described herein.

Shares outstanding prior to this offering(1):	34,257,084 shares of common stock outstanding prior to this offering.

Shares outstanding after this offering(1):	34,257,084 shares of common stock outstanding after this offering.

Use of proceeds:	We will not receive any proceeds from the sales of outstanding common stock or warrants by the selling stockholders. We will receive proceeds from the exercise of the warrants, assuming the exercise in full of all warrants for cash. We expect to use the net proceeds from the exercise of the warrants for general corporate purposes (see also “Use of Proceeds,” below).

Risk factors:	Investing in our securities involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” below.

Trading market and symbol:	Our common stock is listed on the Nasdaq Global Market under the symbol “GLND”.

Transfer Agent:	The transfer agent and registrar for our common stock and warrants is Continental Stock Transfer and Trust Company.

In this prospectus, unless otherwise indicated, the number of shares of our common stock, warrants, and other capital stock, and the other information based thereon, is as of April 8, 2026 and:

●	assumes no awards under the Company’s 2026 Omnibus Incentive Plan, of which 3,367,237 shares are reserved and available for issuance under the Plan.

Additionally, unless otherwise stated, all information in this prospectus:

●	reflects all currency in United States dollars.

(1)	Assumes the sale of 8,101,852 shares of Common Stock and/or Pre-funded Warrants and the exercise of the Pre-funded Warrants pursuant to the Public Offering Prospectus.

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[Alternate Page for Resale Prospectus]

EXPLANATORY NOTE

Concurrent with this Resale Offering, the Company is registering its common stock and warrants in connection with an offering of 8,101,852 shares of Common Stock and/or Pre-funded Warrants and 8,101,852 accompanying Common Warrants through its placement agent. Sales by shareholders that purchased shares of common stock from our offering may reduce the price of our common stock, demand for our shares, and, as a result, the liquidity of your investment.

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[Alternate Page for Resale Prospectus]

SECURITIES BEING REGISTERED FOR RESALE

This prospectus covers the resale of securities that were issued in connection with or prior to the Business Combination among Pelican Acquisition Corporation (“SPAC”), Greenland Energy Company (f/k/a Pelican Holdco, Inc.) (“PubCo”), Greenland Exploration Limited (“Greenland”), and March GL Company (“March GL”). The securities being registered include (i) shares of common stock issued to certain selling stockholders in exchange for the founder shares held prior to the Business Combination, (ii) shares of common stock issued to certain selling stockholders in exchange for the private shares held prior to the Business combination, (iii) shares of common stock issued to certain selling stockholders that are officers, directors, or affiliates of Greenland Energy Company, and (iv) shares of common stock issued to certain selling stockholders in connection with promissory notes or agreements.

Founder Shares. On August 22, 2024, SPAC issued 2,875,000 ordinary shares (the “Founder Shares”) to the Sponsor, Pelican Sponsor LLC, for an aggregate consideration of $25,000, or approximately $0.0087 per share. At the close of the Business Combination, 718,750 Founder Shares were forfeited and cancelled by the Sponsor. Subsequently, the Sponsor transferred (i) 531,250 Founder Shares to FG Merchant Partners, LP, (ii) 125,000 Founder Shares to Larry G. Swets, Jr., (iii) 125,000 Founder Shares to Hassan Raza Baqar, and (iv) 50,000 Founder Shares to Hassan Sajjad Baqar. As a result, Pelican Sponsor LLC held 1,325,000 Founder Shares after the forfeitures and transfers, which subsequently were exchanged for 1,325,000 shares of common stock of Greenland Energy Company being registered for resale.

Private Placement Units. Simultaneously with the closing of the SPAC’s initial public offering and the over-allotment option exercise, the Sponsor and EBC purchased an aggregate of 298,750 Private Placement Units at a price of $10.00 per unit for an aggregate purchase price of $2,987,500. Each Private Placement Unit consists of one ordinary share (“Private Share”) and one right (“Private Right”). The Sponsor purchased 212,500 Private Placement Units and EBC purchased 86,250 Private Placement Units. Each Private Right converted into one-tenth (1/10) of one share of common stock upon consummation of the Business Combination. Accordingly, after the closing of the Business Combination, the Sponsor held 233,750 shares of common stock of Greenland Energy Company being registered for resale.

Greenland Stockholder Securities. On June 17, 2025, Greenland issued an aggregate of 1,500,000 shares of common stock and 1,500,000 warrants (the “$15 Strike Warrants”) to its management, board of directors and affiliates for an aggregate purchase price of $20,000. The $15 Strike Warrants have an exercise price of $15.00 per share. The shares of common stock underlying the $15 Strike Warrants issued to certain affiliate selling stockholders are being registered for resale.

March GL Merger Consideration. Pursuant to the Business Combination Agreement, March GL stockholders received 20,000,000 shares of PubCo common stock as merger consideration. Certain March GL stockholders are selling stockholders whose shares are being registered for resale.

Registration Rights. The holders of the Founder Shares, Private Placement Units (and underlying securities), and certain other securities are entitled to registration rights pursuant to an agreement requiring PubCo to register such securities for resale. The holders have the ability to exercise these registration rights at any time after the consummation of the Business Combination.

Lock-Up Agreements. The holders of the Founder Shares have agreed, subject to certain limited exceptions, not to transfer, assign or sell any of their Founder Shares for a period ending 180 days after the completion of the Business Combination. The holders of the Private Placement Units agreed not to transfer any ownership interest in their Private Placement Units, except to permitted transferees, until 30 days following the completion of the Business Combination.

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Promissory Note. On February 25, 2026, Greenland and FG Merchant Partners LP entered into a promissory note (“FGMP Promissory Note”) for the principal sum of $150,000. The FGMP Promissory Note has no interest and a maturity date of the earlier of: (i) March 31, 2026, or (ii) the consummation of the business combination. Pursuant to the terms of the promissory note, after the closing of the business combination FG Merchant Partners LP would be issued 35,000 shares of common stock of Greenland Energy Company. The 35,000 shares of common stock of Greenland Energy Company issued pursuant to the note are being registered for resale.

Rubenstein Letter Agreement. On September 9, 2025, Greenland entered into a letter agreement (the “Rubenstein Letter Agreement”) with Rubenstein Public Relations, Inc. (“Rubenstein”) for public relations consulting services. Pursuant to the Rubenstein Letter Agreement, Greenland agreed to issue 10,000 shares of common stock of Greenland Energy Company to Rubenstein as partial payment for the services contracted therein. These 10,000 issued to Rubenstein are being registered for resale.

Pursuant to a separate confirmation, each selling stockholder agreed to comply with all prospectus delivery requirements of the Securities Act as applicable in connection with sales of any securities pursuant to this prospectus.

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[Alternate Page for Resale Prospectus]

USE OF PROCEEDS

We are registering the shares of common stock and warrants for the benefit of the selling stockholders. All of the common stock and warrants offered by the selling stockholders pursuant to this prospectus will be sold by the selling stockholders for their respective accounts. We will not receive any of the proceeds from these sales.

We will receive proceeds from the exercise of the warrants, assuming the exercise in full of all of the warrants for cash. Unless we inform you otherwise in a prospectus, the Company intends to use the net proceeds from the exercise of such warrants for general corporate purposes, which may include strategic investments or repayment of outstanding indebtedness. The Company will have broad discretion over the use of proceeds from the exercise of the warrants. There is no assurance that the holders of the warrants will elect to exercise any or all of such warrants.

We will pay all costs, expenses and fees relating to registering the shares of our common stock and warrants referenced in this prospectus. The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares and/or warrants.

See “Selling Stockholders” and “Plan of Distribution” described below.

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[Alternate Page for Resale Prospectus]

SELLING STOCKHOLDERS

This prospectus covers the resale from time to time by the selling stockholders identified in the table below of (i) up to 14,196,822 shares of common stock, and (ii) up to 750,000 warrants through this prospectus. When we refer to the “selling stockholders” in this prospectus, we refer to the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and other permitted transferees that hold any of the selling stockholders’ interest in the shares of common stock or the warrants after the date of this prospectus.

We are registering the shares to permit the selling stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest to, from time to time, sell any or all of the shares through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions when and as they deem appropriate in the manner described in “Plan of Distribution.” For purposes of the calculations below, we have used 26,155,232 shares of our common stock issued and outstanding.

The following table sets forth, as of the date of this prospectus, the name of each selling stockholder, the number and percentage of shares of our common stock beneficially owned by each selling stockholder prior to the offering for resale of the shares under this prospectus, the number of shares of our common stock beneficially owned by each selling stockholder that may be offered from time to time under this prospectus, and the number and percentage of shares of our common stock beneficially owned by the selling stockholder after the offering of the shares (assuming all of the offered shares are sold by the selling stockholder). The selling stockholders can offer all, some or none of their shares of common stock, and thus we have no way of determining the number of shares of common stock each selling stockholder will hold after this offering.

None of the selling stockholders is a registered broker-dealer, except that                 is a registered broker-dealer.

Beneficial ownership is determined in accordance with the rules of the SEC, and includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within sixty (60) days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement.

		Common Stock				Warrants
		Beneficial Ownership Before the Offering	Shares Being Offered	Beneficial Ownership After the Offering	Percentage	Beneficial Ownership Before the Offering	Warrants Being Offered	Beneficial Ownership After the Offering	Percentage
Name of the Selling Shareholder	FN	Number of Shares	Number of Shares	Number of Shares		Number of Warrants	Number of Warrants	Number of Warrants
Pelican Sponsor LLC	1	1,558,750	1,558,750	-	-			-	-
FG Merchant Partners, LP	2	1,910,594	566,250	1,344,344	5%	375,000	-	375,000	-
Hassan Raza Baqar	3	800,000	800,000	-	-	375,000	375,000	-	-
Larry G. Swets, Jr.	4	800,000	800,000	-	-	375,000	375,000	-	-
Robert Brooks Price	5	7,386,889	7,386,889	-	-	-	-	-	-
Melanie Furlan	6	14,774	14,774	-	-	-		-	-
Roderick McIllree	7	1,846,723	1,846,723	-	-	-		-	-
Hassan Sajjad Baqar	8	50,000	50,000	-	-	-		-	-
Equity Growth Partners LLC	9	1,163,436	1,163,436	-	-	-		-	-
Rubenstein Public Relations, Inc.	10	10,000	10,000	-	-	-		-	-

Unless otherwise noted, the business address of each of the following entities or individuals is 3400 East Bayaud Avenue, Suite 400, Denver, Colorado 80209.

1.	Represents 1,558,750 shares of common stock issued to Pelican Sponsor LLC in exchange for the same number of shares of ordinary shares held by the Sponsor immediately prior to the closing of the Business Combination. Pelican Sponsor LLC is the record holder of the securities reported herein. Chen Chen is the controlling member of Pelican Sponsor LLC and may be deemed to beneficially own the shares held by Pelican Sponsor LLC. The business address of the selling securityholder is 1185 Avenue of the Americas, Suite 304, New York, NY 10036.

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2.	Represents (i) 531,250 shares of common stock transferred from Pelican Sponsor LLC to FG Merchant Partners, LP, (ii) 35,000 shares of common stock issued to FG Merchant Partners, LP in connection with the FGMP Promissory Note, (iii) 969,344 shares of common stock issued to FG Merchant Partners, LP as merger consideration, and (iv) 375,000 shares of common stock underlying the warrants. The business address of the selling securityholder is 6408 Bannington Road, Charlotte, NC 28226.
3.	Represents (i) 300,000 shares of common stock issued to Hassan Raza Baqar as merger consideration, which are subject to affiliate restrictions, (ii) 125,000 shares of common stock transferred from Pelican Sponsor LLC to Hassan Raza Baqar, (iii) 375,000 shares of common stock underlying the warrants, and (iv) 375,000 warrants. Hassan Raza Baqar is the record holder of the securities reported herein. The business address of the selling securityholder is 425 Jason Lane, Schaumburg, IL 60173.
4.	Represents (i) 300,000 shares of common stock issued to Larry G. Swets, Jr. as merger consideration, which are subject to affiliate restrictions, (ii) 125,000 shares of common stock transferred from Pelican Sponsor LLC to Larry G. Swets, Jr., (iii) 375,000 shares of common stock underlying the warrants, and (iv) 375,000 warrants. Larry G. Swets, Jr. is the record holder of the securities reported herein. The business address of the selling securityholder is 6N 225 Circle Ave, Medinah, IL 60157.
5.	Represents 7,386,889 shares of common stock issued to Robert Brooks Price as merger consideration, which are subject to affiliate restrictions. Robert Brooks Price is the record holder of the securities reported herein.
6.	Represents 14,774 shares of common stock issued to Melanie Furlan as merger consideration, which are subject to affiliate restrictions. Melanie Furlan is the record holder of the securities reported herein.
7.	Represents 1,846,723 shares of common stock issued to Roderick McIllree as merger consideration, which are subject to affiliate restrictions. Roderick McIllree is the record holder of the securities reported herein.
8.	Represents 50,000 shares of common stock transferred from Pelican Sponsor LLC to Hassan Sajjad Baqar. Hassan Sajjad Baqar is the record holder of the securities reported herein.
9.	Represents 1,163,436 shares of common stock issued to Equity Growth Partners LLC as merger consideration, which are subject to affiliate restrictions. Equity Growth Partners LLC is the record holder of the securities reported herein. Hassan Raza Baqar is the manager of Equity Growth Partners LLC.
10.	Represents 10,000 shares of common stock issued to Rubenstein Public Relations, Inc. in connection with the Rubenstein Letter Agreement. Rubenstein Public Relations, Inc. is the record holder of the securities reported herein.

We may require the Selling Stockholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this prospectus.

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[Alternate Page for Resale Prospectus]

PLAN OF DISTRIBUTION

Each Selling Stockholder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on any stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales will occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders, or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser, in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of our common stock and/or warrants from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus.

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Upon our being notified in writing by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of our common stock and/or warrants through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Stockholder and of the participating broker-dealer(s), (ii) the number of shares and/or warrants involved, (iii) the price at which such the shares of our common stock and/or warrants were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon our being notified in writing by a Selling Stockholder that a donee or pledgee intends to sell more than 500 shares of our common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The Selling Stockholders also may transfer the shares of our common stock and/or warrants in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares and/or warrants may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares and/or warrants purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Securities will be paid by the Selling Stockholder and/or the purchasers. Each Selling Stockholder has represented and warranted to us that it acquired the securities subject to this prospectus in the ordinary course of such Selling Stockholder’s business and, at the time of its purchase of such securities such Selling Stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

We have advised each Selling Stockholder that it may not use shares registered on this prospectus to cover short sales of our common stock and/or warrants made prior to the date on which this prospectus shall have been declared effective by the Commission. If a Selling Stockholder uses this prospectus for any sale of our common stock and/or warrants, it will be subject to the prospectus delivery requirements of the Securities Act. The Selling Stockholders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such Selling Stockholders in connection with resales of their respective shares and/or warrants under this prospectus.

We will pay all fees and expenses incident to the registration of the shares and/or warrants. We will not receive any proceeds from the sale of our common stock. However, we will receive proceeds from warrants exercised in the event that such warrants are exercised for cash.

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[Alternate Page for Resale Prospectus]

LEGAL MATTERS

The validity of the securities covered by this prospectus will be passed upon by Winston & Strawn LLP.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses to be incurred in connection with the issuance and distribution of the securities of Greenland Energy Company (the “Registrant” or the “Company”) which are registered under this Registration Statement on Form S-1 (this “Registration Statement”), other than underwriting discounts and commissions. All amounts are estimates except the Securities and Exchange Commission registration fee and the Financial Industry Regulatory Authority, Inc. filing fee.

The following expenses will be borne solely by the Registrant:

Amount to be Paid
SEC Registration fee	$34,165.22
Financial Industry Regulatory Authority, Inc. filing fee	$27,000.00
Legal fees and expenses	*
Accounting fees and expenses	*
Transfer Agent’s fees	*
Miscellaneous fees and expenses	*
Total	$197,665

*	Estimates.

Item 14. Indemnification of Directors and Officers.

Generally, Chapter 8 of the Texas Business Organizations Code, or the TBOC, permits a corporation to indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person was or is a director or officer if it is determined that such person (1) conducted himself or herself in good faith, (2) reasonably believed (a) in the case of conduct in his or her official capacity as a director or officer of the corporation, that his or her conduct was in the corporation’s best interest, or (b) in other cases, that his or her conduct was at least not opposed to the corporation’s best interests, and (3) in the case of any criminal proceeding, did not have reasonable cause to believe that his or her conduct was unlawful.

In addition, the TBOC requires a corporation to indemnify a director or officer for any action that such director or officer is wholly successful in defending on the merits or otherwise, in the defense of the proceeding.

Our Certificate of Formation limits the liability of directors of the Company to the fullest extent permitted by Texas statutory or decisional law. The TBOC currently prohibits the elimination of personal liability for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or for any transaction from which the director derived an improper personal benefit.

Our Bylaws provide for indemnification rights to its officers and directors to the fullest extent allowed by Texas law. Pursuant to the TBOC and our Bylaws, the Company will indemnify and, under certain circumstances, advance expenses to, any person who was, is, or is threatened to be named as, a defendant or respondent in a proceeding because that person is or was one of the Company’s directors or officers or because that person served at its request as a present or former partner, director, officer, venturer, proprietor, trustee, employee, administrator or agent of another corporation, limited liability company, partnership, joint venture, trust or other organization or employee benefit plan. The Company will also pay or reimburse expenses incurred by any director or officer in connection with that person’s appearance as a witness or other participation in a proceeding at a time when that person is not a named defendant or respondent in that proceeding.

The TBOC authorizes a Texas corporation to purchase and maintain insurance to indemnify and hold harmless an existing or former director, officer, employee or agent of the corporation or who is or was serving at the corporation as a representative of another foreign or domestic enterprise, organization or employee benefit plan at the request of the corporation as a partner, director, officer, partner, venturer, proprietor, trustee, employee, administrator, or agent, against any liability asserted against him and incurred by him in such a capacity or arising out of his status as a person in such capacity, whether or not the corporation would have the power to indemnify him against that liability under Chapter 8 of the TBOC.

Our Bylaws authorize the Company to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a partner, director, officer, venturer, proprietor, trustee, employee, administrator or agent of another corporation, limited liability company, partnership or other organization or employee benefit plan, against any expense, liability, or loss asserted against and incurred by such person in such capacity or arising out of such person’s status as such, without regard to whether the Company would otherwise have the power to indemnify such person against such expense, liability or loss under our Bylaws or applicable law. In addition, the Company maintains insurance policies, which insures its officers and directors against certain liabilities, including liabilities under the Securities Act of 1933, as amended. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Any repeal or amendment of provisions of our Certificate of Formation affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by the TBOC) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our Certificate of Formation also permits us, to the extent and in the manner authorized or permitted by the TBOC, to indemnify and to advance expenses to persons other than those specifically covered by our Certificate of Formation.

We have entered into indemnification agreements with each of our officers and directors. These agreements require us to indemnify these individuals to the fullest extent permitted under applicable law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 15. Recent Sales of Unregistered Securities.

The securities being registered for resale in this registration statement were previously sold by us in private transactions exempt from the registration requirements of the Securities Act. Information regarding these securities and the transactions in which they were issued is included elsewhere in this registration statement, including in the sections entitled “Certain Relationships and Related Person Transactions” and “Description of Securities.” All such securities were issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder as sales to accredited investors.

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits: Exhibits Pursuant to Item 601 of Regulation S-K:

Exhibit Number	Description of Exhibit
1.1*	Placement Agency Agreement.
2.1	Business Combination Agreement, dated as of September 9, 2025, by and among SPAC, Greenland, March GL, SPAC Merger Sub, Greenland Merger Sub, March GL Merger Sub and PubCo (incorporated by reference to Exhibit 2.1 to the Registration Statement on Form S-4, as amended (File No. 333-291171) filed on October 30, 2025).
3.1*	Amended and Restated Certificate of Formation of Greenland Energy Company.
3.2*	Amended and Restated Bylaws of Greenland Energy Company.
4.1**	Form of Pre-funded Warrant Agreement.
4.2*	Form of Common Stock Warrant Agreement and Form of Warrant.
5.1*	Opinion of Winston & Strawn LLP.
10.1	Registration Rights Agreement, by and among PubCo, the Sponsor, and the Registration Rights Parties (incorporated by reference to Exhibit 10.2 to PubCo’s Form 8-K (File No. 001-43210) filed on March 27, 2026).
10.2	Letter Agreement by and among the SPAC, the Sponsor, Officers, and Directors thereto (incorporated by reference to Exhibit 10.1 to SPAC’s Registration Statement on Form S-1, as amended (File No. 333-286452), filed on May 1, 2025).
10.3	Indemnification Agreement, dated March 25, 2026, by and between PubCo and each of the officers and directors of PubCo (incorporated by reference to Exhibit 10.3 to PubCo’s Form 8-K (File No. 001-43210) filed on March 27, 2026).
10.4	Corporate and Financial Advisory Agreement, dated November 15, 2025, by and between Greenland and ThinkEquity LLC (incorporated by reference to Exhibit 10.18 to the Registration Statement on Form S-4, as amended (File No. 333-291171) filed on January 16, 2026).
10.5	Warrant Agreement, dated March 25, 2026, by and between PubCo and D. Kyle Cerminara (incorporated by reference to Exhibit 10.4 to PubCo’s Form 8-K (File No. 001-43210) filed on March 27, 2026).
10.6	Warrant Agreement, dated March 25, 2026, by and between PubCo and FG Merchant Partners, LP (incorporated by reference to Exhibit 10.4 to PubCo’s Form 8-K (File No. 001-43210) filed on March 27, 2026).
10.7	Warrant Agreement, dated March 25, 2026, by and between PubCo and Hassan Raza Baqar (incorporated by reference to Exhibit 10.4 to PubCo’s Form 8-K (File No. 001-43210) filed on March 27, 2026).
10.8	Warrant Agreement, dated March 25, 2026, by and between PubCo and Larry G. Swets, Jr. (incorporated by reference to Exhibit 10.4 to PubCo’s Form 8-K (File No. 001-43210) filed on March 27, 2026).
10.9	Mergers & Acquisition Advisory Agreement, dated June 17, 2025, by and between Greenland and ThinkEquity LLC (incorporated by reference to Exhibit 10.23 to the Registration Statement on Form S-4, as amended (File No. 333-291171) filed on January 16, 2026).
10.10	Memorandum of Understanding, dated April 22, 2025, by and between 80 Mile PLC and March GL (incorporated by reference to Exhibit 10.24 to the Registration Statement on Form S-4, as amended (File No. 333-291171) filed on January 16, 2026).
10.11	Memorandum of Understanding for Purchase of Interest and Exchange Rights, dated June 21, 2025, by and between March GL and Greenland (incorporated by reference to Exhibit 10.25 to the Registration Statement on Form S-4, as amended (File No. 333-291171) filed on January 16, 2026).
10.12	Public Relations Agreement, dated September 9, 2025, by and between Rubenstein Public Relations, Inc. and Greenland (incorporated by reference to Exhibit 10.26 to the Registration Statement on Form S-4, as amended (File No. 333-291171) filed on January 16, 2026).
10.13	Master Consulting Agreement, dated April 1, 2025, by and between New IPT, Inc. and March GL (incorporated by reference to Exhibit 10.27 to the Registration Statement on Form S-4, as amended (File No. 333-291171) filed on January 16, 2026).
10.14	Consulting Agreement, dated April 1, 2025, by and between March GL and Cat Campbell of Little Tree Golden llc (incorporated by reference to Exhibit 10.28 to the Registration Statement on Form S-4, as amended (File No. 333-291171) filed on January 16, 2026).
10.15	Master Consulting Agreement, dated April 11, 2025, by and between Halliburton Energy Services, Inc. and March GL (incorporated by reference to Exhibit 10.29 to the Registration Statement on Form S-4, as amended (File No. 333-291171) filed on January 16, 2026).

Exhibit Number	Description of Exhibit
10.16	Consulting Services Agreement, dated April 1, 2025, by and between March GL and Nick Steinsberger (incorporated by reference to Exhibit 10.30 to the Registration Statement on Form S-4, as amended (File No. 333-291171) filed on January 16, 2026).
10.17	Farm-Out Agreement, dated September 9, 2025, by and between March GL and 80 Mile PLC (incorporated by reference to Exhibit 10.31 to the Registration Statement on Form S-4, as amended (File No. 333-291171) filed on January 16, 2026).
10.18	Sponsor Shareholder Support Agreement, dated September 9, 2025 (incorporated by reference to Exhibit 10.1 to SPAC’s Form 8-K (File No. 001-42666) filed on September 10, 2025).
10.19	Company Shareholder Support Agreement, dated September 9, 2025 (incorporated by reference to Exhibit 10.2 to SPAC’s Form 8-K (File No. 001-42666) filed on September 10, 2025).
10.20	Lock-Up Agreement (incorporated by reference to Exhibit 10.1 to PubCo’s Form 8-K (File No. 001-43210) filed on March 27, 2026).
10.21	Letter Agreement, dated September 9, 2025, by and between Greenland Exploration Limited and March GL Company (incorporated by reference to Exhibit 10.35 to the Registration Statement on Form S-4, as amended (File No. 333-291171) filed on February 13, 2026).
14.1*	Code of Business Ethics and Conduct
21.1*	Subsidiaries of Greenland Energy Company
23.1*	Consent of Marcum LLP, an independent registered accounting firm for SPAC.
23.2*	Consent of CBIZ CPAS P.C., an independent registered public accounting firm for SPAC.
23.3*	Consent of Fruci & Associates II, PLLC, an independent registered public accounting firm for March GL Company.
23.4*	Consent of Fruci & Associates II, PLLC, an independent registered public accounting firm for Greenland Exploration Limited.
23.5*	Consent of Fruci & Associates II, PLLC, an independent registered public accounting firm for Greenland Energy Company.
23.6*	Consent of Winston & Strawn LLP (included as part of Exhibit 5.1).
24.1*	Power of Attorney (contained on the signature page of the initial filing of this registration statement)
99.1*	Audit Committee Charter
99.2*	Compensation Committee Charter
107*	Filing Fee Table

*	Filed herewith.
**	Previously Filed.
#	Indicates management contract or compensatory plan or arrangement.
≠	Certain information has been redacted pursuant to Item 601(a)(6) of Regulation S-K, as the disclosure of such information would constitute a clearly unwarranted invasion of personal privacy.
£	Certain schedules, exhibits, annexes, and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however, that Greenland Energy Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

(b)	Financial Statement Schedule.

All financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements or the notes thereto.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(6) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(7) The undersigned registrant hereby undertakes that:

(i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 17th day of April 2026.

GREENLAND ENERGY COMPANY

By:	/s/ Robert Price
Name:	Robert Price
Title:	Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

NAME	POSITION	DATE

/s/ Robert Price	Chief Executive Officer and Director	April 17, 2026
Robert Price	(Principal Executive Officer)

/s/ Ashiq Merchant	Chief Financial Officer	April 17, 2026
Ashiq Merchant	(Principal Financial and Accounting Officer)

/s/ Larry G. Swets, Jr.	Chairman of the Board	April 17, 2026
Larry G. Swets, Jr.

/s/ Daniel M. McCabe	Director	April 17, 2026
Daniel M. McCabe

/s/ Melanie Furlan	Director	April 17, 2026
Melanie Furlan

/s/ Roderick McIllree	Director	April 17, 2026
Roderick McIllree

/s/ Scott D. Wollney	Director	April 17, 2026
Scott D. Wollney

/s/ Hassan R. Baqar	Director	April 17, 2026
Hassan R. Baqar